As filed with Securities and Exchange Commission on December 3, 2004 Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                        Under THE SECURITIES ACT OF 1933

                          Abraxas Petroleum Corporation
                           Eastside Coal Company, Inc.
                          Sandia Oil & Gas Corporation
                             Sandia Operating Corp.
                            Wamsutter Holdings, Inc.
                      Western Associated Energy Corporation


           (Exact Name of Registrants as Specified in their Charters)

     Nevada                    1331                      74-258403
     Colorado                  1331                      74-227540
     Texas                     1331                      74-236896
     Texas                     1331                      74-246870
     Wyoming                   1331                      74-289701
     Texas                     1331                      74-193787
      (State or other     (Primary Standard              (I.R.S. Employer
      jurisdiction of     Industrial                     Identification
      incorporation or    Classification Code            Number)
      organization)       Number)

  500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232, (210) 490-4788

               (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               Robert L. G. Watson
                      President and Chief Executive Officer
                          Abraxas Petroleum Corporation
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                         Cox Smith Matthews Incorporated
                           112 East Pecan, Suite 1800
                            San Antonio, Texas 78205
                             Attn: Steven R. Jacobs
                                 (210) 554-5500


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [
] ------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ---------------- -------------------------- ----------------------------- -------------------
Title of Each Class of Securities     Amount To Be     Proposed Maximum           Proposed Maximum Aggregate    Amount of
To Be Registered                      Registered       Offering Price Per Unit    Offering Price(1)             Registration Fee
------------------------------------- ---------------- -------------------------- ----------------------------- -------------------
  Floating Rate Senior Secured        $125,000,000     100%                       $125,000,000                  $15,837.50
  Notes Due 2009, Series B
Guarantees                            (2)                                                                       None (3)
------------------------------------- ---------------- -------------------------- ----------------------------- -------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1).


(2) The Floating Rate Senior Secured Notes due 2009, Series B, of Abraxas Petroleum Corporation being registered are guaranteed by each of the Subsidiary Guarantors, but no consideration is received for the guarantees, and, therefore, no additional fee is required.


(3)  Pursuant to Rule 457(n).

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Abraxas may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

                  SUBJECT TO COMPLETION, DATED DECEMBER__ , 2004

PROSPECTUS

                          ABRAXAS PETROLEUM CORPORATION
                             OFFER TO EXCHANGE UP TO

$125,000,000 PRINCIPAL AMOUNT FLOATING RATE SENIOR SECURED NOTES DUE 2009,
                             SERIES B AND GUARANTEES THEREOF

                           FOR ANY AND ALL OUTSTANDING

$125,000,000 PRINCIPAL AMOUNT FLOATING RATE SENIOR SECURED NOTES DUE 2009,
                             SERIES A AND GUARANTEES THEREOF

   THE SERIES A/B EXCHANGE OFFER WILL EXPIRE AT midnight, NEW YORK CITY TIME,
                      ON __________, 2005, UNLESS EXTENDED.

The Floating Rate Senior Secured Notes due 2009, Series A

     o were originally offered and sold on October 28, 2004 in an aggregate principal amount of $125,000,000;

     o    will mature on December 1, 2009;

     o accrue interest from the date of issuance at a per annum floating rate of six-month LIBOR plus 7.50, initially being 9.72% per annum;

     o interest is payable semi-annually on each June 1 and December 1, commencing June 1, 2005;

     o are guaranteed by each of Abraxas' current subsidiaries other than Grey Wolf Exploration Inc., including Sandia Oil & Gas Corporation, Sandia Operating Corp., Wamsutter Holdings, Inc., Western Associated Energy Corporation and Eastside Coal Company, Inc. and will be guaranteed by all of Abraxas' future subsidiaries;

     o are secured by a shared lien on all of Abraxas' current and future properties and assets, including, but not limited to, Abraxas' natural gas and crude oil properties; and

     o    are not listed on any national securities exchange.

The Floating Rate Senior Secured Notes due 2009, Series B

     o are offered in exchange for an equal principal amount of the outstanding Series A notes;

     o evidence the same indebtedness as the outstanding Series A notes and are entitled to the benefits of the indenture under which those notes were issued; and

     o    are not listed on any national securities exchange.

The Series A/B Exchange Offer

     o expires at midnight, New York City time, on __________, 2005, unless extended;

     o is Abraxas' offer to exchange Abraxas' Series B notes, or exchange notes, and guarantees thereof for an equal amount of our validly tendered outstanding Series A notes, or outstanding notes, and guarantees thereof;

     o    is not a taxable exchange for U.S. Federal income tax purposes; and

     o is not subject to any condition other than that the Series A/B exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

         You should carefully consider the risk factors beginning on page 17 of this prospectus before participating in the Series A/B exchange offer.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives exchange notes for its own account pursuant to the Series A/B exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. Abraxas has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                              The date of this prospectus is December __, 2004.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                           --------------------------

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS...................................................iv
SUMMARY.....................................................................  1
RISK FACTORS.................................................................17
USE OF PROCEEDS..............................................................30
CAPITALIZATION...............................................................30
RATIO OF EARNINGS TO FIXED CHARGES...........................................31
THE SERIES A/B EXCHANGE OFFER................................................32
UNAUDITED PRO FORMA FINANCIAL INFORMATION....................................39
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..............................44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...............................................................45
BUSINESS.................................................................... 73
MANAGEMENT...................................................................87
EXECUTIVE COMPENSATION.......................................................90
DESCRIPTION OF THE EXCHANGE NOTES............................................93
EXCHANGE AND REGISTRATION RIGHTS AGREEMENT..................................156
BOOK-ENTRY; DELIVERY AND FORM...............................................159
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............................162
PLAN OF DISTRIBUTION........................................................167
LEGAL MATTERS...............................................................168
EXPERTS.....................................................................168
WHERE YOU CAN FIND MORE INFORMATION.........................................168
GLOSSARY OF TERMS...........................................................169
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell, or a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of documents referred to in this prospectus will be made available to prospective investors by Abraxas upon written request.

                           FORWARD-LOOKING STATEMENTS

     We make forward-looking statements throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as statements including words like "believe," "expect," "anticipate," "intend," "plan," "seek," "estimate," "could," "potentially" or similar expressions), you must remember that these are forward looking statements, and that our expectations may not be correct, even though we believe they are reasonable. The forward-looking information contained in this prospectus is generally located in the material set forth under the headings "Summary," "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon our management's reasonable estimates of future results or trends. The factors that may affect our expectations regarding our operations include, among others, the following:

     o    our high debt level;

     o    our success in development, exploitation and exploration activities;

     o    our ability to make planned capital expenditures;

     o    declines in our production of natural gas and crude oil;

     o    prices for natural gas and crude oil;

     o    our ability to raise equity capital or incur additional indebtedness;

     o    political  and  economic   conditions  in  oil  producing   countries,
          especially those in the Middle East;

     o    price and availability of alternative fuels;

     o    our restrictive debt covenants;

     o    our acquisition and divestiture activities;

     o    results of our hedging activities; and

     o    other factors discussed elsewhere in this prospectus.

                                     SUMMARY

     The following summarizes the more detailed information appearing elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before engaging in the Series A/B exchange offer. For a more complete understanding of our business and of all the terms of the notes, you should carefully read this entire prospectus. As used in this prospectus, unless the context otherwise requires, or as used in "Description of the Exchange Notes," or as otherwise noted, "Abraxas" refers to Abraxas Petroleum Corporation and all of its subsidiaries other than Grey Wolf. "Grey Wolf" refers only to Abraxas' wholly-owned Canadian subsidiary, Grey Wolf Exploration Inc., and "we," "our" and "us" refer to Abraxas and all of its subsidiaries. Except as otherwise noted, (i) the reserve data reported in this prospectus is based on the reserve estimates of our independent petroleum engineers and (ii) all dollar amounts referenced in this prospectus are references to U.S. dollars. Except as otherwise noted, or as used in "Description of the Exchange Notes," the terms "on a pro forma basis" or "pro forma" refer to our business, financial condition and results of operations, as applicable, as if (i) Grey Wolf were not included as part of our operations or in our consolidated financial information, as applicable, (ii) the refinancing described in this prospectus had occurred at the times indicated and (iii) as a result, the January 2003 financial restructuring described in this prospectus did not take place. See "Glossary of Terms" for definitions of some technical terms used in this prospectus.

                                   Our Company

     We are an independent energy company primarily engaged in the development and production of natural gas and crude oil. Historically, we have grown through the acquisition and subsequent development and exploitation of producing properties, principally through the redevelopment of old fields utilizing new technologies such as modern log analysis and reservoir modeling techniques as well as 3-D seismic surveys and horizontal drilling. As a result of these activities, we believe that we have a substantial inventory of low risk development opportunities, which provide a basis for significant production and reserve increases. In addition, we intend to expand upon our exploitation and development activities with complementary low risk exploration projects in our core areas of operation.

     Abraxas'  core  areas of  operation  are in south  and west  Texas and east central Wyoming. Abraxas' current producing properties are typically characterized by long-lived reserves, established production profiles and an emphasis on natural gas. Grey Wolf conducts operations in western Canada. The following table sets forth certain information relating to Abraxas' and Grey Wolf's proved reserves at December 31, 2003:

                                                                           Percentage of PV-10
                                                               ----------------------------------------------
                      Reserves     Reserve Life      PV-10       Developed      Natural Gas     Operated
                    ----------------------------- ------------ -------------- ---------------- --------------
                       (Bcfe)       (in years)    (in millions)
      Abraxas.......     100.1         16.2        $161.6           64%             80%             90%

      Grey Wolf.....      21.0         19.1        $  55.2          76%             77%             49%

     In January 2003, we completed a series of transactions, which we sometimes refer to as the January 2003 financial restructuring, including the sale of most of our Canadian properties and the issuance of Abraxas' existing 11 1/2% secured notes due 2007. The terms of those notes limited our ability to make capital expenditures exceeding $10 million per year, which caused us to put a priority on those projects which allowed us to maintain our leasehold positions and comply with drilling requirements on non-operated properties, rather than on those opportunities which we believed had the greatest potential for increasing our production and reserves. Despite this limitation on capital expenditures, we increased average daily production from the producing properties that we continued to own after the Canadian sale in January 2003 from approximately 19 MMcfe in January 2003 to approximately 24 MMcfe in June 2004, while drilling a total of 43 wells with a 93% success rate. In addition, during 2003, we added 16 Bcfe of proved reserves at a finding cost of $1.15 per Mcfe.

     Abraxas believes that its high quality asset base, high degree of operational control and large inventory of drilling projects position it for future growth. Abraxas' properties are concentrated in locations that facilitate substantial economies of scale in drilling and production operations and efficient reservoir management practices.

Abraxas operates 94% of its propertiesaccounting for approximately 90% of its PV-10, giving Abraxas substantial control over the timing and incurrence of operating and capital expenditures. In addition, Abraxas has 47 proved undeveloped locations and has identified over 100 drilling and recompletion opportunities on its existing U.S. acreage, the successful development of which Abraxas believes could significantly increase its daily production and proved reserves.

                                 The Refinancing

     On October 28, 2004, in order to provide Abraxas with greater flexibility in conducting its business, including increasing capital spending and exploiting its additional drilling opportunities, Abraxas refinanced all of its then existing indebtedness by redeeming its 11 1/2% secured notes due 2007 and terminating its previous credit facility with the net proceeds from:

     o the private issuance of $125.0 million aggregate principal amount of the Floating Rate Senior Secured Notes due 2009, Series A;

     o the proceeds of its new $25.0 million second lien increasing rate bridge loan; and

     o the payment to Abraxas by Grey Wolf of $35.0 million from the proceeds of Grey Wolf's new $35.0 million term loan.

As a part of the refinancing, Abraxas also entered into a new $15.0 million revolving credit facility, under which Abraxas currently has availability of approximately $14.6 million.

     Abraxas anticipates making capital expenditures on U.S. properties for the remainder of 2004 and 2005 of approximately $4.0 million and $20.0 million, respectively, which Abraxas anticipates will include the drilling or recompletion of approximately 23 wells.

                            Series A/B Exchange Offer

     Simultaneously with the issuance of the outstanding notes, Abraxas entered into an exchange and registration rights agreement with Guggenheim Capital Markets, LLC, the initial purchaser of those notes. Under the terms of the exchange and registration rights agreement, Abraxas agreed to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the outstanding notes and guarantees thereof for the exchange notes and guarantees thereof described in this prospectus (the outstanding notes and the exchange notes are sometimes referred to in this prospectus as the "notes"). Under the exchange and registration rights agreement, Abraxas must deliver this prospectus to holders of the outstanding notes and must complete the Series A/B exchange offer by June 6, 2005, subject to any extension that may be legally required. If Abraxas fails to file the required registration statement, the SEC does not declare the required registration statement effective or if Abraxas does not complete the Series A/B exchange offer, in each case within the applicable time periods required, Abraxas has agreed to pay additional interest to the holders of the outstanding notes. You may exchange your outstanding notes and guarantees thereof for exchange notes and guarantees thereof in the Series A/B exchange offer (discussion of the exchange of outstanding notes for exchange notes in this prospectus also includes the exchange of the respective guarantees of each series of notes). You should read the discussion under the heading "Summary of Terms of the Exchange Notes" and "Description of the Exchange Notes" for further information regarding the exchange notes.

     We believe that holders of the outstanding notes, upon completion of the Series A/B exchange offer, may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, if certain conditions are met. You should read the discussion under the headings "Summary of the Series A/B Exchange Offer", "Plan of Distribution" and "The Series A/B Exchange Offer-Resales of Exchange Notes" for further information regarding the Series A/B exchange offer and resales of the exchange notes.

     The exchange notes will be recorded at the same carrying value as the outstanding notes. Accordingly, no gain or loss for accounting purposes will be recognized upon the closing of the Series A/B exchange offer. Costs associated with the Series A/B exchange offer will be expensed as incurred.

                              Corporate Information

     Abraxas was originally incorporated in Texas in 1977 and re-incorporated in Nevada in 1990 when it became a public company. Abraxas' common stock is listed on the American Stock Exchange under the symbol "ABP." Abraxas' principal offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232, and its telephone number is (210) 490-4788. Abraxas' Internet website address is www.abraxaspetroleum.com.

                    Summary of the Series A/B Exchange Offer

     The following is a brief summary of certain terms of the Series A/B exchange offer.

Registration Rights.................... Abraxas issued the outstanding  notes on
                                        October   28,   2004   to  the   initial
                                        purchaser  in a  private  offering.  The
                                        initial purchaser, in turn, resold those
                                        notes  to  (i)  qualified  institutional
                                        buyers in  reliance  on Rule 144A  under
                                        the Securities  Act, (ii)  institutional
                                        investors  that  qualified as accredited
                                        investors   as   defined    under   Rule
                                        501(a)(1),  (2),  (3), (7) (8) under the
                                        Securities  Act,  (iii) a limited number
                                        of   individuals    who   qualified   as
                                        accredited  investors  as defined  under
                                        Rule  501(a)(4),   (5),  (6)  under  the
                                        Securities  Act  and  (iv)  outside  the
                                        United   States   in   compliance   with
                                        Regulation S under the  Securities  Act.
                                        Simultaneously with the initial issuance
                                        of the outstanding notes, Abraxas agreed
                                        to   provide    the   holders   of   the
                                        outstanding  notes with certain exchange
                                        and  registration  rights.  The exchange
                                        and   registration    rights   agreement
                                        provides for the Series A/B exchange offer.

                                        You may exchange your outstanding  notes
                                        for exchange notes. After the Series A/B
                                        exchange   offer   is   completed,   you
                                        generally  will not be  entitled  to any
                                        further    rights   to   exchange   your
                                        outstanding  notes for  exchange  notes.

Series A/B Exchange Offer.............. Abraxas   is    offering   to   exchange
                                        $125,000,000  aggregate principal amount
                                        of  its  Floating  Rate  Senior  Secured
                                        Notes due 2009,  Series B and guarantees
                                        thereof,  the offering of which has been
                                        registered under the Securities Act, for
                                        all  outstanding  Floating  Rate  Senior
                                        Secured  Notes  due  2009,  Series A and
                                        guarantees  thereof.  To  participate in
                                        the Series A/B exchange offer,  you must
                                        have properly  tendered your outstanding
                                        notes,  and Abraxas  must have  accepted
                                        them.    Abraxas   will   exchange   all
                                        outstanding   notes  that  you   validly
                                        tender  and  do  not  validly  withdraw.
                                        Abraxas will issue  registered  exchange
                                        notes at or  promptly  after  the end of
                                        the   Series   A/B    exchange    offer.

Resales..............................   Based  on the  SEC  staff's  letters  to
                                        third    parties   in   other    similar
                                        transactions,  Abraxas believes that you
                                        can   offer   for   resale,   resell  or
                                        otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                             o  you are  acquiring  the exchange
                                                notes in the ordinary  course of
                                                your business;

                                             o  you  are not  participating,  do
                                                not intend to  participate,  and
                                                have    no     arrangement    or
                                                understanding with any person to
                                                participate in, the distribution
                                                of the exchange notes; and

                                             o  you  are not an  "affiliate"  of
                                                Abraxas,  as defined in Rule 405
                                                of the Securities Act.

                                        If  any  of  these   conditions  is  not
                                        satisfied  and you transfer any exchange
                                        notes   without   delivering   a  proper
                                        prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not assume or indemnify you against such liability.

                                        Abraxas    will   not   seek   its   own
                                        interpretive letter, and cannot assure you that the SEC staff will take the same position on the Series A/B exchange offer as it did in interpretive letters to other parties.

                                        Each    broker-dealer    that   receives
                                        exchange  notes for its own  account  in
                                        exchange for outstanding notes that such
                                        broker-dealer      acquired      through
                                        market-making     or    other    trading
                                        activities must acknowledge that it will
                                        deliver  a  proper  prospectus  when  it
                                        transfers   any   exchange    notes.   A
                                        broker-dealer may use this prospectus for a limited period for an offer to resell, a resale or other transfer of the exchange notes.

ExpirationT...........................  The Series A/B exchange offer expires at
                                        midnight,   New  York  City   time,   on
                                        ____________, 2005, unless we extend the
                                        expiration                         time.

Conditions to the Series A/B Exchange
Offer...................................The   Series  A/B   exchange   offer  is
                                        subject to customary conditions, some of which Abraxas may waive. You should read the discussion under the heading "The Series A/B Exchange Offer--Conditions to the Series A/B Exchange Offer" in this prospectus for more information.

Accrued Interest on the Exchange Notes. The  exchange  notes will bear  interest from  October 28, 2004.

Procedures for Tendering
Outstanding Notes.......................Abraxas issued the outstanding  notes in global form. When the outstanding  notes
                                        were  issued in  October  2004,  Abraxas
                                        deposited  global  notes with U.S.  Bank
                                        National  Association  as custodian  for
                                        Cede  &  Co.,   the   nominee   for  The
                                        Depository  Trust  Company,  or DTC, the
                                        book-entry    depositary.     Beneficial
                                        interests  in  the  outstanding   notes,
                                        which  are held by  direct  or  indirect
                                        participants   in  DTC,   are  shown  on
                                        records maintained in book-entry form by DTC.

                                        You may tender  your  outstanding  notes
                                        held   in   book-entry    form   through
                                        book-entry  transfer in accordance  with
                                        DTC's Automated Tender Offer Program, or
                                        ATOP.

Special Procedures for Beneficial
Owners................................. If  you  are a  beneficial  owner  whose outstanding  notes are registered in the
                                        name  of a  broker,  dealer,  commercial
                                        bank, trust company or other nominee and
                                        wish to tender your outstanding notes in
                                        the Series A/B  exchange  offer,  please
                                        contact the registered holder as soon as
                                        possible  and  instruct  it to tender on
                                        your   behalf   and   comply   with  the
                                        instructions set forth elsewhere in this prospectus.

Withdrawal Rights...................... You  may  withdraw  the  tender  of your outstanding  notes  at any  time  before
                                        midnight,  New York  City  time,  on the
                                        expiration   date   by   following   the
                                        procedures   for  withdrawal  set  forth
                                        under  the   heading   "The  Series  A/B
                                        Exchange    Offer--Withdrawal   Rights".

Appraisal or Dissenter's Rights.........Holders  of  outstanding  notes  do  not have any appraisal or dissenters' rights
                                        in the Series A/B exchange offer. If you
                                        do not tender your outstanding  notes or
                                        Abraxas  rejects your  tender,  you will
                                        not be entitled to any further rights to
                                        exchange  your  outstanding   notes  for
                                        exchange  notes.  If you  do not  tender
                                        your outstanding notes, they will remain
                                        outstanding and entitled to the benefits
                                        of the  indenture  governing  the notes.
                                        You should read the discussion under the
                                        heading "Risk Factors--Risks  Related to
                                        the  Series  A/B  Exchange   Offer"  for
                                        further    information.

Federal Tax Consequences............... The exchange of notes generally is not a
                                        taxable   exchange  for  United   States
                                        federal   income   tax   purposes.   You
                                        generally will not recognize any taxable
                                        gain or loss or any interest income as a
                                        result of such exchange.  For additional
                                        information  regarding  the  federal tax
                                        consequences  of  participating  in  the
                                        Series A/B  exchange  offer and  holding
                                        the   notes,   you   should   read   the
                                        discussion under the heading "Certain U.
                                        S. Federal  Income Tax  Considerations."

Exchange Agent.........................  U.S.  Bank  National   Association   is
                                        serving  as the  exchange  agent  in the
                                        Series A/B exchange offer.  The exchange
                                        agent's   address,   and  telephone  and
                                        facsimile  numbers  are  listed  in  the
                                        section of this prospectus entitled "The
                                        Series  A/B   Exchange   Offer--Exchange
                                        Agent" and in the accompanying letter of transmittal.

Use of Proceeds.......................  We will not  receive any  proceeds  from the Series A/B exchange offer, and we will pay the expenses of the Series A/B exchange offer.

                                  Risk Factors

     Participating in the Series A/B exchange offer involves substantial risk. You should carefully consider the information under the caption "Risk Factors" and all other information included in this prospectus before participating in the Series A/B exchange offer.

                     Summary of Terms of the Exchange Notes

     The exchange notes represent the same debt as the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and damages provisions contained in the outstanding notes, with certain limited exceptions in accordance with the terms of the exchange and registration rights agreement. The outstanding notes and the exchange notes are governed by the same indenture, and both series of notes are sometimes interchangeably referred to herein as the "notes."

Issuer..................................Abraxas Petroleum Corporation.

Exchange Notes Offered..................$125 million aggregate  principal amount of Floating Rate Senior Secured Notes due 2009, Series B.

Maturity Date...........................December 1, 2009.

Interest Rate..........................Interest on the exchange notes accrues at a per annum  floating  rate of six-month
                                        LIBOR plus 7.50%.  The initial  interest
                                        rate on the exchange  notes is 9.72% per
                                        annum.  The interest  rate will be reset
                                        semi-annually   on   each   June  1  and
                                        December 1, commencing on June 1, 2005.

Interest Payment Dates..................Interest  is  payable  semi-annually  in arrears on June 1 and December 1 of each year, commencing on June 1, 2005.

Regular Record Dates....................The  15th day of the  month  immediately preceding the month in which the related interest payment date occurs.

Ranking and Lien Priority
of the Exchange Notes...................The   notes    are    senior    secured
                                        obligations  of Abraxas.  The notes rank
                                        equally among themselves and with all of
                                        Abraxas'  unsubordinated  and  unsecured
                                        indebtedness,   including  Abraxas'  new
                                        revolving credit facility, and senior in
                                        right of  payment to  Abraxas'  existing
                                        and  future  subordinated  indebtedness,
                                        including the bridge loan. The notes are
                                        effectively  senior to Abraxas' existing
                                        and future unsecured indebtedness to the
                                        extent  of the  value of the  collateral
                                        securing the notes and  available to the
                                        holders   of   the   notes   under   the
                                        intercreditor agreement.

                                        The  provisions  of  the   intercreditor
                                        agreement among Abraxas, the subsidiary guarantors, Wells Fargo Foothill, Inc., Guggenheim Corporate Funding, LLC and U.S. Bank National Association provide that upon notice of an event of default with respect to the notes, the new revolving credit facility or the bridge loan and so long as an event of default exists, payments made by Abraxas and the subsidiary guarantors will be applied, together with any proceeds from any disposition of collateral:

                                             o  if a minimum collateral coverage
                                                ratio   of   three   times   the
                                                outstanding   obligations  under
                                                the   new    revolving    credit
                                                facility  is  met,  (i)  to  the
                                                payment of interest on the notes
                                                only if and when all accrued and
                                                unpaid   interest   on  the  new
                                                revolving  credit  facility  has
                                                been   paid   and  (ii)  to  the
                                                payment  of   principal  of  the
                                                notes after the entire principal
                                                amount outstanding under the new
                                                revolving  credit  facility  has
                                                been repaid; or

                                             o  if   that   minimum   collateral
                                                coverage  ratio is not then met,
                                                to the  payment of  interest  on
                                                and  principal of the notes only
                                                if  and  when  all   outstanding
                                                interest on and principal of the
                                                new  revolving  credit  facility
                                                have been paid.

                                        See   "Description   of   the   Exchange
                                        Notes--Brief Description of the Exchange
                                        Notes  and  the  Subsidiary  Guarantees;
                                        Ranking   and   Lien    Priority"    and
                                        "Intercreditor Agreement."

Subsidiary Guarantees.................. Each of  Abraxas'  current  subsidiaries other  than  Grey  Wolf  and its  future
                                        restricted       subsidiaries       have
                                        unconditionally guaranteed,  jointly and
                                        severally,  the payment of the principal
                                        of, and premium and interest  (including
                                        any  additional  interest) on, the notes
                                        on a senior secured basis.  In addition,
                                        any other  subsidiary  or  affiliate  of
                                        Abraxas,  including  Grey Wolf,  that in
                                        the   future    guarantees   any   other
                                        indebtedness    of    Abraxas   or   its
                                        restricted  subsidiaries  will  also  be
                                        required to guarantee the notes.  Except
                                        under    the    limited    circumstances
                                        described in this prospectus,  the notes
                                        are not, and will not be,  guaranteed by
                                        Grey   Wolf,   and   are    structurally
                                        subordinated  in right of payment to all
                                        of  its   obligations,   including  Grey
                                        Wolf's term loan and trade payables and other debt of Grey Wolf.

                                        The  subsidiary  note  guarantee of each
                                        subsidiary   guarantor   is  the  senior
                                        secured  obligation  of  the  subsidiary
                                        guarantor, ranks equally with all of its
                                        unsubordinated       and       unsecured
                                        indebtedness  and  senior  in  right  of
                                        payment  to  its   existing  and  future
                                        subordinated indebtedness, including its
                                        guarantee  of  the  bridge   loan.   The
                                        subsidiary   guarantee  is   effectively
                                        senior  to that  subsidiary  guarantor's
                                        existing     and    future     unsecured
                                        indebtedness  to the extent of the value
                                        of   the   collateral    securing   that
                                        subsidiary note guarantee and available to the holders of the notes under the intercreditor agreement.

Security............................... The  notes  and  the   subsidiary   note
                                        guarantees,   together   with   the  new
                                        revolving   credit   facility   and  the
                                        subsidiary     guarantors'    guarantees
                                        thereof,  are  secured  by shared  first
                                        priority perfected  security  interests,
                                        subject     to     certain     permitted
                                        encumbrances,  in  all of  Abraxas'  and
                                        each  of  its  restricted  subsidiaries'
                                        material property and assets,  including
                                        substantially  all of their  natural gas
                                        and crude oil  properties and all of the
                                        capital  stock  (or  in the  case  of an
                                        unrestricted   subsidiary   that   is  a
                                        controlled  foreign  corporation,  up to
                                        65% of the outstanding capital stock) in
                                        any entity,  other than Grey Wolf, owned
                                        by    Abraxas    and   its    restricted
                                        subsidiaries    (all   of    which    is
                                        collectively   referred   to   in   this
                                        prospectus as the collateral). The notes
                                        are not  secured by any of the  property
                                        or  assets  of  Grey  Wolf   (unless  it
                                        becomes a restricted subsidiary). The shares of capital stock of Grey Wolf owned by Abraxas do not constitute a part of the collateral.

                                        See   "Description   of   the   Exchange
                                        Notes--Security."

Intercreditor Agreement.................The holders of the notes,  together with the lenders under Abraxas' new revolving credit facility and bridge loan, are subject to an intercreditor agreement.

                                        The intercreditor  agreement among other
                                        things,  (i) creates security  interests
                                        in  collateral  in favor of a collateral
                                        agent for the  benefit of the holders of
                                        the  notes,  the  new  revolving  credit
                                        facility  lenders  and the  bridge  loan
                                        lenders and (ii) governs the priority of
                                        payments  among such parties upon notice
                                        of  an  event  of   default   under  the
                                        indenture,   the  new  revolving  credit
                                        facility or the bridge loan.

                                        So  long  as no such  event  of  default
                                        exists,  the  collateral  agent will not
                                        collect payments under the new revolving
                                        credit facility documents, the indenture
                                        and other note  documents  or the bridge
                                        loan documents, and all payments will be
                                        made   directly   to   the    respective
                                        creditor.  Upon  notice  of an  event of
                                        default  and for so long as an  event of
                                        default  exists,  payments  to each  new
                                        revolving credit facility lender, holder
                                        of the notes and bridge loan lender from
                                        Abraxas and the  subsidiary  guarantors,
                                        and proceeds from any disposition of any
                                        collateral,  will,  subject  to  limited
                                        exceptions,    be   collected   by   the
                                        collateral  agent  for  deposit  into  a
                                        collateral  account and then distributed
                                        as   described   under    "Intercreditor
                                        Agreement--Priority of Distributions."

                                        The   collateral   agent   will  act  in
                                        accordance   with   the    intercreditor
                                        agreement and as directed by the control
                                        party.  Prior to the  occurrence  of any
                                        event of default, the control party will
                                        be the  holders of the notes and the new
                                        revolving   credit   facility   lenders,
                                        acting as a single class, by vote of the
                                        holders of a majority  of the  aggregate
                                        principal    amount    of    outstanding
                                        obligations  under the notes and the new
                                        revolving credit  facility.  Upon notice
                                        of any such event of default, the bridge
                                        loan lenders  will be the control  party
                                        for 240 days following such notice. If a
                                        stay under the  Bankruptcy  Code  occurs
                                        during such 240-day period,  that period
                                        will be  extended  by the number of days
                                        during which that stay was effective. If
                                        the  new   revolving   credit   facility
                                        lenders  and  holders  of the notes have
                                        not been paid in full by the end of such
                                        specified  period,  they will become the
                                        control party, acting as a single class,
                                        by vote of the  holders of a majority of
                                        the   aggregate   principal   amount  of
                                        outstanding obligations under the notes and the new revolving credit facility.

                                        For  more   information   regarding  the
                                        Intercreditor Agreement, you should read
                                        "Intercreditor Agreement."

Optional Redemption.....................After April 28, 2007, Abraxas may redeem all or a  portion  of the  notes  at the
                                        redemption   prices   set  forth   under
                                        "Description     of     the     Exchange
                                        Notes--Optional     Redemption,"    plus
                                        accrued and unpaid  interest to the date
                                        of  redemption.   Prior  to  that  date,
                                        Abraxas may redeem up to 35% of the aggregate original principal amount of the notes using the net proceeds of one or more equity offerings, in each case at the redemption price calculated as set forth under "Description of the Exchange Notes--Optional Redemption."

Repurchase at the Option of Holders
Upon the Occurrence
of Certain Asset Sales..................If  the  bridge  loan  lenders  exercise
                                        their     right     under     certain...
                                        circumstances to require Abraxas to sell assets, including assets comprising the collateral, the net proceeds will be applied in the following order, to the extent available to:

                                             o  first, pay any interest then due
                                                and   payable   under   the  new
                                                revolving credit facility;

                                             o  second,  pay any  interest  then
                                                due and payable on the notes;

                                             o  third,   pay  any   accrued  and
                                                unpaid   interest   on  the  new
                                                revolving  credit  facility that
                                                was  not   paid   under   clause
                                                "first" of this paragraph;

                                             o  fourth,   pay  any   outstanding
                                                principal  of the new  revolving
                                                credit facility;

                                             o  fifth,    if    the    remaining
                                                aggregate  amount  of  such  net
                                                cash proceeds, together with any
                                                net cash  proceeds in the bridge
                                                loan asset sale proceeds account
                                                from  a   previous   asset  sale
                                                consummated  in accordance  with
                                                the   provisions   described  in
                                                "Description   of  the  Exchange
                                                Notes--Repurchase  at the Option
                                                of Holders  Upon the  Occurrence
                                                of Certain Asset Sales," exceeds
                                                $5.0 million,  the entire amount
                                                in the  bridge  loan  asset sale
                                                proceeds  account  is to be used
                                                to make a net proceeds  offer to
                                                purchase  notes from all holders
                                                of the notes as if such net cash
                                                proceeds   remaining  after  any
                                                payment made  pursuant to clause
                                                "first,"  "second,"  "third"  or
                                                "fourth"  above,  and any  other
                                                net cash  proceeds in the bridge
                                                loan   asset    sale    proceeds
                                                account,   are  excess  proceeds
                                                (see    "Description    of   the
                                                Exchange          Notes--Certain
                                                Covenants--Limitation  on  Asset
                                                Sales"); and

                                             o  sixth,  after the payment of all
                                                amounts   required   by  a   net
                                                proceeds     offer    made    in
                                                accordance  with clause  "fifth"
                                                above    repay    all    amounts
                                                outstanding   under  the  bridge
                                                loan.

                                        See   "Description   of   the   Exchange
                                        Notes--Repurchase   at  the   Option  of
                                        Holders Upon the  Occurrence  of Certain
                                        Asset       Sales."

Change Of Control.......................If Abraxas experiences specific kinds of change of control events, each holder of notes may require Abraxas to repurchase all or any portion of such holder's notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase. See "Description of the Exchange Notes-- Repurchase at the Option of Holders Upon a Change of Control."

Covenants.............................. The  indenture  governing  the  exchange notes contains covenants that, among other things, limit Abraxas' ability to:

                                             o  incur  or  guarantee  additional
                                                indebtedness  and issue  certain
                                                types  of  preferred   stock  or
                                                redeemable stock;

                                             o  transfer or sell assets;

                                             o  create liens on assets;

                                             o  pay   dividends  or  make  other
                                                distributions  on capital  stock
                                                or   make    other    restricted
                                                payments,              including
                                                repurchasing,    redeeming    or
                                                retiring    capital   stock   or
                                                subordinated   debt  or   making
                                                certain      investments      or
                                                acquisitions;

                                             o  engage  in   transactions   with
                                                affiliates;

                                             o  guarantee other indebtedness;

                                             o  permit   restrictions   on   the
                                                ability of its  subsidiaries  to
                                                distribute   or  lend  money  to
                                                Abraxas;

                                             o  cause a restricted subsidiary to
                                                issue or sell its capital stock;
                                                and

                                             o  consolidate,  merge or  transfer
                                                all or substantially  all of the
                                                consolidated  assets of  Abraxas
                                                and its restricted subsidiaries.

                                        These covenants are subject to important
                                        exceptions and qualifications, which are
                                        described  under   "Description  of  the
                                        Exchange Notes--Certain Covenants."


Events of Default.......................The   indenture   governing   the  notes
                                        contains  customary  events of  default,
                                        including  nonpayment  of  principal  or
                                        interest, violations of covenants, cross
                                        default   and  cross   acceleration   to
                                        certain other indebtedness, including the new revolving credit facility and bridge loan, bankruptcy, and material judgments and liabilities.

Absence of a Public Market
for Exchange Notes......................For additional information regarding the exchange  notes,  you  should  read  the
                                        discussion     under     the     heading
                                        "Description   of  the  Exchange  Notes"
                                        below.

          Summary Historical Consolidated and Pro Forma Financial Data

     The information for the years ended December 31, 2001, 2002 and 2003 is derived from our audited financial statements. The information for the nine months ended September 30, 2003 and 2004 is derived from our unaudited financial statements. It is important that you read this financial data along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

     The pro forma financial data presented below is unaudited and has been derived from our consolidated financial statements included in this prospectus and from unaudited historical and pro forma consolidated financial data. The pro forma financial information presented below for the year ended December 31, 2003 and for the nine months ended September 30, 2004 reflects consolidated statement of operations data relating to Abraxas and each of the subsidiary guarantors of the notes and gives effect to:

         o     the exclusion of Grey Wolf from Abraxas' statement of operations;

         o     the consummation of the October 2004 financial restructuring; and

         o     the  exclusion  of  the  January  2003  financial   restructuring
               described   under   "Management's   Discussion  and  Analysis  of
               Financial Condition and Results of Operations."

     The pro forma condensed balance sheet reflects the consolidated balance sheet data relating to Abraxas and each of the subsidiary guarantors of the notes and gives effect to the exclusion of balance sheet data relating to Grey Wolf as of September 30, 2004.

     Grey Wolf, through which we conduct our Canadian operations and hold our properties and assets located in Canada, is excluded from the pro forma results because:

         o except under the limited circumstances described in this prospectus, the notes are not, and will not be, guaranteed by Grey Wolf, and are structurally subordinated in right of payment to all of its obligations, including Grey Wolf's term loan and trade payables and other debt of Grey Wolf;

         o the notes are not secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary); and

         o the shares of capital stock of Grey Wolf owned by Abraxas do not constitute a part of the collateral.

Accordingly, the notes are effectively junior to all the liabilities, including all trade payables and other debt, of Grey Wolf.

     The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved if the Grey Wolf operations had not been part of Abraxas' operations or the refinancing had been consummated as of the dates indicated. The pro forma information in these tables should be read in conjunction with "Unaudited Pro Forma Financial Information" included in this prospectus.

      Summary Historical Consolidated and Pro Forma Statement of Operations



                                           Years Ended December 31,                              Nine Months Ended September 30,
                            --------------------------------------------------------------   --------------------------------------
                                                                               Pro Forma,                               Pro Forma,
Statement of Operations Data:           2001(1)     2002(1)       2003(1)        2003         2003(1)        2004          2004
                                      ----------  ----------- -------------  -------------  ------------- ------------ ------------
                                                                         (dollars in thousands)
 Revenue:
  Oil and gas production revenue..... $ 73,201    $  50,862    $  38,105      $ 29,710         29,277      $ 34,249     $  24,174
  Gas processing revenue.............    2,438        2,420          133            --            132            --            --
  Rig revenue........................      756          635          663           663            495           518           518
  Other revenue......................      848          403          118             7             67           218             9
                                      ----------  -----------   ----------    -----------    -----------   ----------    ---------
Total operating revenue (2).......... $ 77,243    $  54,320    $  39,019      $ 30,380       $ 29,971      $ 34,985     $  24,701

Operating costs and expenses:
Lease and other operating expenses(3)   19,318       15,807       10,208         8,951          7,607         9,760         7,158
Depreciation, depletion and
    amortization expense.............   32,484       26,539       10,803         7,608          7,861         9,398         5,402
Proved property impairment...........    2,638      115,993           --            --             -             --            --
General and administrative expense...    6,445        6,884        5,360         3,995          3,769         4,813         3,759
Stock-based compensation.............   (2,767)          --        1,106         1,106            467         1,122         1,122
                                      ----------  -----------   ----------    -----------    -----------   ----------    ---------
Total Operating expense..............   58,118      165,223       27,477        21,660         19,704        25,093        17,441
                                      ----------  -----------   ----------    -----------    -----------   ----------    ---------
Operating income (loss)..............   19,125     (110,903)      11,542         8,720         10,267         9,892         7,260

Other (income) expense:
  Interest expense, net of interest
income (4)...........................   31,445       34,058       16,925        15,120         12,899        13,688        11,356
 Amortization of deferred financing
fee..................................    2,268        2,095        1,678         2,260          1,244         1,380         1,695
Financing cost.......................       --          967        4,406         4,406          4,182         1,641         1,641
(Gain) loss on sale of foreign
subsidiaries.........................       --           --      (68,933)      (68,933)       (67,258)           --            --
(Gain) loss on sale of equity
investment...........................      845           --           --            --             --            --            --
Other................................      207          201          774           100            774            11            11
                                      ----------  -----------   ----------    -----------    -----------   ----------    ---------

Income (loss) before income taxes,
minority interest and cumulative
effect of accounting change..........  (15,640)    (148,224)      56,692        55,767         58,426        (6,828)       (7,443)
Income tax provision.................    2,402      (29,697)         377            --            377            --            --
Minority interest....................    1,676           --           --            --             --            --            --
Cumulative effect of accounting
change...............................       --           --          395           395            395            --            --
                                      ----------  -----------   ----------    -----------    -----------   ----------    ---------
Net earnings (loss) ................. $(19,718)   $(118,527)   $  55,920      $ 55,372       $ 57,654      $ (6,828)       (7,443)
                                      ==========  ===========   ==========    ===========    ===========   ==========    =========

Income (loss) per common share:
   Basic............................. $  (0.76)   $  (3.95)    $    1.58      $   1.57       $    1.63     $  (0.19)    $   (0.21)
   Diluted........................... $  (0.76)   $  (3.95)    $    1.55      $   1.54       $    1.60     $  (0.19)    $   (0.21)

Other Data:
   Capital expenditures (including
     acquisitions)................... $ 57,056   $   38,912    $  18,349      $    9,194     $ 16,327      $ 10,985      $  4,789

Statement of Cash Flows Data Net cash provided by (used in):
    Operating activities............. $ 16,263   $   (8,336)   $  23,850                     $  9,587      $ 15,306
    Investing activities............. $(30,797)  $   (5,036)   $  67,461                     $ 70,524      $(10,985)
    Financing activities............. $ 20,685   $   10,836    $ (95,622)                    $(82,974)     $ (1,288)


                                                                            As at September 30, 2004
                                                                           ---------------------------
                                                                            Historical    Pro Forma
                                                                           ------------- -------------
                                                                             (dollars in  thousands)
Balance Sheet Data:
     Cash and cash equivalents............................................  $    3,601    $   2,894
     Net property and equipment...........................................     114,233       75,488
     Total assets.........................................................     129,067       94,993
     Total other liabilities..............................................      14,938        6,560
     Total debt...........................................................     190,516      150,000
     Total stockholders' deficit..........................................     (76,387)     (61,567)
--------------

(1) Data for 2001, 2002 and the first 23 days of 2003 includes Canadian subsidiaries sold in January 2003.

(2)      Consists of natural gas and crude oil  production  sales,  revenue from
         rig  operations  and  other  miscellaneous   revenue,  net  of  hedging
         activities.

(3)      Consists  of  lease  operating  expenses,   production  taxes  and  rig
         operations.

(4) Interest expense on our indebtedness includes cash interest expense on our existing credit facility and non-cash interest expense on the existing notes (through the issuance of additional notes).

                 Summary Historical and Pro Forma Operating Data

     The historical operating data presented below sets forth a summary of our production and per unit sales price of crude oil, NGLs and natural gas and our per unit expenses for the periods indicated. The pro forma operating data presented below for the year ended December 31, 2003 and for the nine months ended September 30, 2004 reflects the consolidated operating data for Abraxas and each of the restricted subsidiaries and gives effect to the exclusion of operating data relating to Grey Wolf.

                                                                                                        Nine Months Ended
                                                 Years Ended December 31,                                 September 30,
                                   -----------------------------------------------------      -------------------------------------
                                                                                 Pro                                        Pro
                                                                                Forma                                      Forma
                                   2001(1)        2002(1)         2003(1)        2003           2003(1)        2004         2004
                                   ----------     ----------    ----------    ----------      ----------    ----------  -----------
                                                             (dollars in thousands, except per unit data)
Total Sales:
   Natural gas and crude oil         $73,201        $50,862      $38,105       $29,710         $29,277       $34,249       $24,174
   sales.........................
Production:
   Crude oil (MBbls).............        454            292          252           220             180           191            166
   NGLs (MBbls)..................        278            242           37             9              31            41              7
   Natural gas (MMcf)............     17,496         15,453        6,189         4,781           4,669         5,093          3,382
   Gas and Oil Sales (MMcfe).....     21,888         18,657        7,923         6,155           5,935         6,485          4,420
   Average daily sales (MMcfe)...      60.0           51.1          21.7          16.9            21.7          23.7           16.1
Average Sales Price:(2)
   Crude oil (per Bbl)...........    $ 24.63         $24.34      $  30.32       $ 30.43       $  30.55       $  37.84      $  37.91
   NGLs (per Bbl)................      21.51         17.94          24.47         20.47          24.27          32.00         24.71
   Natural gas (per Mcf).........       3.20          2.55           4.78          4.77           4.93           5.05          5.24
   Per Mcfe......................       3.34          2.73           4.81          4.82           4.93           5.28          5.47
Cost of production (per Mcfe):
   Lease operating expense.......   $   0.85        $  0.82        $ 1.21      $   1.36       $    1.21     $     1.44    $   1.52
   Depreciation, depletion and
    amortization.................   $   1.48        $  1.42        $ 1.36      $   1.24       $    1.32     $     1.45    $   1.22
   General and administrative....   $   0.29        $  0.37        $ 0.68      $   0.65       $    0.64     $     0.74    $   0.85
   Interest expense..............   $   1.44        $  1.83        $ 2.14      $   2.01       $    2.17     $     2.11    $   2.57
     --------------

     (1) Data for 2001, 2002 and the first 23 days of 2003 includes Canadian subsidiaries sold in January 2003.

     (2) Average sales prices include effects of hedging activities.

                  Summary Historical and Pro Forma Reserve Data

     The historical reserve data presented below sets forth a summary of our estimated proved crude oil, NGLs and natural gas reserves as of the dates indicated. The pro forma reserve data presented below for the year ended December 31, 2003 reflects the consolidated reserve data for Abraxas and each of the restricted subsidiaries and gives effect to and reflects the exclusion of reserve data relating to Grey Wolf.

     The reserve estimates were prepared in accordance with guidelines established by the SEC regarding the present value of reserves and future net revenues. The process of estimating natural gas and crude oil reserves is complex and involves decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. Therefore, these estimates are imprecise. See "Risk Factors--Estimates of our proved reserves and future net revenue are uncertain and inherently imprecise."

                                                                                                      Pro Forma
                                                          2001            2002           2003            2003
                                                       -----------     -----------    -----------     -----------
                                                                        (dollars in thousands)
    Estimated Proved Reserves(1):
       Crude oil and NGLs (MBbls)....................      6,802           4,605          4,134           3,320
       Natural gas (MMcf)............................    188,757         138,832         96,284          80,202
       Natural gas equivalents (MMcfe)...............    229,569         166,462        121,088         100,122

       % Proved developed (based on volume)..........       59%              65%            54%            51%

       Estimated future net revenue before income
       taxes.........................................   $386,762        $460,987       $416,756       $333,761

       PV-10.........................................   $209,666        $254,853       $216,823       $161,584

       % Proved developed (based on value)...........       82%              81%            67%            64%

--------------

     (1) The weighted average prices utilized for the purposes of estimating our proved reserves and future net revenues were $2.20, $3.79, $5.05 and $5.13 per Mcf at December 31, 2001, 2002, 2003 and pro forma 2003, respectively, and $18.26, $29.69, $31.03 and $31.03 per Bbl at December 31, 2001, 2002, 2003 and pro forma 2003, respectively.

         The following table sets forth our developed and undeveloped acreage for the period indicated:

                                                                      As of December 31, 2003
                                                           ------------------------------------------------
                                                               US             Canada            Total
                                                           -------------    ------------    ---------------
                  Acreage:
           Gross acres:
             Developed...................................     26,871            18,238            45,109
             Undeveloped.................................     63,375           155,246           218,621
                                                           -------------    ------------    ---------------
               Total ....................................     90,246           173,484           263,730
                                                           =============    ============    ===============
           Net acres:
             Developed...................................     22,178             9,075            31,253
             Undeveloped.................................     58,235            93,866           152,101
                                                           -------------    ------------    ---------------
               Total ....................................     80,413           102,941           183,354
                                                           =============    ============    ===============

                                  RISK FACTORS

     You should consider carefully these risks together with all of the other information included in this prospectus before deciding whether to exchange your outstanding notes in the Series A/B exchange offer.

     The risk factors noted in this section and other factors contained in this prospectus describe examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those described in this prospectus.

Risks Related to the Series A/B Exchange Offer

     If you do not exchange your outstanding notes, they will continue to be subject to restrictions on transfer and may be difficult to resell.

     If you do not exchange your outstanding notes in the Series A/B exchange offer, you may be unable to freely sell your outstanding notes because, without the benefit of an effective shelf registration statement, any outstanding notes not exchanged will remain subject to the restrictions on transfer provided for under the Securities Act. These restrictions on transfer of your outstanding notes exist because Abraxas issued the outstanding notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

     Generally, the outstanding notes that are not exchanged for the exchange notes pursuant to the Series A/B exchange offer will remain restricted securities. Accordingly, any such outstanding notes may be resold only:

     o   to Abraxas (upon their redemption or otherwise);

     o   pursuant to an effective  registration  statement  under the Securities
         Act;

     o so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act to a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

     o outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

     o   pursuant  to  another   available   exemption  from  the   registration
         requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     To the extent any outstanding notes are tendered and accepted in the Series A/B exchange offer, the trading market, if any, for the outstanding notes that remain outstanding after the Series A/B exchange offer is completed would be adversely affected due to a reduction in market liquidity.

     If you do not comply with the Series A/B exchange offer procedures, you will not receive new, freely tradable exchange notes, and your outstanding notes will continue to be subject to restrictions on transfer.

     If you do not comply with the Series A/B exchange offer procedures, you will not receive exchange notes and your outstanding notes will continue to be subject to restrictions on transfer. Delivery of exchange notes in exchange of your outstanding notes tendered and accepted for exchange pursuant to the Series A/B exchange offer will be made only if you do one of the following prior to the expiration or termination of the Series A/B exchange offer:

     o tender your outstanding notes by sending the certificates for your outstanding notes, in proper form for transfer, a properly completed and duly executed letter of transmittal; or

     o tender your outstanding notes by using book-entry transfer procedures and transmitting a properly completed and duly executed letter of transmittal or an agent's message instead of the letter of transmittal, to the exchange agent.

     Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for exchange notes should be sure to allow enough time for the outstanding notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Series A/B exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Series A/B exchange offer, certain registration and other rights under the registration rights agreement will terminate.

     There is currently no active trading market for the exchange notes, the value of the exchange notes may fluctuate significantly and any market for the exchange notes may be illiquid.

     Although upon the completion of the Series A/B exchange offer, the exchange notes will generally be freely transferable, there is currently no public market for the exchange notes. Abraxas cannot assure you that an active market for the exchange notes will develop, or, if such a market develops, that such market will be liquid or that you will be able to sell your exchange notes in the future at an acceptable price to you, if at all. Abraxas does not presently intend to apply for the exchange notes to be listed on any national securities exchange or to arrange for any quotation system to quote them. The exchange notes have been declared eligible for trading in The PORTAL Market. The liquidity of the market for the exchange notes will depend upon the amount outstanding, the number of holders thereof and the interest of securities dealers in maintaining a market in such exchange notes. If a liquid market were to exist, the exchange notes could trade at prices that may be lower than the principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, Abraxas' financial performance and other factors beyond Abraxas' control. The liquidity of, and trading market for, the exchange notes also may be adversely affected by general declines in the market for high yield securities. Such declines may adversely affect the liquidity and trading markets for the notes.

Risks Related to Our Business

     We have a highly leveraged capital structure, which limits our operating and financial flexibility.

     We have a highly leveraged capital structure. Abraxas currently has total indebtedness, including the notes, of approximately $150.0 million, all of which is secured indebtedness.

     Our highly leveraged capital structure will have several important effects on our future operations, including:

     o A substantial amount of our cash flow from operations will be required to service our indebtedness (including cash interest payments on the notes), which will reduce the funds that would otherwise be available for operations, capital expenditures and expansion opportunities, including developing our properties;

     o The covenants contained in Abraxas' new revolving credit facility and bridge loan require Abraxas to meet certain financial tests and comply with certain other restrictions, including limitations on capital expenditures. These restrictions, together with those in the indenture governing the notes, limit Abraxas' ability to undertake certain activities and respond to changes in its business and its industry;

     o The covenants contained in the new Grey Wolf term loan limit Grey Wolf's ability to make distributions or pay dividends to Abraxas. As a result, Grey Wolf's cash flow from operations is no longer available to Abraxas to meet its debt service obligations and operating requirements;

     o Our debt level may impair our ability to obtain additional capital, through equity offerings or debt financings, for working capital, capital expenditures or refinancing of indebtedness;

     o Our debt level makes us more vulnerable to economic downturns and adverse developments in our industry (especially declines in natural gas and crude oil prices) and the economy in general; and

     o The notes and the new revolving credit facility are subject to variable interest rates which makes us vulnerable to interest rate increases.

     We may not be able to fund the substantial capital expenditures that will be required for us to increase our reserves and our production.

     We are required to make substantial capital expenditures to develop our existing reserves and to discover new reserves. Historically, we have financed our capital expenditures primarily with cash flow from operations, borrowings under credit facilities and sales of producing properties. In addition to using its cash flow from operations, Abraxas expects to use the new revolving credit facility to fund capital expenditures. We cannot assure you that we will have sufficient capital resources in the future to finance our capital expenditures.

     Volatility in natural gas and crude oil prices, the timing of our drilling program and our drilling results will affect our cash flow from operations. Lower prices and/or lower production will also decrease revenues and cash flow, thus reducing the amount of financial resources available to meet our capital requirements, including reducing the amount available to pursue our drilling opportunities. If our cash flow from operations does not increase as a result of our planned capital expenditures, a greater percentage of our cash flow from operations will be required for debt service (including cash interest payments on the notes) and our planned capital expenditures would, by necessity, be decreased.

     The borrowing base under the new revolving credit facility will be determined from time to time by Abraxas' lenders under the new revolving credit facility, consistent with their customary natural gas and crude oil lending practices. Reductions in estimates of Abraxas' natural gas and crude oil reserves could result in a reduction in Abraxas' borrowing base, which would reduce the amount of financial resources available under the new revolving credit facility to meet Abraxas' capital requirements. Such a reduction could be the result of lower commodity prices or production, inability to drill or unfavorable drilling results, changes in natural gas and crude oil reserve engineering, the lenders' inability to agree to an adequate borrowing base or adverse changes in the lenders' practices regarding estimation of reserves.

     If cash flow from operations or Abraxas' borrowing base decrease for any reason, Abraxas' ability to undertake exploitation and development activities could be adversely affected. As a result, Abraxas' ability to replace production may be limited. In addition, if the borrowing base under Abraxas' new revolving credit facility is reduced, Abraxas would be required to reduce its borrowings under the new revolving credit facility so that such borrowings do not exceed the borrowing base. This could further reduce the cash available to Abraxas for capital spending and, if Abraxas did not have sufficient capital to reduce its borrowing level, could cause Abraxas to default under the new revolving credit facility, the notes and the bridge loan.

     We have sold producing properties to provide us with liquidity and capital resources in the past and may do so in the future. After any such sale, we would expect to utilize the proceeds to drill new wells. If we cannot replace the production lost from properties sold with production from new properties, our cash flow from operations will likely decrease which, in turn, would decrease the amount of cash available for debt service and additional capital spending.

     We may be unable to acquire or develop additional reserves, in which case our results of operations and financial condition would be adversely affected.

     Our future natural gas and crude oil production, and therefore our success, is highly dependent upon our ability to find, acquire and develop additional reserves that are profitable to produce. The rate of production from our natural gas and crude oil properties and our proved reserves will decline as our reserves are produced unless we acquire additional properties containing proved reserves, conduct successful exploration, development and exploitation activities or, through engineering studies, identify additional behind-pipe zones or secondary recovery reserves. We cannot assure you that our exploration, exploitation and development activities will result in increases in our proved reserves. While we have had some success in pursuing these activities, we have not been able to fully replace the production volumes lost from natural field declines and property sales. As our proved reserves, and consequently our production, decline, our cash flow from operations and the amount that Abraxas is able to borrow under the new revolving credit facility will also decline. In addition, approximately 36% of Abraxas' total estimated proved reserves at December 31, 2003 were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations.

     Prior to the January 2003 financial restructuring, we implemented a number of measures to conserve our cash resources, including postponement of drilling projects. While these measures helped conserve our cash resources, they also limited our ability to replenish our depleting reserves. We have also postponed drilling projects as a result of the capital spending limitations that 0existed in the 11 1/2% secured notes due 2007 which have been called for redemption. As a result, our current producing properties have continued to deplete and we have not been able to drill new wells at a rate that we would have desired in the absence of these limitations. The terms of the new revolving credit facility and the bridge loan place limits on Abraxas' capital expenditures, which will limit Abraxas' ability to replenish its reserves and increase production.

     Abraxas may incur additional indebtedness, which may exacerbate the risks described above, including its ability to service indebtedness.

     Abraxas may incur additional indebtedness. Although the terms of the notes, and Abraxas' new revolving credit facility and bridge loan restrict Abraxas' ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent Abraxas from incurring obligations that do not constitute indebtedness. Any additional indebtedness or other obligations could exacerbate the risks described herein related to our highly leveraged capital structure.

     Restrictive debt covenants could limit Abraxas' growth and its ability to finance its operations, fund its capital needs, respond to changing conditions and engage in other business activities that may be in its best interests.

     The new revolving credit facility, bridge loan and the indenture governing the notes contain a number of significant covenants that, among other things, limit Abraxas' ability to: o incur or guarantee additional indebtedness and issue certain types of preferred stock or redeemable stock;

     o   transfer or sell assets;

     o   create liens on assets;

     o   pay  dividends  or make other  distributions  on capital  stock or make other restricted payments, including repurchasing, redeeming or retiring capital stock or subordinated debt or making certain investment or acquisitions;

     o   engage in transactions with affiliates;

     o   guarantee other indebtedness;

     o   make any change in the principal nature of its business;

     o prepay, redeem, purchase or otherwise acquire any of its or its restricted subsidiaries' indebtedness;

     o   permit a change of control;

     o   directly or indirectly make or acquire any investment;

     o   cause a restricted subsidiary to issue or sell its capital stock; and

     o consolidate, merge or transfer all or substantially all of the consolidated assets of the Company and its restricted subsidiaries.

     In addition, the new revolving credit facility and bridge loan require Abraxas to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Abraxas' ability to comply with these ratios and financial condition tests may be affected by events beyond its control, and it cannot assure you that it will meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit Abraxas' ability to obtain future financings, make needed capital expenditures, withstand a future downturn in its business or the economy in general or otherwise conduct necessary or desirable corporate activities.

     A breach of any of these covenants or Abraxas' inability to comply with the required financial ratios or financial condition tests could result in a default under the new revolving credit facility and bridge loan and the notes. A default, if not cured or waived, could result in all of Abraxas' indebtedness, including the notes, becoming immediately due and payable. If that should occur, Abraxas may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to Abraxas. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-Term Indebtedness" and "Description of the Exchange Notes--Events of Default and Remedies."

     The marketability of our production depends largely upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities.

     The marketability of our production depends in part upon processing and transportation facilities. Transportation space on such gathering systems and pipelines is occasionally limited and at times unavailable due to repairs or improvements being made to such facilities or due to such space being utilized by other companies with priority transportation agreements. Our access to transportation options can also be affected by U.S. Federal and state, and Canadian Federal and provincial regulation of natural gas and crude oil production and transportation, general economic conditions and changes in supply and demand. These factors and the availability of markets are beyond our control. If market factors dramatically change, the financial impact on us could be substantial and adversely affect our ability to produce and market natural gas and crude oil.

     Hedging transactions have in the past and may in the future impact Abraxas' cash flow from operations.

     Abraxas enters into hedging arrangements from time to time to reduce its exposure to fluctuations in natural gas and crude oil prices and to achieve more predictable cash flow. In 2001, 2002 and 2003, we experienced hedging losses of $12.1 million, $3.2 million and $842,000, respectively, resulting from the price ceilings we established being exceeded by the index prices. Currently, we believe our hedging arrangements, which are in the form of price floors, do not expose us to significant financial risk. Although Abraxas' hedging activities may limit its exposure to declines in natural gas and crude oil prices, such activities may also limit, and have in the past limited, additional revenues from increases in natural gas and crude oil prices.

     Abraxas cannot assure you that the hedging transactions it has entered into, or will enter into, will adequately protect it from financial loss due to circumstances such as:

     o   highly volatile natural gas and crude oil prices;

     o   Abraxas' production being less than expected; or

     o a counterparty to one of Abraxas' hedging transactions defaulting on its contractual obligations.

     We  have experienced recurring significant operating losses.

     We recorded net losses for 1998, 1999, 2001 and 2002 of $84.0 million, $36.7 million, $19.7 million and $118.5 million, respectively.

     Although we recorded net income of $8.4 million for 2000, we experienced a significant gain on the sale of an interest in a partnership, absent which we would have experienced a net loss of $25.5 million for that year. Similarly, although we recorded net income of $55.9 million for 2003, if the gain on the sale of certain of our Canadian properties were excluded, we would have experienced a net loss for the year of $13.0 million. We cannot assure you that we will become profitable in the future.

     Lower natural gas and crude oil prices increase the risk of ceiling limitation write-downs.

     We use the full cost method to account for our natural gas and crude oil operations. Accordingly, we capitalize the cost to acquire, explore for and develop natural gas and crude oil properties. Under full cost accounting rules, the net capitalized cost of natural gas and crude oil properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of natural gas and crude oil properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a "ceiling limitation write-down." This charge does not impact cash flow from operating activities, but does reduce our stockholders' equity and earnings. The risk that we will be required to write-down the carrying value of natural gas and crude oil properties increases when natural gas and crude oil prices are low. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves. An expense recorded in one period may not be reversed in a subsequent period even though higher natural gas and crude oil prices may have increased the ceiling applicable to the subsequent period.

     We have incurred ceiling limitation write-downs in the past. At June 30, 2002, for example, we recorded a ceiling limitation write-down of $116 million. We cannot assure you that we will not experience additional ceiling limitation write-downs in the future.

     Use of our net operating loss carryforwards may be limited.

     At December 31, 2003, Abraxas had, subject to the limitation discussed below, $100.6 million of net operating loss carryforwards for U.S. tax purposes. These loss carryforwards will expire through 2022 if not utilized. In connection with the January 2003 financial restructuring, certain of the loss carryforwards were utilized. In addition, as to a portion of the U.S. net operating loss carryforwards, the amount of such carryforwards that we can use annually is limited under U.S. tax law. Moreover, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FASB Statement No. 109. Therefore, we have established a valuation allowance of $99.1 million and $76.1 million for deferred tax assets at December 31, 2002 and 2003, respectively.

     Abraxas depends on its Chairman, President and CEO and the loss of his services could have an adverse effect on our operations.

     Abraxas depends to a large extent on Robert L. G. Watson, its Chairman of the Board, President and Chief Executive Officer, for its management and business and financial contacts. Mr. Watson may terminate his employment agreement with Abraxas at any time on 30 days notice, but, if he terminates without cause, he would not be entitled to the severance benefits provided under the terms of that agreement. Mr. Watson is not precluded from working for, with or on behalf of a competitor upon termination of his employment with Abraxas. If Mr. Watson were no longer able or willing to act as our Chairman, the loss of his services could have an adverse effect on our operations.

Risks Related to Our Industry

     We may not find any commercially productive natural gas or crude oil reservoirs.

     We cannot assure you that the new wells we drill will be productive or that we will recover all or any portion of our capital investment. Drilling for natural gas and crude oil may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable. The inherent risk of not finding commercially productive reservoirs will be compounded by the fact that 36% of Abraxas' total estimated proved reserves at December 31, 2003 were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. In addition, our properties may be susceptible to drainage from production by other operations on adjacent properties. If the volume of natural gas and crude oil we produce decreases, our cash flow from operations will decrease.

     We operate in a highly competitive industry which may adversely affect our operations, including our ability to secure drilling equipment to service our core areas.

     We operate in a highly competitive environment. The principal resources necessary for the exploration and production of natural gas and crude oil are leasehold prospects under which natural gas and crude oil reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of natural gas and crude oil operations. We must compete for such resources with both major natural gas and crude oil companies and independent operators. Many of these competitors have financial and other resources substantially greater than ours. In the past, we have had difficulty securing drilling equipment in certain of our core areas. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future, we cannot assure you that such materials and resources will be available to us.

     Market   conditions  for  natural  gas  and  crude  oil,  and  particularly volatility of prices for natural gas and crude oil, could adversely affect our revenue, cash flows, profitability and growth.

     Our revenue, cash flows, profitability and future rate of growth depend substantially upon prevailing prices for natural gas and crude oil. Natural gas prices affect us more than crude oil prices because most of our production and reserves are natural gas. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. Lower prices may also make it uneconomical for us to increase or even continue current production levels of natural gas and crude oil.

     Prices for natural gas and crude oil are subject to large fluctuations in response to relatively minor changes in the supply and demand for natural gas and crude oil, market uncertainty and a variety of other factors beyond our control, including:

     o changes in foreign and domestic supply and demand for natural gas and crude oil;

     o political stability and economic conditions in oil producing countries, particularly in the Middle East;

     o   general economic conditions;

     o   domestic and foreign governmental regulation; and

     o   the price and availability of alternative fuel sources.

     In addition to decreasing our revenue and cash flow from operations, low or declining natural gas and crude oil prices could have additional material adverse effects on us, such as:

     o reducing the overall volume of natural gas and crude oil that we can produce economically, thereby adversely affecting our revenue, profitability and cash flow and our ability to perform our obligations with respect to the notes; and

     o impairing our borrowing capacity and our ability to obtain equity capital.

     Estimates of our proved reserves and future net revenue are uncertain and inherently imprecise.

     The process of estimating natural gas and crude oil reserves is complex, involving decisions and assumptions in evaluating available geological, geophysical, engineering and economic data. Accordingly, these estimates are imprecise. Actual future production, natural gas and crude oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and crude oil reserves most likely will vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas and crude oil prices and other factors, many of which are beyond our control.

     The estimates of our reserves are based upon various assumptions about future production levels, prices and costs that may not prove to be correct over time. In particular, estimates of natural gas and crude oil reserves, future net revenue from proved reserves and the PV-10 thereof for the natural gas and crude oil properties described in this prospectus are based on the assumption that future natural gas and crude oil prices remain the same as natural gas and crude oil prices at December 31, 2003. The average sales prices as of such date used for purposes of such estimates were $31.03 per Bbl of crude oil, $27.19 per Bbl of NGLs and $5.05 per Mcf of natural gas. These estimates also assume that we will make future capital expenditures of approximately $50.4 million in the aggregate through 2019, which are necessary to develop and realize the value of proved undeveloped reserves on our properties. Any significant variance in actual results from these assumptions could also materially affect the estimated quantity and value of reserves set forth in this prospectus.

     The present value of future net revenues referred to in this prospectus may not be the current market value of our estimated natural gas and crude oil reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the end of the period of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the end of the year of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of natural gas and crude oil properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with us or the natural gas and crude oil industry in general will affect the accuracy of the 10% discount factor.

     Our operations are subject to numerous risks of natural gas and crude oil drilling and production activities.

     Our natural gas and crude oil drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures and discharges of toxic gases. In addition, title problems, weather conditions and mechanical difficulties or shortages or delays in delivery of drilling rigs, work boats and other equipment could negatively affect our operations. If any of these or other similar industry operating risks occur, we could have substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with industry practice, we maintain insurance against some, but not all, of the risks described above. We cannot assure you that our insurance will be adequate to cover losses or liabilities. Also, we cannot predict the continued availability of insurance at premium levels that justify its purchase.

     Our natural gas and crude oil operations are subject to various U.S. Federal, state and local and Canadian Federal and provincial governmental regulations that materially affect our operations.

     Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and unitization and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of natural gas and crude oil, these agencies have restricted the rates of flow of natural gas and crude oil wells below actual
production  capacity.   Federal,  state,  provincial  and  local  laws  regulate
production, handling, storage, transportation and disposal of natural gas and crude oil, by-products from natural gas and crude oil and other substances and materials produced or used in connection with natural gas and crude oil operations. To date, our expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant. We believe that we are in substantial compliance with all applicable laws and regulations. However, the requirements of such laws and regulations are frequently changed. We cannot predict the ultimate cost of compliance with these requirements or their effect on our operations.

Risks Related to the Notes

     Our ability to generate the significant amount of cash that will be required to service our indebtedness depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

     Our ability to make payments on our indebtedness, including the notes, will depend on our ability to generate cash from operations in the future and our ability to successfully increase production. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the prices that we receive for natural gas and crude oil. It is also dependent upon our ability to successfully complete our drilling opportunities.

     We cannot assure you that Abraxas will generate sufficient cash flow from operations to pay its indebtedness, including the notes, as well as to continue drilling new wells. If Abraxas' cash flow from operations and capital resources are insufficient to fund Abraxas' debt service obligations, Abraxas may be forced to decrease its drilling activities, sell assets, seek additional equity capital or restructure its debt. We cannot assure you that any of these alternatives could, if necessary, be effected on commercially reasonable terms, or at all. Our cash flow from operations and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on the notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations, including the notes, and could impair our liquidity.

     The notes are subject to an intercreditor agreement that places limitations, which would not otherwise exist, on the ability of the noteholders to deal with Abraxas with respect to certain matters. Among such limitations is a requirement that during an event of default, certain payments be made under the new revolving credit facility before being made to holders of the notes.

     The terms of an intercreditor agreement may require Abraxas and the subsidiary guarantors to make all payments in respect of the notes, Abraxas' new revolving credit facility and Abraxas' bridge loan to a collateral agent during the existence of an event of default under the indenture. The collateral agent will then be required to apply these amounts, together with any proceeds from any disposition of the collateral,

     o if a minimum collateral coverage ratio of three times the outstanding obligations under the new revolving credit facility is met, (i) to the payment of interest on the notes only if and when all accrued and unpaid interest on the new revolving credit facility has been paid and
         (ii) to the payment of principal of the notes after the entire principal amount outstanding under the new revolving credit facility has been repaid; or

     o if that minimum collateral coverage ratio is not then met, to the payment of interest on and principal of the notes only if and when all outstanding interest on and principal of the new revolving credit facility have been paid.

The terms of the intercreditor agreement also limit the ability of the noteholders to exercise remedies and other rights with respect to the collateral following an event of default that would otherwise be available absent the intercreditor agreement. Accordingly, your ability to recover your investment in the notes could be significantly limited and/or delayed by the effect of the intercreditor agreement. The intercreditor agreement also limits the ability of

Abraxas to modify certain terms of the notes if this would adversely affect the rights of the other parties to that agreement, even if this modification is approved by the holders of the notes in accordance with the terms of the indenture.

     The collateral pledged to secure the notes may be inadequate to satisfy all amounts due and owing to the holders of the notes.

     Abraxas' subsidiaries that guarantee its obligations under the notes also guarantee Abraxas' obligations under the new revolving credit facility. The notes and the subsidiary note guarantees, together with the new revolving credit facility and each subsidiary guarantor's guarantee thereof, are secured by shared first priority security interests, subject to certain permitted encumbrances, in substantially all of Abraxas' and each of its restricted subsidiaries' material property and assets, including substantially all of their respective natural gas and crude oil properties, and substantially all of the capital stock of any entity, other than Grey Wolf, owned by Abraxas and its restricted subsidiaries. Except under limited circumstances, the notes are not guaranteed or secured by any of the property, assets or capital stock of Grey Wolf. We cannot assure you that the value of the collateral or the proceeds from the sale of the collateral allocable to the notes would be sufficient to satisfy all amounts due on the notes following a foreclosure upon the collateral or a liquidation of Abraxas' assets. The ability of the holders of the notes to realize upon the collateral is subject to certain limitations in the indenture governing the notes and the related collateral documents, including the intercreditor agreement, and may also be limited by applicable state laws. If the net proceeds received from the sale of the collateral, after repayment of principal outstanding on the new revolving credit facility in accordance with the terms of the intercreditor agreement, are not sufficient to repay all amounts due with respect to the notes, you would as a holder of notes, to the extent of the insufficiency, have only an unsecured claim against Abraxas' remaining assets.

     The terms of the notes permit, without the consent of holders of the notes or the trustee under the indenture, releases of collateral pledged to secure the notes in certain circumstances.

     Collateral that is sold, transferred or otherwise disposed of in accordance with the terms of the new revolving credit facility, the indenture governing the notes and the bridge loan will automatically be released from the liens securing the notes and the subsidiary guarantees of the notes. For example, lenders under the bridge loan may, if the bridge loan is not timely repaid, direct Abraxas to sell certain property and assets included in the collateral. If Abraxas sells, transfers or otherwise disposes of the collateral in transactions that do not violate the asset disposition covenant in the indenture governing the notes, that collateral will be released from the liens securing the notes and the subsidiary note guarantees without the consent of holders of the notes. If an event of default has occurred and is continuing, the collateral agent, upon instructions from the control party under the intercreditor agreement, may release collateral in accordance with the terms of the intercreditor agreement in connection with the foreclosure, sale or disposition of that collateral to satisfy Abraxas' secured obligations. Any collateral released would cease to act as security for the notes and the subsidiary note guarantees.

     Any subsidiary guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture if the subsidiary guarantor is no longer a guarantor or an obligor of other indebtedness of Abraxas or any of its restricted subsidiaries.

     A subsidiary guarantor's guarantee may be released if the release occurs in the context of an asset sale of such subsidiary guarantor or the subsidiary guarantor's designation as an unrestricted subsidiary that is not prohibited by the indenture or the collateral documents. Upon release of a subsidiary guarantor of the notes under its subsidiary guarantee, the collateral documents related to the indenture provide that the security interests in the assets of that subsidiary guarantor securing the notes and subsidiary note guarantees will be released simultaneously. You will not have a claim as a creditor against any subsidiary that is no longer a subsidiary guarantor of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims.

     In certain circumstances, lenders under Abraxas' bridge loan may be entitled to direct asset sales and control certain rights and remedies with respect to the collateral pledged to secure the notes and the subsidiary guarantees.

     Abraxas' bridge loan is secured by a second priority perfected security interest on the collateral that is subordinate to the liens securing the notes and the new revolving credit facility and is guaranteed on a subordinated secured basis by its restricted subsidiaries which also guarantee Abraxas' obligations under the notes and the new revolving credit facility. The lenders under the bridge loan are entitled to direct Abraxas to consummate one or more asset sales if the bridge loan is not fully repaid after 15 months and there is not then an event of default with respect to the notes or under either the new revolving credit facility or bridge loan. The lenders under the bridge loan, as the control party under the intercreditor agreement, also have the right to exclusively control certain rights and remedies with respect to the collateral for at least 240 days following a notice of an event of default with respect to the notes or under either the new revolving credit facility or bridge loan. However, in either case, lenders under the new revolving credit facility and holders of the notes, in the priority specified in the intercreditor agreement, will receive all proceeds from any realization on the collateral until that facility and the notes, respectively, are paid in full. If there were an event of default under the notes, the bridge loan lenders, as the control party, could decide not to proceed against the collateral, in which case the only remedy available to holders of the notes during the period of time that the bridge loan lenders remained the control party would be to sue for payment on the notes and the subsidiary note guarantees. Abraxas' bridge loan lenders may have significantly different or adverse interests than Abraxas' first lien lenders, including the holders of the notes, and may have very little indebtedness outstanding. Abraxas' bridge loan lenders are under no obligation to take interests of Abraxas' first lien lenders, including the holders of the notes, into account in determining whether to direct asset sales or exercise their rights and remedies in respect of the collateral, subject to the intercreditor agreement, and their interests may differ or be adverse to yours. The collateral agent is required to conduct sales of the collateral in accordance with the standards, if any, under applicable law, which may include the Uniform Commercial Code. This method of sale will not necessarily benefit the first lien lenders, including the holders of the notes or result in fair market value sales as determined by other measures. In addition, the rights of the collateral agent to exercise significant remedies (such as foreclosure) are, subject to certain exceptions, generally limited to a payment default, Abraxas' bankruptcy or the acceleration of the indebtedness.

    Bankruptcy laws may limit your ability to realize value from the collateral.

     Upon the occurrence of an event of default, the collateral agent will have the right to repossess and dispose of the collateral if so directed in accordance with the provisions of the intercreditor agreement. This right, however, would be subject to limitations under, and is likely to be significantly impaired by, applicable bankruptcy law if Abraxas becomes a debtor in a case under the bankruptcy code before the collateral agent repossess and disposes of the collateral. Under the automatic stay imposed by the bankruptcy code, a secured creditor is prohibited from repossessing its security from a debtor subject to a bankruptcy case or disposing of the security repossessed from the debtor, without bankruptcy court authorization. Moreover, the bankruptcy code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the bankruptcy court can require that the secured creditor be given "adequate protection" if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

     o   how  long  payments   under  the  notes  could  be  delayed   following
         commencement  of a bankruptcy  case;

     o whether or when the collateral trustee could repossess or dispose of the collateral; or

     o whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

     Under certain circumstances a bankruptcy court could order that certain payments made under the notes be returned.

     The bankruptcy code allows the bankruptcy trustee (or Abraxas, acting as debtor-in-possession) to avoid certain transfers of a debtor's property as a "preference." Under the bankruptcy code a preference is:

     o   a transfer of the debtor's property;

     o   to or for the benefit of a creditor on account of an existing debt;

     o made while the debtor was insolvent (presumed in the 90 days before a bankruptcy filing);

     o if the creditor receives more than it would have received in a bankruptcy liquidation if the transfer had not been made; and

     o if the transfer/payment was made in the 90 days before the bankruptcy filing, or, if the creditor was an "insider" within one year before the bankruptcy filing (a creditor that is also a director, officer or controlling stockholder of a debtor may be deemed to be an insider).

     Abraxas' payment of principal and/or accrued interest, or its grant of a lien or security interest, including payments made or liens or security interests granted under the notes, may be deemed to be a preference if all of the factors discussed above are present, subject to any applicable defenses, including that payments are made in the ordinary course. If such transfers were deemed to be preferential transfers, the payments could be recovered from the holders of the notes and the lien or security interest could be avoided.

     If the notes are fully secured (i.e., the value of collateral exceeds the amount it secures), payments on such notes would not constitute preferential transfers. However, if, or to the extent, the notes are undersecured (i.e., the value of the collateral is less than the amount which it secures), payments could be considered preferential transfers. Therefore, if Abraxas is involved in a bankruptcy proceeding, holders of the notes may be required to disgorge payments made on such notes if all the statutory elements of a preferential transfer are met and there are no valid defenses.

     The subsidiary guarantees could be voided if they constitute fraudulent transfers under the bankruptcy code or similar state laws, which would prevent the holders of notes from relying on the subsidiary guarantors to satisfy our payment obligations under the notes.

     The obligations of Abraxas under the notes are guaranteed on a senior secured basis by each of its current U.S. subsidiaries and by each of its future restricted subsidiaries. Federal and state laws allow courts, under specific circumstances, to subordinate claims under the subsidiary guarantees to all other debts of the subsidiary guarantors or to void the subsidiary guarantees and to require creditors such as the noteholders to return payments received from subsidiary guarantors. Under Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be subordinated to all other debts of the subsidiary guarantor or voided if, for example, a court were to find that a subsidiary guarantor, at the time it entered into a subsidiary guarantee:

     o   intended to hinder, delay or defraud any present or future creditor;

     o received less than fair consideration or reasonably equivalent value for entering into the subsidiary guarantee;

     o   was insolvent or rendered insolvent by making the guarantee;

     o was engaged in a business or transaction for which the remaining assets of the subsidiary guarantor constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if: the sum of its debts, including contingent liabilities, were greater than the value of its assets; if the value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. In addition, a legal challenge of a guarantee issued by a subsidiary guarantor as a fraudulent transfer may focus on the benefits, if any, realized by the subsidiary guarantor as a result of Abraxas' issuance of the notes. A court might find that the subsidiary guarantors did not benefit from incurrence of the indebtedness represented by such notes.

     To the extent that a guarantee is voided as a fraudulent transfer or found unenforceable for any other reason, holders of the notes would cease to have any claim in respect of the applicable guarantor. In such event, the claims of the holders of the notes against such guarantor would be subject to the prior payment of all liabilities and preferred stock claims of such guarantor. There can be no assurance that, after providing for all claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the notes relating to any voided portion of such guarantee.

     Abraxas may not be able to repurchase the notes upon a change of control.

     Upon the occurrence of certain change of control events, Abraxas will be required to offer to repurchase all or any part of their notes at a cash price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. Abraxas may not have sufficient funds at the time of the change of control to make the required repurchases of such notes. The source of funds for any repurchase required as a result of any change of control will be Abraxas' available cash or cash generated from natural gas and crude oil operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. Abraxas cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the notes tendered. Furthermore, using available cash to fund the potential consequences of a change of control may impair Abraxas' ability to obtain additional financing in the future.

                                 USE OF PROCEEDS

     Abraxas will not receive any proceeds from the Series A/B exchange offer.

                                 CAPITALIZATION

                   The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of September 30, 2004:

     o   on an actual basis; and

     o   on an as adjusted basis to reflect the consummation of the refinancing.

     This table should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.

                                                                          As of September 30, 2004
                                                                     ------------------------------------
                                                                         Actual             As Adjusted
                                                                     -------------       ----------------
                                                                           (dollars in thousands)
                                                                                 (unaudited)
Cash, cash equivalents and short-term investments..................  $       3,601       $        3,601
                                                                     ==============      ================

Debt:
     Previous credit facility......................................  $      47,362 (1)   $            --
     11 1/2% secured notes due 2007...................................     143,154 (1)                --
     New revolving credit facility.................................              --                   --
     Floating rate senior secured notes due 2009...................              --              125,000
     Bridge loan...................................................              --               25,000
     Grey Wolf term loan (2) ......................................              --               35,000
                                                                     --------------     ----------------
         Total debt................................................  $     190,516       $       185,000
                                                                     --------------     ----------------
Stockholders' equity:
     Common stock..................................................  $         364       $          364
     Additional paid-in capital....................................        143,076              144,263
     Retained earnings (deficit)...................................       (220,527)            (205,645)
     Treasury stock................................................           (549)                (549)
     Other comprehensive income....................................          1,249                   --
                                                                     --------------    -----------------
         Total stockholders' deficit...............................        (76,387)             (61,567)
                                                                     --------------    -----------------
Total capitalization...............................................  $     114,129       $      123,433
                                                                     ==============    =================
--------------

(1) On October 28, 2004, Abraxas repurchased all of its outstanding 11 1/2% secured notes due 2007, including accrued interest. The purchase price was financed by the issuance of the outstanding notes, borrowings by Abraxas under its new bridge loan and from a $35 million payment from Grey Wolf from proceeds of Grey Wolf's new term loan.

(2)      Non-recourse to Abraxas.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:




                                                     Years Ended December 31,                        Nine Months Ended
                                                                                                       September 30,
                                    ------------------------------------------------------------  ----------------------
                                      1999         2000        2001         2002        2003        2003        2004
                                    ----------   ----------  -----------  ----------  ----------  ----------  ----------
Ratio of earnings to fixed charges   *            1.4x        *            *           4.0x        5.1x        *
--------------


* Earnings inadequate to cover fixed charges.


     Earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and premium on the 11 1/2% secured notes 2007. Our earnings were inadequate to cover fixed charges in 1999, 2001 and 2002 by $49.0 million, $15.6 million and $148.2 million, respectively. In 2000 we had earnings of $44.9 million and fixed charges of $33.2 million, in 2003, we had earnings of $74.9 million and fixed charges of $18.6 million. Our ratio of earnings to fixed charges was 1.4x and 4.0x in 2000 and 2003, respectively. For the nine months ended September 30, 2003, we had earnings of $72.2 million and fixed charges of $14.1 million. Our ratio of earnings to fixed charges for the nine months ended September 30, 2003 was 5.1x. For the nine months ended September 30, 2004, our earnings were inadequate to cover fixed charges by $6.8 million.

                          THE SERIES A/B EXCHANGE OFFER

Purpose of the Series A/B Exchange Offer

     Abraxas issued $125,000,000 principal amount of the outstanding notes in a private offering on October 28, 2004. In connection with the private offering, Abraxas agreed in an exchange and registration rights agreement to conduct the Series A/B exchange offer.

     The offering of the exchange notes will be registered under the Securities Act, and, therefore the exchange notes will not be subject to restrictions on transfer, and holders of the exchange notes will not be entitled to additional interest due to a registration default.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution".

Series A/B Exchange Offer Registration Statement

9        The exchange and registration rights agreement requires Abraxas to:

     o file a registration statement with the SEC with respect to an offer to exchange the outstanding notes for the exchange notes that have been registered under the Securities Act no later than December 27, 2004;

     o use reasonable best efforts to cause such exchange offer registration statement to be declared effective under the Securities Act by April 26, 2005; and

     o use its reasonable best efforts to complete the Series A/B exchange offer by June 6, 2005 and to keep the Series A/B exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the Series A/B exchange offer is mailed to the holders of the outstanding notes.

     If Abraxas fails to file the required registration statement, the SEC does not declare the required registration statement effective or Abraxas does not complete the Series A/B exchange offer, in each case within the applicable time period specified above, Abraxas has agreed to pay additional interest to holders of the outstanding notes. For a more complete description of the exchange and registration rights agreement, see "Exchange and Registration Rights Agreement".

Terms of the Series A/B Exchange Offer

     Abraxas is offering to exchange $125 million total principal amount of exchange notes for a like total principal amount of outstanding notes. The outstanding notes must be tendered properly on or before the expiration time and not withdrawn. In exchange for outstanding notes properly tendered and accepted, Abraxas will issue a like total principal amount of up to $125 million in exchange notes.

     The Series A/B exchange offer is not conditioned upon holders tendering a minimum principal amount of outstanding notes. As of the date of this prospectus, $125 million aggregate principal amount of outstanding notes are outstanding.

     Holders of the outstanding notes do not have any appraisal or dissenters' rights in the Series A/B exchange offer. If holders do not tender outstanding notes or tender outstanding notes that Abraxas does not accept, their outstanding notes will remain outstanding. Any outstanding notes will continue to be entitled to the benefits under the indenture. See "Risk Factors--Risks Related to the Series A/B Exchange Offer".

     After the expiration time, Abraxas will return to the holder any tendered outstanding notes that Abraxas did not accept for exchange.

     Holders exchanging outstanding notes will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the letter of transmittal. Abraxas will pay the charges and expenses, other than certain taxes described below, in the Series A/B exchange offer. See "--Fees and Expenses" for further information regarding fees and expenses.

     NEITHER ABRAXAS NOR ITS BOARD OF DIRECTORS RECOMMENDS YOU TO TENDER OR NOT TENDER OUTSTANDING NOTES IN THE SERIES A/B EXCHANGE OFFER. IN ADDITION, ABRAXAS HAS NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION. YOU MUST DECIDE WHETHER TO TENDER IN THE SERIES A/B EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER.

     The expiration time is midnight, New York City time, on _____________, 2005, unless Abraxas extends the Series A/B exchange offer.

     Abraxas has the right, in accordance with applicable law, at any time:

     o   to delay the acceptance of the outstanding notes;

     o to terminate the Series A/B exchange offer if Abraxas determines that any of the conditions to the Series A/B exchange offer have not occurred or have not been satisfied;

     o   to extend the expiration time of the Series A/B exchange offer and keep
         all  outstanding   notes  tendered  other  than  those  notes  properly
         withdrawn; and

     o to waive any condition or amend the terms of the Series A/B exchange offer.

     If Abraxas materially changes the Series A/B exchange offer, or if Abraxas waives a material condition of the Series A/B exchange offer, Abraxas will promptly distribute a prospectus supplement to the holders of the outstanding notes disclosing the change or waiver. Abraxas also will extend the Series A/B exchange offer as required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended.

     If Abraxas exercises any of the rights listed above, it will promptly give oral or written notice of the action to the exchange agent and will issue a release to an appropriate news agency. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

Acceptance for Exchange and Issuance of Exchange Notes

     Promptly after the expiration time, Abraxas will issue exchange notes for outstanding notes tendered and accepted and not withdrawn. Delivery of the exchange notes issued in global form will occur through the facilities of DTC, and the exchange agent will deliver the exchange notes issued in certificated form. If a tendering outstanding noteholder tenders certificated outstanding notes, the exchange agent might not deliver the exchange notes to all of such tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

     Abraxas will be deemed to have exchanged outstanding notes validly tendered and not withdrawn when Abraxas gives oral or written notice to the exchange agent of their acceptance. The exchange agent is an agent for Abraxas for receiving tenders of outstanding notes, letters of transmittal and related documents. The exchange agent is also an agent for tendering holders for these same purposes, and in the case of holders who tender certificated outstanding notes, the exchange agent is also their agent for the delivery of their exchange notes. If for any reason, Abraxas (1) delays the acceptance or exchange of any outstanding notes; (2) extends the Series A/B exchange offer; or (3) is unable to accept or exchange outstanding notes, then the exchange agent may, on behalf of Abraxas and subject to Rule 14e-1(c) under the Exchange Act, retain tendered outstanding notes. Outstanding notes retained by the Exchange Agent may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "--Withdrawal Rights" below.

     In tendering outstanding notes, you must represent and warrant in the letter of transmittal or in an agent's message (described below) that:

     o you have full power and authority to tender, exchange, sell, assign and transfer outstanding notes;

     o Abraxas will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and other encumbrances; and

     o the outstanding notes tendered for exchange are not subject to any adverse claims, rights or proxies.

     You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by Abraxas or the exchange agent to complete the exchange, sale, assignment and transfer of the outstanding notes.

Procedures for Tendering Outstanding Notes

     Valid Tender

     You may tender your outstanding notes by book-entry transfer or by other means. For book-entry transfer, (1) you must deliver to the exchange agent either a completed and signed letter of transmittal or (2) DTC must deliver an agent's message, meaning a message transmitted to the exchange agent by DTC stating that you agree to be bound by the terms of the letter of transmittal. You must deliver your letter of transmittal by mail, facsimile, hand delivery or overnight courier or DTC must deliver the agent's message to the exchange agent on or before the expiration time. In addition, to complete a book-entry transfer, you must also either (1) have DTC transfer the outstanding notes into the exchange agent's account at DTC using the ATOP procedures for transfer, and obtain a confirmation of such a transfer, or (2) follow the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures."

     If you tender fewer than all of your outstanding notes, you should fill in the amount of outstanding notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, Abraxas will assume you are tendering all outstanding notes that you hold.

     To tender certificated outstanding notes or to otherwise tender your outstanding notes other than by book-entry transfer, you must deliver a completed and signed letter of transmittal to the exchange agent. You must deliver the letter of transmittal by mail, facsimile, hand delivery or overnight courier to the exchange agent on or before the expiration time. In addition, to complete a valid tender, you must either (1) deliver your outstanding notes to the exchange agent on or before the expiration time, or (2) follow the guaranteed delivery procedures set forth below under "--Guaranteed Delivery Procedures."

     DELIVERY OF REQUIRED DOCUMENTS BY WHATEVER METHOD YOU CHOOSE IS AT YOUR SOLE RISK. DELIVERY IS COMPLETE WHEN THE EXCHANGE AGENT ACTUALLY RECEIVES THE ITEMS TO BE DELIVERED. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Signature Guarantees

     You do not need to endorse certificates for the outstanding notes or provide signature guarantees on the letter of transmittal, unless (a) someone other than the registered holder tenders the certificate or (b) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (a) or (b) above, you must sign your outstanding notes or provide a properly executed bond power, with the signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution." Eligible guarantor institutions include: (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

     Guaranteed Delivery Procedures

     If you want to tender your outstanding notes in the Series A/B exchange offer and (1) the certificates for the outstanding notes are not lost but are not immediately available, (2) all required documents are unlikely to reach the exchange agent on or before the expiration time, or (3) a book-entry transfer cannot be completed in time, you may tender your outstanding notes if you comply with the following guaranteed delivery procedures:

     o   the tender is made by or through an eligible guarantor institution;

     o you deliver a properly completed and signed notice of guaranteed delivery, similar to the form provided with the letter of transmittal, to the exchange agent on or before the expiration time; and

     o you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed letter of transmittal to the exchange agent within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed.

     You may deliver the notice of guaranteed delivery by hand, facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form described in the notice.

     Abraxas' acceptance of properly tendered outstanding notes is a binding agreement between the tendering holder and Abraxas upon the terms and subject to the conditions of the Series A/B exchange offer.

     Determination Of Validity

     Abraxas will resolve all questions regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered outstanding notes. Abraxas' resolution of these questions as well as Abraxas' interpretation of the terms and conditions of the Series A/B exchange offer (including the letter of transmittal) is final and binding on all parties. A tender of outstanding notes is invalid until all irregularities have been cured or waived. Neither Abraxas, any affiliates or assigns of Abraxas, the exchange agent nor any other person is under any obligation to give notice of any irregularities in tenders nor will they be liable for failing to give any such notice. Abraxas reserves the absolute right, in its sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. Abraxas also reserves the absolute right to waive any of the conditions of the Series A/B exchange offer or any condition or irregularity in the tender of outstanding notes by any holder. Abraxas need not waive similar conditions or irregularities in the case of other holders.

     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by Abraxas, the person must submit proper evidence satisfactory to Abraxas, in its sole discretion, of his or her authority to so act.

     A beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the holder wants to participate in the Series A/B exchange offer.

     Withdrawal Rights

     You can withdraw tenders of outstanding notes at any time on or before the expiration time.

     For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a notice of withdrawal to the exchange agent on or before the expiration time. The notice of withdrawal must specify the name of the person tendering the outstanding notes to be withdrawn, the total principal amount of outstanding notes withdrawn, and the name of the registered holder of the outstanding notes if different from the person tendering the outstanding notes. If you delivered outstanding notes to the exchange agent in certificated form, you must submit the serial numbers of the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of outstanding notes tendered for the account of an eligible guarantor institution. If you tendered outstanding notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and you must deliver the notice of withdrawal to the exchange agent by written, telegraphic, telex or facsimile transmission. You may not rescind withdrawals of tender. Outstanding notes properly withdrawn may again be tendered at any time on or before the expiration time.

     Abraxas will determine all questions regarding the validity, form and eligibility of withdrawal notices. Abraxas' determination will be final and binding on all parties. Neither Abraxas, any affiliate or assign of Abraxas, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice. Withdrawn outstanding notes will be returned to the holder after withdrawal.

Resales of Exchange Notes

     Abraxas is exchanging the outstanding notes for exchange notes based upon the position of the SEC staff set forth in interpretive letters to third parties in other similar transactions. Abraxas will not seek its own interpretive letter, unless contractually required to in accordance with the terms of the exchange and registration rights agreement. As a result, Abraxas cannot assure you that the SEC staff will take the same position on the Series A/B exchange offer as it did in interpretive letters to other parties. Based on the SEC staff's letters to other parties, Abraxas believes that holders of exchange notes, other than broker-dealers, can offer the exchange notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers. However, prospective holders must acquire the exchange notes in the ordinary course of business and have no intention of engaging in a distribution of the exchange notes, as a "distribution" is defined by the Securities Act.

     Any holder of outstanding notes who is an "affiliate" of Abraxas or who intends to distribute exchange notes, or any broker-dealer who purchased outstanding notes from Abraxas for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

     o cannot rely on the SEC staff's interpretations in the above-mentioned interpretive letters;

     o   cannot tender outstanding notes in the Series A/B exchange offer; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the outstanding notes, unless the sale is exempt.

     In addition, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution".

     If you want to exchange your outstanding notes for exchange notes, you will be required to affirm that:

     o   you are not an "affiliate" of Abraxas;

     o you are acquiring the exchange notes in the ordinary course of your business;

     o you have no arrangement or understanding with any person to participate in a distribution of the exchange notes (within the meaning of the Securities Act); and

     o you are not a broker-dealer, not engaged in, and do not intend to engage in, a distribution of the exchange notes (within the meaning of the Securities Act).

     In addition, Abraxas may require you to provide information regarding the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) of the outstanding notes. Each broker-dealer that receives exchange notes for its own account must acknowledge that it acquired the outstanding notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the SEC staff's position in certain interpretive letters, Abraxas believes that broker-dealers who acquired outstanding notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. Abraxas has agreed that a broker-dealer may use this prospectus for a period ending 180 days after the expiration time or, if earlier, when a broker-dealer has disposed of all exchange notes. See "Plan of Distribution" for further information. A broker-dealer intending to use this prospectus in the resale of exchange notes must notify Abraxas, on or prior to the expiration time, that it is a participating broker-dealer (as described in "Plan of Distribution"). This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of Abraxas may not rely on the SEC staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling exchange notes.

Conditions to the Series A/B Exchange Offer

     Abraxas need not exchange any outstanding notes, may terminate the Series A/B exchange offer or may waive any conditions to the Series A/B exchange offer or amend the Series A/B exchange offer, if any of the following conditions have occurred:

     o the SEC staff no longer allows the exchange notes to be offered for resale, resold and otherwise transferred by certain holders without compliance with the registration and prospectus delivery provisions of the Securities Act;

     o a governmental body passes any law, statute, rule or regulation which, in Abraxas' opinion, prohibits or prevents the Series A/B exchange offer;

     o an action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in Abraxas' judgment would reasonably be expected to impair Abraxas' ability to proceed with the exchange offer;

     o the SEC or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

     o Abraxas is unable to obtain any governmental approval that Abraxas believes is necessary to complete the Series A/B exchange offer.

     If Abraxas reasonably believes that any of the above conditions has occurred, it may (1) terminate the Series A/B exchange offer, whether or not any outstanding notes have been accepted for exchange, (2) waive any condition to the Series A/B exchange offer or (3) amend the terms of the Series A/B exchange offer in any respect subject to Abraxas' contractual obligation in the registration rights agreement to seek a no-action letter or other favorable decision from the SEC that would permit the consummation of the Series A/B exchange offer. If Abraxas' waiver or amendment materially changes the Series A/B exchange offer, Abraxas will promptly disclose the waiver or amendment through a prospectus supplement, distributed to the registered holders of the outstanding notes. The prospectus supplement also will extend the Series A/B exchange offer as required by Rule 14e-1 of the Exchange Act.

Exchange Agent

     Abraxas has appointed U.S. Bank National Association as exchange agent for the Series A/B exchange offer. Holders should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent addressed as follows:

                                      Regular Mail, Couriers Or By                           Requests for
By Registered Or Certified Mail:      Hand Delivery:                    By Facsimile:         Information:

U.S. Bank National Association     U.S. Bank National Association     (651) 495-8158        (800) 934-6802
60 Livingston Avenue               60 Livingston Avenue               Attn: Specialized
Finance St. Paul, MN 55107         St. Paul, MN 55107                 (For Eligible
Attn.: Specialized Finance         Attn.: Specialized Finance          Institutions Only)

     If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

     Abraxas will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. Abraxas also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus and related documents to holders of outstanding notes, and in handling or tendering for their customers.

     Abraxas will pay the transfer taxes for the exchange of the outstanding notes in the Series A/B exchange offer. If, however, exchange notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of outstanding notes in the Series A/B exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

     Abraxas will not make any payment to brokers, dealers or other nominees soliciting acceptances in the Series A/B exchange offer.

Accounting Treatment

     The exchange notes will be recorded at the same carrying value as the outstanding notes. Accordingly, no gain or loss for accounting purposes will be recognized by upon the closing of the Series A/B exchange offer. Costs associated with the Series A/B exchange offer will be expensed as incurred.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The pro forma financial data presented below is unaudited and has been derived from our consolidated financial statements included in this prospectus and from unaudited historical and pro forma consolidated financial data. The pro forma financial information presented below for the year ended December 31, 2003 and for the nine months ended September 30, 2004 reflects consolidated statement of operations data relating to Abraxas and each of the U.S. subsidiary guarantors of the notes and gives effect to:

     o   the exclusion of Grey Wolf from Abraxas' statement of operations;

     o   the consummation of the October 2004 financial restructuring; and

     o the exclusion of the January 2003 financial restructuring described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The pro forma condensed balance sheet reflects the consolidated balance sheet data relating to Abraxas and each of the subsidiary guarantors of the notes and gives effect to the exclusion of balance sheet data relating to Grey Wolf as of September 30, 2004.

     Grey Wolf, through which we conduct our Canadian operations and hold our properties and assets located in Canada, is excluded from the pro forma results because:

     o except under the limited circumstances described in this prospectus, the notes are not, and will not be, guaranteed by Grey Wolf, and are structurally subordinated in right of payment to all of its obligations, including Grey Wolf's term loan and trade payables and other debt of Grey Wolf;

     o the notes are not secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary); and

     o the shares of capital stock of Grey Wolf owned by Abraxas do not constitute a part of the collateral.

Accordingly, the notes are effectively junior to all the liabilities, including all trade payables and other debt, of Grey Wolf.

     The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved if the Grey Wolf operations had not been part of Abraxas' operations or the refinancing had been consummated as of the dates indicated.



              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003

                                            Historical
                                              Abraxas
                                             Petroleum                          Financing
                                            Corporation      Grey Wolf         Transaction          Pro Forma
                                           --------------   -------------      -------------       -------------
                                                        (dollars in thousands, except per share data)
Revenues:
  Oil and gas production revenues......        $38,105          $(8,395)  (1)  $         --            $29,710
  Gas processing revenues..............            133             (133)  (1)            --                 --
  Rig revenues.........................            663                --                 --                663
  Other................................            118             (111)  (1)            --                  7
                                           --------------   -------------      -------------       -------------
         Total revenues................         39,019           (8,639)                 --             30,380
Operating costs and expenses:
  Lease operating and production taxes.          9,599           (1,257)  (1)            --              8,342
  Depreciation, depletion and
    Amortization....................            10,803           (3,195)  (1)            --              7,608
  Rig operations.......................            609                --                 --                609
  General and administrative...........          5,360           (1,365)  (1)            --              3,995
  Stock-based compensation.............          1,106                --                 --              1,106
                                           --------------   -------------      -------------       -------------
         Total operating expenses......         27,477           (5,817)                 --             21,660
                                           --------------   -------------      -------------       -------------
Operating income (loss)................         11,542           (2,822)                                 8,720
Other (income) expense:
  Interest income......................            (30)               --                 --                (30)
  Amortization of deferred
    financing fees..................             1,678              (48)  (1)        (1,630) (2)
                                                                                      2,260  (2)         2,260
  Interest expense....................          16,955             (632)  (1)       (16,323) (3)
                                                                                     15,150  (3)         15,150
Financing costs........................          4,406                --                --                4,406 (4)
Gain of sale of foreign subsidiary.....        (68,933)               --                --              (68,933)
Other..................................            774             (674)  (1)           --                  100
                                           --------------   -------------      -------------       -------------
Income (loss) from operations before
  income tax...........................         56,692           (1,468)                543              55,767
Income tax expense (benefit):..........            377             (377)  (1)           --                   --
Cumulative effect of accounting change.            395                --                --                  395
                                           --------------   -------------      -------------       -------------
Net income.............................        $55,920          $(1,091)            $   543             $55,372
                                           ==============   =============      =============       =============


Weighted average common shares:
    Basic..............................     35,364,363                                               35,364,363
                                           --------------                                          -------------
    Diluted............................     36,076,291                                               36,076,291
                                           --------------                                          -------------

Net income per share:
    Basic..............................     $    1.58                                               $    1.57
                                           --------------                                          -------------
    Diluted............................     $    1.55                                               $    1.54
                                           --------------                                          -------------

--------------

See notes to unaudited pro forma financial information.


              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2004

                                          Historical
                                           Abraxas
                                           Petroleum                            Financing
                                          Corporation       Grey Wolf           Transaction          Pro Forma
                                          --------------    ---------------     ---------------     ------------
                                          (dollars in thousands, except per share data)
 Revenues:
    Oil and gas production revenues..           $34,249          $(10,075)  (1)   $        --            $24,174
    Rig revenues.....................               518                 --                 --                518
    Other............................               218              (209)  (1)            --                  9
                                          --------------    ---------------     ---------------     ------------
          Total revenues.............            34,985           (10,284)                 --             24,701
 Operating costs and expenses:
    Lease operating and production taxes          9,318            (2,602)  (1)            --              6,716
    Depreciation, depletion and
      Amortization...................             9,398            (3,996)  (1)            --              5,402
    Rig operation....................               442                 --                 --                442
    General and administrative.......             4,813            (1,054)  (1)            --              3,759
    Stock-based compensation.........             1,122                 --                 --              1,122
                                          --------------    ---------------     ---------------     ------------
          Total operating expenses...            25,093            (7,652)                 --             17,441
                                          --------------    ---------------     ---------------     ------------
 Operating income (loss).............             9,892            (2,632)                 --              7,260
 Other (income) expense:
    Interest income..................              (12)                (5)  (1)            --                 (7)
    Interest expense.................            13,700              (284)  (1)       11,363    (3)
                                                                                     (13,416)   (3)       11,363
    Amortization of deferred
      financing fees.................             1,380                 --            (1,330)   (2)
                                                                                       1,695    (2)        1,695
    Financing cost...................             1,641                 --                 --              1,641
    Other............................                11                 --                 --                 11
                                          --------------    ---------------     ---------------     ------------
 Net income  (loss)..................          $(6,828)         $  (2,353)         $   1,738            $(7,443)

 Weighted average common shares:
 Basic...............................        36,164,268                                              36,164,268
                                          --------------                                            ------------
 Diluted.............................        36,164,268                                              36,164,268
                                          --------------                                            ------------

 Net loss per share:
 Basic...............................           $(0.19)                                                 $ (0.21)
                                          --------------                                            ------------
 Diluted.............................           $(0.19)                                                 $ (0.21)
                                          --------------                                            ------------
--------------

See notes to unaudited pro forma financial information.


                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            As of September 30, 2004

                                   Historical
                                   Abraxas
                                   Petroleum                                  Financing
                                   Corporation       Grey Wolf                Transaction         Pro Forma
                                   --------------    ----------------         --------------      ----------------
                                   (dollars in thousands)
Assets:
    Cash.........................  $     3,601       $        (707)    (1)    $        --         $        2,894
    Accounts receivable..........        4,804                (859     (1)             --                  3,947
    Other........................        1,282                (212)    (1)             --                  1,070
                                   --------------    ----------------         --------------      ----------------
      Total current assets.......        9,687              (1,776)                    --                  7,911

Net property and equipment.......      114,233             (38,745)    (1)             --                 75,488
Deferred financing fees..........        4,853                  --                  (4,853)  (2)
                                                                                    11,300   (2)          11,300
Other assets.....................          294                  --                     --                    294
                                   --------------    ----------------         --------------      ----------------
      Total assets...............  $   129,067       $     (40,521)           $      6,447        $       94,993
                                   ==============    ================         ==============      ================

Liabilities and stockholders
 equity(deficit):

Current Liabilities:
    Accounts payable.............  $     5,820       $      (1,988)  (1)      $        --         $        3,832
    Other current liabilities....        7,354                   --                 (5,492)  (3)           1,862
                                   --------------    ----------------         --------------      ----------------
      Total current liabilities..       13,174              (1,988)                 (5,492)                5,694

Long-term debt:
    Secured notes due 2007.......      143,154                  --                 (143,154) (4)               --
    Existing credit facility.....       47,362                  --                  (47,362) (4)               --
    New notes due 2009...........           --                  --                  125,000  (4)          125,000
    Bridge facility..............           --                  --                   25,000  (4)           25,000
                                   --------------    ----------------         --------------      ----------------
      Total......................      190,516              (1,988)                 (40,516)              150,000

Other liabilities................        1,764                (898)  (1)               --                    866

  Stockholders' equity (deficit):
    Common stock.................          364                   --                    --                     364
    Additional paid-in capital...      143,076             (33,813)  (1)             35,000    (5)        144,263
    Accumulated deficit..........     (220,527)             (2,573)  (1)             17,455              (205,645)
    Accumulated other
      comprehensive
      Income adjustment..........        1,249              (1,249)  (1)                --                     --
    Treasury stock...............         (549)                  --                     --                   (549)
                                   --------------    ----------------         --------------      ----------------
      Total stockholders' equity
        (deficit)................      (76,387)            (37,635)                  52,455               (61,567)
                                   --------------    ----------------         --------------      ----------------
      Total liabilities and
        stockholders' equity
        (deficit)................   $  129,067       $     (40,521)           $       6,447       $         94,993
                                   ==============    ================         ==============      ================
--------------

See notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Notes  to  the  Unaudited  Pro  Forma  Condensed   Consolidated   Statements  of
Operations:

     1. Adjust for Grey Wolf operations for the year ended December 31, 2003 and nine months ended September 30, 2004.

     2. Reverse recorded amortization of deferred financing fees associated with retired debt and record amortization of deferred financing fees related to the new debt. The amortization period for the deferred financing fees related to the transaction is 60 months.

     3. Reverse recorded interest expense associated with retired debt and record interest expense on new debt, interest on the notes is calculated at an assumed annual rate of 9.72%. Interest on the Bridge Facility is calculated at an assumed annual rate of 12.0%.

     4. Financing costs relate to debt retired with this transaction. Had the described transaction actually occurred at the beginning of the period presented, these costs would not have been incurred.

     There is no current deferred income tax expense reflected in the pro forma statements due to net operating loss carryforwards.

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

     1.  Remove balance sheet of Grey Wolf at September 30, 2004.

     2. Reverse deferred financing fees related to retired debt and record deferred financing fees related to new debt. Deferred financing fees related to the retired debt were charged to expenses as of October 28, 2004.

     3.  Remove accrued interest related to retired debt

     4.  Remove retired debt and record notes and bridge facility.

     5.  Record dividend distribution from Grey Wolf.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The historical consolidated financial data presented below has been derived from our consolidated financial statements included in this prospectus. Information for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 is derived from our audited financial statements. Information for the nine months ended September 30, 2003 and 2004 is derived from our unaudited financial statements. It is important that you read this financial data along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                                              Nine Months Ended
                                                              Year Ended December 31,                           September 30,
                                           --------------------------------------------------------------   -----------------------
                                              1999        2000         2001          2002         2003         2003         2004
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
                                                                (dollars in thousands, except per share data)
Consolidated Statements of
Operations Data:
  Operating revenue:
  Oil and gas production revenues........  $ 59,025    $  72,973    $  73,201     $  50,862    $  38,105    $ 29,277     $  34,249
  Gas processing revenue.................     4,244        2,717       2,438          2,420          133         132            --
  Rig and other revenue..................     3,501          910       1,604          1,038          781         562           736
                                            ---------   ----------   ----------   ---------    ----------   ----------   ----------
  Total operating revenue................    66,770       76,600      77,243         54,320       39,019      29,971        34,985
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
  Operating costs and expenses:
  Lease operating and production taxes...    17,938       18,783      18,616         15,240        9,599       7,164         9,318
  Depreciation, depletion and
  amortization expense...................    34,811       35,857      32,484         26,539       10,803       7,861         9,398
  General and administrative expense.....     5,269        6,533       6,445          6,884        5,360       3,769         4,813
  General and administrative
  (Stock-based compensation)...........          --        2,767      (2,767)            --        1,106         467         1,122
  Other..................................       624          717         702            567          609         443           442
  Proved property impairment.............    19,100            --      2,638        115,993           --          --            --
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
     Total operating expenses............    77,742       64,657      58,118        165,223       27,477      19,704        25,093
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
Operating income (loss)..................   (10,972)      11,943      19,125       (110,903)      11,542      10,267         9,892
  Net interest expense...................    36,149       30,610      31,445         34,058       16,925      12,899        13,688
  Amortization of deferred financing
  Fees...................................     1,915        2,091       2,268          2,095        1,678       1,244         1,380
  Financing cost........................         --           --          --            967        4,406       4,182         1,641
  Gain on debt extinguishment............        --       (1,773)         --             --           --          --            --
  (Gain) loss  on sale of equity
  investment.............................        --      (33,983)        845             --           --          --            --
  Gain on sale of foreign subsidiaries...        --           --          --             --      (68,933)    (67,258)           --
  Other (income) expense.................        --        1,563         207            201          774         774            11
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
Income (loss)  before taxes and
  cumulative effect of accounting
  change.................................   (49,036)      13,435     (15,640)      (148,224)      56,692      58,426         (6,828)
  Cumulative effect of accounting
  change.................................        --           --          --             --         (395)       (395)           --
  Income tax (expense) benefit...........    12,625       (3,705)     (2,402)        29,697         (377)       (377)           --
  Minority interest in income (loss) of
  consolidated foreign subsidiaries......      (269)      (1,281)     (1,676)            --           --          --            --
                                           ---------   ----------   ----------    ---------    ----------   ----------   ----------
Income (loss)............................  $(36,680)   $   8,449    $(19,718)    $ (118,527)   $  55,920  $   57,654   $    (6,828)
                                           =========   ==========   ==========    =========    ==========   ==========   ==========


Income (loss) from per  common
share:
  Basic..................................  $  (5.41)   $    0.37    $  (0.76)     $   (3.95)    $   1.58   $     1.63   $    (0.19)
  Diluted................................  $  (5.41)   $    0.26    $  (0.76)     $   (3.95)    $   1.55   $     1.60   $    (0.19)

Consolidated Balance Sheet Data:
  Total assets...........................  $ 322,284    $ 335,560    $303,616       $181,425     $126,437    $124,203      $129,067
  Long-term debt - excluding current         273,421      266,441     285,184        236,943      184,649     177,012       190,516
  maturities.............................
  Stockholder's (deficit)................     (9,505)      (6,503)    (28,585)      (142,254)     (72,203)    (72,464)      (76,387)


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our consolidated financial condition, results of operations, liquidity and capital resources. This discussion should be read in conjunction with our consolidated financial statements and the notes thereto included in this prospectus.

General

     We are an independent energy company primarily engaged in the development and production of natural gas and crude oil. Historically, we have grown through the acquisition and subsequent development and exploitation of producing properties, principally through the redevelopment of old fields utilizing new technologies such as modern log analysis and reservoir modeling techniques as well as 3-D seismic surveys and horizontal drilling. As a result of these activities, we believe that we have a substantial inventory of low risk development opportunities, which provide a basis for significant production and reserve increases. In addition, we intend to expand upon our exploitation and development activities with complementary low risk exploration projects in our core areas.

     We incurred net losses in three of the last five years and in the nine months ended September 30, 2004, and our financial results continue to depend upon many factors which significantly affect our results of operations, including the following:

     o   the sales prices of natural gas, natural gas liquids and crude oil;

     o the level of our total sales volumes of natural gas, natural gas liquids and crude oil;

     o the availability of, and our ability to raise additional, capital resources and provide liquidity to meet cash flow needs;

     o   our  ability  to  use  our  cash  flow  from   operations  for  capital
         expenditures to increase production and reserves;

     o the level and success of exploitation, exploration and development activity; and

     o   the level of our borrowings.


     During 2003, Grey Wolf had $8.6 million of revenues and cash flow from operations of $6.3 million, all of which was used to fund operations in Canada. In addition, in 2003, $6.0 million of Abraxas' cash flow from operations was used to fund operations in Canada. It is anticipated that Grey Wolf will finance its future operations out of its own financial resources. However, Abraxas may also provide limited funds to Grey Wolf under the terms of the new revolving credit facility, notes and the bridge loan. Grey Wolf is currently not permitted to distribute money or pay dividends to Abraxas. Instead, it is expected that Grey Wolf's cash flow from operations will be used to pay debt service and to repay Grey Wolf's indebtedness under its term loan and to finance its on-going operations. Grey Wolf has pledged all of its material assets as security for that indebtedness. In addition, Abraxas has pledged all of the capital stock of Grey Wolf that it owns solely as security for the bridge loan, and this capital stock does not constitute a part of the collateral securing the notes or pledged for the benefit of the noteholders.

     Commodity Prices and Hedging Activities. Our results of operations are significantly affected by fluctuations in commodity prices. Price volatility in the natural gas and crude oil markets has remained prevalent in the last few years. In January 2001, the market price of natural gas was at its highest level in our operating history and the price of crude oil was also at a high level. However, over the course of 2001 and the beginning of the first quarter of 2002, prices again became depressed, primarily due to the economic downturn. Beginning in March 2002, commodity prices began to increase and continued higher through December 2003. Prices have remained strong during 2004.

     The table below illustrates how natural gas prices fluctuated over the last eight quarters. The table below contains the last three day average of NYMEX traded contracts price and the prices we realized during the last eight quarters, including the impact of our hedging activities.

                          Natural Gas Prices by Quarter
                                 (in $ per Mcf)

                                  Quarter Ended
             -------------------------------------------------------------------------
             Dec. 31, March 31, June 30, Sept,30  Dec. 31, Mar. 31,  June 30,  Sept.30
              2002      2003      2003     2003     2003     2004     2004     2004
             -------- --------- -------- -------- -------- --------- --------- -------
Index          $3.99   $6.61     $5.51    $5.10    $4.60    $5.69     $5.97    $5.85
Realized       $3.47   $5.13     $5.11    $4.50    $4.30    $4.83     $5.23    $5.46

         The NYMEX natural gas price on December 1, 2004 was $7.41 per Mcf.

     The table below contains the last three day average of NYMEX traded contracts price and the prices we realized during the last eight quarters.

                           Crude Oil Prices by Quarter
                                 (in $ per Bbl)

                                  Quarter Ended
             -------------------------------------------------------------------------
             Dec. 31, March 31, June 30, Sept,30  Dec. 31, Mar. 31,  June 30,  Sept.30
              2002      2003      2003     2003     2003     2004     2004     2004
             -------- --------- -------- -------- -------- --------- --------- -------
Index         $28.29   $33.71    $29.87   $30.85   $29.64   $34.76    $38.48   $42.32
Realized      $24.83   $33.22    $28.53   $29.52   $29.73   $34.19    $37.09   $42.37

         The NYMEX crude oil price on December 1, 2004 was $45.49 per Bbl.

     We seek to reduce our exposure to price volatility by hedging our production through swaps, floors, options and other commodity derivative instruments. In 2001 and 2002, we experienced hedging losses of $12.1 million and $3.2 million, respectively. In October 2002, all of these hedge agreements expired. We made total payments over the term of these arrangements to various counterparties in the amount of $35.1 million.

     Under the terms of Abraxas' new revolving credit facility, Abraxas is required to maintain hedging positions with respect to not less than 25% nor more than 75% of its natural gas and crude oil production, on an equivalent basis, for a rolling six month period. As of November 1, 2004, Abraxas had the following hedges in place:

           Time Period                         Notional Quantities                      Price
---------------------------------- -------------------------------------------- ----------------------
November 2004                      7,100 MMbtu of production per day            Floor of $4.25
                                   400 Bbls of crude oil production per day     Floor of $24.00
                                   7,100 MMbtu of production per day            Floor of $4.50
December 2004                      400 Bbls of crude oil production per day     Floor of $25.00
                                   7,100 MMbtu of production per day            Floor of $4.50
January 2005                       400 Bbls of crude oil production per day     Floor of $25.00
                                   7,100 MMbtu of production per day            Floor of $4.50
February 2005                      400 Bbls of crude oil production per day     Floor of $25.00
                                   7,100 MMbtu of production per day            Floor of $4.50
March 2005                         400 Bbls of crude oil production per day     Floor of $25.00
                                   7,100 MMbtu of production per day            Floor of $4.50
April 2005                         400 Bbls of crude oil production per day     Floor of $25.00
May - December 2005                9,500 MMbtu of production per day            Floor of $5.00

     Production Volumes. Because our proved reserves will decline as natural gas, natural gas liquids and crude oil are produced, unless we acquire additional properties containing proved reserves or conduct successful exploration and development activities, our reserves and production will decrease. Our ability to acquire or find additional reserves in the near future will be dependent, in part, upon the amount of available funds for acquisition, exploitation, exploration and development projects.

     Abraxas anticipates making capital expenditures for U.S. properties for the remainder of 2004 and 2005 of approximately $4.0 million and $20.0 million, respectively, which Abraxas anticipates will include the drilling or recompletion of approximately 23 wells. If natural gas and crude oil prices return to depressed levels or if our production levels decrease, our revenues, cash flow from operations and financial condition will be materially adversely affected.

     Availability of Capital. As described more fully under "Liquidity and Capital Resources" below, Abraxas' sources of capital going forward will primarily be cash from operating activities, funding under its new revolving credit facility, cash on hand, and if an appropriate opportunity presents itself, proceeds from the sale of properties. Abraxas currently has approximately $14.6 million of availability under its new revolving credit facility. Similarly, Grey Wolf's sources of capital going forward will primarily be cash from operating activities, funding under its term loan, cash on hand, and if an appropriate opportunity presents itself, proceeds from the sale of properties.

     Exploitation and Development Activity. Despite the $10 million capital spending limits contained in 11 1/2% secured notes due 2007, which caused us to put a priority on those projects which allowed us to maintain our leasehold positions and comply with drilling requirements on non-operated properties, rather than on those opportunities which we believe have the greatest potential for increasing our production and reserves, during 2003, we increased average daily production from the producing properties that we continued to own after the sale of most of our Canadian properties in January 2003 from approximately 19 MMcfe in January 2003 to approximately 24 MMcfe in June 2004, while drilling a total of 43 wells with a 93% success rate. In addition, during 2003, we added 16 Bcfe of proved reserves at a finding cost of $1.15 per Mcfe.

     Abraxas believes that its high quality asset base, high degree of operational control and large inventory of drilling projects position it for future growth. Abraxas' properties are concentrated in locations that facilitate substantial economies of scale in drilling and production operations and more efficient reservoir management practices. Abraxas operates 94% of the properties accounting for approximately 90% of its PV-10, giving Abraxas substantial control over the timing and incurrence of operating and capital expenditures. In addition, Abraxas has 47 proved undeveloped locations and has identified over 100 drilling and recompletion opportunities on its existing U.S. acreage, the successful development of which Abraxas believes could significantly increase its daily production and proved reserves.

     Abraxas' future natural gas and crude oil production, and therefore its success, is highly dependent upon its ability to find, acquire and develop additional reserves that are profitable to produce. The rate of production from Abraxas' natural gas and crude oil properties and its proved reserves will decline as its reserves are produced unless Abraxas acquires additional
properties   containing  proved  reserves,   conducts  successful   exploration,
development and exploitation activities or, through engineering studies, identifies additional behind-pipe zones or secondary recovery reserves. Abraxas cannot assure you that its exploration, exploitation and development activities will result in increases in its proved reserves. In addition, approximately 36% of Abraxas' total estimated proved reserves at December 31, 2003 were undeveloped. By their nature, estimates of undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. For a more complete discussion of these risks please see "Risk Factors--We may be unable to acquire or develop additional reserves, in which case our results of operations and financial condition would be adversely affected."

     Borrowings and Interest. Abraxas currently has total indebtedness of approximately $150 million and availability of $14.6 million under the new revolving credit facility. In addition, Grey Wolf has total indebtedness of approximately $35 million. We paid interest under our 11 1/2% secured notes due 2007 by the issuance of additional notes, which caused our cash interest expense to be $4.3 million during 2003 and $3.7 million during the first nine months of 2004. On a pro forma basis, Abraxas would have paid interest of $12.4 million in 2003 and $11.4 million during the first nine months of 2004 and Grey Wolf would have paid $3.9 million and $2.9 million during the same time periods. This increase in cash interest expense will require us to increase our production and cash flow from operations in order to meet our debt service requirements, as well as to fund the development of Abraxas' numerous drilling opportunities.

     Selected Operating Data. The following table sets forth certain of our operating data for the periods presented.

                                                                                               Nine Months Ended
                                                               Years Ended                       September 30,
                                                              December 31,                        (unaudited)
                                                  --------------------------------------   --------------------------
                                                             (dollars in thousands, except per unit data)
                                                    2001(1)      2002(1)      2003(1)        2003(1)        2004
                                                  ------------ ------------ ------------   ------------- ------------
Operating revenue:
Crude oil sales(2)................................   $11,184   $    7,114   $   7,627        $  5,490     $  7,226
NGLs sales........................................     5,979        4,343         911             761        1,314
Natural gas sales(2)..............................    56,038       39,405      29,567          23,026       25,709
Gas processing revenue............................     2,438        2,420         133             132            --
Rig and other.....................................     1,604        1,038         781             562          736
                                                  ------------ ------------ ------------   ------------- ------------
Total operating revenues..........................   $77,243   $   54,320     $39,019         $29,971      $34,985

Operating income (loss)...........................   $19,125    $(110,903)    $11,542         $10,267      $ 9,892

Crude oil production (MBbls)......................       454          292         252             180          192
NGLs production (MBbls)...........................       278          242          37              31           41
Natural gas production (MMcf).....................    17,496       15,453       6,189           4,669        5,093

Average crude oil sales price (per Bbl)(2)........   $ 24.63    $   24.34     $ 30.32        $  30.55     $  37.84
Average NGLs sales price (per Bbl)................   $ 21.51    $   17.94     $ 24.47        $  24.27     $  32.00
Average natural gas sales price (per Mcf)(2)... ...  $  3.20    $    2.55     $  4.78        $   4.93     $   5.05
----------

(1) Data for 2001, 2002 and the first 23 days of 2003 includes Canadian subsidiaries sold in January 2003.

(2)  Revenue and average sales prices are net of hedging activities.

     The above table includes operations data relating to Grey Wolf. Because Grey Wolf is not a guarantor of the notes, and Abraxas' obligations under the notes are not secured by any of the properties, assets or capital stock of Grey Wolf, the notes are structurally subordinated in right of payment to all of the obligations, including trade payables and other debt, of Grey Wolf. The "Unaudited Pro Forma Financial Information" included in this prospectus gives effect to the exclusion of the statement of operations and balance sheet data relating to Grey Wolf and the completion of the refinancing described in this prospectus, as if Grey Wolf were excluded and the refinancing were consummated as of the dates indicated.

Comparison of Nine Months Ended September 30, 2004 to Nine Months Ended September 30, 2003

     Operating Revenue. During the nine months ended September 30, 2004, operating revenue from crude oil, natural gas and natural gas liquids sales increased to $34.2 million as compared to $29.3 million in the nine months ended September 30, 2002. The increase in revenue was due to increased production volumes and higher commodity prices during the period. Increased production volumes contributed $2.6 million while higher commodity prices contributed $2.3 million to crude oil and natural gas revenue during the nine months ended September 30, 2004.

     Average sales prices net of hedging costs for the nine months ended September 30, 2004 were:

     o   $37.84 per Bbl of crude oil,
     o   $32.00 per Bbl of natural gas liquids, and
     o   $5.05 per Mcf of natural gas

     Average sales prices net of hedging costs for the nine months ended September 30, 2003 were:

     o   $30.55 per Bbl of crude oil,
     o   $24.27 per Bbl of natural gas liquids, and
     o   $4.93 per Mcf of natural gas

     Crude oil production volumes increased to 191.0 MBbls during the nine months ended September 30, 2004 from 179.7 MBbls for the same period of 2003. Crude oil production volumes related to our Canadian operations increased to
25.4 MBbls during the nine months ended September 30, 2004 from 15.2 MBbls for the same period of 2003. Offsetting the increased production was the loss of production related to the properties sold in connection with the sale of Old Grey Wolf and Canadian Abraxas in January 2003. The properties sold contributed
2.4 MBbls during the first 23 days of 2003 prior to the sale. Natural gas production volumes increased to 5,093 MMcf for the nine months ended September 30, 2004 from 4,669 MMcf for the same period of 2003. As with the increase in crude oil volumes, the increase in natural gas production volumes was the result of drilling activities during the latter part of 2003 and the first nine months of 2004, primarily related to our Canadian operations. Natural gas production related to our Canadian operations increased from 1,123 MMcf for the first nine months of 2003 to 1,711 MMcf for the same period of 2004. Offsetting the increase was the loss of production related to the Canadian properties sold in January 2003. Prior to the sale, these properties contributed 559 MMcf to 2003.

     Lease Operating Expenses. Lease operating expenses for the nine months ended September 30, 2004 increased to $9.3 million from $7.2 million for the same period in 2003. The increase was due to increased production taxes as a result of higher production volumes as well as pipeline charges in Canada related to startup cost associated with previously stranded gas. LOE on a per Mcfe basis for the nine months ended September 30, 2004 was $1.44 compared to $1.21 for the same period of 2003.

     G&A Expenses. G&A expenses increased to $4.8 million for the first nine months of 2004 from $3.8 million for the first nine months of 2003. The increase was primarily due to performance bonuses paid during the second quarter of 2004. G&A expense on a per Mcfe basis was $0.74 for the first nine months of 2004 compared to $0.63 for the same period of 2003.

     Stock-based Compensation. Effective July 1, 2000, the Financial Accounting Standards Board ("FASB") issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of Accounting Principles Board Opinion No. ("APB") 25. Under the interpretation, certain modifications to fixed stock option awards which were made subsequent to December 15, 1998, and not exercised prior to July 1, 2000, require that the awards be accounted for as variable expenses until they are exercised, forfeited, or expired. In January 2003, we amended the exercise price to $0.66 per share on certain options with an existing exercise price greater than $0.66 per share. We recognized expense of approximately $1.1 million and approximately $467,000 during the nine months ended September 30, 2004 and 2003 respectively related to these repricings, due to an increase in the price of our common stock.

     DD&A Expenses. Depreciation, depletion and amortization expense increased to $9.4 million for the nine months ended September 30, 2004 from $7.9 million for the same period of 2003. The increase was primarily due to increased production volumes during the nine months ended September 30, 2004 as compared to the same period of 2003. Our DD&A on a per Mcfe basis for the nine months ended September 30, 2004 was $1.45 per Mcfe as compared to $1.32 in 2003.

     Interest Expense. Interest expense increased to $13.7 million for the first nine months of 2004 compared to $12.9 million in 2003. The increase in interest expense was due to an increase in our overall long-term debt from $177.0 million as of September 30, 2003 to $190.5 million as of September 30, 2004. The increase in long-term debt was due to the issuance of additional notes in payment of interest on our 11 1/2% secured notes due 2007.

     Income taxes. Income taxes decreased to zero for the nine months ended September 30, 2004 from $377,000 for the nine months ended September 30, 2003. There is no current or deferred income tax benefit for the current net losses due to the valuation allowance which has been recorded against such benefits.

Comparison of Year Ended December 31, 2003 to Year Ended December 31, 2002.

     Operating Revenue. During the year ended December 31, 2003, operating revenue from crude oil, natural gas and natural gas liquids sales decreased by $12.8 million from $50.9 million in 2002 to $38.1 million in 2003. The decrease in revenue was primarily due to decreased production volumes, primarily due to the sale of our Canadian subsidiaries in January 2003, which was partially offset by higher commodity prices realized during the period. Higher commodity prices contributed $16.5 million to natural gas and crude oil revenue while reduced production volumes had a $29.3 million negative impact on revenue. The Canadian properties which were sold in January 2003 contributed $29.3 million to revenues from natural gas and crude oil for the year ended December 31, 2002, compared to $3.1 million in 2003 through the date of sale (January 23, 2003).

     Natural gas liquids volumes declined from 242.0 MBbls in 2002 to 37.3 MBbls in 2003. The decline in natural gas liquids volumes was due almost entirely to the sale of our Canadian subsidiaries in January 2003. These properties contributed 232.5 MBbls of natural gas liquids in 2002 compared to 11.7 MBbls during 2003. Crude oil sales volumes declined from 292.3 MBbls in 2002 to 251.6 MBbls during 2003. The Canadian properties which were sold in January 2003 contributed 27.7 MBbls of crude oil production in 2002 compared to 2.4 MBbls in 2003 through the date of the sale. Crude oil production volumes relating to the Canadian properties which were retained and current drilling activities in Canada resulted in an increase to 29.0 MBbls in 2003 compared to 9.5 MBbls in 2002. Crude oil production from U.S. operations decreased due primarily to natural field declines. Natural gas sales volumes decreased from 15.5 Bcf in 2002 to 6.2 Bcf in 2003. This decrease is primarily due to the sale of our Canadian subsidiaries in January 2003. The Canadian properties sold contributed
9.8 Bcf in 2002 compared to .5 Bcf in 2003 through the date of sale.

Average sales prices in 2003 net of hedging costs were:

     o   $30.32 per Bbl of crude oil,
     o   $24.47 per Bbl of natural gas liquids, and
     o   $4.78 per Mcf of natural gas.

Average sales prices in 2002 net of hedging costs were:

     o   $24.34 per Bbl of crude oil,
     o   $17.94 per Bbl of natural gas liquids, and
     o   $2.55 per Mcf of natural gas.

     Lease Operating Expense. Lease operating expense, or LOE, decreased from $15.2 million in 2002 to $9.6 million in 2003. The decrease in LOE was primarily due to the sale of most of our Canadian properties in January 2003. LOE related to these Canadian properties was $7.3 million for the year ended December 31, 2002. Excluding the properties sold, LOE attributable to on going operations increased, primarily due to higher production taxes associated with higher commodity prices in 2003 as compared to 2002. Our LOE on a per Mcfe basis for the year ended December 31, 2003 was $1.21 per Mcfe compared to $0.82 for 2002, primarily due to the decrease in production volumes.

     G&A Expense. General and administrative, or G&A, expense decreased from $6.9 million in 2002 to $5.4 million in 2003. The decrease in G&A expense was primarily due to a reduction in personnel in connection with the sale of most of our Canadian properties on January 23, 2003. Our G&A expense on a per Mcfe basis increased from $0.37 in 2002 to $0.67 in 2003. The increase in the per Mcfe cost was due primarily to lower production volumes in 2003 as compared to 2002.

     G&A - Stock-based Compensation Expense. Effective July 1, 2000, the Financial Accounting Standards Board ("FASB") issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of Accounting Principles Board Opinion No. ("APB") 25. Under the interpretation, certain modifications to fixed stock option awards which were made subsequent to December 15, 1998, and not exercised prior to July 1, 2000, require that the awards be subject to variable accounting until they are exercised, forfeited, or expired. In March 1999, we amended the exercise price to $2.06 on all options with an existing exercise price greater than $2.06. In January 2003, we amended the exercise price to $0.66 per share on certain options with an existing exercise price greater than $0.66 per share which resulted in variable accounting. We charged approximately $1.1 million to stock based compensation expense in 2003 related to these repricings. During 2002, we did not recognize any stock-based compensation due to the decline in the price of our common stock.

     DD&A Expense. Depreciation, depletion and amortization, or DD&A, expense decreased by $15.7 million from $26.5 million in 2002 to $10.8 million in 2003. The decrease in DD&A was primarily due to the sale of our Canadian subsidiaries in January 2003 as well as ceiling limitation write-downs in the second quarter of 2002. Our DD&A expense on a per Mcfe basis for 2003 was $1.33 per Mcfe as compared to $1.42 per Mcfe in 2002.

     Interest Expense. Interest expense decreased from $34.1 million to $17.0 million for 2003 compared to 2002. The decrease in interest expense was due to the reduction in debt in 2003. Total debt was reduced as a result of the transactions which occurred on January 23, 2003. Total debt was $300.4 million as of December 31, 2002 compared to $184.6 million at December 31, 2003.

     Ceiling Limitation Write-down. We record the carrying value of our natural gas and crude oil properties using the full cost method of accounting. For more information on the full cost method of accounting, you should read the description under "Critical Accounting Policies--Full Cost Method of Accounting for Natural Gas and Crude Oil Activities". At June 30, 2002, our net capitalized costs of natural gas and crude oil properties exceeded the present value of our estimated proved reserves by $138.7 million ($28.2 million on the U.S. properties and $110.5 million on the Canadian properties). These amounts were calculated considering June 30, 2002 prices of $26.12 per Bbl for crude oil and $2.16 per Mcf for natural gas as adjusted to reflect the expected realized prices for each of the full cost pools. Subsequent to June 30, 2002, commodity prices increased in Canada and we utilized these increased prices in calculating the ceiling limitation write-down. The total write-down was approximately $116.0 million. At December 31, 2003 our net capitalized cost of natural gas and crude oil properties did not exceed the present value of our estimated reserves, due to increased commodity prices during 2003 and, as such, no write-down was recorded in 2003. We cannot assure you that we will not experience additional ceiling limitation write-downs in the future.

     The risk that we will be required to write-down the carrying value of our natural gas and crude oil assets increases when natural gas and crude oil prices are depressed or volatile. In addition, write-downs may occur if we have substantial downward revisions in our estimated proved reserves or if purchasers or governmental action cause an abrogation of, or if we voluntarily cancel, long-term contracts for our natural gas. We cannot assure you that we will not experience additional write-downs in the future. If commodity prices decline or if any of our proved resources are revised downward, a further write-down of the carrying value of our natural gas and crude oil properties may be required.

     Income taxes. Income tax expense increased from a benefit of $29.7 million for the year ended December 31, 2002 to an expense of $377,000 for the year ended December 31, 2003. The expense in 2003 was related to the operations of the Canadian properties prior to their sale on January 23, 2003. There is no current or deferred income tax expense for 2003 related to on-going operations due to the valuation allowance which has been recorded against the deferred tax asset.

Comparison of Year Ended December 31, 2002 to Year Ended December 31, 2001

     Operating Revenue. During the year ended December 31, 2002, operating revenue from crude oil, natural gas and natural gas liquids sales decreased by $22.3 million from $73.2 million in 2001 to $50.9 million in 2002. This decrease was primarily attributable to a decrease in production volumes and lower commodity prices in 2002 as compared to 2001. Natural gas and crude oil revenue was impacted by $11.5 million from a decline in commodity prices and $10.8 million from reduced production. The decline in production was due to the disposition of certain properties in south Texas and natural field declines.

     Natural gas liquids volumes declined from 278.0 MBbls in 2001 to 242.0 MBbls in 2002. Crude oil sales volumes declined from 454.1 MBbls in 2001 to
292.3 MBbls during 2002. Natural gas sales volumes decreased from 17.5 Bcf in 2001 to 15.5 Bcf in 2002. Production declines were primarily attributable to our disposition of assets during 2002 and natural field declines.

Average sales prices in 2002 net of hedging losses were:

     o   $24.34 per Bbl of crude oil,
     o   $17.94 per Bbl of natural gas liquids, and
     o   $2.55 per Mcf of natural gas.

Average sales prices in 2001 net of hedging losses were:

     o   $24.63 per Bbl of crude oil,
     o   $21.51 per Bbl of natural gas liquids, and
     o   $3.20 per Mcf of natural gas.

     Lease Operating Expense. Lease operating expense ("LOE") decreased from $18.6 million in 2001 to $15.2 million in 2002. LOE on a per Mcfe basis for 2002 was $0.82 per Mcfe as compared to $0.83 per Mcfe in 2001. The decrease in the per Mcfe cost is due to a reduced operating cost offset by the decline in production volumes.

     G&A Expense. General and administrative ("G&A") expense increased slightly from $6.4 million in 2001 to $6.9 million in 2002. This increase was due primarily to increased legal expenses related to ongoing litigation in 2002. Our G&A expense on a per Mcfe basis increased from $0.30 in 2001 to $0.37 in 2002. The increase in the per Mcfe cost was due primarily to lower production volumes in 2002 as compared to 2001.

     G&A - Stock-based Compensation Expense. Effective July 1, 2000, the Financial Accounting Standards Board ("FASB") issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of Accounting Principles Board Opinion No. ("APB") 25. Under the interpretation, certain modifications to fixed stock option awards which were made subsequent to December 15, 1998, and not exercised prior to July 1, 2000, require that the awards be subject to variable accounting until they are exercised, forfeited, or expired. In March 1999, we amended the exercise price to $2.06 on all options with an existing exercise price greater than $2.06. We charged approximately $2.8 million to stock-based compensation expense in 2000 compared to crediting approximately $2.8 million in 2001. This was due to the decline in the market price of our common stock during 2001. During 2002, we did not recognize any stock-based compensation expense due to the decline in the price of our common stock.

     DD&A Expense. Depreciation, depletion and amortization ("DD&A") expense decreased by $5.9 million from $32.4 million in 2001 to $26.5 million in 2002. The decline in DD&A is due to reductions in our full cost pool resulting from ceiling test write-downs, as well as lower production volumes. Our DD&A expense on a per Mcfe basis for 2002 was $1.42 per Mcfe as compared to $1.74 per Mcfe in 2001.

     Interest Expense. Interest expense increased from $31.5 million to $34.1 million for 2002 compared to 2001. The increase was the result of additional sales pursuant to our production payment arrangement with Mirant Americas as well as increased borrowings under a previously existing Canadian credit facility in 2002. The production payment was reacquired in June 2002 for approximately $6.8 million.

     Ceiling Limitation Write-down. We record the carrying value of our natural gas and crude oil properties using the full cost method of accounting. For more information on the full cost method of accounting, you should read the description under "--Critical Accounting Policies--Full Cost Method of Accounting for Natural Gas and Crude Oil Activities". As of December 31, 2001, our net capitalized costs of natural gas and crude oil properties exceeded the present value of its estimated proved reserves by $71.3 million. These amounts were calculated considering 2001 year-end prices of $19.84 per Bbl for crude oil and $2.57 per Mcf for natural gas as adjusted to reflect the expected realized prices for each of the full cost pools. We did not adjust our capitalized costs for its U.S. properties because subsequent to December 31, 2001, natural gas and crude oil prices increased such that capitalized costs for its U.S. properties did not exceed the present value of the estimated proved natural gas and crude oil reserves for its U.S. properties as determined using increased realized prices on March 22, 2002 of $24.16 per Bbl for crude oil and $2.89 per Mcf for natural gas.

     At June 30, 2002, our net capitalized costs of natural gas and crude oil properties exceeded the present value of our estimated proved reserves by $138.7 million ($28.2 million on the U.S. properties and $110.5 million on the Canadian properties). These amounts were calculated considering June 30, 2002 prices of $26.12 per Bbl for crude oil and $2.16 per Mcf for natural gas as adjusted to reflect the expected realized prices for each of the full cost pools. Subsequent to June 30, 2002, commodity prices increased in Canada and we utilized these increased prices in calculating the ceiling limitation write-down. The total write-down was approximately $116.0 million. At December 31, 2002 our net capitalized cost of natural gas and crude oil properties did not exceed the present value of our estimated reserves, due to increased commodity prices during the fourth quarter and, as such, no further write-down was recorded. We cannot assure you that we will not experience additional ceiling limitation write-downs in the future.

     The risk that we will be required to write-down the carrying value of our natural gas and crude oil assets increases when natural gas and crude oil prices are depressed or volatile. In addition, write-downs may occur if we have substantial downward revisions in our estimated proved reserves or if purchasers or governmental action cause an abrogation of, or if we voluntarily cancel, long-term contracts for our natural gas. We cannot assure you that we will not experience additional write-downs in the future. If commodity prices decline or if any of our proved resources are revised downward, a further write-down of the carrying value of our natural gas and crude oil properties may be required.

     Income taxes. Income tax expense decreased from an expense of $2.4 million for the year ended December 31, 2001 to a benefit of $29.7 million for the year ended December 31, 2002. The decrease was primarily due to the tax benefit relating to the ceiling limitation write-down related to our Canadian properties.

Liquidity and Capital Resources

     General. The natural gas and crude oil industry is a highly capital intensive and cyclical business. Our capital requirements are driven principally by our obligations to service debt and to fund:

     o   the  development  of  existing   properties,   including  drilling  and
         completion costs of wells;

     o acquisition of interests in additional natural gas and crude oil properties; and

     o   production and transportation facilities.

The amount of capital expenditures we are able to make has a direct impact on our ability to increase cash flow from operations and, thereby, will directly affect our ability to service our debt obligations and to continue to grow the business through the development of existing properties and the acquisition of new properties.

     Abraxas' sources of capital going forward will primarily be cash from operating activities, funding under its new revolving credit facility, cash on hand, and if an appropriate opportunity presents itself, proceeds from the sale of properties. However, under the terms of the notes, proceeds of optional sales of Abraxas' assets that are not timely reinvested in new natural gas and crude oil assets will be required to be used to reduce indebtedness and proceeds of mandatory sales must be used to repay or redeem indebtedness.

     Working Capital. At September 30, 2004, we had current assets of approximately $9.7 million and current liabilities of approximately $13.2 million, resulting in a working capital deficit of $3.5 million. This compares to a working capital deficit of approximately $2.4 million at December 31, 2003 and $9.3 million at September 30, 2003. Current liabilities at September 30, 2004 consisted of trade payables of $3.6 million, revenues due third parties of $2.3 million and accrued interest of $5.5 million, of which $5.1 million is non-cash and other accrued liabilities of $1.9 million. At September 30, 2004, current assets relating to U.S. operations of approximately $14.5 million exceeded current liabilities relating to U.S. operations of approximately $11.2 million, resulting in working capital of approximately $3.3 million. Current liabilities at September 30, 2004 relating to Canadian operations of approximately $8.5 million exceeded current assets relating to Canadian operations of approximately $1.8 million, resulting in a working capital deficit of approximately $6.7 million. On a pro forma basis, at September 30, 2004, Abraxas' current assets of $7.9 million would have exceeded its current liabilities of approximately $5.7 million, resulting in working capital of approximately $2.2 million.

     Capital Expenditures. The table below sets forth the components of our capital expenditures for the three years ended December 31, 2003 and for the nine months ended September 30, 2003 and 2004.

                                                                              Nine Months Ended
                                          Year Ended December 31,               September 30,
                                   ---------------------------------------   -------------------------
                                      2001          2002         2003         2003           2004
                                   ------------ ------------- ------------ ------------  -------------
                                                          (dollars in thousands)
Expenditure category:
     Development...................   $56,694       $38,560     $18,313      $15,595        $10,836
     Facilities and other..........       362           154          36          732            149
                                   ------------ ------------- ------------ ------------  -------------
                                      $57,056       $38,714     $18,349      $16,327        $10,985
                                   ============ ============= ============ ============  =============

     During the nine months ended September 30, 2003 and 2004 and during 2002 and 2003, capital expenditures were devoted primarily to the development of existing properties. Abraxas anticipates making capital expenditures for U.S. properties for the remainder of 2004 and 2005 of approximately $4.0 million and $20.0 million, respectively, which Abraxas anticipates will include the drilling or recompletion of approximately 23 wells. Grey Wolf anticipates making capital expenditures for Canadian properties for the remainder of 2004 and 2005 of approximately $5.4 million and $14.4 million, respectively. Our capital expenditures could also include expenditures for acquisition of producing properties if such opportunities arise, but we currently have no agreements, arrangements or undertakings regarding any material acquisitions. We have no material long-term capital commitments and are consequently able to adjust the level of our expenditures as circumstances dictate. Additionally, the level of capital expenditures will vary during future periods depending on market conditions and other related economic factors. Should the prices of natural gas and crude oil decline from current levels, our cash flows will decrease which may result in a reduction of the capital expenditures budget. If we decrease our capital expenditures budget, we may not be able to offset natural gas and crude oil production volumes decreases caused by natural field declines and sales of producing properties, if any.

     Sources of Capital. The net funds provided by and/or used in each of operating, investing and financing activities are summarized in the following table:

                                                                                              Nine Months Ended
                                                    Year Ended December 31,                     September 30,
                                            ----------------------------------------      --------------------------
                                            2001           2002          2003             2003           2004
                                            ----------     ----------    -----------      ----------     -----------
                                            (dollars in thousands)
Net cash provided by (used in) operating
activities...............................   $ 16,263       $  (8,336)     $ 23,850         $  9,587       $ 15,306
Net cash provided by (used in) investing
activities...............................    (30,797)         (5,036)       67,461           70,524        (10,985)
Net cash provided by (used in) financing
activities...............................     20,685          10,836       (95,662)         (82,974)        (1,288)
                                            ----------     ----------    -----------      ----------     -----------
Total....................................   $  6,151       $  (2,536)    $  (4,351)       $  (2,863)      $  3,033
                                            ==========     ==========    ===========      ==========     ===========

     Operating activities during the nine months ended September 30, 2004 provided us with $15.3 million in cash compared with $9.6 million in the same period in 2003. Net income plus non-cash expense items and net changes in operating assets and liabilities accounted for most of these funds. Financing activities used $1.3 million for the first nine months of 2004 compared to using $83.0 million for the same period of 2003. Most of these funds were used to reduce our long-term debt and for financing fees. In 2003, funds were used to reduce our long-term debt and were generated by the sale of our Canadian subsidiaries and the Series A/B exchange offer completed in January 2003. Expenditures during the nine months ended September 30, 2004 were primarily for the development of existing properties. Investing activities used $11.0 million during the nine months ended September 30, 2004 compared to providing $70.5 million for the nine months ended September 30, 2003. The sale of our Canadian subsidiaries in January 2003 contributed $86.6 million in 2003 reduced by $10.0 million in exploration and development expenditures.

     Operating activities for the year ended December 31, 2003 provided us with $23.9 million of cash. Investing activities provided us $67.5 million during 2003. Financing activities used $95.7 million during 2003. Most of these funds were used to reduce our long-term debt and were generated by the sale of our Canadian subsidiaries and the Series A/B exchange offer completed in January 2003. The sale of our Canadian subsidiaries contributed $85.8 million in 2003 reduced by $18.3 million in exploration and development expenditures. Expenditures in 2003 were primarily for the development of natural gas and crude oil properties.

     Operating activities for the year ended December 31, 2002 used $8.3 million of cash. Investing activities used $5.0 million during 2002. Our investing activities included the sale of properties which provided $33.9 million, and the use of $38.9 million primarily for the development of producing properties. Financing activities provided us with $10.8 million during 2002, relating primarily to advances on a previously existing Canadian credit facility.

     Operating activities for the year ended December 31, 2001, provided us $16.3 million of cash. Investing activities included the sale of properties which provided $28.9 million, and the use of $57.1 million for the development of producing properties and $2.7 million for the acquisition of the minority interest in Grey Wolf. Financing activities provided $20.7 million during 2001, including the provision of additional funding of $11.7 million under a production payment, and the provision of $18.3 million under a previously existing Canadian credit facility. Payments on long term debt used $9.3 million during 2001.

     Future Capital Resources. Abraxas currently has four principal sources of liquidity going forward: (i) cash from operating activities, (ii) funding under its new revolving credit facility, (iii) cash on hand, and (iv) if an appropriate opportunity presents itself, the sale of producing properties. While Abraxas is no longer subject to the $10 million limitation on capital expenditures under its 11 1/2% secured notes due 2007, covenants under the indenture for the new notes and the new revolving credit facility restrict

Abraxas' use of cash from operating activities, cash on hand and any proceeds from asset sales. Under the terms of the notes, proceeds of optional sales of Abraxas' assets that are not timely reinvested in new natural gas and crude oil assets will be required to be used to reduce indebtedness and proceeds of mandatory sales must be used to redeem indebtedness. The terms of the notes and the new revolving credit facility also substantially restrict Abraxas' ability to:

     o   incur additional indebtedness;

     o   grant liens;

     o   pay dividends or make certain other restricted payments;

     o   merge or consolidate with any other person; or

     o sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

     Our cash flow from operations depends heavily on the prevailing prices of natural gas and crude oil and our production volumes of natural gas and crude oil. Significant downturns in commodity prices, such as that experienced in the last nine months of 2001 and the first quarter of 2002, can reduce our cash flow from operating activities. Although we have hedged a portion of our natural gas and crude oil production and will continue this practice as required pursuant to the new revolving credit facility, future natural gas and crude oil price declines would have a material adverse effect on our overall results, and therefore, our liquidity. Low natural gas and crude oil prices could also negatively affect our ability to raise capital on terms favorable to us.


     Our cash flow from operations will also depend upon the volume of natural gas and crude oil that we produce. Unless we otherwise expand reserves, our production volumes will decline as reserves are produced. Due to sales of properties in 2002 and January 2003, and restrictions on capital expenditures under the terms of our existing indebtedness, we now have significantly reduced reserves and production as compared with pre-2003 levels. In the future, if an appropriate opportunity presents itself, we may sell additional properties, which could further reduce our production volumes. To offset the loss in production volumes resulting from natural field declines and sales of producing properties, we must conduct successful exploration, exploitation and development activities, acquire additional producing properties or identify additional behind-pipe zones or secondary recovery reserves. While we have had some success in pursuing these activities since January 1, 2003, we have not been able to fully replace the production volumes lost from natural field declines and property sales. We believe our numerous drilling opportunities will allow us to increase our production volumes; however, our drilling activities are subject to numerous risks, including the risk that no commercially productive natural gas or crude oil reservoirs will be found. The risk of not finding commercially productive reservoirs will be compounded by the fact that 36% of Abraxas' total estimated proved reserves at December 31, 2003 were undeveloped. If the volume of natural gas and crude oil we produce decreases, our cash flow from operations will decrease.

     The increase in our total indebtedness and in Abraxas' cash interest expense as a result of issuing the new notes and entering into the new revolving credit facility require Abraxas to increase its production and cash flow from operations in order to meet its debt service requirements, as well as to fund the development of Abraxas' numerous drilling opportunities. The ability to satisfy these new obligations will depend upon Abraxas' drilling success as well as prevailing commodity prices.

Contractual Obligations

     We are committed to making cash payments in the future on the following types of agreements:

     o   Long-term debt, and

     o   Operating leases for office facilities.

We have no off-balance sheet debt or unrecorded obligations and we have not guaranteed the debt of any other party. Below is a schedule of the future payments that we would have been obligated to make with respect to Long-Term Debt and are obligated to make with respect to Operating Leases based on agreements in place as of September 30, 2004:

      Contractual Obligations                                   Payments due in:
                                                  Less than                                          More than
                                   Total           one year        1-3 years         3-5 years        5 years
                                ------------     -------------    -------------     ------------    -------------
                                                             (dollars in thousands)
      Long-Term Debt (1)         $245,367            $    -         $245,367              $  -           -
      Operating Leases (2)          1,081               412              629                40           -

(1) These amounts represent the balances outstanding under our previous credit facility and the 11 1/2% secured notes due 2007. These repayments assume that interest would have been capitalized under the 11 1/2& secured notes due 2007 and that periodic interest on our previous credit facility would have been paid on a monthly basis and that we would not have drawn down additional funds thereunder. The long-term debt described above was repaid in connection with the October 2004 refinancing. For more information regarding the October 2004 refinancing, see "Liquidity and Capital Resources--Recent Events".

(2) Office lease obligations for office space for Abraxas and Grey Wolf expire in April 2006 and April 2008, respectively.


     Other Obligations. We make and will continue to make substantial capital expenditures for the acquisition, exploitation, development, exploration and production of natural gas and crude oil. In the past, we have funded our operations and capital expenditures primarily through cash flow from operations, sales of properties, sales of production payments and borrowings under our bank credit facilities and other sources. Given our high degree of operating control, the timing and incurrence of operating and capital expenditures is largely within our discretion.

     Contingencies. In 2001, Abraxas and a limited partnership, of which Wamsutter Holdings, Inc. is the general partner (the "Partnership"), were named in a lawsuit filed in U.S. District Court in the District of Wyoming. The claim asserts breach of contract, fraud and negligent misrepresentation by Abraxas and the Partnership related to the responsibility for year 2000 ad valorem taxes on crude oil and natural gas properties sold by Abraxas and the Partnership. In February 2002, a summary judgment was granted to the plaintiff in this matter and a final judgment in the amount of $1.3 million was entered. Abraxas and the Partnership appealed the District Court's judgment and on November 3, 2004, the U.S. Court of Appeals for the 10th Circuit affirmed the District Court's decision. On November 16, 2004, Abraxas filed a motion for rehearing and a motion for rehearing en banc with the U.S. Court of Appeals for the 10th Circuit. Abraxas has established a reserve in the amount of $845,000, which represents Abraxas' share of the judgment. Abraxas continues to believe that these charges are without merit.

Long-Term Indebtedness

     The following table sets forth our long-term indebtedness as of September 30, 2004 as adjusted for the completion of the offering and the refinancing transactions described in this prospectus.

                             Long-Term Indebtedness

                                               September 30,
                                                   2004
                                             ------------------
                                                (dollars in
                                                 thousands)

Floating rate senior secured notes due 2009..     $125.0
New revolving credit facility................        0.0
                                             ------------------
Grey Wolf term loan (1).....................        35.0
Bridge loan.................................        25.0
Less current maturities.....................         0.0
                                             ------------------
                                                  $185.0
                                              =================
----------

(1)      Non-recourse to Abraxas

     Floating Rate Senior Secured Notes due 2009. In connection with the October 2004 financial restructuring, Abraxas issued $125 million in principal aggregate amount of Floating Rate Senior Secured Notes due 2009. The notes were issued under an indenture with U.S. Bank National Association. For a more complete description of the notes, see "Description of the Exchange Notes" contained in this prospectus.

     Abraxas' New $15 Million Senior Secured Revolving Credit Facility. On October 28, 2004, Abraxas entered into an agreement for a new revolving credit facility having a maximum commitment of $15 million, which includes a $2.5 million subfacility for letters of credit. Availability under the new revolving credit facility is subject to a borrowing base consistent with normal and customary natural gas and crude oil lending transactions.

     Outstanding amounts under the new revolving credit facility bear interest at the prime rate announced by Wells Fargo Bank, National Association plus 1.00%.

     Subject to earlier termination rights and events of default, the stated maturity date under the new revolving credit facility is October 28, 2008.

     Abraxas is permitted to terminate the new revolving credit facility, and under certain circumstances, may be required, from time to time, to permanently reduce the lenders' aggregate commitment under the new revolving credit facility. Such termination and each such reduction is subject to a premium equal to the percentage listed below multiplied by the lenders' aggregate commitment under the new revolving credit facility, or, in the case of partial reduction, the amount of such reduction.


                                          Year             % Premium
                                      -------------- --------------------
                                            1                1.5
                                            2                1.0
                                            3                0.5
                                            4                0.0

     Each of Abraxas' current subsidiaries, other than Grey Wolf, has guaranteed, and each of Abraxas' future restricted subsidiaries will guarantee, Abraxas' obligations under the new revolving credit facility on a senior secured basis. In addition, any other subsidiary or affiliate of Abraxas, including Grey Wolf, that in the future guarantees any other indebtedness of Abraxas or of its restricted subsidiaries will be required to guarantee Abraxas' obligations under the new revolving credit facility. Obligations under the new revolving credit facility are secured, together with the notes, by a shared first priority perfected security interest, subject to certain permitted encumbrances, in all of Abraxas' and each of its restricted subsidiaries' material property and assets, including substantially all of their natural gas and crude oil properties and all of the capital stock (or in the case of an unrestricted subsidiary that is a controlled foreign corporation, up to 65% of the outstanding capital stock) in any entity, other than Grey Wolf, owned by Abraxas and its restricted subsidiaries. The new revolving credit facility is not secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary).

     Under the new revolving credit facility, Abraxas is subject to customary covenants, including certain financial covenants and reporting requirements. The new revolving credit facility requires Abraxas to maintain a minimum net cash interest coverage and also requires Abraxas to enter into hedging agreements on not less than 25% or more than 75% of Abraxas' projected natural gas and crude oil production.

     In addition to the foregoing and other customary covenants, the new revolving credit facility contains a number of covenants that, among other things, restrict Abraxas' ability to:

     o incur or guarantee additional indebtedness and issue certain types of preferred stock or redeemable stock;

     o   transfer or sell assets;

     o   create liens on assets;

     o   pay  dividends  or make other  distributions  on capital  stock or make other restricted payments, including repurchasing, redeeming or retiring capital stock or subordinated debt or making certain investments or acquisitions;

     o   engage in transactions with affiliates;

     o   guarantee other indebtedness;

     o   make any change in the principal nature of its business;

     o prepay, redeem, purchase or otherwise acquire any of its or its restricted subsidiaries' indebtedness;

     o   permit a change of control;

     o   directly or indirectly make or acquire any investment;

     o   cause a restricted subsidiary to issue or sell its capital stock; and

     o consolidate, merge or transfer all or substantially all of the consolidated assets of the Company and its restricted subsidiaries.

     The new revolving credit facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments and liabilities, and is subject to the intercreditor agreement, the material terms of which are described under "Intercreditor Agreement."

     Abraxas' New $25 Million Second Lien Increasing Rate Bridge Loan. On October 28, 2004, Abraxas borrowed $25 million under its new $25 million bridge loan.

     Interest on the bridge loan currently accrues at a rate of 12.0% per annum until October 28, 2005, and is payable monthly in cash. Interest on the bridge loan will thereafter accrue at a rate of 15.0% per annum, and will be payable in-kind. Subject to earlier termination rights and events of default, the stated maturity date under the bridge loan is October 28, 2010.

     Abraxas' obligations under the bridge loan are guaranteed by each of Abraxas' current subsidiaries, other than Grey Wolf, and each of its future restricted subsidiaries. Obligations under the bridge loan are secured by a second priority perfected security interest, subject to certain permitted encumbrances, in all of Abraxas' and each of its restricted subsidiaries' material property and assets, including substantially all of their natural gas and crude oil properties and all of the capital stock (or in the case of an unrestricted subsidiary that is a controlled foreign corporation, up to 65% of the outstanding capital stock) in any entity, other than Grey Wolf, owned by Abraxas and its restricted subsidiaries.

     The bridge loan is also secured by a first priority perfected security interest in all of the capital stock of Grey Wolf owned by Abraxas and its restricted subsidiaries. The bridge loan provides for the release of such security interest in connection with a sale of such capital stock by Abraxas permitted by the terms of the bridge loan, but not a distribution thereof to Abraxas' shareholders. Except under the limited circumstances described herein, the bridge loan is not directly secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary).

     Any prepayment of principal on the bridge loan will be repaid with an additional amount equal to the principal amount being so prepaid multiplied by a repayment factor. The repayment factor is currently equal 1.025 and, following July 28, 2004, will increase monthly by 0.03.

     If the bridge loan is not fully repaid by January 28, 2006, so long as an event of default does not exist thereunder or under the new revolving credit facility or the notes, the bridge loan lenders have the right to require Abraxas' and its restricted subsidiaries to consummate one or more asset sales. Each such asset sale is required to be at fair market value and to generate at least 80% of the proceeds in cash or cash equivalents. The net cash proceeds from each such asset sale (other than with respect to any capital stock of Grey Wolf, which will be exclusively applied to repay the bridge loan) will be applied by Abraxas and its restricted subsidiaries in the following order, to the extent available:

     o first, to pay any interest then due and payable under the new revolving credit facility;

     o   second, to pay any interest then due and payable on the notes;


     o third, to pay any accrued and unpaid interest on the new revolving credit facility that was not paid under clause "first" of this paragraph;

     o fourth, to pay any outstanding principal of the new revolving credit facility;

     o fifth, if the remaining aggregate amount of such net cash proceeds, together with any net cash proceeds in the bridge loan ----- asset sale proceeds account from a previous asset sale consummated in accordance with the provisions described in "Description of the Exchange Notes--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales," exceeds $5.0 million, the entire amount in the bridge loan asset sale proceeds account is to be used to make a net proceeds offer to purchase notes from all holders of the notes as if such net cash proceeds remaining after any payment made pursuant to clause "first," "second," "third" or "fourth" of this paragraph, and any other net cash proceeds in the bridge loan asset sale proceeds account, are excess proceeds (see "Description of the Exchange Notes--Certain Covenants--Limitation on Asset Sales"); and

     o sixth, after the payment of all amounts required by a net proceeds offer made in accordance with clause "fifth" of this paragraph to repay all amounts outstanding under the bridge loan.

     Under the bridge loan, Abraxas is subject to substantially the same covenants and reporting requirements, and substantially the same events of default, as are set forth in the new revolving credit facility (see "--Abraxas' New $15 Million Senior Secured Revolving Credit Facility").

     The bridge loan is subject to the intercreditor agreement, the material terms of which are described under "--Intercreditor Agreement."

     Grey Wolf's $35 Million Senior Secured Term Loan. On October 28, 2004, Grey Wolf entered into an agreement with Guggenheim Corporate Funding, LLC for a $35 million senior secured term loan. Interest on the Grey Wolf term loan currently accrues at the prime rate announced by the administrative agent plus 6.25% and will increase by 0.75% at the end of each six month period during which the Grey Wolf term loan is outstanding. Such interest is payable quarterly in cash, with the first interest payment to be made on January 1, 2005. If the Grey Wolf term loan is still outstanding at the end of the first year, an amortization schedule requires Grey Wolf to prepay at least 5.0% of the initial principal amount of the loan at the end of each of the first three years and 10.0% of the initial principal amount of the loan at the end of the fourth year, with the balance of the loan due at maturity. Subject to earlier termination rights and events of default, the Grey Wolf term loan will mature on October 29, 2009. Abraxas paid pay all of the fees and costs related to the establishment of the Grey Wolf term loan.

     Grey Wolf's obligations under its term loan are guaranteed by each of Grey Wolf's future subsidiaries. Obligations under the Grey Wolf term loan are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in all of Grey Wolf's and each of its subsidiaries' material property and assets, including substantially all of their natural gas and crude oil properties and all of the capital stock in any entity owned by Grey Wolf and its subsidiaries.

     The Grey Wolf term loan is prepayable, in whole or in part, upon not less than 10 days written notice, at Grey Wolf's option at any time at a price of 100% of the principal amount of the loan being prepaid, plus accrued and unpaid interest to the date of prepayment.


     Under this term loan, Grey Wolf is subject to substantially the same covenants and reporting requirements, and substantially the same events of default, as are set forth in the new revolving credit facility (see "--Abraxas' New $15 Million Senior Secured Revolving Credit Facility").In connection with the October 20004 refinancing transactions described in this prospectus, Abraxas issued $125 million aggregate principal amount of floating rate senior secured notes due December 1, 2009. The notes were issued under an indenture with U.S. Bank National Association. For a more complete description of the notes, see "Description of the Exchange Notes" contained in this prospectus.

Hedging Activities

     Our results of operations are significantly affected by fluctuations in commodity prices and we seek to reduce our exposure to price volatility by hedging our production through swaps, options and other commodity derivative instruments. Under our new revolving credit facility, we are required to maintain hedge positions on not less than 25% or more than 75% of our projected oil and gas production for a six month rolling period. See "--Quantitative and Qualitative Disclosures about Market Risk--Hedging Sensitivity" for further information.

Net Operating Loss Carryforwards

     At December 31, 2003 we had, subject to the limitation discussed below, $100.6 million of net operating loss carryforwards for U.S. tax purposes. These loss carryforwards will expire through 2022 if not utilized. In connection with financial restructuring transactions described in Note 2, in Notes to Consolidated Financial Statements, certain of the loss carryforwards were utilized.

     Uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FASB Statement No. 109. Therefore, we have established a valuation allowance of $99.1 million and $76.1 million for deferred tax assets at December 31, 2002 and 2003, respectively.

Quantitative and Qualitative Disclosures about Market Risk

     Commodity Price Risk. As an independent natural gas and crude oil producer, our revenue, cash flow from operations, other income and profitability, reserve values, access to capital and future rate of growth are substantially dependent upon the prevailing prices of crude oil, natural gas and natural gas liquids. Declines in commodity prices will materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower commodity prices may reduce the amount of natural gas and crude oil that we can produce economically. Prevailing prices for such commodities are subject to wide fluctuation in response to relatively minor changes in supply and demand and a variety of additional factors beyond our control, such as global political and economic conditions. Historically, prices received for natural gas and crude oil production have been volatile and unpredictable, and such volatility is expected to continue. Most of our production is sold at market prices. Generally, if the commodity indexes fall, the price that we receive for our production will also decline. Therefore, the amount of revenue that we realize is partially determined by factors beyond our control. Assuming the production levels we attained during the year ended December 31, 2003 a 10% decline in unhedged crude oil, natural gas and natural gas liquids prices would have reduced our operating revenue, cash flow and net income by approximately $3.8 million for the year.

     Hedging Sensitivity. On January 1, 2001, we adopted SFAS 133 as amended by SFAS 137 and SFAS 138. Under SFAS 133, all derivative instruments are recorded on the balance sheet at fair value. If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings. To qualify for hedge accounting, the derivative must qualify either as a fair value hedge or cash flow hedge. If the derivative qualifies for cash flow hedge accounting, the gain or loss on the derivative is deferred in Other Comprehensive Income (Loss), a component of Stockholders' Equity, to the extent that the hedge is effective. As of September 30, 2004, none of the derivatives that we have in place are designated as hedges. Accordingly, changes in the fair market value of the derivatives are recorded in current period oil and gas revenue.

     If the derivative qualifies for hedge accounting, the relationship between the hedging instrument and the hedged item must be highly effective in achieving the offset of changes in cash flows attributable to the hedged risk both at the inception of the contract and on an ongoing basis. Hedge accounting is discontinued prospectively when a hedge instrument becomes ineffective. Gains and losses deferred in accumulated Other Comprehensive Income/Loss related to a cash flow hedge that becomes ineffective, remain unchanged until the related production is delivered. If we determine that it is probable that a hedged transaction will not occur, deferred gains or losses on the hedging instrument are recognized in earnings immediately.

     Gains and losses on qualified hedging instruments related to accumulated Other Comprehensive Income and adjustments to carrying amounts on hedged production are included in natural gas or crude oil production revenue in the period that the related production is delivered. For derivatives not qualifying for hedge accounting, changes in the fair market value of the instrument are charged to income in the current period.

     In 2001 and 2002, we experienced hedging costs of $12.1 million and $3.2 million, respectively. In October 2002, all of these hedge agreements expired. We made total payments to various counterparties of $35.1 million during the terms of these expired hedge agreements.

     Under the terms of our new revolving credit facility, we are required to maintain hedging positions with respect to not less than 25% nor more than 75% of our natural gas and crude oil production for a rolling six month period.

     All hedge transactions are subject to our risk management policy, which has been approved by the Board of Directors. We formally document all relationships between hedging instruments and hedged items, as well as our risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedged transaction, the nature of the risk being hedged and how the hedging instrument's effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, we assess whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.


     As of November 1, 2004, Abraxas had the following hedges in place:

           Time Period                         Notional Quantities                      Price
---------------------------------- -------------------------------------------- ----------------------
November 2004                      7,100 MMbtu of production per day            Floor of $4.25
                                   400 Bbls of crude oil production per day     Floor of $24.00
December 2004                      7,100 MMbtu of production per day            Floor of $4.50
                                   400 Bbls of crude oil production per day     Floor of $25.00
January 2005                       7,100 MMbtu of production per day            Floor of $4.50
                                   400 Bbls of crude oil production per day     Floor of $25.00
February 2000                      7,100 MMbtu of production per day            Floor of $4.50
                                   400 Bbls of crude oil production per day     Floor of $25.00
March 2005                         7,100 MMbtu of production per day            Floor of $4.50
                                   400 Bbls of crude oil production per day     Floor of $25.00
April 2005                         7,100 MMbtu of production per day            Floor of $4.50
                                   400 Bbls of crude oil production per day     Floor of $25.00
May - December 2005                9,500 MMbtu of production per day            Floor of $5.00

     Interest Rate Risk. As a result of the October 2004 refinancing, the debt under our new revolving credit facility bears interest at the prime rate announced by the administrative agent plus 1.00%. As of September 30, 2004 we had $47.4 million in outstanding indebtedness under our previous credit facility, which pursuant to the October 2004 refinancing has been repaid. Our new notes accrue interest at a per annum rate of six-month LIBOR plus 7.5%. The current rate on the new notes is 9.72%. For each percentage point that the base rate increases, interest expense would increase by $1.5 million annually.

     Foreign Currency Risk. Our Canadian operations are measured in the local currency of Canada. As a result, our financial results are affected by changes in foreign currency exchange rates or weak economic conditions in the foreign markets. Our Canadian operations reported a pre-tax income of $218,000 for the year ended December 31, 2003. It is estimated that a 5% change in the value of the U.S. dollar to the Canadian dollar would have changed our net income by approximately $10,900. We do not maintain any derivative instruments to mitigate the exposure to translation risk. However, this does not preclude the adoption of specific hedging strategies in the future.

Related Party Transactions

     Accounts receivable - Other in the consolidated balances sheets includes approximately $51,211 and $35,558 as of December 31, 2002 and 2003, respectively, representing amounts due from officers and stockholders relating to advances made to employees.

     Wind River Resources Corporation ("Wind River"), all of the capital stock of which was owned by Abraxas' President, previously owned a twin-engine airplane. The airplane was available for business use by employees of Abraxas from time to time at Wind River's cost. Abraxas paid Wind River a total of
approximately   $314,000,   $345,000  and  $132,000  in  2001,  2002  and  2003,
respectively. The airplane was sold in July 2003 to a third party. In connection with the sale, Abraxas acquired Wind River from Mr. Watson in consideration of the issuance of 106,977 shares of Abraxas common stock and the payment of $35,000. Wind River was subsequently dissolved.

     Abraxas has adopted a policy that transactions between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors.

Critical Accounting Policies

     The  preparation  of financial  statements  in  conformity  with  generally accepted accounting principles requires that management apply accounting policies and make estimates and assumptions that affect results of operations and the reported amounts of assets and liabilities in the financial statements. The following represents those policies that management believes are particularly important to the financial statements and that require the use of estimates and assumptions to describe matters that are inherently uncertain.

     Full Cost Method of Accounting for Natural Gas and Crude Oil Activities. SEC Regulation S-X defines the financial accounting and reporting standards for companies engaged in natural gas and crude oil activities. Two methods are prescribed: the successful efforts method and the full cost method. Abraxas has chosen to follow the full cost method under which all costs associated with property acquisition, exploration and development are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead or similar activities. Under the successful efforts method, geological and geophysical costs and costs of carrying and retaining undeveloped properties are charged to expense as incurred. Costs of drilling exploratory wells that do not result in proved reserves are charged to expense. Depreciation, depletion, amortization and impairment of natural gas and crude oil properties are generally calculated on a well by well or lease or field basis versus the "full cost" pool basis. Additionally, gain or loss is generally recognized on all sales of natural gas and crude oil properties under the successful efforts method. As a result our financial statements will differ from companies that apply the successful efforts method since we will generally reflect a higher level of capitalized costs as well as a higher depreciation, depletion and amortization on our natural gas and crude oil properties.

     At the time it was adopted, management believed that the full cost method would be preferable, as earnings tend to be less volatile than under the successful efforts method. However, the full cost method makes us susceptible to significant non-cash charges during times of volatile commodity prices because the full cost pool may be impaired when prices are low. These charges are not recoverable when prices return to higher levels. We have experienced this situation several times over the years, most recently in 2002. Our natural gas and crude oil reserves have a relatively long life. However, temporary drops in commodity prices can have a material impact on our business including impact from the full cost method of accounting.

     Under full cost accounting rules, the net capitalized cost of natural gas and crude oil properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of natural gas and crude oil properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a "ceiling limitation write-down." This charge does not impact cash flow from operating activities, but does reduce our stockholders' equity and reported earnings. The risk that we will be required to write down the carrying value of natural gas and crude oil properties increases when natural gas and crude oil prices are depressed or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves or if purchasers cancel long-term contracts for our natural gas production. An expense recorded in one period may not be reversed in a subsequent period even though higher natural gas and crude oil prices may have increased the ceiling applicable to the subsequent period.

     For the year ended December 31, 2002, we recorded a write-down of $116.0 million. The write-down in 2002 was due to low commodity prices. We cannot assure you that we will not experience additional write-downs in the future.

     Estimates of Proved Natural Gas and Crude Oil Reserves. Estimates of our proved reserves included in this prospectus are prepared in accordance with GAAP and SEC guidelines. The accuracy of a reserve estimate is a function of:

     o   the quality and quantity of available data;

     o   the interpretation of that data;

     o   the accuracy of various mandated economic assumptions; and

     o   and the judgment of the persons preparing the estimate.

     Our proved reserve information included in this prospectus was based on evaluations prepared by independent petroleum engineers. Estimates prepared by other third parties may be higher or lower than those included herein. Because these estimates depend on many assumptions, all of which may substantially differ from future actual results, reserve estimates will be different from the quantities of oil and gas that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimate.

     You should not assume that the present value of future net cash flows is the current market value of our estimated proved reserves. In accordance with SEC requirements, we based the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     The estimates of proved reserves materially impact DD&A expense. If the estimates of proved reserves decline, the rate at which we record DD&A expense will increase, reducing future net income. Such a decline may result from lower market prices, which may make it uneconomic to drill for and produce higher cost fields.

     Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that it is reasonably possible that estimates of proved natural gas and crude oil revenues could significantly change in the future.

     Revenue Recognition. We recognize natural gas and crude oil revenue from our interest in producing wells as natural gas and crude oil is sold from those wells, net of royalties. Revenue from the processing of natural gas is recognized in the period the service is performed. We utilize the sales method to account for gas production volume imbalances. Under this method, income is recorded based on our net revenue interest in production taken for delivery. We had no material gas imbalances.

     Asset Retirement Obligations. The estimated costs of restoration and removal of facilities are accrued. The fair value of a liability for an asset's retirement obligation is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense.

     Hedge Accounting. From time to time, we use commodity price hedges to limit our exposure to fluctuations in natural gas and crude oil prices. Results of those hedging transactions are reflected in natural gas and crude oil sales.

     Statement of Financial Accounting Standards, ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", was effective for us on January 1, 2001. SFAS 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under this statement, all derivatives, whether designated in hedging relationships or not, are required to be recorded at fair value on our balance sheet. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results of the hedged item in the consolidated statement of operations. For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. For derivative instruments designated as fair value hedges, changes in fair value, to the extent the hedge is effective, are recognized as an increase or decrease to the value of the hedged item until the hedged item is recognized in earnings. Hedge effectiveness is measured at least


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

quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in the fair value resulting from ineffectiveness, as defined by SFAS 133, is recognized immediately in earnings. Changes in fair value of contracts that do not meet the SFAS 133 definition of a cash flow or fair value hedge are also recognized in earnings through risk management income. All amounts initially recorded in this caption are ultimately reversed within the same caption and included in oil and gas sales or interest expense, as applicable, over the respective contract terms.

     One of the primary factors that can have an impact on our results of operations is the method used to value our derivatives. We have established the fair value of all derivative instruments using estimates determined by our counterparties and subsequently evaluated internally using established index prices and other sources. These values are based upon, among other things, futures prices, volatility, time to maturity and credit risk. The values we report in our financial statements change as these estimates are revised to reflect actual results, changes in market conditions or other factors, many of which are beyond our control.

     Another factor that can impact our results of operations each period is our ability to estimate the level of correlation between future changes in the fair value of the hedge instruments and the transactions being hedged, both at the inception and on an ongoing basis. This correlation is complicated because energy commodity prices, the primary risk we hedge, have quality and location differences that can be difficult to hedge effectively. The factors underlying our estimates of fair value and our assessment of correlation of our hedging derivatives are impacted by actual results and changes in conditions that affect these factors, many of which are beyond our control.

     Due to the volatility of natural gas and crude oil prices and, to a lesser extent, interest rates, our financial condition and results of operations can be significantly impacted by changes in the market value of our derivative instruments. As of December 31, 2003 the net market value of our derivatives was an asset of $21,136. As of December 31, 2002, we did not have any outstanding derivatives.

New Accounting Pronouncements

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 was effective for us January 1, 2003. SFAS No. 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense in the accompanying financial statements.

     We adopted SFAS 143 effective January 1, 2003. For the year ended December 31, 2003 we recorded a charge of $395,341 for the cumulative effect of the change in accounting principal and a liability of $1.3 million. During 2003, we charged approximately $379,000 to expense related to the accretion of the liability. The impact on each of the prior periods was not material.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). Effective January 1, 2002, we adopted SFAS 144. SFAS 144 retains the requirement to recognize an impairment loss only where the carrying value of a long-lived asset is not recoverable from its undiscounted cash flows and to measure such loss as the difference between the carrying amount and fair value of the asset. SFAS 144, among other things, changes the criteria that have to be met to classify an asset as held-for-sale and requires that operating losses from discontinued operations be recognized in the period that the losses are incurred rather than as of the measurement date. This new standard had no impact on our consolidated financial statements for the years ended December 31, 2002 and 2003.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). Effective January 1,


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

2003 we adopted SFAS 146. SFAS 146 requires costs associated with exit of disposal activities to be recognized when they are incurred rather than at the date of commitment to an exit or disposal plan. This new standard had no impact on our financial statement for the year ended December 31, 2003.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149, among other things, clarifies the circumstances under which a contract with an initial net investment meets the characteristic of a derivative and amends the definition of an "underlying" to conform it to language used in FIN 45. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. We adopted this statement effective July 1, 2003. Implementation of this new standard did not have an effect on our consolidated financial position or results of operations.

     In November 2002 the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued, including loan guarantees such as standby letters of credit. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations it has undertaken in issuing the guarantee. The Interpretation does not specify the subsequent measurement of the guarantor's recognized liability over the term of the related guarantee. The guidance in FIN 45 does not apply to certain guarantee contracts, such as those issued by insurance companies or for a lessee's residual value guarantee embedded in a capital lease. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations would not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. FIN 45 specifies additional disclosures effective for financial statements of interim or annual periods ending after December 15, 2002.

     In January 2003 (amended December 2003), the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable-Interest Entities
(VIEs)." FIN 46 establishes the definition of VIEs to encompass a broader group of entities than those previously considered special-purpose entities (SPEs). FIN 46 specifies the criteria under which it is appropriate for an investor to consolidate VIEs; in order for an investor to consolidate a VIE, the entity must fall within the definition of VIE and the investor must fall within the definition of primary beneficiary, both newly defined terms under this FIN. The revised effective date of FIN 46 for public companies with VIEs meeting certain conditions will be the end of the first interim or annual period ending after December 15, 2003. In December 2003, the FASB issued FASB Interpretation no. 46(R)m which expanded and clarified the guidelines of FIN 46.

     In May 2003, the FASB issued FAS No. 150, entitled "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS
150). This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We have no financial instruments affected by SFAS 150, therefore, our adoption of it as of July 1, 2003 will not impact our financial statements.

     In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus that mineral rights, as defined in EITF Issue No. 04-2, "Whether Mineral Rights Are Tangible or Intangible Assets," are tangible assets and that they should be removed as examples of intangible assets in SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The FASB has recently ratified this consensus and directed the FASB staff to amend SFAS Nos. 141 and 142 through the issuance of FASB Staff Position FAS Nos. 141-1 and 142-1. Historically, the Company has included the costs of such mineral rights as tangible assets, which is consistent with the EITF's consensus. As such, EITF 04-02 has not affected the Company's consolidated financial statements.

     In March 2004, the FASB issued an exposure draft entitled "Share-Based Payment, an Amendment of FASB Statements No. 123 and 95." This proposed statement addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for: (1) equity instruments of the enterprise or (2) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such


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

equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees" and generally would require instead that such transactions be accounted for using a fair value-based method. As proposed, this statement would be effective for the Company on January 1, 2005. The Company is currently unable to determine what effect this statement will have on the Company's financial position or results of operations."


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

                             INTERCREDITOR AGREEMENT

     The trustee, on behalf of the holders of the notes, entered into an intercreditor, security and collateral agency agreement (the "Intercreditor Agreement") with Abraxas and its restricted subsidiaries, the new revolving credit facility administrative agent, on behalf of the new revolving credit facility lenders, the bridge loan administrative agent, on behalf of the bridge loan lenders, and the collateral agent. The Intercreditor Agreement provides for the allocation of rights among the holders of the notes, the new revolving credit facility lenders and the bridge loan lenders with respect to their respective interests in the collateral and the exercise of remedies relating to the collateral, and with respect to certain payments received from Abraxas and the subsidiary guarantors and in respect of the collateral.

     The following description is an overview of the material provisions of the Intercreditor Agreement. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Intercreditor Agreement and to the Trust Indenture Act of 1939. Copies of the Intercreditor Agreement will be made available to prospective investors by Abraxas upon written request.

Granting of Security Interests

     Each of Abraxas and its restricted subsidiaries (the "Borrower Parties") has granted to the collateral agent:

     o a shared first priority security interest (subject to certain permitted encumbrances) in the collateral for the benefit of the new revolving credit facility lenders, which is pari passu with the security interest granted for the benefit of the holders of the notes except as described under "--Priority of Distributions;"

     o a shared first priority security interest (subject to certain permitted encumbrances) in the collateral for the benefit of the holders of the notes, which is pari passu with the security interest granted for the benefit of the new revolving credit facility lenders except as described under "--Priority of Distributions;" and

     o a second priority security interest in the collateral for the benefit of the bridge loan lenders, which is junior only to the shared first priority security interest in the collateral granted for the benefit of the new revolving credit facility lenders and the holders of the notes (and to certain permitted encumbrances).

Payment of Obligations; Collateral Account

     So long as an event of default does not exist under the indenture, the new revolving credit facility or the bridge loan, the collateral agent generally will not collect distributions under any of the new revolving credit facility documents or note documents (collectively, the "Senior Documents") or the bridge loan documents (the "Bridge Loan Documents" and collectively with the Senior Documents, the "Secured Documents"), and all payments will be made directly to the respective creditor under the applicable Secured Document.

     Upon notice of any such event of default and for so long as an event of default exists, payments to each new revolving credit facility lender, holder of the notes and bridge loan lender (collectively, the "Secured Parties") from the Borrower Parties, and proceeds from any disposition of any collateral, will, subject to limited exceptions, be collected by the collateral agent for deposit into a collateral account and then distributed as described under "--Priority of Distributions;" provided, however, any payment made with proceeds from the sale or other disposition of Grey Wolf stock will be applied exclusively to pay amounts with respect to the bridge loan, and no such proceeds will be deposited into the collateral account or will be subject to the payment priority described under "--Priority of Distributions."


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
Priority of Distributions

     Upon notice of any such event of default and so long as an event of default exists, funds in the collateral account will be distributed by the collateral agent generally in the following order of priority:

     first, to reimburse the collateral agent for expenses incurred in protecting and realizing upon the value of the collateral;

     second, to reimburse the new revolving credit facility administrative agent, the trustee and the bridge loan administrative agent, on a pro rata basis, for expenses incurred in protecting and realizing upon the value of the collateral while any of these parties was acting on behalf of the Control Party (as defined below);

     third, to reimburse the new revolving credit facility administrative agent, the trustee and the bridge loan administrative agent, on a pro rata basis, for expenses incurred in protecting and realizing upon the value of the collateral while any of these parties was not acting on behalf of the Control Party;

     fourth, to pay all accrued and unpaid interest (and then any unpaid commitment fees) under the new revolving credit facility;

     fifth, if, a minimum collateral coverage ratio of three times the outstanding obligations under the new revolving credit facility would be met after giving effect to any payment under this clause "fifth," to pay all accrued and unpaid interest on the notes;

     sixth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any fees, expenses, premiums and reimbursement obligations) the new revolving credit facility;

     seventh, to pay all accrued and unpaid interest on the notes (if not paid under clause "fifth");

     eighth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any premium with respect
               to) the notes;

     ninth, to pay the bridge loan lenders all accrued and unpaid interest under the bridge loan;

     tenth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any premium with respect
               to) the bridge loan; and

     eleventh, to pay each new revolving credit facility lender, holder of the notes, bridge loan lender and other secured party, on a pro rata basis, all other amounts outstanding under the new revolving credit facility, the notes and the bridge loan.

     To the extent there exists any excess monies or property in the collateral account after all obligations of Abraxas and the subsidiary guarantors under the new revolving credit facility, the indenture and the notes and the bridge loan are paid in full, the collateral agent is required to return such excess to Abraxas.

Control Party

     The collateral agent will act in accordance with the Intercreditor Agreement and as directed by the "Control Party." Prior to the occurrence of an event of default under the new revolving credit facility, the indenture or the bridge loan, the Control Party will be the holders of the notes and the new revolving credit facility lenders, acting as a single class, by vote of the holders of a majority of the aggregate principal amount of outstanding obligations under the notes and the new revolving credit facility (the "Senior Secured Parties"). Upon notice of any such event of default, the bridge loan lenders will be the Control Party for 240 days following such notice. If a stay


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

under the Bankruptcy Code occurs during such 240-day period, that period will be extended by the number of days during which that stay was effective. If the Senior Secured Parties have not been paid in full by the end of such specified period, the Senior Secured Parties will become the Control Party, acting as a single class, by vote of the holders of a majority of the aggregate principal amount of outstanding obligations under the notes and the new revolving credit facility. The bridge loan lenders can remain the Control Party by paying the outstanding obligations under the new revolving credit facility and the notes (collectively, the "Senior Indebtedness") in full, at which time the bridge loan lenders will be subrogated to the rights of the Senior Secured Parties. Once the Senior Indebtedness is paid in full, the bridge loan lenders will be the Control Party.

Exercise of Remedies and Disposition of Collateral

     The Intercreditor Agreement provides that, upon the occurrence of an event of default under the indenture, the new revolving credit facility or the bridge loan for which notice is given, the Control Party will have the sole right to direct the collateral agent in the exercise of remedies with respect to the collateral under the Secured Documents, including the sale of the collateral. The collateral agent will, upon receipt of any funds pursuant to the exercise of remedies with respect to the collateral, deposit such funds in the collateral account for distribution according to the priority described under "--Priority of Distributions."

Amendments

     The Intercreditor Agreement provides that none of its provisions may be modified without the consent of the parties thereto, except that the consent of Abraxas is not required if such amendment does not have a material adverse effect on Abraxas and its subsidiaries, taken as a whole.

     The Intercreditor Agreement also provides that none of the bridge loan documents may be amended without the prior consent of the Senior Secured Parties acting by majority vote, except that that the bridge loan documents may be supplemented, amended or modified without such consent in order (i) to cure any ambiguity or omission or to correct any mistake, (ii) to correct or supplement any provision (to the extent not adverse to the interests of the Senior Secured Parties) or (iii) in connection with any permitted refinancing of the bridge loan.

     In addition, the Intercreditor Agreement provides that none of the note documents may be amended without the prior consent of the new revolving credit facility lenders and bridge loan lenders acting by majority vote as a single class, except that the note documents may be supplemented, amended or modified without such consent in order (i) to cure any ambiguity or omission or to correct any mistake, (ii) to correct or supplement any provision (to the extent not adverse to the interests of the other Senior Secured Parties or the bridge loan lenders) or (iii) in connection with any permitted refinancing of the note documents.

     Similarly, the Intercreditor Agreement also provides that none of the new revolving credit facility documents may be amended without the prior consent of the holders of the notes and the bridge loan lenders acting by majority vote as a single class, except that the new revolving credit facility documents may be supplemented, amended or modified without such consent in order (i) to cure any ambiguity or omission or to correct any mistake, (ii) to correct or supplement any provision (to the extent not adverse to the interests of the other Senior Secured Parties or the bridge loan lenders) or (iii) in connection with any permitted refinancing of the revolving credit facility documents.

Release of Lien; Termination of the Security Interests

     Abraxas and its restricted subsidiaries have the right to consummate certain asset sales and other dispositions so long as any such asset sale or other disposition complies with the limitations on asset sales contained in the Secured Documents (including, with respect to the notes, as described under "Description of the Exchange Notes--Certain Covenants--Limitation on Asset Sales" and "Description of the Exchange Notes--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales").

     The Intercreditor Agreement provides that the lien on the assets constituting part of the collateral that is sold or otherwise disposed of in accordance with the terms of each Secured Document may be released if (i) no


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

default or event of default exists under any of the Secured Documents, (ii) Abraxas has delivered an officers' certificate to each of the collateral agent, the trustee, the new revolving credit facility administrative agent and the bridge loan administrative agent, certifying that the proposed sale or other disposition of assets is either permitted or required by, and is in accordance with the provisions of, the applicable Secured Documents and (iii) the collateral agent has acknowledged such certificate.

     The Intercreditor Agreement provides for the termination of security interests on the date that all obligations under the Secured Documents are paid in full.

Concerning the Collateral Agent

     U.S. Bank National Association is currently the collateral agent under the Intercreditor Agreement. Abraxas and its affiliates may from time to time enter into banking and trustee relationships with the collateral agent and its affiliates, and the collateral agent is currently the trustee under the indenture governing the notes. The collateral agent's address is U.S. Bank National Association, 60 Livingston Avenue, Saint Paul, Minnesota 55107.

     The collateral agent may resign at any time, in which event a successor collateral agent will be appointed as provided in the Intercreditor Agreement. Abraxas is permitted to, at any time, when no event of default under the new revolving credit facility, indenture or bridge loan exists, and the Control Party is permitted to, at any time, when there exists such an event of default, remove the collateral agent as provided in the Intercreditor Agreement. In such circumstances, a successor collateral agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until acceptance of the appointment by the qualified successor collateral agent.


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
                                    BUSINESS

General

     We are an independent energy company primarily engaged in the development and production of natural gas and crude oil. Historically, we have grown through the acquisition and subsequent development and exploitation of producing properties, principally through the redevelopment of old fields utilizing new technologies such as modern log analysis and reservoir modeling techniques as well as 3-D seismic surveys and horizontal drilling. As a result of these activities, we believe that we have a substantial inventory of low risk development opportunities, which provide a basis for significant production and reserve increases. In addition, we intend to expand upon our exploitation and development activities with complementary low risk exploration projects in our core areas of operation.

     Abraxas'  core  areas of  operation  are in south  and west  Texas and east central Wyoming. Abraxas' current producing properties are typically characterized by long-lived reserves, established production profiles and an emphasis on natural gas. Grey Wolf conducts operations in western Canada.

     In January 2003, we completed a series of transactions, which we sometimes refer to as the January 2003 financial restructuring, including the sale of most of our Canadian properties and the issuance of Abraxas' existing 11 1/2% secured notes due 2007. The terms of those notes currently limit our ability to make capital expenditures exceeding $10 million per year, which has caused us to put a priority on those projects which allow us to maintain our leasehold positions and comply with drilling requirements on non-operated properties, rather than on those opportunities which we believe have the greatest potential for increasing our production and reserves. Despite this limitation on capital expenditures, we have increased average daily production from the producing properties that we continued to own after the Canadian sale in January 2003 from approximately 19 MMcfe in January 2003 to approximately 24 MMcfe in June 2004, while drilling a total of 43 wells with a 93% success rate. In addition, during 2003, we added 16 Bcfe of proved reserves at a finding cost of $1.15 per Mcfe.

     Abraxas believes that its high quality asset base, high degree of operational control and large inventory of drilling projects position it for future growth. Abraxas' properties are concentrated in locations that facilitate substantial economies of scale in drilling and production operations and efficient reservoir management practices. Abraxas operates 94% of its properties accounting for approximately 90% of its PV-10, giving Abraxas substantial control over the timing and incurrence of operating and capital expenditures. In addition, Abraxas has 47 proved undeveloped locations and has identified over 100 drilling and recompletion opportunities on its existing U.S. acreage, the successful development of which Abraxas believes could significantly increase its daily production and proved reserves.

Recent Refinancing

     On October 28, 2004, in order to provide Abraxas with greater flexibility in conducting its business, including increasing capital spending and exploiting its additional drilling opportunities, Abraxas refinanced all of its then existing indebtedness by redeeming its 11 1/2% secured notes due 2007 and terminating its previous credit facility with the net proceeds from:

     o the private issuance of $125.0 million aggregate principal amount of the Floating Rate Senior Secured Notes due 2009, Series A;

     o the proceeds of its new $25.0 million second lien increasing rate bridge loan; and

     o the payment to Abraxas by Grey Wolf of $35.0 million from the proceeds of Grey Wolf's new $35.0 million term loan.

As a part of the refinancing, Abraxas also entered into a new $15 million revolving credit facility, under which Abraxas currently has availability of approximately $14.6 million.

     Abraxas anticipates making capital expenditures on U.S. properties for the remainder of 2004 and 2005 of approximately $4.0 million and $20.0 million,respectively, which Abraxas anticipates will include the drilling or recompletion of approximately 23 wells. Abraxas has five new drilling projects planned, which, combined with several workovers and facility upgrades, have a total cost of approximately $7.5 million. One 100% owned Edwards horizontal well will be drilled in south Texas to a total measured depth of 15,800 feet. In west
Texas:

     o a 100% owned horizontal Devonian well will be drilled to a total measured depth of 17,000 feet;
     o a shallow development drilling program will commence on a waterflood project in which Abraxas owns a 58% working interest;
     o development will continue in the 100% owned Clearfork Slope oil plays at depths ranging from 5,600 feet to 8,500 feet; and
     o a 6,500-foot infill well will be drilled in the Abraxas Cherry Canyon field in which the Company owns an 81% working interest.

Primary Operating Areas

     Texas. Abraxas' operations are concentrated in south and west Texas with over 99% of the PV-10 of its natural gas and crude oil properties at December 31, 2003 located in those two regions. Abraxas operates 94% of its wells in Texas. During 2003, Abraxas drilled a total of six wells (3.73 net) in Texas with a 100% success rate. During the first nine months of 2004, Abraxas drilled 2 wells (2) net in Texas with a 50% success rate.

     Operations in South Texas are concentrated along the Edwards trend in Live Oak and Dewitt Counties, the Frio/Vicksburg trend in San Patricio County and the Wilcox trend in Goliad County. In total in South Texas Abraxas owns an average 93% working interest in 43 wells with average daily production of 239 net Bbls of crude oil and NGLs and 6,210 net Mcf of natural gas per day (7,644 net Mcfe per day) for the year ended December 31, 2003. During the nine months ended September 30, 2004, average daily production was 329 net Bbls of crude oil and NGLs and 7,547 net Mcf of natural gas (9,521 net Mcfe). As of December 31, 2003 Abraxas had estimated net proved reserves in South Texas of 28.6 Bcfe (82% natural gas) with a PV-10 of $57.7 million, 70% of which was attributable to proved developed reserves. In South Texas, Abraxas has four incremental drilling locations on its existing acreage in addition to 12 proved undeveloped locations.

     Abraxas' West Texas operations are concentrated along the deep Devonian/Ellenburger formations and shallow Cherry Canyon sandstones in Ward County and in the Sharon Ridge Clearfork Field in Scurry County. In total in West Texas, Abraxas owns an average 74% working interest in 158 wells with average daily production of 338 net Bbls of crude oil and NGLs and 6,887 net Mcf of natural gas per day (8,915 Mcfe per day) for the year ended December 31, 2003. During the nine months ended September 30, 2004, average daily production was 566 net Bbls of crude oil and NGLs and 11,034 net Mcf of natural gas (14,433 net Mcfe). As of December 31, 2003, Abraxas had estimated net proved reserves in West Texas of 71.1 Bcfe (80% natural gas) with a PV-10 of $103.6 million, 60% of which was attributable to proved developed reserves. In West Texas, Abraxas has identified 31 incremental drilling locations on its existing acreage in addition to 35 proved undeveloped locations.

     Wyoming. Abraxas currently holds over 56,000 contiguous acres in the Powder River Basin in East Central Wyoming. Abraxas has drilled and currently operates five wells in Converse and Niobrara counties that were completed in the Turner and Niobrara formations. Abraxas owns a 100% working interest in these wells that produced an average of 31 net barrels of crude oil per day in 2003. As of December 31, 2003, Abraxas had estimated net proved producing reserves in Wyoming of 68,669 barrels of crude oil with a PV-10 of $280,343. During 2001, Abraxas shot 3-D seismic over approximately one-third of its acreage position. Based on interpretation of the 3-D seismic and well control, Abraxas has identified 18 prospective locations on its existing acreage. During 2004, Abraxas drilled one successful well that is currently on a long-term production test in the Muddy formation.

     Western Canada. Grey Wolf owns properties in western Canada, consisting primarily of natural gas reserves and undeveloped acreage in the provinces of Alberta and British Columbia. Grey Wolf's Alberta properties are in two concentrated areas: the Caroline field, 60 miles northwest of Calgary, and the Peace River Arch area in northwestern Alberta. Grey Wolf entered into a farmout agreement with PrimeWest in connection with the sale of our Canadian subsidiaries in January 2003 to jointly develop these areas in the future. Grey Wolf's other Canadian operations are located in the Ladyfern area of northeast British Columbia. During 2003, Grey Wolf drilled a total of 18 new wells (8.1 net) with a 95% success rate. During the nine months ended September 30, 2004, Grey Wolf drilled a total of 11 new wells (5.6 net) with a 91% success rate.

     As of December 31, 2003,  Grey Wolf had  estimated  net proved  reserves of
21.0 Bcfe (77% natural gas) with a PV-10 of $55.2 million of which 76% was attributable to proved developed reserves. For the year ended December 31, 2003, the Canadian properties produced an average of approximately 111 net Bbls of crude oil and NGLs per day and 2,328 net Mcf of natural gas per day.

Markets and Customers

     The revenue generated by our operations is highly dependent upon the prices of, and demand for, natural gas and crude oil. Historically, the markets for natural gas and crude oil have been volatile and are likely to continue to be volatile in the future. The prices we receive for our natural gas and crude oil production are subject to wide fluctuations and depend on numerous factors beyond our control including seasonality, the condition of the United States economy (particularly the manufacturing sector), foreign imports, political conditions in other crude oil-producing and natural gas-producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic regulation, legislation and policies. Decreases in the prices of natural gas and crude oil have had, and could have in the future, an adverse effect on the carrying value of our proved reserves and our revenue, profitability and cash flow from operations. You should read the discussion under "Risk Factors--Risks Relating to Our Business--Market conditions for natural gas and crude oil, and particularly volatility of prices for natural gas and crude oil, could adversely affect our revenues, cash flows, profitability and growth" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Critical Accounting Policies" for more information relating to the effects on us of decreases in natural gas and crude oil prices.

     In order to manage our exposure to price risks in the marketing of our natural gas and crude oil, from time to time we have entered into fixed price delivery contracts, financial swaps and natural gas and crude oil futures contracts as hedging devices. To ensure a fixed price for future production, we may sell a futures contract and thereafter either (i) make physical delivery of natural gas or crude oil to comply with such contract or (ii) buy a matching futures contract to unwind our futures position and sell our production to a customer. These contracts may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase or deliver the contracted quantities of natural gas or crude oil, or a sudden, unexpected event materially impacts natural gas or crude oil prices. These contracts may also restrict our ability to benefit from unexpected increases in natural gas and crude oil prices. You should read the discussion under "Management's Discussion and Analysis of Financial Condition And Results of Operations--Liquidity and Capital Resources," and "Quantitative and Qualitative Disclosures about Market Risk--Commodity Price Risk" for more information regarding our historical hedging activities.

     Substantially all of our natural gas and crude oil is sold at current market prices under short-term arrangements, as is customary in the industry. During the year ended December 31, 2003, three purchasers accounted for approximately 80% of our United States natural gas and crude oil sales. We believe that there are numerous other companies available to purchase our natural gas and crude oil and that the loss of one or more of these purchasers would not materially affect our ability to sell natural gas and crude oil. The prices we realize for the sale of our natural gas and crude oil are subject to our hedging activities. You should read the discussion under "Management's Discussion and Analysis of Financial Condition And Results of Operations--Liquidity and Capital Resources" and "Quantitative and Qualitative Disclosures about Market Risk--Commodity Price Risk" for more historical information regarding our hedging activities.

Exploratory and Developmental Acreage

     Our principal natural gas and crude oil properties consist of non-producing and producing natural gas and crude oil leases, including reserves of natural gas and crude oil in place. The following table indicates our interest in developed and undeveloped acreage as of December 31, 2003:

                                                     Developed and Undeveloped Acreage
                                 -----------------------------------------------------------------------
                                                         As of December 31, 2003
                                 -----------------------------------------------------------------------
                                       Developed Acreage                      Undeveloped Acreage
                                 ---------------------------------   -----------------------------------
                                   Gross Acres         Net Acres        Gross Acres        Net Acres
                                 ---------------   ---------------   --------------   ------------------
           Grey Wolf
                Canada......          18,238              9,075          155,246             93,866
           Abraxas
                Texas.......          23,671             18,978            5,864              4,692
                Wyoming.....           3,200              3,200           57,431             53,519
                N. Dakota...               -                  -               80                 24
                                 ---------------   ---------------   --------------   ------------------
                  Total.....          45,109             31,253          218,621            152,101
                                 ===============   ===============   ==============   ==================

Productive Wells

     The following table sets forth our total gross and net productive wells expressed separately for natural gas and crude oil, as of December 31, 2003:

                                                                  Productive Wells
                                    ---------------------------------------------------------------------
                                                              As of December 31, 2003
                                    ---------------------------------------------------------------------
                                               Crude Oil                            Natural Gas
                                    --------------------------------   ----------------------------------
                                        Gross               Net             Gross              Net
                                    ---------------   --------------   ---------------   ----------------
           Grey Wolf
                Canada.........            29.0               5.1            205.0              17.0
           Abraxas
                Texas..........           140.5             112.6             60.5              44.7
                Wyoming........             5.0               5.0             18.0                 -
                N. Dakota......             1.0                 -                -                 -
                                    ---------------   --------------   ---------------   ----------------
                   Total.......           175.5             122.7            283.5              61.7
                                    ===============   ==============   ===============   ================

Reserves Information

     The natural gas and crude oil reserves of Abraxas' operations only have been estimated as of January 1, 2004, January 1, 2003, and January 1, 2002, by DeGolyer and MacNaughton, of Dallas, Texas. The reserves of the Canadian operations as of January 1, 2004 have been estimated by DeGolyer and MacNaughton and the reserves as of January 1, 2002 were estimated by McDaniel and Associates Consultants Ltd. of Calgary, Alberta. The January 1, 2003 reserves attributable to the Canadian operations were estimated internally. The January 1, 2004 reserves related to an override which was retained by Grey Wolf after the sale of certain Canadian assets, were estimated internally. Natural gas and crude oil reserves and the estimates of the present value of future net revenues therefrom, were determined based on then current prices and costs. Reserve calculations involve the estimate of future net recoverable reserves of natural gas and crude oil and the timing and amount of future net revenues to be received therefrom. Such estimates are not precise and are based on assumptions regarding a variety of factors, many of which are variable and uncertain.

     The following table sets forth certain information regarding estimates of our crude oil, natural gas liquids and natural gas reserves as of January 1, 2002, January 1, 2003 and January 1, 2004:

                                                  Abraxas/U.S.                             Grey Wolf/Canada(1)
                                           Estimated Proved Reserves                   Estimated Proved Reserves
                                           -------------------------                   -------------------------
                                 Proved            Proved            Total             Proved             Proved            Total
                               Developed        Undeveloped          Proved           Developed        Undeveloped         Proved
                              --------------    ---------------    ------------    -------------    ---------------    ------------

As of January 1, 2004
     Crude oil (MBbls)            1,791             1,264              3,055                260              315               575
     NGLs (MBbls)                    95               170                265                167               73               240
     Natural gas (MMcf)          39,372            40,830             80,202             13,027            3,055            16,082

As of January 1, 2003
     Crude oil (MBbls)            1,647             1,317              2,964                134                -               134
     NGLs (MBbls)                   105               168                273              1,117              117             1,234
     Natural gas (MMcf)          34,776            43,419             78,195             55,598            5,039            60,637

As of January 1, 2002
     Crude oil (MBbls)            1,841             1,170              3,011                139                -               139
     NGLs (MBbls)                 1,051               345              1,396              2,016              240             2,256
     Natural gas (MMcf)          40,514            67,954            108,468             70,729            9,560            80,289
------------------

(1) January 2002 and 2003 numbers include reserves of Canadian operations sold in the January 2003 financial restructuring.


     The process of estimating natural gas and crude oil reserves is complex and involves decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data. Therefore, these estimates are imprecise.

     Actual future production, natural gas and crude oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and crude oil reserves most likely will vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas and crude oil prices and other factors, many of which are beyond our control.

     You should not assume that the present value of future net revenues referred to in this prospectus is the current market value of our estimated natural gas and crude oil reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the end of the year of the estimate, or alternatively, if prices subsequent to that date have increased, a price near the periodic filing date of our financial statements. Because we use the full cost method to account for our natural gas and crude oil operations, we are susceptible to significant non-cash charges during times of volatile commodity prices because the full cost pool may be impaired when prices are low. At June 30, 2002, we incurred a ceiling test writedown of approximately $116.0 million. A ceiling test writedown does not impact cash flow from operating activities but does reduce our stockholders' equity and reported earnings. We cannot assure you that we will not experience additional ceiling limitation write-downs in the future. For more information regarding the full cost method of accounting, you should read the information under "Management's Discussion and Analysis of Financial Condition and Results of Operation--Critical Accounting Policies."

     Actual future prices and costs may be materially higher or lower than the prices and costs as of the end of the year of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of natural gas and crude oil properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with us or the natural gas and crude oil industry in general will affect the accuracy of the 10% discount factor.

     The estimates of our reserves are based upon various assumptions about future production levels, prices and costs that may not prove to be correct over time. In particular, estimates of natural gas and crude oil reserves, future net revenue from proved reserves and the PV-10 thereof for the natural gas and crude oil properties described in this prospectus are based on the assumption that future natural gas and crude oil prices remain the same as natural gas and crude oil prices at December 31, 2003. The average sales prices as of such date used for purposes of such estimates were $31.03 per Bbl of crude oil, $27.19 per Bbl of NGLs and $5.05 per Mcf of natural gas. It is also assumed that we will make future capital expenditures of approximately $50.4 million in the aggregate, which are necessary to develop and realize the value of proved undeveloped reserves on our properties. Any significant variance in actual results from these assumptions could also materially affect the estimated quantity and value of reserves set forth herein.

     We file reports of our estimated natural gas and crude oil reserves with the Department of Energy and the Bureau of the Census. The reserves reported to these agencies are required to be reported on a gross operated basis and therefore are not comparable to the reserve data reported herein.

Crude Oil, Natural Gas Liquids, and Natural Gas Production and Sales Prices

     The following table presents our net crude oil, net natural gas liquids and net natural gas production, the average sales price per Bbl of natural gas and crude oil liquids and per Mcf of natural gas produced and the average cost of production per BOE of production sold, for the three years ended December 31, 2003, and for the nine months ended September 30, 2004.

                                                                                                           September 30,
                                                    2001 (1)(2)        2002 (1)(2)        2003 (1)(2)         2004 (1)
                                                   --------------    ----------------    --------------    ---------------
Crude oil production (Bbls)                            454,063            292,264            251,567           190,981
Natural gas production (Mcf)                        17,495,598         15,452,721          6,189,359         5,092,826
Natural gas liquids production (Bbls)                  277,969            242,032             37,258            41,043
MMcfe                                                   21,888             18,658              7,922             6,485
Average sales price per Bbl of crude oil           $     24.63       $      24.34        $     30.32       $     37.84
Average sales price per Mcf of natural gas         $      3.20       $       2.55        $      4.78       $      5.05
Average sales price per Bbl of natural gas
   liquids                                         $     21.51       $      17.94        $     24.47       $     32.00
Average sales price per Mcfe                       $      3.34       $       2.72        $      4.81       $      5.28
Average cost of production  per Mcfe produced (3)  $      0.85       $       0.82        $      1.21       $      1.44

------------------

(1)  Average sales prices are net of hedging activity.

(2) Data for 2001, 2002 and the first 23 days of 2003, includes Canadian subsidiaries sold in January 2003.

(3) Natural gas and crude oil were combined by converting natural gas and crude oil liquids to a Mcf equivalent on the basis of 1 Bbl of natural gas and crude oil liquid equals 6 Mcf of natural gas. Production costs include direct operating costs, ad valorem taxes and gross production taxes.

Drilling Activities

         The following table sets forth our gross and net working interests in exploratory and development wells drilled during the three years ended December 31, 2003, and for the nine months ended September 30, 2004.

                                                                                                     September 30,
                             2001                     2002                      2003                     2004
                     ---------------------    ----------------------    ---------------------    ----------------------
                      Gross         Net         Gross         Net        Gross         Net         Gross         Net
                     ---------    --------    ----------    --------    ---------    --------    ----------     -------
Exploratory
  Productive
     Crude oil            -           -           1.0          1.0         1.0         1.0           2.0          2.0
     Natural gas        2.0         1.0           3.0          0.5           -           -             -            -
     Dry holes          1.0          .5           3.0          1.5         1.0         0.5             -            -
                     ---------    --------    ----------    --------    ---------    --------    ----------     -------
         Total          3.0         1.5           7.0          3.0         2.0         1.5           2.0          2.0
                     =========    ========    ==========    ========    =========    ========    ==========     =======
Development
  Productive
     Crude oil          2.0         2.0             -            -         2.0         2.0           3.0          3.0
     Natural gas       13.0        11.0          14.0         11.8        20.0         8.3           7.0          2.2
     Dry holes            -           -           1.0          1.0           -           -           2.0          1.3
                     ---------    --------    ----------    --------    ---------    --------    ----------     -------
        Total          15.0        13.0          15.0         12.8        22.0        10.3          12.0          6.5
                     =========    ========    ==========    ========    =========    ========    ==========     =======

Competition

     We operate in a highly competitive environment. Competition is particularly intense with respect to the acquisition of desirable undeveloped natural gas and crude oil properties. The principal competitive factors in the acquisition of such undeveloped natural gas and crude oil properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. We compete with major and independent natural gas and crude oil companies for properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

     The principal resources necessary for the exploration and production of natural gas and crude oil are leasehold prospects under which natural gas and crude oil reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of natural gas and crude oil operations. We must compete for such resources with both major natural gas and crude oil companies and independent operators. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future we cannot assure you that such materials and resources will be available to us.

     We face significant competition for obtaining additional natural gas supplies for gathering and processing operations, for marketing NGLs, residue gas, helium, condensate and sulfur, and for transporting natural gas and liquids. Our principal competitors include major integrated oil companies and their marketing affiliates and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major natural gas and crude oil companies, have capital resources and control supplies of natural gas substantially greater than ours. Smaller local distributors may enjoy a marketing advantage in their immediate service areas.

     We compete against other companies in our natural gas processing business both for supplies of natural gas and for customers to which we sell our products. Competition for natural gas supplies is based primarily on location of natural gas gathering facilities and natural gas gathering plants, operating efficiency and reliability and ability to obtain a satisfactory price for products recovered. Competition for customers is based primarily on price and delivery capabilities.

Regulation of Natural Gas and Crude Oil Activities

     The exploration, production and transportation of all types of hydrocarbons are subject to significant governmental regulations. Our operations are affected from time to time in varying degrees by political developments and Federal, state, provincial and local laws and regulations. In particular, natural gas and crude oil production operations and economics are, or in the past have been, affected by industry specific price controls, taxes, conservation, safety, environmental, and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations.

     Price Regulations. In the past, maximum selling prices for certain categories of crude oil, natural gas, condensate and NGLs in the United States were subject to significant Federal regulation. At the present time, however, all sales of our crude oil, natural gas, condensate and NGLs produced in the United States under private contracts may be sold at market prices. Congress could, however, reenact price controls in the future. If controls that limit prices to below market rates are instituted, our revenue would be adversely affected.

     Natural gas and crude oil exported from Canada is subject to regulation by the National Energy Board ("NEB") and the government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that export contracts in excess of two years must continue to meet certain criteria prescribed by the NEB and the government of Canada. Natural gas and crude oil exports for a term of less than two years must be made pursuant to an NEB order, or, in the case of exports for a longer duration, pursuant to an NEB license and Governor in Council approval.

     The provincial governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas that may be removed from these provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and marketing considerations.

     The North American Free Trade Agreement. On January 1, 1994, the North American Free Trade Agreement ("NAFTA") among the governments of the United States, Canada and Mexico became effective. In the context of energy resources, Canada remains free to determine whether exports to the U.S. or Mexico will be allowed provided that any export restrictions do not: (i) reduce the proportion of energy resources exported relative to the total supply of the energy resource (based upon the proportion prevailing in the most recent 36 month period); (ii) impose an export price higher than the domestic price; or (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

     NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports. The Texas Railroad Commission has recently become the lead agency for Texas for coordinating permits governing Texas to Mexico cross border pipeline projects. The availability of selling natural gas into Mexico may substantially impact the interstate natural gas market on all producers in the coming years.

     United States Natural Gas Regulation. Historically, the natural gas industry as a whole has been more heavily regulated than the crude oil or other liquid hydrocarbons market. Most regulations focused on transportation practices. Currently, the Federal Energy Regulatory Commission ("FERC"), requires each interstate pipeline to, among other things, "unbundle" its traditional bundled sales services and create and make available on an open and nondiscriminatory basis numerous constituent services (such as gathering services, storage services, firm and interruptible transportation services, and standby sales and natural gas balancing services), and to adopt a new ratemaking methodology to determine appropriate rates for those services. To the extent the pipeline company or its sales affiliate markets natural gas as a merchant, it does so pursuant to private contracts in direct competition with all of the sellers, such as us; however, pipeline companies and their affiliates are not required to remain "merchants" of natural gas, and most of the interstate pipeline companies have become "transporters only," although many have affiliated marketers.

     Transportation pipeline availability and shipping cost are major factors affecting the production and sale of natural gas. Our physical sales of natural gas are affected by the actual availability, terms and cost of pipeline


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transportation.  The price and terms for access onto the pipeline transportation systems remain subject to extensive Federal regulation. Although FERC does not directly regulate our production and marketing activities, it does affect how buyers and sellers gain access to and use of the necessary transportation facilities and how we and our competitors sell natural gas in the marketplace. FERC continues to review and modify its regulations regarding the transportation of natural gas. For example, FERC has recently begun a broad review of its natural gas transportation regulations, including how its regulations operate in conjunction with state proposals for natural gas marketing restructuring and in the increasingly competitive marketplace for all post-wellhead services related to natural gas.

     In recent years FERC also has pursued a number of important policy initiatives which could significantly affect the marketing of natural gas in the United States. Most of these initiatives are intended to enhance competition in natural gas markets. FERC rules encouraging "spin downs," or the breakout of unregulated gathering activities from regulated transportation services, may have the adverse effect of increasing the cost of doing business on some in the industry, including us, as a result of the geographic monopolization of certain facilities by their new, unregulated owners. As to all of FERC initiatives, the ongoing, or, in some instances, preliminary and evolving nature makes it impossible at this time to predict their ultimate impact on our business. However, we do not believe that any FERC initiatives will affect us any differently than other natural gas producers and marketers with which we compete.

     FERC decisions involving onshore facilities are more liberal in their reliance upon traditional tests for determining what facilities are "gathering" and therefore exempt from federal regulatory control. In many instances, what was in the past classified as "transmission" may now be classified as "gathering." We ship certain of our natural gas through gathering facilities owned by others, including interstate pipelines, under existing long term contractual arrangements. Although FERC decisions create the potential for increasing the cost of shipping our natural gas on third party gathering facilities, our shipping activities have not been materially affected by these decisions.

     In summary, all of FERC activities related to the transportation of natural gas result in improved opportunities to market our physical production to a variety of buyers and market places, while at the same time increasing access to pipeline transportation and delivery services. Additional proposals and proceedings that might affect the natural gas industry in the United States are considered from time to time by Congress, FERC, state regulatory bodies and the courts. We cannot predict when or if any such proposals might become effective or their effect, if any, on our operations. The natural gas and crude oil industry historically has been very heavily regulated; thus there is no assurance that the less stringent regulatory approach recently pursued by FERC and Congress will continue indefinitely into the future.

     State and Other Regulation. All of the jurisdictions in which we own producing natural gas and crude oil properties have statutory provisions regulating the exploration for and production of natural gas and crude oil. These include provisions requiring permits for the drilling of wells and maintaining bonding requirements in order to drill or operate wells and provisions relating to the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units on an acreage basis and the density of wells which may be drilled and the unitization or pooling of natural gas and crude oil properties. In this regard, some states and provinces allow the forced pooling or integration of tracts to facilitate exploration while other states and provinces rely on voluntary pooling of lands and leases. In addition, state and provincial conservation laws establish maximum rates of production from natural gas and crude oil wells, generally prohibit the venting or flaring of natural gas and impose certain requirements regarding the ratability of production. Some states, such as Texas and Oklahoma, have, in recent years, reviewed and substantially revised methods previously used to make monthly determinations of allowable rates of production from fields and individual wells. The effect of all of these conservation regulations is to limit the speed, timing and amounts of natural gas and crude oil we can produce from our wells, and to limit the number of wells or the location at which we can drill.

     State and provincial regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take requirements, but does not generally entail rate regulation. In the United States, natural gas gathering has received greater regulatory scrutiny at both the state and Federal levels in the wake of the interstate pipeline restructuring under FERC Order 636. For example, the Texas Railroad Commission


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enacted a Natural Gas  Transportation  Standards  and Code of Conduct to provide regulatory support for the State's more active review of rates, services and practices associated with the gathering and transportation of natural gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.

     For those operations on U.S. Federal or Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various Federal agencies. In addition, in the United States, the Minerals Management Service ("MMS") prescribes or severely limits the types of costs that are deductible transportation costs for purposes of royalty valuation of production sold off the lease. In particular, MMS prohibits deduction of costs associated with marketer fees, cash out and other pipeline imbalance penalties, or long-term storage fees. Further, the MMS has been engaged in a process of promulgating new rules and procedures for determining the value of crude oil produced from Federal lands for purposes of calculating royalties owed to the government. The natural gas and crude oil industry as a whole has resisted the proposed rules under an assumption that royalty burdens will substantially increase. We cannot predict what, if any, effect any new rule will have on our operations.

     Canadian Royalty Matters. In addition to Canadian federal regulation, each province has legislation and regulations that govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of crude oil and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed preference prices, well productivity, geographical location, field discovery date and the type and quality of the petroleum product produced.

     From time to time the governments of Alberta and British Columbia, the provinces where almost all of Grey Wolf's production is located, have established incentive programs which have included royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging crude oil and natural gas exploration or enhanced planning projects. All of Grey Wolf's production is from oil and gas rights which have been granted by the Provinces.

     The Province of Alberta requires the payment from lessees of oil and gas rights of annual rental payments as well as royalty payments. Regulations made pursuant to the Mines and Minerals Act (Alberta) provide various incentives for exploring and developing crude oil reserves in Alberta. Crude oil produced from horizontal extensions commenced at least five years after the well was originally spudded may qualify for a royalty reduction. An 8,000 cubic meters exemption is available to production from a well that has not produced for a 12-month period prior to January 31, 1993 or 24 months following such date. In addition, crude oil production from eligible new field and new pool wildcat wells and deeper pool test wells spudded or deepened after September 30, 1992, is entitled to a 12-month royalty exemption (to a maximum of CDN $1 million). Crude oil produced from low productivity wells, enhanced recovery schemes (such as injection wells) and experimental projects is also subject to royalty reductions.

     The Alberta government classifies conventional crude oil into three categories, being Old Oil, New Oil and Third Tier Oil. Each has a base royalty rate of 10%. The rate caps on the categories are 25% for oil from crude oil pools discovered after September 30, 1992, being the Third Tier Oil, 30% for oil from pools or pool extensions discovered after April 1, 1974, from wells drilled or deepened after October 31, 1991 or from reactivated wells and which are not Third Tier Oil, and 35% for Old Oil.

     Effective January 1, 1994, the calculation and payment of natural gas royalties became subject to a simplified process. The royalty reserved to the Crown, subject to various incentives, is between 15% or 30%, in the case of new natural gas, and between 15% and 35%, in the case of old natural gas, depending upon a prescribed or corporate average reference price. Natural gas produced from qualifying exploratory gas wells spudded or deepened after July 1, 1985 and before June 1, 1988 are eligible for a royalty exemption for a period of 12 months, or such later time that the value of the exempted royalty quantity equals a prescribed maximum amount. Natural gas produced from qualifying


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intervals  in eligible  natural  gas wells  spudded or deepened to a depth below
2,500 meters is also subject to a royalty exemption, the amount of which depends on the depth of the well.

     In Alberta, a producer of crude oil or natural gas is entitled to credit against the royalties payable to the Crown by virtue of the Alberta Royalty Tax Credit ("ARTC") program. The ARTC program is based on a price-sensitive formula, and the ARTC rate currently varies between 75% for prices for crude oil at or below CDN $100 per cubic meter and 35% for prices above CDN $210 per cubic meter. The ARTC rate is currently applied to a maximum of CDN $2.0 million of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on average "par price", as determined by the Alberta Department of Energy for the previous quarterly period.

     Producers of crude oil and natural gas in British Columbia are also required to pay annual rental payments in respect of Crown leases and royalties and freehold production taxes in respect of crude oil and natural gas produced from Crown and freehold lands respectively. British Columbia also classifies conventional crude oil into the three categories of Old Oil, New Oil and Third Tier Oil. The amount payable as a royalty in respect of crude oil depends on the vintage of the crude oil (whether it was produced from a pool discovered before or after October 31, 1975) or a pool in which no well was completed on June 1,
1998), the quantity of crude oil produced in a month and the value of the crude oil. Crude oil produced from a discovery well may be exempt from the payment of a royalty for the first 36 months of production to a maximum production of 11,450 m3. The royalty payable on natural gas is determined by a sliding scale based on a classification of the gas based on whether it is conservation gas (gas associated with marketed oil production) and by drilling and land lease date and on a reference price which is the greater of the amount obtained by the producer and at prescribed minimum price. Conservation gas has a minimum royalty of 8%. The royalty rate ranges from between 9% and 27% for wells drilled on lands issued after May 31, 1998 and before January 1, 2003 and completed within 5 years of the date the lands were issued and between 12% and 27% for wells spudded after May 31, 1998 on lands where rights had been issued as of May 31, 1998.

     Environmental Matters. Our operations are subject to numerous Federal, state, provincial and local laws and regulations controlling the generation, use, storage, and discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences; restrict the types, quantities, and concentrations of various substances that can be released into the environment in connection with drilling, production, and natural gas processing activities; suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, and other protected areas; require remedial measures to mitigate pollution from historical and on-going operations such as use of pits and plugging of abandoned wells; restrict injection of liquids into subsurface strata that may contaminate groundwater; and impose substantial liabilities for pollution resulting from our operations. Environmental permits required for our operations may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. Our management believes that we are in substantial compliance with current environmental laws and regulations, and that we will not be required to make material capital expenditures to comply with existing laws. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on us as well as the natural gas and crude oil industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

     In the United States, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as "Superfund," and comparable state statutes impose strict, joint, and several liability on certain classes of persons who are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of a disposal site or sites where a release occurred and companies that generated, disposed or arranged for the disposal of the hazardous substances released at the site. Under CERCLA such persons or companies may be retroactively liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is common for neighboring land owners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial civil and criminal penalties for failing to prevent surface and subsurface pollution, as well as to control the generation,


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transportation,  treatment, storage and disposal of hazardous waste generated by natural gas and crude oil operations. Although CERCLA currently contains a "petroleum exclusion" from the definition of "hazardous substance," state laws affecting our operations impose cleanup liability relating to petroleum and petroleum related products, including crude oil cleanups. In addition, although RCRA regulations currently classify certain oilfield wastes which are uniquely
associated  with  field  operations  as   "non-hazardous,"   such   exploration,
development and production wastes could be reclassified by regulation as hazardous wastes thereby administratively making such wastes subject to more stringent handling and disposal requirements.

     We currently own or lease, and have in the past owned or leased, numerous properties that for many years have been used for the exploration and production of natural gas and crude oil. Although we utilized standard industry operating and disposal practices at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties we owned or leased or on or under other locations where such wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under our control. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA, and analogous state laws. Our operations are also impacted by regulations governing the disposal of naturally occurring radioactive materials ("NORM"). We must comply with the Clean Air Act and comparable state statutes which prohibit the emissions of air contaminants, although a majority of our activities are exempted under a standard exemption. Moreover, owners, lessees and operators of natural gas and crude oil properties are also subject to increasing civil liability brought by surface owners and adjoining property owners. Such claims are predicated on the damage to or contamination of land resources occasioned by drilling and production operations and the products derived therefrom, and are usually causes of action based on negligence, trespass, nuisance, strict liability and fraud.

     United States Federal regulations also require certain owners and operators of facilities that store or otherwise handle crude oil, such as us, to prepare and implement spill prevention, control and countermeasure plans and spill response plans relating to possible discharge of crude oil into surface waters. The Federal Oil Pollution Act ("OPA") contains numerous requirements relating to prevention of, reporting of, and response to crude oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate crude oil cleanup programs with respect to contaminated soil.

     Grey Wolf's Canadian operations are also subject to environmental regulation pursuant to local, provincial and federal legislation which generally require operations to be conducted in a safe and environmentally responsible manner. Canadian environmental legislation provides for restrictions and prohibitions relating to the discharge of air, soil and water pollutants and other substances produced in association with certain crude oil and natural gas industry operations, and environmental protection requirements, including certain conditions of approval and laws relating to storage, handling, transportation and disposal of materials or substances which may have an adverse effect on the environment. Environmental legislation can affect the location of wells and facilities and the extent to which exploration and development is permitted. In addition, legislation requires that well and facilities sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines or issuance of clean-up orders.

     Certain federal environmental laws that may affect Grey Wolf include the Canadian Environmental Assessment Act which ensures that the environmental effects of projects receive careful consideration prior to licenses or permits being issued, to ensure that projects that are to be carried out in Canada or on federal lands do not cause significant adverse environmental effects outside the jurisdictions in which they are carried out, and to ensure that there is an opportunity for public participation in the environmental assessment process; the Canadian Environmental Protection Act ("CEPA") which is the most comprehensive federal environmental statute in Canada, and which controls toxic substances (broadly defined), includes standards relating to the discharge of air, soil and water pollutants, provides for broad enforcement powers and remedies and imposes significant penalties for violations; the National Energy Board Act which can impose certain environmental protection conditions on approvals issued under the Act; the Fisheries Act which prohibits the depositing of a deleterious substance of any type in water frequented by fish or in any place under any condition where such deleterious substance may enter any such water and provides for significant penalties; the Navigable Waters Protection Act which requires any work which is built in, on, over, under, through or across any navigable water to be approved by the Minister of Transportation, and


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which  attracts  severe  penalties  and remedies for  non-compliance,  including removal of the work.

     In Alberta, environmental compliance has been governed by the Alberta Environmental Protection and Enhancement Act ("AEPEA") since September 1, 1993. In addition to consolidating a variety of environmental statutes, the AEPEA also imposes certain new environmental responsibilities on crude oil and natural gas operators in Alberta. The AEPEA sets out environmental standards and compliance for releases, clean-up and reporting. The Act provides for a broad range of liabilities, enforcement actions and penalties.

     We are not currently involved in any administrative, judicial or legal proceedings arising under domestic or foreign Federal, state, or local environmental protection laws and regulations, or under Federal or state common law, which would have a material adverse effect on our financial position or results of operations. Moreover, we maintain insurance against costs of clean-up operations, but we are not fully insured against all such risks. A serious incident of pollution may result in the suspension or cessation of operations in the affected area.

     We believe that we have obtained and are in compliance with all material environmental permits, authorizations and approvals.

     All of our oil and gas wells will require proper plugging and abandonment when they are no longer producing. We post bonds with most regulatory agencies to ensure compliance with our plugging responsibility. Plugging and abandonment operations and associated reclamation of the surface production site are important components of our environmental management system. We plan accordingly for the ultimate disposition of properties that are no longer producing.

Title to Properties

     As is customary in the natural gas and crude oil industry, we make only a cursory review of title to undeveloped natural gas and crude oil leases at the time we acquire them. However, before drilling commences, we require a thorough title search to be conducted, and any material defects in title are remedied prior to the time actual drilling of a well begins. To the extent title opinions or other investigations reflect title defects, we, rather than the seller of the undeveloped property, are typically obligated to cure any title defect at our expense. If we were unable to remedy or cure any title defect of a nature such that it would not be prudent to commence drilling operations on the property, we could suffer a loss of our entire investment in the property. We believe that we have good title to our natural gas and crude oil properties, some of which are subject to immaterial encumbrances, easements and restrictions. The natural gas and crude oil properties we own are also typically subject to royalty and other similar non-cost bearing interests customary in the industry. We do not believe that any of these encumbrances or burdens will materially affect our ownership or use of our properties.

Employees

     As of September 30, 2004, Abraxas had 48 full-time employees in the United States, including 3 executive officers, 3 non-executive officers, 1 petroleum engineer, 1 geologist, 6 managers, 1 landman, 12 secretarial and clerical personnel and 21 field personnel. Additionally, Abraxas retains contract pumpers on a month-to-month basis. Abraxas retains independent geological and engineering consultants from time to time on a limited basis and expects to continue to do so in the future.

     As of September 30, 2004, Grey Wolf had 13 full-time employees, including 3
executive  officers,  1  non-executive   officer,  2  petroleum   engineers,   2
geologists, 1 geophysicist, and 4 technical and clerical personnel.

Office Facilities

     Our executive and administrative offices are located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232. We also have an office in Midland, Texas. These offices, consisting of approximately 12,650 square feet in San Antonio and 570 square feet in Midland, are leased until March 2006 at an aggregate base rate of $20,943 per month.

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

     Grey Wolf leases 7,350 square feet of office space in Calgary, Alberta pursuant to a lease, which expires in April, 2008.

Other Properties

     We own 10 acres of land, an office building, workshop, warehouse and house in Sinton, Texas, 2.8 acres of land, an office building and 600 acres of fee land in Scurry County, Texas and 160 acres of land in Coke County, Texas. All three properties are used for the storage of tubulars and production equipment. We also own 19 vehicles which are used in the field by employees. We own 2 workover rigs, which are used for servicing our wells.

Litigation

     In 2001, the Company and a limited partnership, of which Wamsutter Holdings, Inc. is the general partner (the "Partnership"), were named in a lawsuit filed in U.S. District Court in the District of Wyoming. The claim asserts breach of contract, fraud and negligent misrepresentation by the Company and the Partnership related to the responsibility for year 2000 ad valorem taxes on crude oil and natural gas properties sold by the Company and the Partnership. In February 2002, a summary judgment was granted to the plaintiff in this matter and a final judgment in the amount of $1.3 million was entered. The Company and the Partnership appealed the District Court's judgment and on November 3, 2004, the U.S. Court of Appeals for the 10th Circuit affirmed the District Court's decision. On November 16, 2004, Abraxas filed a motion for rehearing and a motion for rehearing en banc with the U.S. Court of Appeals for the 10th Circuit. The Company has established a reserve in the amount of $845,000, which represents the Company's share of the judgment. The Company continues to believe that these charges are without merit.

     Additionally, from time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. At September 30, 2004, the Company was not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

                                   MANAGEMENT

Directors and Executive Officers

     Set forth below are the names, ages, years of service and positions of the executive officers and directors of Abraxas. The term of the Class I director of Abraxas expires in 2006, the term of the Class II directors expires in 2005 and the term of the Class III directors expires in 2007 (other than Mr. Phelps, whose term expires in 2006).


Name and Municipality of Residence             Age    Office                                        Class

Robert L. G. Watson,                            53    Chairman of the Board, President and Chief     III
San Antonio, Texas                                    Executive Officer

Chris E. Williford,                             53    Executive Vice President, Chief Financial       --
San Antonio, Texas                                    Officer and Treasurer

Robert W. Carington, Jr.,                       43    Executive Vice President                        --
San Antonio, Texas

Craig S. Bartlett, Jr.,                         71    Director                                        II
Montclair, New Jersey

Franklin A. Burke,                              70    Director                                         I
Doyleston, Pennsylvania

Harold D. Carter,                               65    Director                                       III
Dallas, Texas

Ralph F. Cox,                                   72    Director                                        II
Ft. Worth, Texas

Barry J. Galt,                                  70    Director                                       III
Houston, Texas

Dennis E. Logue                                 60    Director                                        II
Norman, Oklahoma

James C. Phelps,                                81    Director                                       III
San Antonio, Texas

Joseph A. Wagda,                                61    Director                                        II
Danville, California

     Robert L. G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. From May 1996 to January 2003, Mr. Watson also served as Chairman of the Board and a director of Grey Wolf Exploration Inc., which Abraxas sold in January 2003 and we refer to as Old Grey Wolf. Since January 2003, he has served as Chairman of the Board and a director of Grey Wolf. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a natural gas and crude oil exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

     Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In December 1999, Mr. Williford resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a natural gas and crude oil exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a natural gas and crude oil exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

     Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990. Mr. Carington received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

     Craig S. Bartlett Jr., a director of Abraxas since December 1999, has over forty years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett currently serves on the board of NVR, Inc. and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

     Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke also serves as a director of Suburban Community Bank in Chalfont, Pennsylvania. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

     Harold D. Carter has served as a director of Abraxas since October 2003. Mr. Carter has more than 40 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Brigham Exploration Company, and Energy Partners, Ltd., both publicly traded companies, and Longview Production Company, a private company. Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to September 2003.

     Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over thirty of which was with Arco. Mr. Cox retired from Arco in 1985 after having become Vice Chairman. Mr. Cox then joined what was known as Union Pacific Resources prior to its acquisition by Anadarko Petroleum in July 2000, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue his consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, and is a trustee for the Fidelity group of funds. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

     Barry J. Galt, a director of Abraxas since October 2003, has served as a director of Ocean Energy, Inc. since his retirement in 1999 until the acquisition of Ocean by Devon Energy Corporation in April 2003. He served as Chairman and Chief Executive Officer of Seagull Energy Corporation, the predecessor to Ocean, from 1983 through 1998 and as Vice Chairman of Seagull from January 1999 until May 1999. Prior to his employment by Seagull, Mr. Galt acted as President and Chief Operating Officer of The Williams Companies. Mr. Galt has also served as a director of Trinity Industries, Inc. since 1989, a director of StanCorp Financial Group, Inc. since 1989 and a director of Dynegy Inc. since September 2002.

     Dennis E. Logue,  a director of Abraxas  since April 2003, is Dean and Fred
E. Brown Chair at the Michael F. Price College of business at the University of Oklahoma. Prior to joining Price College in 2001, he was the Steven Roth Professor at the Amos Tuck School at Dartmouth Collage where he had been since 1974. He is currently a director of Sallie Mae (GSE) and Waddell & Reed Financial, Inc. He is also on the editorial boards of several scholarly journals, including the Journal of Banking and Finance, the Journal of Portfolio

Management, and the Journal of Management Strategy Education. Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

     James C. Phelps, a director of Abraxas since December 1983, has been a consultant to natural gas and crude oil exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps served as a director of Old Grey Wolf from January 1996 to January 2003. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Old Grey Wolf, and from January 1996 to May 1996, he served as President of Old Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

     Joseph A. Wagda, a director of Abraxas since December 1999, has been involved in a variety of business activities over a twenty-nine year career. From 2000 to the present, Mr. Wagda has been Chief Executive Officer and a director of BrightStar Information Technology Group, Inc., an information technology company, and was named Chairman in 2001. He also is an attorney and president of Altamont Capital Management, Inc., where he was involved from 1997 to 2001 in a number of investment projects as an investor and consultant, including leadership roles as a member of Campus in 1999 to 2000 and as a managing member of AltaNet Partners, LLC from 2000. Previously, Mr. Wagda was President and Chief Executive Officer of American Heritage Group, Inc., a modular home builder, and a Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received an undergraduate degree from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

                             EXECUTIVE COMPENSATION

Compensation Summary

     The following table sets forth a summary of compensation for the fiscal years ended December 31, 2001, 2002 and 2003 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Lee
T. Billingsley, Abraxas' Vice President--Exploration, and to William H. Wallace, Abraxas' Vice President--Operations.

                           Summary Compensation Table

                                                                                               Long Term
                                                                                              Compensation
                                                                                                Awards -
                                                                                               Securities
                                                                                               Underlying
      Name and Principal Position           Year        Salary($)        Bonus($)             Options (#)
                                           ------       ---------       ----------            ------------
                                                     Annual Compensation
                                           ---------------------------------------
Robert L. G. Watson,                        2001           $259,615        $27,388                  60,000
   Chairman of the Board,                   2002           $271,442        $24,592                  90,000
   President and Chief Executive            2003           $291,750       $200,200    (1)                0
   Officer
Chris E. Williford,                         2001           $155,769        $16,433                  20,000
   Executive Vice President,                2002           $163,653        $14,848                  43,000
   Chief Financial Officer and Treasurer    2003           $175,615       $120,400    (2)                0
Robert W. Carington, Jr.,                   2001           $207,629        $21,910                  20,000
   Executive Vice President                 2002           $215,577        $19,488                  55,000
                                            2003           $225,961       $154,000    (3)                0
Lee T. Billingsley                          2001           $134,077        $10,331                  15,000
   Vice President--                         2002           $156,885         $9,792                  22,000
   Exploration                              2003           $168,346        $42,023    (4)                0
William H. Wallace,                         2001           $131,577        $10,331                  15,000
   Vice President--                         2002           $156,885         $9,792                  22,000
   Operations                               2003           $168,346        $42,023    (4)                0
-------------------

     (1) Of this amount, $177,719 will be paid in cash and $22,481 in restricted stock.*

     (2) Of this amount, $101,051 will be paid in cash and $19,349 in restricted stock.*

     (3) Of this amount, $121,211 will be paid in cash and $32,789 in restricted stock.*

     (4) Of this amount, $32,123 will be paid in cash and $9,900 in restricted stock.*

     * The number of shares of stock was determined based upon a price of $2.69 per share, which was the closing price of the Company's common stock on the AMEX on April 15, 2004.

Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2003

     Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan"), and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan, and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

Option Grants in Fiscal Year 2003

     No options were granted to Messers. Watson, Williford, Carington and Wallace or Dr. Billingsley during 2003.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year End Option Values

     The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2003, by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley.

                         Option Exercises in Fiscal Year

                                 Shares        Value      Number of Unexercised Options  Value of Unexercised Options
                              Acquired By     Realized       on December 31, 2003(#)       on December 31, 2003 ($)
Name                          Exercise(#)       ($)       Exercisable/Unexercisable(1)     Exercisable/Unexercisable
------------------            -----------       ---       ----------------------------     -------------------------
Robert L. G. Watson              2,019           0               592,167/134,358                 337,535/76,584
Chris E. Williford              20,000           0                185,750/52,250                 105,878/29,783
Robert W. Carington, Jr.           0             0                373,750/61,250                 213,038/34,913
Lee T. Billingsley                 0             0                101,000/39,000                  57,570/22,230
William H. Wallace                 0             0                 63,500/39,000                  36,195/22,230

Employment Agreements

     Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Carington and Wallace and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

     The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2004, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "good reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

     If a change of control occurs during the term of the employment agreement for Mr. Watson, Mr. Williford or Mr. Carington, and if subsequent to such change of control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for good reason, then such officer will be entitled to the following, as applicable:

         Mr. Watson:


                  (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;

                  (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;

                  (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and

                  (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

         Mr. Williford or Mr. Carington:


                  (1) if such termination occurs prior to the end of the first year of the initial term of the officer's employment agreement, a lump sum payment equal to four times the officer's annual base salary;

                  (2) if such termination occurs after the end of the first year of the initial term of the officer's employment agreement but prior to the end of the second year of the initial term of the employment agreement, a lump sum payment equal to three times the officer's annual base salary; and

                  (3) if such termination occurs after the end of the second year of the initial term of the officer's employment agreement, a lump sum payment equal to 2.99 times the officer's annual base salary.

     Abraxas has entered into employment agreements with Mr. Wallace and Dr. Billingsley pursuant to which each of Mr. Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Dr. Billingsley and December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2004, and may be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Mr. Wallace or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wallace's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wallace's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Mr. Wallace's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the Employment Agreements), by reason of Mr. Wallace's or Dr. Billingsley's death or retirement or by Mr. Wallace or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

     If any lump sum payment to Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations there under, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

Compensation of Directors

     Stock Options. In 1999, each of Messrs. Bartlett, Cox and Wagda were each granted options to purchase 75,000 shares of common stock at an exercise price of $0.98 per share. In April 2003, Mr. Burke was granted options to purchase 45,000 shares of common stock at an exercise price of $0.68 and Mr. Phelps was granted options to purchase 43,000 shares at an exercise price of $0.68. In September 2003, Mr. Carter was granted options to purchase 45,000 shares of common stock and Mr. Galt was granted options to purchase 75,000 shares of common stock each at an exercise price of $1.01.

     Other Compensation. During 2003, each director who was not an employee of Abraxas or its affiliates, received an annual fee of $8,000 plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Aggregate fees paid to directors in 2003 were $149,400. Except for the foregoing, the directors of Abraxas received no other compensation for services as directors, except for reimbursement of travel expenses to attend board meetings.

                        DESCRIPTION OF THE EXCHANGE NOTES

General

     Abraxas issued the outstanding notes and will issue the exchange notes under an indenture among Abraxas, its subsidiaries named in the indenture as initial subsidiary guarantors and U.S. Bank National Association, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The intercreditor agreement and other collateral documents described under "--Security" and "Intercreditor Agreement" define the terms of the security interests securing the notes and the note guarantees.

     The following description is an overview of the material provisions of the notes, the indenture and the intercreditor agreement and other collateral documents and it does not contain all of the information that may be important to you. Since the following description does not purport to be complete, it is qualified in its entirety by reference to all of the provisions of those documents, including the definitions of certain terms, and to the Trust Indenture Act of 1939, and we urge you to carefully read the indenture and the intercreditor agreement and other collateral documents and the information contained in this prospectus before you decide to invest in the notes.

     You will find the definitions of certain capitalized terms used in this "Description of the Exchange Notes" under "--Certain Definitions." Certain other defined terms used in this "Description of the Exchange Notes" but not defined under "--Certain Definitions" have the meanings assigned to them in the indenture. In this "Description of the Exchange Notes,"

     o references to "interest" include any additional or default interest payable at the time in question, the term "Abraxas" refers only to Abraxas Petroleum Corporation and does not include any of its existing or future subsidiaries;

     o the term "Grey Wolf" refers to Grey Wolf Exploration Inc. and its future subsidiaries;

     o references to "we," "our" and "us" refer to Abraxas and its existing and future restricted subsidiaries, which excludes Grey Wolf; and

     o references to the Revolving Credit Facility, the Bridge Loan and the Grey Wolf Term Loan refer to our new $15 million senior secured revolving credit facility, our new $25 million second lien increasing rate bridge loan and Grey Wolf's new $35 million senior secured term loan, respectively, described in this prospectus under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-Term Indebtedness."

Brief Description of the Notes and the Subsidiary Guarantees; Ranking and Lien Priority

         The Notes

         The Notes are:

     o   general obligations of Abraxas;

     o unconditionally Guaranteed, on a senior secured basis in accordance with the provisions of the Intercreditor Agreement, by (1) all current Subsidiaries of Abraxas, other than Grey Wolf (so long as Grey Wolf is neither a Restricted Subsidiary nor a Guarantor of any of our other Indebtedness), (2) all future Restricted Subsidiaries and (3) any other Affiliate of Abraxas that Guarantees any of our other Indebtedness (see "--Subsidiary Guarantees of Notes");

     o secured, together with the Revolving Credit Facility Obligations, by a shared first priority perfected security interest (subject to Permitted Prior Liens) in all material real and personal property and assets of Abraxas and its Restricted Subsidiaries, including, without limitation,


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         (1)  substantially  all of our natural gas and crude oil properties and
         (2) all of the Capital Stock (or in the case of a Foreign Unrestricted Subsidiary, up to 65% of the outstanding Capital Stock) in any company or other entity, including, without limitation, in each of our Subsidiaries other than Grey Wolf, that is owned by Abraxas and the Restricted Subsidiaries, as more fully described under "--Security" and "Intercreditor Agreement;"

     o rank senior in right of payment to all existing and future Subordinated Indebtedness of Abraxas, including, without limitation, the Bridge Loan Obligations; and

     o rank effectively senior in right of payment to all existing and future unsecured Indebtedness of Abraxas to the extent of the value of the Collateral available to the holders of the Notes.

     The provisions of the Intercreditor Agreement provide for Abraxas to make payments in respect of the Secured Obligations to the Collateral Agent during the existence of an Event of Default, or an "event of default" under the Revolving Credit Facility or the Bridge Loan, of which notice thereof has been given to the parties to the Intercreditor Agreement by the Trustee, the Revolving Credit Facility Administrative Agent or the Bridge Loan Administrative Agent. The Collateral Agent will be required to apply such amounts during the existence of such an Event of Default (or such an "event of default"), together with amounts received from the Subsidiary Guarantors and any proceeds from any disposition of the Collateral,

     o if a minimum collateral coverage ratio equal to three times the outstanding Revolving Credit Facility Obligations is then met, (i) to the payment of interest on the Notes only if and when all accrued and unpaid interest on the Revolving Credit Facility Obligations has been paid and (ii) to the payment of principal of the Notes only if and when the outstanding principal of the Revolving Credit Facility has been repaid; or

     o if such minimum collateral coverage ratio is not then met, to the payment of interest on and principal of the Notes only if and when all outstanding interest on and principal of the Revolving Credit Facility have been paid. See "Intercreditor Agreement--Priority of Distributions."

         The Subsidiary Guarantees

     The Notes are Guaranteed by each current Subsidiary of Abraxas, other than Grey Wolf (so long as Grey Wolf is neither a Restricted Subsidiary nor a Guarantor of any of our other Indebtedness). The Notes will also be Guaranteed by all future Restricted Subsidiaries and any other Affiliate of Abraxas that Guarantees any of our other Indebtedness. See "--Subsidiary Guarantees of Notes." Each such Subsidiary Guarantee:

     o   is a general obligation of the respective Subsidiary Guarantor;

     o   is  secured,   together  with  the  respective  Subsidiary  Guarantor's
         Guarantee of the Revolving Credit Facility Obligations, by a shared first priority perfected security interest (subject to Permitted Prior Liens) in all of such Subsidiary Guarantor's material real and personal property and assets, including, without limitation, (1) substantially all of its natural gas and crude oil properties and (2) all of the Capital Stock (or in the case of a Foreign Unrestricted Subsidiary, up to 65% of the outstanding Capital Stock) in any company or other entity, including, without limitation, in each Subsidiary of such Subsidiary Guarantor, that is owned by such Subsidiary Guarantor, as more fully described under "--Security" and "Intercreditor Agreement;"

     o ranks senior in right of payment to all existing and future Subordinated Indebtedness of the respective Subsidiary Guarantor, including, without limitation, its Guarantee of the Bridge Loan Obligations; and

     o ranks effectively senior in right of payment to all existing and future unsecured Indebtedness of the respective Subsidiary Guarantor to the extent of the value of the Collateral available to the holders of the Notes.

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

     The provisions of the Intercreditor Agreement provide for the Subsidiary Guarantors to make payments in respect of the Secured Obligations to the Collateral Agent during the existence of an Event of Default, or an "event of default" under the Revolving Credit Facility or the Bridge Loan, of which notice thereof has been given to the parties to the Intercreditor Agreement by the Trustee, the Revolving Credit Facility Administrative Agent or the Bridge Loan Administrative Agent. The Collateral Agent will be required to apply such amounts during the existence of such an Event of Default (or such an "event of default"), together with amounts received from Abraxas and any proceeds from the disposition of any Collateral,

     o if a minimum collateral coverage ratio equal to three times the outstanding Revolving Credit Facility Obligations is then met, (i) to the payment of interest on the Notes only if and when all accrued and unpaid interest on the Revolving Credit Facility Obligations has been paid and (ii) to the payment of principal of the Notes only if and when the outstanding principal of the Revolving Credit Facility has been repaid; or

     o if such minimum collateral coverage ratio is not then met, to the payment of interest on and principal of the Notes only if and when all outstanding interest on and principal of the Revolving Credit Facility have been paid. See "Intercreditor Agreement--Priority of Distributions."

     Each Subsidiary of Abraxas on October 28, 2004, other than Grey Wolf, is a Subsidiary Guarantor and a Restricted Subsidiary. However, Abraxas is permitted to designate one or more of its Subsidiaries (whether or not any such Subsidiary was a Subsidiary of Abraxas on October 28, 2004) as an Unrestricted Subsidiary
if certain conditions described in the definition of Unrestricted Subsidiary under "--Certain Definitions" are satisfied. Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture, and neither Guarantee the Notes (unless such Unrestricted Subsidiary is also then Guaranteeing any of our other Indebtedness) nor grant any Lien in their property or assets to secure the repayment of the Notes.

     Grey Wolf is currently designated as an Unrestricted Subsidiary and is not permitted to become a Restricted Subsidiary until 91 days after all of the Bridge Loan Obligations are repaid in full and the Bridge Loan is terminated. Unless Grey Wolf subsequently becomes a Restricted Subsidiary or Guarantees any of our other Indebtedness, Grey Wolf is not required to become a Subsidiary Guarantor.

Principal, Maturity and Interest

     The Notes:

     o   are limited in aggregate principal amount to $125.0 million;

     o   mature on December 1, 2009;

     o were issued in denominations of $1,000 and integral multiples of $1,000; and

     o are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see "Book Entry; Delivery and Form").

     Interest on the Notes:

     o accrues at a per annum floating rate of Six-Month LIBOR plus 7.50%, with an initial interest rate of 9.72% per annum;

     o resets semiannually on June 1 and December 1 of each year, commencing on June 1, 2005;

     o is payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such interest payment date will be the next succeeding Business Day;

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

     o is payable to the holders of record on the 15th day of the month immediately preceding the month in which the related interest payment date occurs;

     o accrues from and including the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance, until but excluding the date upon which the principal thereof is paid or duly provided for in accordance with the Indenture; and

     o   is computed on the basis of a 360-day year.

     The  interest  rate  on  the  Notes  is  subject  to  increase  in  certain circumstances if Abraxas and the Subsidiary Guarantors do not file a registration statement relating to a registered exchange offer for the Notes, or, in lieu thereof, a resale shelf registration statement for the Notes, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange and Registration Rights Agreement."

     All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all U.S.
dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     Abraxas will pay principal of, and premium, if any, and interest on, the Notes, and the Notes will be transferable, at the office or agency designated by Abraxas within the City and State of New York. In addition, in the event a Note is not in book-entry form, Abraxas may pay interest, at its option, by check mailed to the registered holder of such Note at its registered address as set forth in the Note Register. No service charge will be made for any transfer or exchange of Notes, but Abraxas or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection with such transfer or exchange.

Security

     The  payment  of  the  Note  Obligations,  the  Revolving  Credit  Facility
Obligations and the Bridge Loan Obligations, when due (whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by Abraxas pursuant to the Notes, the Revolving Credit Facility or the Bridge Loan or by any Guarantor pursuant to a Guarantee thereof), and the performance of all other obligations of Abraxas, the Restricted Subsidiaries and the Subsidiary Guarantors, are secured as provided in the Intercreditor Agreement and other Collateral Documents.

     Notwithstanding the time, order or method of attachment of the Collateral Agent's Liens upon any Collateral, the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, the time of taking possession or control over any Collateral or the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, as among the Secured Parties, the holders of the Note Obligations, together with the holders of the Revolving Credit Facility Obligations, will be entitled to be paid first out of the proceeds, if any, of the Collateral, subject to Permitted Liens and subject to and in accordance with the provisions of the Intercreditor Agreement as described under "Intercreditor Agreement."

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     Collateral Agent

     Pursuant to the Intercreditor Agreement, Abraxas and the Trustee, together with the Revolving Credit Facility Administrative Agent and the Bridge Loan Administrative Agent, have appointed U.S. Bank National Association to serve as the Collateral Agent for the benefit of the holders of the Secured Obligations, including the Notes, from time to time. The Intercreditor Agreement provides that the Collateral Agent may not be the same institution serving as either the Revolving Credit Facility Administrative Agent or the Bridge Loan Administrative Agent.

     The Intercreditor Agreement provides that the Collateral Agent is subject to such directions as may be given to it by the Control Party from time to time as required or permitted by the Indenture, the Revolving Credit Facility and the Bridge Loan, as applicable. The relative rights with respect to control of the Collateral Agent are specified in the Intercreditor Agreement and are described under "Intercreditor Agreement." Except as directed by the Control Party, the Collateral Agent will not be obligated to act upon directions purported to be delivered to it by any other Person, to foreclose upon or otherwise enforce any Lien or to take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral. See "Intercreditor Agreement."

     Collateral; After-Acquired Property

     In accordance with the Intercreditor Agreement and other Collateral Documents, the Note Obligations, together with the Revolving Credit Facility Obligations, are secured by a shared first priority perfected security interest (to the extent attainable by filing, recordation or possession, and subject to Permitted Prior Liens), and the Bridge Loan Obligations is secured by a second priority perfected security interest (to the extent attainable by filing, recordation or possession, and subject to Permitted Liens), in all material real and personal property and assets of Abraxas and its Restricted Subsidiaries, including, without limitation,

     o all natural gas and crude oil properties of Abraxas and the Restricted Subsidiaries (other than any such properties which, together with any other such properties not securing the Secured Obligations, do not at any time have either an aggregate PV-10 or an aggregate fair market acreage value exceeding $250,000), and all additions and improvements thereto and replacements thereof;

     o   all assets  deposited  or  required  to be  deposited  in a  Collateral
         Account;

     o all of the Capital Stock in any company or other entity, including, without limitation, in each of our existing and future Subsidiaries other than Grey Wolf, that is owned by Abraxas and the Restricted Subsidiaries; provided, that, in no event will more than 65% of the outstanding Capital Stock of any Foreign Unrestricted Subsidiary be required to be pledged as security for the Secured Obligations; and

     o   all proceeds of the foregoing.

     The Bridge Loan Obligations (but not the Note Obligations or the Revolving Credit Facility Obligations) are also secured by a first priority perfected security interest in all of the Capital Stock of Grey Wolf owned by Abraxas and its Subsidiaries.

     Neither the Notes nor the Subsidiary Guarantees is secured by a Lien on any property or asset of Grey Wolf (so long as Grey Wolf is not a Restricted Subsidiary). The Indenture also permits Abraxas and the Restricted Subsidiaries to create Permitted Liens.

     The Indenture, the Intercreditor Agreement and other Collateral Documents require that Abraxas and each of the Restricted Subsidiaries grant to the Collateral Agent a shared first priority perfected security interest (subject to Permitted Prior Liens) in all After-Acquired Property of the kinds included in the Collateral for the benefit of the holders of the Note Obligations and the holders of the Revolving Credit Facility Obligations and a second priority


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perfected   security   interest  (subject  to  Permitted  Prior  Liens)  in  all
After-Acquired Property of the kinds included in the Collateral for the benefit of the holders of the Bridge Loan Obligations. In addition, each future Restricted Subsidiary, if any, will be required to similarly grant security interests in its properties and assets of the kinds included in the Collateral.

     If Abraxas or any Restricted Subsidiary at any time acquires or otherwise owns any property or asset of the kind included in the Collateral that is not subject to a valid and enforceable first priority perfected security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations, then Abraxas will be required to, or will be required to cause that Restricted Subsidiary to, as soon as practicable, but in any event within 15 days with respect to clauses (1) and (2) below, and within 30 days with respect to clauses (3) and (4) below, of the earlier of such acquisition or of the day an officer of Abraxas or a Restricted Subsidiary has knowledge or should have reasonably known of any such deficiency with respect to any such property or asset:

                  (1) execute and deliver to the Collateral Agent one or more joinder agreements to the applicable Collateral Documents and any other security agreement, pledge agreement, stock power or other instrument requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, required to grant a security interest in such Collateral in favor of the Collateral Agent for the benefit of the holders of the Note Obligations;

                  (2) deliver to the Collateral Agent and the Trustee one or more opinions of counsel reasonably satisfactory to the Collateral Agent and the Trustee with respect to the matters set forth in clause
         (1) above;

                  (3) cause the Liens granted in each Collateral Document to be duly perfected first priority security interests (subject to Permitted Prior Liens) in favor of the Collateral Agent, including by pledging any Capital Stock constituting such Collateral as appropriate, and cause each other Lien upon such Collateral to be (a) released, unless it is a Permitted Prior Lien, or (b) subordinated, whether by agreement or operation of law, to the Collateral Agent's Liens for the benefit of holders of the Note Obligations if it is a Permitted Lien but not a Permitted Prior Lien; and

                  (4) deliver to the Collateral Agent and the Trustee one or more opinions of counsel reasonably satisfactory to the Collateral Agent and the Trustee with respect to lien perfection matters set forth in clause (3) above.

     The Indenture permits the release of Collateral without the substitution of additional Collateral under circumstances described under "--Possession, Use and Release of Collateral," "--Disposition of Collateral Without Release," "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" and "--Certain Covenants--Limitation on Asset Sales." Collateral of a Subsidiary Guarantor will also be released as security for the Note Obligations upon the release of such Subsidiary Guarantee under circumstances described under "--Subsidiary Guarantee of the Notes," unless such Subsidiary Guarantor is thereafter a Restricted Subsidiary.

     Enforcement and Foreclosure

     If a Default or Event of Default occurs under the Indenture, the Trustee, on behalf of the holders of the Notes, in addition to any rights or remedies available to it under the Indenture, will be entitled to take such actions as the Trustee deems advisable to protect and enforce its rights in the Collateral for the holders of the Note Obligations, including, without limitation, instituting foreclosure proceedings in accordance with applicable law. However, the rights and remedies available to the Trustee under the Indenture or otherwise, and the actions permitted to be taken by it under the Indenture or otherwise, are limited by the provisions of the Intercreditor Agreement and other Collateral Documents. See "Risk Factors--Risks Related to the Notes--In certain circumstances, lenders under Abraxas' bridge loan may be entitled to direct certain asset sales and control certain rights and remedies with respect to the collateral pledged to secure the notes and the subsidiary guarantees" and "Intercreditor Agreement."

     Subject to our ability to dispose of Collateral and cause Liens thereon to be released in accordance with the Indenture, under the terms of the Intercreditor Agreement and other Collateral Documents (see "--Possession, Use


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and Release of Collateral" and  "--Disposition of Collateral  Without Release"),
the Collateral Agent (upon the written instructions of the Control Party) will determine the circumstances under and manner in which to dispose of the Collateral, including, without limitation, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. See "Intercreditor Agreement."

     The rights of the Collateral Agent to repossess and dispose of Collateral could be significantly impaired by restrictions under bankruptcy or other applicable laws. See "Risk Factors--Risks Related to the Notes--Bankruptcy laws may limit your ability to realize value from the collateral" and "--Certain Bankruptcy Limitations." In addition, the Collateral Agent may need to evaluate the impact of potential liabilities before determining to foreclose on the Collateral. For example, a lender that purchases real property through a foreclosure of its security interest in that real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened release of hazardous substances at the secured property. In this regard, the Collateral Agent may decline to foreclose on the secured property or exercise remedies otherwise available if it does not receive indemnification to its satisfaction from the holders of the Secured Obligations. Finally, the Collateral Agent's ability to foreclose on the Collateral on behalf of the holders of the Notes may be subject to lack of perfection, the consent of third parties (including the holders of the other Secured Obligations), prior Liens and practical problems associated with the realization of the Collateral Agent's Lien on the Collateral. See "Intercreditor Agreement."

     Priority of Distributions After an Event of Default

     Subject to the terms of the Intercreditor Agreement, upon notice of an Event of Default (or an "event of default" under either the Revolving Credit Facility or the Bridge Loan) and for so long as that Event of Default (or that "event of default") exists, all funds received by the Collateral Agent in respect of the Secured Obligations will be distributed promptly by the Collateral Agent in the order of priority described under "Intercreditor Agreement--Priority of Distributions."

     Abraxas cannot assure you that proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default will be sufficient to satisfy amounts due under the Notes. The amounts realizable by the Collateral Agent in respect of the Collateral in the event of a foreclosure or liquidation will depend upon market and economic conditions at such time, the availability of buyers, certain existing Liens and similar factors. In addition, the Collateral Agent will not have any Lien on any of the properties or assets of Grey Wolf (so long as Grey Wolf is not a Restricted Subsidiary). See "Risk Factors--Risks Related to the Notes--The collateral pledged to secure the notes may be inadequate to satisfy all amounts due and owing to the holders of our notes." If the proceeds of the Collateral are not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) will have only an unsecured claim against the remaining assets, if any, of Abraxas and the Subsidiary Guarantors.

     Possession, Use and Release of Collateral

     Subject to and in accordance with the terms of the Intercreditor Agreement and other Collateral Documents, so long as the Collateral Agent has not exercised its rights with respect to the Collateral during the existence of an Event of Default, Abraxas and the Restricted Subsidiaries have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income therefrom.

     Abraxas and the Restricted Subsidiaries have the right to obtain a release of items of Collateral (including property and assets owned by a Restricted Subsidiary of which the Capital Stock is being sold in compliance with the terms of the Indenture and which following such sale will not be a Restricted Subsidiary), other than certain Trust Monies, that are subject to an Asset Sale or other disposition permitted by the terms of the Indenture (see "--Disposition of Collateral Without Release"). See "Risk Factors--Risks Related to the Notes--The terms of the notes permit, without the consent of holders of the notes or the trustee under the indenture, releases of collateral pledged to secure the notes in certain circumstances." In such event, the Collateral Agent will release such Collateral from the Lien of the relevant Collateral Document and reconvey such Collateral to Abraxas or the applicable Restricted Subsidiary, as the case may be, so long as such release complies with the Trust Indenture Act and is not otherwise restricted by the Intercreditor Agreement, upon


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delivery by Abraxas to the Collateral Agent, with a copy to the Trustee,  of the following:

                  (1) a notice from Abraxas requesting the release of specified Collateral, which notice:

                           (a) specifically describes the Collateral requested to be released;

                           (b)   specifies   the  fair  market   value  of  such
         Collateral (which, in the case of a sale of Capital Stock of a Restricted Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) as of a date within 60 days of such notice (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Collateral Agent and the Trustee or, solely with respect to Collateral in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Collateral Agent and the Trustee);

                           (c) states (i) that the consideration to be received in respect of such Collateral is at least equal to the fair market value of such Collateral (which, in the case of a sale of Capital Stock of a Restricted Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) or (ii) with respect to an interest in Farmout Property to be conveyed to a farmee under a Farmout Agreement, that such Farmout Agreement is a Permitted Farmout Agreement;

                           (d) states that the release of such Collateral will not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with the Collateral Agent's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, taken as a whole;

                           (e) confirms that the sale or other disposition of, or an agreement to sell or otherwise dispose of, the Collateral requested to be released is a bona fide sale or other disposition to a Person that is not an Affiliate of Abraxas or, in the event that such sale or other disposition is to a Person that is an Affiliate of Abraxas, confirming that such sale or other disposition is made in compliance with the covenant described under "--Certain Covenants--Limitation on Transactions with Affiliates;"

                           (f) certifies that the sale or other disposition of the Collateral requested to be released complies with the terms and conditions of the Indenture and the Intercreditor Agreement and other Collateral Documents, including, without limitation, the covenant described under "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" or "--Certain Covenants--Limitations on Asset Sales" if such sale or other disposition constitutes an Asset Sale; and

                           (g) in the event there is to be a substitution of property for such Collateral subject to the Asset Sale or other disposition, specifies the property intended to be substituted for the Collateral to be sold or otherwise disposed of and that such property will be subject to the Liens under the Collateral Documents;

                  (2) an Officers' Certificate stating that:

                           (a)  such  sale  or  other  disposition  covers  only
         Collateral requested to be released or other property which is not Collateral;

                           (b) all Net Cash Proceeds, if any, from the sale or other disposition of any of such Collateral will be applied pursuant to the provisions of the Indenture and the Intercreditor Agreement and other Collateral Documents in respect of Asset Sales and other dispositions of Collateral to the extent applicable thereto;

                           (c) there is no Default or Event of Default (and no "default" or "event of default" under the Revolving Credit Facility or the Bridge Loan) in effect on the date thereof;

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

                           (d) the release of such Collateral will not result in a Default or Event of Default (or a "default" or an "event of default" under the Revolving Credit Facility or the Bridge Loan);

                           (e) the release complies with the Trust Indenture Act; and

                           (f) all conditions precedent in the Indenture and the Intercreditor Agreement and other Collateral Documents relating to the release in question have been complied with;

                  (3) if the fair market value of such Collateral to be released (which, in the case of a sale of Capital Stock of a Restricted
         Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) exceeds $1.0 million (as specified in the notice to be provided pursuant to clause (1)(b) above), an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent and the Trustee, stating that such release is permitted under and complies with the terms of the Indenture and the Intercreditor Agreement and other Collateral Documents and all conditions precedent thereunder to such release have been complied with;

                  (4) if the fair market value of such Collateral to be released (which, in the case of a sale of Capital Stock of a Restricted
         Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) exceeds $5.0 million (as specified in the notice to be provided pursuant to clause (1)(b) above), an opinion or appraisal with respect to the determination of such fair market value issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Collateral Agent and the Trustee, as appropriate under the circumstances;

                  (5) if such Collateral to be released is an interest in Farmout Property to be conveyed to a farmee under a Permitted Farmout Agreement, such Officers' Certificates and Board Resolutions, if any, required by the definitions of Farmout Property Value and Permitted Farmout Agreement (see "--Certain Definitions"); and

                  (6) all documentation required by the Trust Indenture Act, if any, prior to the release of the Collateral requested to be released by the Collateral Agent and, in the event that there is to be a substitution of property for such Collateral, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to valid and enforceable first priority perfected security interests (subject to Permitted Prior Liens) granted by the relevant Collateral Documents.

The Indenture and the Intercreditor Agreement and other Collateral Documents also provide that:

                  (1) Abraxas and the Restricted Subsidiaries will be entitled, subject to compliance with the conditions set forth therein, to obtain the release of Collateral that has been taken by eminent domain, condemnation or in similar circumstances; and

                  (2) Abraxas and the Restricted Subsidiaries will be entitled to obtain a release of the Collateral:

                           (a) with respect to the Revolving Credit Facility only, upon payment in full of all amounts outstanding under the Revolving Credit Facility and all other Revolving Credit Facility Obligations and the termination of the Revolving Credit Facility;

                           (b) with respect to the Notes only, (i) upon payment in full of the Notes and all other Note Obligations, (ii) upon satisfaction and discharge of the Indenture as described under "--Satisfaction and Discharge" or (iii) upon a Legal Defeasance or Covenant Defeasance as described under "--Legal Defeasance and Covenant Defeasance;"

                           (c) with respect to the Bridge Loan only, upon payment in full of the Bridge Loan and all other Bridge Loan Obligations; and

                           (d) in whole, upon satisfying each of clauses (a),
(b) and (c) of this paragraph.

     Disposition of Collateral Without Release

     Notwithstanding the provisions of the Intercreditor Agreement and other Collateral Documents described under "Possession, Use and Release of Collateral," so long as no Event of Default under the Indenture (or "event of default" under each of the Revolving Credit Facility and the Bridge Loan) exists or no Default or Event of Default under the Indenture (or "default" or "event of default" under each of the Revolving Credit Facility and the Bridge Loan) would result therefrom, and so long as such transaction would not violate the
Intercreditor Agreement and other Collateral Documents, Abraxas and the Restricted Subsidiaries may, to the extent permitted by applicable law, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to their properties, including the following activities so long as they are undertaken in the ordinary course of business, do not constitute Asset Sales and otherwise comply with the terms of the Indenture, the Intercreditor Agreement and other Collateral Documents and the Trust Indenture
Act: (1) disposing of equipment and other assets included in the Collateral that has become worn out, defective or obsolete or not used or useful in the business of Abraxas or any Restricted Subsidiary and which is, to the extent required by the Intercreditor Agreement or other Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Lien of any of the Collateral Documents; (2) selling, leasing or abandoning any undeveloped oil and gas property subject to the Lien of any of the Collateral Documents or any other oil and gas property subject to the Lien of any of the Collateral Documents that is not capable of production in economic quantities;
(3) terminating, canceling, amending or otherwise modifying any contract subject to the Lien of any of the Collateral Documents; (4) surrendering or modifying any license or permit subject to the Lien of any of the Collateral Documents;
(5) altering, repairing, replacing, changing the location and position of and adding to the structures, equipment, fixtures and appurtenances on any property subject to the Lien of any of the Collateral Documents; or (6) selling hydrocarbons or other mineral products for value.

     Abraxas is obligated to deliver to the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on December 1, 2004, an Officers' Certificate to the effect that all releases and withdrawals during the preceding six-month period with respect to which no release or consent of the Collateral Agent was obtained were in the ordinary course of the business of Abraxas and the Restricted Subsidiaries and were permitted by the Indenture, the Intercreditor Agreement and other Collateral Documents or the Trust Indenture Act.

     Certain Bankruptcy Limitations

     Bankruptcy law could prevent the Collateral Agent from repossessing and disposing, or otherwise exercising remedies in respect, of the Collateral upon the occurrence of an Event of Default if a bankruptcy proceeding were to be commenced by or against Abraxas or its Subsidiaries prior to the Collateral Agent having repossessed and disposed, or otherwise exercised remedies in respect, of the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments; provided that the debtor may be required to provide the secured creditor with "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the Secured Obligations could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the Secured Obligations would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." See "Risk Factors--Risks Related to the Notes--Bankruptcy laws may limit your ability to realize value from the collateral."

Subsidiary Guarantees of Notes

     Each Subsidiary of Abraxas as of October 28, 2004, other than Grey Wolf (so long as Grey Wolf is neither a Restricted Subsidiary nor a Guarantor of any of our other Indebtedness), has unconditionally Guaranteed for so long as it remains a Restricted Subsidiary or Guarantees any of our other Indebtedness, jointly and severally, on a senior secured basis, the full and prompt performance of Abraxas' obligations under the Indenture and the Notes, including the payment of principal of, and premium and interest on, the Notes. Any future Restricted Subsidiary and any other Affiliate of Abraxas, including, without limitation, any future Subsidiary of Abraxas (whether it is a Restricted Subsidiary or an Unrestricted Subsidiary), that Guarantees any of our other Indebtedness will also be required to enter into a Subsidiary Guaranty of the Notes as described below in this "--Subsidiary Guarantees of Notes."

     The Subsidiary Guarantee of each Subsidiary Guarantor:

     o   is  secured,   together  with  the  respective  Subsidiary  Guarantor's
         Guarantee of the Revolving Credit Facility Obligations, by a shared first priority security interest (subject to Permitted Prior Liens) in all of such Subsidiary Guarantor's material property and assets, including, without limitation, (1) substantially all of its natural gas and crude oil properties and (2) all of the Capital Stock (or in the case of a Foreign Unrestricted Subsidiary, up to 65% of the outstanding Capital Stock) in any company or other entity, including, without limitation, in each Subsidiary of such Subsidiary Guarantor, that is owned by such Subsidiary Guarantor, as more fully described under "--Security" and "Intercreditor Agreement;"

     o ranks senior in right of payment to all existing and future Subordinated Indebtedness of the respective Subsidiary Guarantor, including, without limitation, its Guarantee of the Bridge Loan Obligations; and

     o ranks effectively senior in right of payment to all existing and future unsecured Indebtedness of the respective Subsidiary Guarantor to the extent of the value of the Collateral available to the holders of the Notes.

     The provisions of the Intercreditor Agreement provide for the Subsidiary Guarantors to make payments in respect of the Secured Obligations to the Collateral Agent during the existence of an Event of Default, or an "event of default" under the Revolving Credit Facility or the Bridge Loan, of which notice thereof has been given to the parties to the Intercreditor Agreement by the Trustee, the Revolving Credit Facility Administrative Agent or the Bridge Loan Administrative Agent. The Collateral Agent is required to apply such amounts during the existence of such an Event of Default (or such an "event of default"), together with amounts received from Abraxas and any proceeds from the disposition of any Collateral,

     o if a minimum collateral coverage ratio equal to three times the outstanding Revolving Credit Facility Obligations is then met, (i) to the payment of interest on the Notes only if and when all accrued and unpaid interest on the Revolving Credit Facility Obligations has been paid and (ii) to the payment of principal of the Notes only if and when the outstanding principal of the Revolving Credit Facility has been repaid; or

     o if such minimum collateral coverage ratio is not then met, to the payment of interest on and principal of the Notes only if and when all outstanding interest on and principal of the Revolving Credit Facility have been paid. See "Intercreditor Agreement--Priority of Distributions."

     A Default or Event of Default will entitle the Trustee to accelerate the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees in the same manner and to the same extent as Abraxas' obligations under the Indenture and the Notes may be accelerated, subject to and in accordance with the terms of the Intercreditor Agreement. The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collection from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary

Guarantor  under  its  Subsidiary  Guarantee  or  pursuant  to its  contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See "Risk Factors--Risks Related to the Notes--The subsidiary guarantees could be voided if they constitute fraudulent transfers under the bankruptcy code or similar state laws, which would prevent the holders of the notes from relying on the subsidiary guarantors to satisfy our payment obligations under the notes." Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary
Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Claims of creditors of any of our non-guarantor Subsidiaries, such as Grey Wolf and any future Subsidiary that is not a Subsidiary Guarantor, generally have priority with respect to the assets and earnings of those non-guarantor Subsidiaries over the claims of the creditors of Abraxas, including holders of the Notes. Accordingly, the Notes are structurally subordinated to creditors of our non-guarantor Subsidiaries, which generally includes trade creditors, secured creditors and creditors holding Indebtedness (including Guarantees) issued by such non-guarantor Subsidiaries.

     Each Subsidiary Guarantor may consolidate with, or merge into, or sell or otherwise dispose of all or substantially all of its properties and assets to, Abraxas or to another Subsidiary Guarantor without limitation, and each Subsidiary Guarantor may consolidate with, or merge into, or sell all or substantially all of its properties and assets to, a Person other than Abraxas or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), provided that any such transaction must comply with the covenant in the Indenture described under "--Merger, Consolidation or Sale of Assets."

     Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or of all or substantially all of its properties and assets) to a Person other than Abraxas or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture, such Subsidiary Guarantor will be deemed released from its Subsidiary Guarantee and the related obligations set forth in the Indenture. However, any such termination will only be permitted to the extent that all obligations of such Subsidiary Guarantor under all of its Guarantees (if any) of other Indebtedness of Abraxas or any other Restricted Subsidiary, and under all Liens that secure such other Indebtedness of Abraxas or any other Restricted Subsidiary, also terminate upon such sale or other disposition of such Subsidiary Guarantor (or of all or substantially all of its properties and assets). Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary after the Closing Date in accordance with the Indenture will be released from its Subsidiary Guarantee and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary and does not Guarantee any of our other Indebtedness.

     The Indenture provides that if Abraxas or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Closing Date, then that newly acquired or created Subsidiary will be required to become a Subsidiary Guarantor, unless it is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture (and does not Guarantee any of our other Indebtedness), and unless it is so designated it will be required to contemporaneously with such acquisition or creation:

     o execute and deliver to the Trustee a supplemental indenture to the Indenture, a joinder agreement to the Intercreditor Agreement and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Trustee and, with respect to the joinder agreement to the Intercreditor Agreement, also to the Collateral Agent, which provide that such Subsidiary shall become a Subsidiary Guarantor under the Indenture and a party to the Intercreditor Agreement and the Registration Rights Agreement, respectively; and

     o deliver an opinion of counsel, in form and substance reasonably satisfactory to the Trustee and, with respect to the joinder agreement to the Intercreditor Agreement, also to the Collateral Agent, to the effect that such supplemental indenture and joinder agreement(s) have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid and binding obligations of such Subsidiary.

The foregoing requirements of this paragraph will also apply to any Unrestricted Subsidiary if (and at such time) it either becomes a Restricted Subsidiary or Guarantees any of our other Indebtedness (whether or not it is a Subsidiary of Abraxas on the Closing Date).

Optional Redemption

     Except as described in the following paragraph, the Notes are not redeemable at our option prior to April 29, 2007. Thereafter, the Notes are subject to redemption at the option of Abraxas, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date:

              Year                                                Percentage
              ----                                                ----------
              From April 29, 2007 to April 28, 2008.............    104.00%
              From April 29, 2008 to April 28, 2009.............    102.00%
              After April 28, 2009..............................    100.00%

     At any time prior to April 29, 2007, Abraxas may, at its option and subject to the restrictions and other provisions relating thereto, if any, contained in the Revolving Credit Facility (see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-Term Indebtedness--Abraxas' New $15 Million Senior Secured Revolving Credit Facility"), on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (i.e., $43,750,000) with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to the product of (x) the principal amount of the Notes being so redeemed and (y) a redemption price factor of 1.00 plus the per annum interest rate on the Notes (expressed as a decimal) on the applicable redemption date, plus accrued and unpaid interest to the applicable redemption date, provided, that,

     (1) at least 65% of the original aggregate principal amount of the Notes (i.e., $81,250,000) remains outstanding after each such redemption; and

     (2) any such redemption occurs within 90 days after the closing of the Equity Offering to which such Net Cash Proceeds relate.

     If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, provided that no Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as Abraxas has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

         If a redemption date is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest and premium, if any, on each Note being redeemed will be paid to the person in whose name such Note is registered at the close of business on such regular record date, and no other interest or premium will be payable to any other Person who may become a holder of such Note after such time.

Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales

     The Bridge Loan provides that if there are any Bridge Loan Obligations outstanding after June 28, 2006, then, at any time thereafter and for so long as the Bridge Loan Obligations remain outstanding and there is not then an Event of Default, the Bridge Loan Administrative Agent will have the right to require Abraxas and the Restricted Subsidiaries to consummate one or more Asset Sales in accordance with the terms described in this "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" (and without regard to the covenant in the Indenture described under "--Certain Covenants--Limitation on Asset Sales").

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-Term Indebtedness--Abraxas' New $25 Million Second Lien Increasing Rate Bridge Loan" for a description of the rights of the Bridge Loan Administrative Agent, and the obligations of Abraxas and the Restricted Subsidiaries, with respect to any Asset Sale required by the terms of the Bridge Loan. The Indenture also provides that Abraxas will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any such Asset Sale unless:

                  (1) the Bridge Loan Obligations are then outstanding and there is not then an Event of Default;

                  (2) Abraxas or such Restricted Subsidiary, as the case may be, receives aggregate consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock sold or otherwise disposed of pursuant to the Asset Sale (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee);

                  (3) at least 80% of the consideration received by Abraxas or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee) consists of cash or Cash Equivalents;

                  (4) in the case of a Sale of Collateral, the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Cash Proceeds and other consideration therefor received by Abraxas or the Restricted Subsidiary, as the case may be, as additional Collateral under the Collateral Documents to secure the Secured Obligations, and, in the case of Net Cash Proceeds, such Net Cash Proceeds must, except as otherwise provided in the Intercreditor Agreement, be deposited into the Bridge Loan Asset Sale Proceeds Account, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions), and the Intercreditor Agreement and other Collateral Documents include release provisions requiring the Collateral Agent to release deposits in the Bridge Loan Asset Sale Proceeds Account as necessary to permit Abraxas or its Restricted Subsidiaries to apply such Net Cash Proceeds in the manner described below, unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing;

                  (5) if the Board of Directors of Abraxas determines in accordance with either clause (2) or (3) of this paragraph that the fair market value of the assets or Capital Stock, as the case may be, to be sold or otherwise disposed of pursuant to the Asset Sale or the fair market value of the aggregate consideration to be received by Abraxas and the Restricted Subsidiaries in respect of the Asset Sale exceeds $5.0 million, Abraxas delivers to the Trustee an opinion or appraisal with respect to such determination issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances; and

                  (6) Abraxas delivers to the Trustee an Officers' Certificate certifying that such Asset Sale is required by, and complies with, the Bridge Loan and complies with the preceding clauses (1), (2), (3), (4) and (5) of this paragraph.

     The Net Cash Proceeds from each such Asset Sale (other than with respect to any Capital Stock of Grey Wolf, which will be exclusively applied to repay outstanding Bridge Loan Obligations) will be applied by Abraxas and the Restricted Subsidiaries in the following order, to the extent available:

     o first, to pay any interest then due and payable on the Revolving Credit Facility;

     o   second, to pay any interest then due and payable on the Notes;

     o third, to pay any accrued and unpaid interest on the Revolving Credit Facility that was not paid under clause "first" of this paragraph;

     o   fourth,  to pay  any  outstanding  principal  of the  Revolving  Credit
         Facility;

     o fifth, if the remaining aggregate amount of such Net Cash Proceeds, together with any Net Cash Proceeds in the Bridge Loan Asset Sale Proceeds Account from a previous Asset Sale consummated in accordance with the provisions described in this "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales," exceeds $5.0 million, the entire amount in the Bridge Loan Asset Sale Proceeds Account is to be used to make a Net Proceeds Offer to purchase Notes from all holders of the Notes as if such Net Cash Proceeds remaining after any payment made pursuant to clause "first," "second," "third" or "fourth" of this paragraph, and any other Net Cash Proceeds in the Bridge Loan Asset Sale Proceeds Account, are Excess Proceeds (see "--Certain Covenants--Limitation on Asset Sales"); and

     o sixth, after the payment of all amounts required by a Net Proceeds Offer made in accordance with clause "fifth" of this paragraph, to repay all outstanding Bridge Loan Obligations.

Any Net Cash Proceeds remaining in the Bridge Loan Asset Sale Proceeds Account after clause "fourth" of this paragraph, but prior to the application of clause "fifth" of this paragraph, will be required to be retained in the Bridge Loan Asset Sale Proceeds Account until so applied in accordance with such clause "fifth" (unless either (i) all of the Bridge Loan Obligations have been paid in full, whereupon such remaining Net Cash Proceeds will be applied in the manner described under "--Certain Covenants--Limitation on Asset Sales" or (ii) an Event of Default exists, whereupon such remaining Net Cash Proceeds will be applied in the manner provided for in the Intercreditor Agreement). To the extent there exists any excess Net Cash Proceeds in the Bridge Loan Asset Sale Proceeds Account following application of Net Cash Proceeds in accordance with this clause "sixth" of this paragraph, such excess Net Cash Proceeds will be treated as Net Cash Proceeds from an Asset Sale in the manner described under "--Certain Covenants--Limitation on Asset Sales."

     The lenders' commitment under the Revolving Credit Facility will be permanently reduced by the amount of any Indebtedness repaid pursuant to clause "fourth" of the foregoing paragraph.

Acquisition of Notes by Abraxas and its Affiliates

     The Indenture provides that at any time Abraxas acquires a beneficial interest in any Note, whether by redemption (see "--Optional Redemption"), through the open market, by private sale or otherwise (see "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" and "--Repurchase at the Option of Holders Upon a Change of Control"), such Note will be cancelled without any further action and the outstanding aggregate principal amount of the Notes will be reduced by the principal amount of such cancelled Note. The Indenture also provides that in determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Abraxas or any of its Affiliates will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only

Notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

Sinking Fund

     Abraxas is not required to make sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders Upon a Change of Control

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require Abraxas to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (the "Change of Control Purchase Price") to the date of purchase (the "Change of Control Payment Date"). Within 30 days following any Change of Control, Abraxas will mail or cause to be mailed a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment Date is required to be a Business Day not less than 30 days nor more than 60 days after such notice is mailed. Abraxas will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, Abraxas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this prospectus by virtue thereof.

     On the Change of Control Payment Date, Abraxas will, to the extent lawful:

     o accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     o deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and

     o deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Abraxas.

     The Paying Agent will promptly mail to each holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. However, each such new Note must be in a principal amount of $1,000 or an integral multiple thereof. Abraxas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Abraxas repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

     Other than for restrictions contained in the Intercreditor Agreement, the Revolving Credit Facility and the Bridge Loan, Abraxas will not, and will not permit any Restricted Subsidiary to, create any restriction that would materially impair the ability of Abraxas to make a Change of Control Offer to purchase the Notes, or if such Change of Control Offer is made to pay for the Notes tendered for purchase. If a Change of Control Offer is made, there can be no assurance that Abraxas will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by the holders of Notes seeking to accept the Change of Control Offer. The Revolving Credit Facility, the Bridge Loan and the Grey Wolf Term Loan provide that certain change of control events with respect to us would constitute a default thereunder (see "Management's Discussion and Analysis of Financial Condition and

Results of Operations--Long-Term Indebtedness"). Any future credit facility or other agreement relating to Indebtedness to which Abraxas or a Subsidiary of Abraxas becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are contractually prohibited from purchasing Notes, we could seek the consent of our lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain contractually prohibited from purchasing Notes. In such case, our failure to purchase tendered Notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under the Revolving Credit Facility and the Bridge Loan and may also, in turn, constitute a default under any credit facility or other agreement to which Abraxas or its
Subsidiaries become a party. See "Risk Factors--Risks Related to the Notes--Abraxas may not be able to repurchase the notes upon a change of control."

     The definition of Change of Control includes an event by which Abraxas sells, assigns, conveys, transfers or leases all or substantially all of its properties and assets to any Person but does not include such events that are permitted as described under "--Merger, Consolidation or Sale of Assets;" the phrase "all or substantially all" is subject to applicable legal precedent and as a result in the future there may be uncertainty as to whether a Change of Control has occurred.

     Abraxas is not required to make a Change of Control Offer upon a Change of Control if a third party (i) makes an offer to the holders of the Notes to purchase the Notes at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by Abraxas and (ii) purchases all Notes validly tendered and not withdrawn under such offer.

Certain Covenants

     Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Indenture provides that Abraxas will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, unless (1) at the time of such event and after giving effect thereto and the receipt and application of the funds therefrom, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period, would have been at least equal to 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, (2) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of such Indebtedness or the issuance of such Disqualified Stock and (3) with respect to any such Restricted Subsidiary, it is then a Subsidiary Guarantor and its Subsidiary Guarantee then constitutes a legal, valid and binding obligation of such Subsidiary Guarantor.

     Other than to the extent provided in the Intercreditor Agreement, neither Abraxas nor any Restricted Subsidiary is permitted to Incur any Indebtedness or other obligation, including Permitted Indebtedness, that is contractually subordinated in right of payment or security (other than Permitted Liens) to any other Indebtedness of Abraxas or that Restricted Subsidiary, as applicable, unless such Indebtedness is also expressly contractually subordinated in right of payment and security (other than Permitted Liens) to the Notes or the Subsidiary Guarantee of that Restricted Subsidiary, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Abraxas or any Restricted Subsidiary will be deemed to be contractually subordinated in right of payment or security to any other Indebtedness of Abraxas or that Restricted Subsidiary solely by virtue of being unsecured, and the provisions of this paragraph will not prohibit tranches of Indebtedness under the Revolving Credit Facility being subordinated to other tranches of Indebtedness thereunder.

     Limitation on Asset Sales

     The Indenture provides that Abraxas will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (1) Abraxas or such Restricted Subsidiary, as the case may be, receives aggregate consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock sold or otherwise disposed of pursuant to the Asset Sale (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee);

         (2) at least 80% of the fair market value of the consideration received by Abraxas or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee) consists of cash, Cash Equivalents or properties used in the Oil and Gas Business of Abraxas or its Restricted Subsidiaries;

         (3) in the case of a Sale of Collateral, the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Cash Proceeds and other consideration therefor received by Abraxas or the Restricted Subsidiary, as the case may be, as additional Collateral under the Collateral Documents to secure the Secured Obligations, and, in the case of Net Cash Proceeds, such Net Cash Proceeds must, except as otherwise provided in the Intercreditor Agreement, be deposited into an Asset Sale Proceeds Account, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions), and the Intercreditor Agreement and other Collateral Documents include release provisions requiring the Collateral Agent to release deposits in an Asset Sale Proceeds Account as necessary to permit Abraxas or its Restricted Subsidiaries to apply such Net Cash Proceeds in the manner described below, unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing;

         (4) if the Board of Directors of Abraxas determines in accordance with either clause (1) or (2) of this paragraph that the fair market value of the assets or Capital Stock, as the case may be, to be sold or otherwise disposed of pursuant to the Asset Sale or the fair market value of the aggregate consideration to be received by Abraxas and the Restricted Subsidiaries in respect of the Asset Sale exceeds $5.0 million, Abraxas delivers to the Trustee an opinion or appraisal with respect to such determination issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances; and

         (5) Abraxas delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with the preceding clauses (1), (2), (3) and
     (4) of this paragraph;

provided, that (a) any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described under "--Limitations on Liens" or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, will not be required to satisfy the conditions set forth in clauses (1), (2) and (4) of this paragraph (and the Officers' Certificate described in clause (5) of this paragraph will not be required to certify as to compliance with such clauses (1), (2) and (4)) and (b) any Asset Sale undertaken by Abraxas or a Restricted Subsidiary at the direction of the Bridge Loan Administrative Agent in accordance with the covenant described under
"--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" will not be required to satisfy any of the conditions of this paragraph, but will instead be required to fulfill the conditions of such covenant.

     The amount (without duplication) of any Unsubordinated Indebtedness of Abraxas or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which Abraxas or such Restricted Subsidiary, as the case may be, is unconditionally discharged by the holder of such Unsubordinated Indebtedness, shall be deemed to be Cash Equivalents for purposes of clause (2) above and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Unsubordinated Indebtedness for purposes of the following paragraph.

     If Abraxas or any Restricted Subsidiary consummates an Asset Sale (other than (i) any Asset Sale undertaken at the direction of the Bridge Loan Administrative Agent in accordance with the covenant described under
"--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" or (ii) any Asset Sale with respect to Capital Stock of Grey Wolf, which, so long as any of the Bridge Loan Obligations remain outstanding, will be exclusively applied to repay such outstanding Bridge Loan Obligations pursuant to the terms of the Bridge Loan) or there is any Event of Loss, Abraxas or such Restricted Subsidiary may at its option either:

         (1) no more than 365 days after such Asset Sale, or date upon which any Net Loss Proceeds are received by Abraxas or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, apply all or any of the Net Cash Proceeds or Net Loss Proceeds, respectively, therefrom to repay Indebtedness outstanding under the Revolving Credit Facility (but not, unless either Abraxas elects or as described in the following paragraph, permanently reduce the lenders' commitment thereunder); provided, that, Abraxas will be required to deliver an Officer's Certificate to the Trustee, within 45 days after the end of any fiscal quarter in which any such Net Cash Proceeds or Net Loss Proceeds are so applied, stating for each such application the amount of Indebtedness repaid and the date of such repayment;

         (2) no more than 365 days before or after such Asset Sale, or date upon which any Net Loss Proceeds are received by Abraxas or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, use all or any part of the Net Cash Proceeds or Net Loss Proceeds, respectively, therefrom to make capital expenditures or acquire properties that will be used in the Oil and Gas Business of Abraxas or its Restricted Subsidiaries, provided, however, that, if any such capital expenditure is made or property is acquired prior to the occurrence of such Asset Sale or date upon which such Net Loss Proceeds are so received, to the extent amounts were drawn under the Revolving Credit Facility to pay for such acquisition, contemporaneously with the consummation of the Asset Sale or receipt of such Net Loss Proceeds, as the case may be, Abraxas will be required to use the Net Cash Proceeds of such Asset Sale or the Net Loss Proceeds of such Event of Loss, as the case may be, to repay (but not, unless Abraxas elects, permanently reduce) the Revolving Credit Facility to the extent of the amount so borrowed; or

         (3) no more than 365 days after such Asset Sale, or date upon which any Net Loss Proceeds are received by Abraxas or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, and at such time when no Bridge Loan Obligations are outstanding and there is a ratio of our consolidated PV-10 to Consolidated Indebtedness of at least 1.25 to 1.00, use all or any part of the Net Cash Proceeds or Net Loss Proceeds, respectively, therefrom to, on one Interest Payment Date (but not more than one Interest Payment Date), pay interest on the Notes up to the amount of the semi-annual interest scheduled to be paid on such Interest Payment Date (without regard to any overdue or default interest that may owing as of such Interest Payment Date).

Notwithstanding the foregoing, the Net Cash Proceeds received by Abraxas or any Restricted Subsidiary in respect of any disposition by it of any Capital Stock of Grey Wolf, whether or not such disposition constitutes an Asset Sale, will be required to be applied first to the repayment of any Obligations then outstanding under the Bridge Loan and then, if any Net Cash Proceeds remain after such application, such excess Net Cash Proceeds (to the extent resulting from an Asset Sale) will be subject to the terms described in this paragraph. The amount of such Net Cash Proceeds and Net Loss Proceeds not applied or invested as provided in this paragraph (after the period specified in this paragraph) will constitute "Excess Proceeds."

     The Revolving Credit Facility provides that if the Net Proceeds from an Asset Sale or the Net Loss Proceeds from an Event of Loss are applied to repay Indebtedness outstanding under the Revolving Credit Facility in accordance with clause (1) of the immediately preceding paragraph and the amount of such Indebtedness is not, within 365 days of such application, redrawn under the Revolving Credit Facility to make capital expenditures or acquire properties that will be used in the Oil and Gas Business of Abraxas or its Restricted Subsidiaries (as certified in an Officers' Certificate delivered to the Trustee prior to the end of such 365 day period), then, at the end of such 365 day period, the lenders' commitment under the Revolving Credit Facility will be permanently reduced on a dollar-for-dollar basis by the amount of such Net Cash Proceeds or Net Loss Proceeds, as the case may be, which were not so redrawn under the Revolving Credit Facility if the aggregate amount of the Net Cash Proceeds from all other previous Asset Sales, together with the aggregate amount of all Net Loss Proceeds from all other previous Events of Loss, which were similarly applied in accordance with clause (1) of the immediately preceding paragraph and not so redrawn under the Revolving Credit Facility within 365 days of such application equals or exceeds $10 million. If as a result of any such reduction in the lenders' commitment under the Revolving Credit Facility there is then any Indebtedness outstanding thereunder in excess of such commitment, the amount of such excess Indebtedness will become immediately due and payable under the Revolving Credit Facility.

     When the aggregate amount of Excess Proceeds equals or exceeds $5.0 million, Abraxas will be required to make an offer to purchase, from all holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds as follows:

     o Abraxas will make an offer to purchase (a "Net Proceeds Offer") from all holders of the Notes, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased using an amount (the "Payment Amount") equal to such Excess Proceeds (subject to proration in the event such Payment Amount is less than the aggregate Offered Price (as defined in the next bullet point) of all Notes tendered);

     o the offer price for the Notes will be payable in cash in an amount equal to 100% of the aggregate principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis (with adjustments as appropriate so that only Notes in denominations of $1,000 or multiples thereof will be purchased). To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), Abraxas may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the covenant described under "--Limitation on Restricted Payments;" and

     o upon completion of such Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

     Except for the Intercreditor Agreement, the Revolving Credit Facility and the Bridge Loan, Abraxas will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the right of Abraxas to make a Net Proceeds Offer following any Asset Sale. Abraxas is required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and Abraxas is required to purchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Net Proceeds Offer, Abraxas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     Limitation on Sale-Leaseback Transactions

     Abraxas will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties, whether now owned or hereafter acquired, unless

         (1) Abraxas or such Restricted Subsidiary, as the case may be, would be entitled to (a) Incur Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale-Leaseback Transaction in compliance with the covenant described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) create a Lien on the properties and assets that are the subject of such Sale-Leaseback Transaction to secure such Attributable Indebtedness pursuant to the covenant described under "--Limitation on Liens;"

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         (2) the gross proceeds of such Sale-Leaseback  Transaction are at least equal to the fair market value of the properties and assets that are the subject of such Sale-Leaseback Transaction (as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to a Sale-Leaseback
     Transaction in an amount not exceeding $1.0 million, determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee);

         (3) if the fair market value of the properties and assets subject to such Sale-Leaseback Transaction is determined in accordance with clause (2) above to be in excess of $5.0 million, Abraxas delivers to the Trustee an opinion or appraisal with respect to such determination issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances; and

         (4) the transfer of such properties and assets in such Sale-Leaseback Transaction is permitted by, and Abraxas or such Restricted Subsidiary, as the case may be, applies the proceeds of such Sale-Leaseback Transaction in compliance with, the covenant described under "--Limitation on Asset Sales."

         Limitation on Restricted Payments

         (1) The Indenture provides that Abraxas will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

                  (a) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment or distribution in connection with any merger or consolidation involving Abraxas or any Restricted Subsidiary) on account of the Capital Stock of Abraxas or any Restricted Subsidiary or to the direct or indirect holders of Capital Stock of Abraxas or any Restricted Subsidiary in their capacity as such, in each case, other than dividends or distributions (i) payable solely in shares of Qualified Capital Stock of Abraxas or, if all of the Bridge Loan Obligations have then been repaid in full, in shares of Capital Stock of Grey Wolf or (ii) declared or paid to Abraxas or any Restricted Subsidiary;

                  (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Abraxas or any Restricted Subsidiary) any Capital Stock of Abraxas or any Affiliate thereof (other than any Wholly-owned Restricted Subsidiary) in a transaction that does not constitute a Permitted Investment;

                  (c) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (i) for payment of principal and interest at its Stated Maturity, (ii) out of a Net Proceeds Deficiency following a Net Proceeds Offer made in accordance with the covenant described under "--Limitation on Asset Sales," (iii) upon a Change of Control to the extent (and only to the extent) required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, provided that Abraxas is then in compliance with the covenant described under "Repurchase at Option of Holder Upon Change of Control," or (iv) for the repayment of the Bridge Loan Obligations in accordance with the provisions of the Indenture, the Bridge Loan and the Intercreditor Agreement (including, without limitation, with proceeds from the sale by Abraxas, any Restricted Subsidiary or Grey Wolf of existing or newly issued shares of Capital Stock of Grey Wolf or from any other Asset
         Sale) (see "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales," "--Certain Covenants--Limitation on Asset Sales" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-Term Indebtedness--Abraxas' New $25 Million Second Lien Increasing Rate Bridge Loan");

                  (d) make any Investment (other than any Permitted Investment);

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                  (such payments or other actions described in (but not excluded from) clauses (a) through (d) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment:

                                    (i) no  Default  or Event of  Default  shall
                           have occurred and be continuing (or would result therefrom);

                                    (ii) Abraxas could Incur $1.00 of additional
                           Indebtedness (excluding Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

                                    (iii) such Restricted Payment, together with
                           the aggregate amount of all other Restricted Payments declared or made after the Closing Date, shall not exceed the sum (without duplication) of the following:

                                            (A)   50%   of   the   sum   of  (1)
                                    Consolidated  Net Income  plus (2)  non-cash
                                    asset impairment charges determined pursuant
                                    to GAAP  (excluding any such non-cash charge
                                    to the extent that it  represents an accrual
                                    of or  reserve  for  cash  expenses  in  any
                                    future  period),  in each  case,  earned  or
                                    accrued during the period  beginning on July
                                    1,  2004 and  ending  on the last day of the
                                    last fiscal  quarter of Abraxas ending prior
                                    to the  date  of  such  proposed  Restricted
                                    Payment   for   which   internal   financial
                                    statements   are  available   (or,  if  such
                                    aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                                            (B) 100% of the aggregate net cash
                                    proceeds received after the Closing Date by Abraxas as equity contributions to Abraxas from a holder of the Capital Stock of Abraxas, plus

                                            (C) 100% of the  aggregate  net cash
                                    proceeds received after the Closing Date by Abraxas from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of Abraxas, including any options, warrants or rights to purchase such shares of Qualified Capital Stock of Abraxas (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock of Abraxas), plus

                                            (D) 100% of the  aggregate  net cash
                                    proceeds  received after the Closing Date by
                                    Abraxas   (other   than   from  any  of  its
                                    Restricted  Subsidiaries)  upon the exercise
                                    of  any  options,   warrants  or  rights  to
                                    purchase shares of Qualified Capital Stock of Abraxas, plus

                                            (E) 100% of the  aggregate  net cash
                                    proceeds received after the Closing Date by Abraxas from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Disqualified Stock that have been converted into or exchanged for Qualified Capital Stock of Abraxas, together with the aggregate net cash received by Abraxas at the time of such conversion or exchange, plus

                                            (F) an  amount  equal  to the sum of
                                    (1) the aggregate amount returned in cash or
                                    Cash   Equivalents   to   Abraxas   or   its
                                    Restricted  Subsidiaries  on or with respect
                                    to  any  Investment  (other  than  Permitted
                                    Investments)   made   by   Abraxas   or  its
                                    Restricted  Subsidiaries  subsequent  to the
                                    Closing Date in any Person whether through payments of interest, dividends, repayments of loans or advances, or other transfers or distributions of property, in an amount not to exceed the book value of such Investment previously made in such Person that was treated as Restricted Payments, (2) the net
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

                                    cash  proceeds  received  by  Abraxas or its
                                    Restricted Subsidiaries from the disposition
                                    of all or any  portion  of  such  Investment
                                    (other than to a  Subsidiary  of Abraxas) in
                                    an amount  not to exceed  the book  value of
                                    such  Investment  previously  made  in  such
                                    Person  that  was   treated  as   Restricted
                                    Payments and (3) upon the designation of any
                                    Unrestricted   Subsidiary  as  a  Restricted
                                    Subsidiary,  in an amount  not to exceed the
                                    lesser  of  (x)  the  book   value  of  such
                                    Investment    previously    made   in   such
                                    Unrestricted  Subsidiary that was treated as
                                    Restricted  Payments and (y) the fair market
                                    value of such  Unrestricted  Subsidiary and,
                                    in  each  case  of this  clause  (3),  after
                                    deducting    any    Indebtedness    of   the
                                    Unrestricted  Subsidiary so designated (and,
                                    with  respect  to  clauses  (x) and (y),  as
                                    determined  in good  faith  by the  Board of
                                    Directors of Abraxas as evidenced by a Board
                                    Resolution delivered to the Trustee,  unless
                                    determined   in  good  faith  by  the  chief
                                    executive  officer  of Abraxas to not exceed
                                    $1.0  million and  evidenced by an Officers'
                                    Certificate  delivered to the Trustee,  and,
                                    if so  determined  to be in  excess  of $5.0
                                    million,  based upon an opinion or appraisal
                                    issued  by  an  independent   accounting  or
                                    investment  banking firm which is nationally
                                    recognized  in  the  United  States,   or  a
                                    reputable independent appraisal or petroleum
                                    engineering   firm   which   is   reasonably
                                    satisfactory to the Trustee, as appropriate under the circumstances), only to the extent that the sum of clauses (1), (2) and (3) above does not exceed the aggregate amount of all such Investments made subsequent to the Closing Date.

         (2) Notwithstanding paragraph (1) above, Abraxas and its Restricted Subsidiaries may take the following actions or make the following payments (so long as in the case of clauses (b), (c), (d), (e) and (g) below no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments described below):

                           (a) pay any dividend on any Capital  Stock of Abraxas
                  or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (1) above (and such payment will be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (1) above);

                           (b) repurchase,  redeem, retire, defease or otherwise
                  acquire any shares of any class of Capital Stock of Abraxas or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of Abraxas;

                           (c) repurchase,  redeem,  repay, defease or otherwise
                  acquire or retire for value any Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (i) shares of Qualified Capital Stock of Abraxas or (ii) Refinancing Indebtedness;

                           (d) repurchases by Abraxas of options to acquire Capital Stock from one or more former officers, directors and employees of Abraxas or any of its Subsidiaries (or any of their authorized representatives) upon the death, disability or termination of employment or directorship, as applicable, provided that the amount paid by Abraxas with respect to all such purchases (other than any purchase for which payment was made in Qualified Capital Stock of Abraxas) from and after the Closing Date does not exceed $500,000 in the aggregate for so long as any Note remains outstanding and provided further that, in the case of such options to acquire Capital Stock (other than any such option being purchased with Qualified Capital Stock of Abraxas), the market price of the Capital Stock for which such options are exercisable is at least 40% lower than the exercise price of such options;

                           (e) the repurchase or redemption of any  Indebtedness
                  in the event of a change of control in accordance with provisions similar to the covenant described under "Repurchase


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

                  at the Option of Holders Upon a Change of Control;" provided, that, prior to or simultaneously with such repurchase, Abraxas has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                           (f) as described under "Use of Proceeds," (i) defease
                  or otherwise acquire all of the outstanding 2003 Notes on the Closing Date and (ii) redeem all of the outstanding 2003 Notes on a date that is no later than 60 days after the Closing Date, and pay related fees and expenses, with all the proceeds from the issuance of the Notes; and

                           (g) other Restricted  Payments in an aggregate amount
                  not to exceed $500,000 since the Closing Date.

     The actions described in clause (a) of this paragraph (2) will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (2) but which will reduce the amount that would otherwise be available for Restricted Payments under clause (d)(iii) of paragraph (1) above when declared (but not also when subsequently paid pursuant to such clause (a)). The actions described in clauses (c), (d), (e) and (g) of this paragraph (2) will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (2) but which will, except with respect to exchanges referred to in such clause (c), reduce the amount that would otherwise be available for Restricted Payments under clause (d)(iii) of paragraph (1) above. The actions described in clause (b) of this paragraph (2), and clause (f) of this paragraph
(2) to the extent the actions described in such clause (f) constitute Restricted Payments, will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (2) and will not reduce the amount that would otherwise be available for Restricted Payments under clause (d)(iii) of paragraph (1) above.

     The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Abraxas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be so valued is to be determined in good faith by the Board of Directors of Abraxas prior to the making of the respective Restricted Payment and evidenced by a Board Resolution delivered to the Trustee (or, solely with respect to assets and securities in an amount not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee). If the fair market value so determined exceeds $5.0 million, the Board of Directors' determination must be based upon an opinion or appraisal issued prior to the making of the respective Restricted Payment by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances. Not later than (i) the date upon which we make a Restricted Payment in excess of $1.0 million or upon which the last Restricted Payment of a series of related Restricted Payments exceeding $1.0 million in the aggregate is made by us or (ii) 45 days after the end of any fiscal quarter in which we make Restricted Payments in excess of $1.0 million in the aggregate (excluding any Restricted Payment for which an Officers' Certificate has previously been delivered to the Trustee as contemplated by clause (i)), Abraxas will be required to deliver to the Trustee an Officers' Certificate stating that each such Restricted Payment is (or was) permitted and setting forth the basis upon which the required calculations were computed, together with a copy of any such required Board Resolution and/or fairness opinion or appraisal.

     Limitation on Transactions with Affilia tes

     The Indenture provides that Abraxas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Abraxas (other than Abraxas or a Restricted Subsidiary) unless:

         (1) such transaction or series of related transactions is on terms that are no less favorable to Abraxas or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's length dealings with a Person that is not an Affiliate of Abraxas or such Restricted Subsidiary;

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

         (2) with respect to a transaction or series of related transactions involving payments in excess of $500,000 in the aggregate, Abraxas delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above;

         (3) without limiting clause (2) above, with respect to a transaction or series of related transactions involving payments in excess of $1.0 million in the aggregate, such transaction or series of related transactions shall have been approved by the Board of Directors of Abraxas and at least two-thirds of the independent directors of the Board of Directors of Abraxas then in office and evidenced by a Board Resolution delivered to the Trustee; and

         (4) without limiting clause (2) or (3) above, with respect to a transaction or series of related transactions involving payments of $5.0 million or more in the aggregate, Abraxas shall have delivered to the Trustee the written opinion of an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances, that such transaction or series of related transactions is fair, from a financial point of view, to Abraxas or such Restricted Subsidiary;

provided, however, that the foregoing restriction does not apply to:

         (a) transactions exclusively between or among Abraxas and/or any of its Restricted Subsidiaries;

         (b) transactions consummated pursuant to any agreement existing on the Closing Date (other than the corporate services agreement between Abraxas and Grey Wolf), including any amendment to, or replacement of, such existing agreement to the extent such amendment or replacement is not more disadvantageous to the holders of the Notes in any material respect than such existing agreement as in effect on the Closing Date;

         (c) for so long as Grey Wolf is a Subsidiary of Abraxas, transactions consummated pursuant to the corporate services agreement between Abraxas and Grey Wolf, including any amendment to, or replacement of, such agreement to the extent such amendment or replacement is not more disadvantageous to the holders of the Notes in any material respect than such agreement as in effect on the Closing Date;

         (d) the payment of reasonable and customary regular fees to directors of Abraxas or any of its Restricted Subsidiaries who are not employees of Abraxas or any Affiliate thereof as determined in good faith by the Board of Directors of Abraxas;

         (e) payments made under the terms of employment agreements and employee compensation and other benefit arrangements of Abraxas or any Restricted Subsidiary in the ordinary course of business;

         (f) indemnities of officers and directors of Abraxas or any Subsidiary thereof consistent with such Person's charter, bylaws or other constituent documents and applicable statutory provisions;

         (g) Restricted Payments and Permitted Investments, in each case, permitted by the provisions of the Indenture (see "--Limitation on Restricted Payments");

         (h) any  Guarantee or  assumption  by Abraxas or any of its  Restricted
     Subsidiaries   of   Indebtedness  of  Abraxas  or  any  of  its  Restricted
     Subsidiaries Incurred in accordance with the terms of the Indenture; or

         (i) the issuance of Qualified Capital Stock of Abraxas.

                                      117
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     Limitation on Liens

     The Indenture provides that Abraxas will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, or become effective, any Lien of any kind whatsoever, except for Permitted Liens, upon any of their respective assets or properties, whether owned prior to or acquired after the Closing Date, or any income or profits therefrom to secure any Indebtedness.

     Limitation  on  Guarantees  of  Indebtedness  by  Subsidiaries   and  other
     Affiliates

     The Indenture provides that Abraxas will not permit any Subsidiary of Abraxas that is not a Subsidiary Guarantor to Guarantee the payment of any Indebtedness of Abraxas or the Restricted Subsidiaries other than the Notes unless:

                  (1) such Subsidiary simultaneously (a) executes and delivers to the Trustee a supplemental indenture to the Indenture and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Trustee, providing for such Subsidiary to become a Subsidiary Guarantor under the Indenture and a party to the Registration Rights Agreement and (b) delivers to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that such supplemental indenture and joinder agreement have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid and binding obligations of such Subsidiary;

                  (2) if such Subsidiary is a Restricted Subsidiary, all properties and assets of the kind constituting Collateral then owned by such Subsidiary shall be subject to a valid, enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations; and

                  (3) such Subsidiary waives and agrees not to claim or take the benefit or advantage of, in any manner whatsoever, any rights of reimbursement, indemnity or subrogation or any other rights against Abraxas or any Restricted Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations Guaranteed thereby are paid in full;

provided that this paragraph is not applicable to any Guarantee by any Subsidiary of Abraxas that (a) existed at the time such Person became a Subsidiary of Abraxas and (b) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of Abraxas. Any Subsidiary Guarantee entered into by a Subsidiary of Abraxas will be deemed released upon the release or discharge of each Guarantee that resulted in the creation of such Subsidiary Guarantee of the Notes, except a discharge or release by or as a result of payment under any such Guarantee.

     The Indenture also provides that Abraxas will not permit any of its other Affiliates to Guarantee the payment of any Indebtedness of Abraxas or the Restricted Subsidiaries other than the Notes unless:

     (1) such Affiliate simultaneously (a) executes and delivers to the Trustee a supplemental indenture to the Indenture and, if the Registration Rights
Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Trustee, providing for such Affiliate to become a guarantor of the Notes under the Indenture and a party to the Registration Rights Agreement and (b) deliver to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that such supplemental indenture and joinder agreement have been duly authorized, executed and delivered by such Affiliate and constitute legal, valid and binding obligation of such Affiliate; and

     (2) such Affiliate waives and agrees not to claim or take the benefit or advantage of, in any manner whatsoever, any rights of reimbursement, indemnity or subrogation or any other rights against Abraxas or any Restricted Subsidiary as a result of any payment by such Affiliate under its Guarantee until such time as the obligations Guaranteed thereby are paid in full.

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Any Guarantee of the Notes entered into by such an Affiliate will be deemed released upon the release or discharge of each Guarantee that resulted in the creation of such Guarantee of the Notes, except a discharge or release by or as a result of payment under any such Guarantee.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that Abraxas will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or become effective, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (1) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock to Abraxas or any other Restricted Subsidiary;

                  (2) make loans or advances to Abraxas or any other Restricted Subsidiary or to pay any Indebtedness owed to Abraxas or any other Restricted Subsidiary;

                  (3) make an Investment in Abraxas or any other Restricted Subsidiary; or

                  (4) transfer any of its properties or assets to Abraxas or any other Restricted Subsidiary;

except in each instance for such encumbrances or restrictions pursuant to:

                           (a) applicable law;

                           (b)  the   Indenture,   the  Notes,   the  Collateral
                  Documents, the Revolving Credit Facility or the Bridge Loan;

                           (c) agreements in effect as of the Closing Date to the extent and in the manner such encumbrances or restrictions are in effect on such date;

                           (d) any agreement or other instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired;

                           (e) customary  non-assignment  restrictions in leases
                  and licenses relating solely to the property covered thereby and entered into in the ordinary course of business;

                           (f) any agreement  for the sale or other  disposition
                  of a Restricted Subsidiary or its assets not otherwise prohibited by the Indenture that restricts transactions by the Restricted Subsidiary solely with respect to shares of Capital Stock of the Restricted Subsidiary or such assets pending such sale or other disposition, provided that any encumbrance or restriction pursuant to such agreement by its terms lapses no later than 180 days after the date of such agreement;

                           (g) customary  non-assignment  restrictions  in joint
                  venture agreements, Permitted Farmout Agreements or other similar agreements not otherwise prohibited by the Indenture relating solely to the equity interests in the joint venture or similar entity, or solely to the Farmout Property in the case of a Permitted Farmout Agreement, and in each case entered into in the ordinary course of business;

                           (h) provisions in an agreement or instrument governing a Permitted Lien that limit the ability of Abraxas or any Restricted Subsidiary to dispose of assets subject to that Permitted Lien; or

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                           (i) any agreement governing Refinancing  Indebtedness
                  that extends, renews, refinances or replaces Indebtedness issued, assumed or incurred pursuant to any of the agreements referred to in the foregoing clauses (b) through (h); provided
                  that  the   provisions   relating  to  such   encumbrance   or
                  restriction contained in such agreement governing Refinancing Indebtedness are no less favorable to the holders of the Notes as determined by the Board of Directors of Abraxas in its reasonable and good faith judgment (and evidenced by a Board Resolution delivered to the Trustee) than those under or pursuant to the applicable agreement referred to in the foregoing clauses (b) through (h).

     Limitation on Issuance, Sale and Ownership of Capital Stock of Restricted Subsidiaries

     The Indenture provides that Abraxas:

                  (1) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to Abraxas or a Wholly-owned Restricted Subsidiary); and

                  (2) will not permit any Person (other than Abraxas or a Wholly-owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, except, in the case of either clause (1) or (2), for:

                           (a) directors' qualifying shares;

                           (b) Capital Stock of a Restricted Subsidiary organized in a jurisdiction other than the United States required as a legal matter to be issued to, or owned by, the government of such foreign jurisdiction or an individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction;

                           (c) a sale of Capital Stock of a Restricted Subsidiary effected in accordance with the covenants described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," "--Limitation on Asset Sales" and "--Limitation on Restricted Payments" and only if, immediately after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such sale would have been permitted under the covenants described under "--Limitation on Asset Sales" and "--Limitation on Restricted Payments;"

                           (d) the  issuance  of Capital  Stock by a  Restricted
                  Subsidiary to a Person other than Abraxas or a Wholly-owned Restricted Subsidiary, which issuance was made in accordance with the covenants described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," "--Limitation on Asset Sales" and "--Limitation on Restricted Payments" and only if, immediately after giving effect to such issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance would have been permitted under the covenants described under "--Limitation on Asset Sales" and "--Limitation on Restricted Payments;" and

                           (e) the  ownership  of shares of  Capital  Stock of a
                  Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary;

provided, however, that any Capital Stock retained by Abraxas or a Restricted Subsidiary in the case of clause (c), (d) or (e) will be treated as an Investment for purposes of the covenant described under "--Limitation on Restricted Payments," if the amount of such shares of Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary.

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     Merger, Consolidation or Sale of Assets

     The Indenture provides that Abraxas will not, in any single transaction or series of related transactions, consolidate or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of Abraxas and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons (other than Abraxas and its Wholly-owned Restricted Subsidiaries), and Abraxas will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Abraxas and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons (other than Abraxas and its Wholly-owned Restricted Subsidiaries), unless at the time and after giving effect thereto, either:

                           (A) (1) either (a) if the  transaction is a merger or
                  consolidation, Abraxas shall be the surviving Person of such merger or consolidation or (b) the Person (if other than Abraxas) formed by such consolidation or into which Abraxas is merged or to which the properties and assets of Abraxas or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, (I) expressly assume by a supplemental indenture to the Indenture and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of Abraxas under the Notes, the Indenture and, if applicable, the Registration Rights Agreement and (II) take such actions described under "--Security--Collateral; After-Acquired Property; Permitted Liens," if applicable, such that the transaction does not result in the surviving Entity owning or having acquired Collateral that is not subject to a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations, and, in the case of a transaction described under (a) or (b), the Notes, the Indenture and, if applicable, the Registration Rights Agreement shall remain in full force and effect;

                           (2) immediately  before and immediately  after giving
                  effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of Abraxas or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (3) except in the case of the consolidation or merger
                  of any Restricted Subsidiary with or into Abraxas, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio (or that of the surviving entity if Abraxas is not the continuing obligor under the Indenture) is not less than the Consolidated Fixed Charge Coverage Ratio immediately before such transaction or transactions;

                           (4) except in the case of the consolidation or merger
                  of Abraxas with or into a Wholly-owned Restricted Subsidiary or of any Restricted Subsidiary with or into Abraxas or any Wholly-owned Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four fiscal quarters for which financial statements are available ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation) Abraxas (or the Surviving Entity if Abraxas is not the continuing obligor under the Indenture) could Incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;"

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                           (5) if any of the  properties or assets of Abraxas or
                  any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with the covenant described under "--Limitation on Liens;"

                           (6) if Abraxas is not the  continuing  obligor  under
                  the Indenture, then any Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture to the Indenture, in form and substance reasonably satisfactory to the Trustee, confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity's obligations under the Indenture and the Notes; and

                           (7) Abraxas (or the Surviving Entity if Abraxas is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (a) an Officers' Certificate stating that such transaction or series of related transactions and the supplemental indenture to the Indenture, if any, in respect thereto comply with the requirements under the Indenture and (b) an opinion of counsel stating that (I) the requirements of clause (1) of this paragraph (A) have been satisfied and (II) any supplemental indenture to the Indenture or joinder agreement to the Registration Rights Agreement delivered to the Trustee in accordance with the requirements of this paragraph (A) has been duly authorized, executed and delivered by the Surviving Entity or any Subsidiary Guarantor a party thereto and constitutes a legal, valid and binding obligation of the Surviving Entity and any such Subsidiary Guarantor; or

                  (B) the transaction is effected in compliance with the covenant described under "--Limitation on Asset Sales;" provided that all of the Notes then outstanding are actually paid in full in accordance with such covenant.

     The Indenture expressly provides that so long as the fair market value of the Capital Stock of Grey Wolf owned by Abraxas and its Subsidiaries does not exceed 50% of the fair market value of all of the properties and assets of Abraxas and its Subsidiaries on a consolidated basis (determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee), then any disposition of all or a portion of such Capital Stock by Abraxas and its Restricted Subsidiaries will not constitute a sale of all or substantially all of the properties and assets of Abraxas and its Restricted Subsidiaries on a consolidated basis for purposes of the covenants described under this "--Merger, Consolidation or Sale of Assets" or for purposes of clause (3) of the definition of Change of Control (see "--Certain Definitions").

     Upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Abraxas and its Restricted Subsidiaries on a consolidated basis in accordance with the foregoing, in which Abraxas is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Abraxas under the Indenture with the same effect as if the Surviving Entity had been named as Abraxas therein, and thereafter, in the case of any such sale, assignment, conveyance, transfer or other disposition (but not a lease), Abraxas will be discharged from all obligations and covenants under the Indenture and the Notes and Abraxas may be dissolved and liquidated.

     Abraxas will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its properties and assets to any Person unless:

                  (i) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, any state thereof or the District of Columbia, and such Person shall (I) expressly assume by a supplemental indenture to the Indenture and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and, if applicable, the Registration Rights Agreement and (II) take such actions described under "--Security--Collateral; After-Acquired Property; Permitted Liens," if


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         applicable,  such that the  transaction  does not  result in either (x)
         such Person owning or having acquired Collateral that is not subject to a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations or (y) all of the Capital Stock of such Person owned directly or indirectly by Abraxas being duly pledged as a first priority perfected security interest (subject to Permitted Prior Liens) to the Collateral Agent for the benefit of the holders of the Note Obligations;

                  (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) Abraxas would be permitted by virtue of its pro forma Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in compliance with the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described under "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

                  (iv) Abraxas delivers to the Trustee, in form and substance reasonably satisfactory to the Trustee, (a) an Officers' Certificate and an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture to the Indenture, if any, in respect thereto comply with the requirements under the Indenture and
         (b) an opinion of counsel  stating that (I) the  requirements of clause
         (i) of this paragraph have been satisfied and (II) any supplemental indenture to the Indenture or joinder agreement to the Registration Rights Agreement delivered to the Trustee in accordance with the requirements of this paragraph has been duly authorized, executed and delivered by the resulting, surviving or transferee Person and constitutes a legal, valid and binding obligation of such Person;

provided, however, that clauses (i), (iii) and (iv)(b) above will not apply if such transaction or transactions comply with the covenant described under "--Limitation on Asset Sales" and such resulting, surviving or transferee Person is no longer a Subsidiary of Abraxas. See "--Subsidiary Guarantees of Notes."


     Reports

     So long as any Note is outstanding and Abraxas is required by the rules and regulations of the SEC, it will file with the SEC via the Electronic Data Gathering and Retrieval system ("EDGAR") for public availability (unless the SEC will not accept such a filing), within the time periods specified in the SEC's rules and regulations:

     o all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports; and

     o all current reports that we would be required to file with the SEC on Form 8-K if we were required to file such reports.

     Abraxas will also concurrently post on its website each such report so filed with the SEC. We will not take any action for the purpose of causing the SEC not to accept any such filings via EDGAR or otherwise.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on our consolidated financial statements by a firm of certified independent accountants.

     If, at any time, Abraxas is no longer subject to the periodic reporting requirements of the Exchange Act for any reason or is not otherwise required to file with the SEC the reports specified in the first paragraph under this covenant, Abraxas will instead furnish, or provide to the Trustee and cause the Trustee to furnish, to the holders of the Notes the information required in each such report within the time period specified in the SEC's rules and regulations (as if Abraxas was required to file such report with the SEC); provided, however, Abraxas will not be required to include any officer's certification


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which would be required to be filed as an exhibit to such report had such report been filed with the SEC.

     Abraxas' quarterly and annual financial information required by the first paragraph under this covenant will include, for any period during which at least one of our Subsidiaries continues to be an Unrestricted Subsidiary, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of Abraxas' financial condition and results of operations and those of its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries.

     In addition, Abraxas will agree that, for so long as any Notes remain outstanding, if at any time Abraxas is not required to file with the SEC the reports specified in this first paragraph under this covenant, Abraxas will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Additional Covenants

     Among other matters, the Indenture also contains covenants with respect to the following: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; and (iii) maintenance of corporate existence.

Events of Default and Remedies

     Each  of  the  following  constitutes  an  "Event  of  Default"  under  the
Indenture:

                  (1) default in the payment when due of interest on the Notes, and such default continues for 30 days;

                  (2) default in the payment when due of the principal of or premium on any Note, whether such payment is due at maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration of acceleration or otherwise;

                  (3) default in the performance or breach of the provisions described under "Repurchase at the Option of Holders Upon a Change of Control" and "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

                  (4) failure by Abraxas or any Restricted Subsidiary to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee, any Collateral Document or the Indenture (other than a default specified in clause (1), (2) or (3) above) for a period of 60 days after written notice of such failure stating that it is a "notice of default" under the Indenture and requiring Abraxas or such Restricted Subsidiary, as the case may be, to remedy the same shall have been given (a) to Abraxas by the Trustee or (b) to Abraxas and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (5) the occurrence and continuation beyond any applicable grace period of any default in the payment when due of the principal of, or premium or interest on, any Indebtedness for borrowed money of Abraxas (other than the Notes) or any Restricted Subsidiary or any other default resulting in acceleration of any Indebtedness for borrowed money of Abraxas or any Restricted Subsidiary, but only in the event that the aggregate principal amount of such Indebtedness shall exceed $2.0 million;

                  (6) without limiting clause (5) above, the occurrence and continuation of an "event of default" under either the Revolving Credit Facility or the Bridge Loan;

                  (7) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by Abraxas, any Subsidiary Guarantor, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms (except pursuant to the


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

         release or termination of any such Subsidiary Guarantee in accordance with the Indenture);

                  (8) any Collateral Document shall for any reason cease to be, or be asserted by Abraxas, any Restricted Subsidiary, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms or to not otherwise grant a duly perfected first priority security interest in the Collateral in favor of the holders of the Note Obligations (subject to Permitted Prior Liens and except pursuant to a release or termination thereof consummated in accordance with the Indenture and the Intercreditor Agreement and other Collateral Documents) for a period of 30 days after written notice thereof stating that it is a "notice of default" under the Indenture and requiring Abraxas or the respective Restricted Subsidiary, as the case may be, to remedy the same shall have been given (a) to Abraxas by the Trustee or (b) to Abraxas and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (9) final judgments or orders rendered against Abraxas or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2.0 million over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

                  (10) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of Abraxas or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging Abraxas or any Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Abraxas or any Subsidiary under any applicable Federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Abraxas or any Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

                  (11)  the  commencement  by  Abraxas  or any  Subsidiary  of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by Abraxas or any Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Abraxas or any Subsidiary of a petition or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of Abraxas or any Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by Abraxas or any Subsidiary in furtherance of any such action.

     If any Event of Default (other than as specified in clause (10) or (11) above) occurs and is continuing, the Trustee, by written notice to Abraxas, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and Abraxas, may, and the Trustee upon the request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, and premium, if any, and accrued interest on, all of the Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable; if an Event of Default specified in clause (10) or (11) above occurs and is continuing, then the principal of, and premium, if any, and accrued interest on, all of the Notes shall automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any holder of the Notes.

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     After a  declaration  of  acceleration  under the  Indenture,  but before a judgment or decree for payment of the money due has been obtained by the Trustee or holders of the Notes as permitted under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to Abraxas, the Subsidiary Guarantors and the Trustee, may (i) rescind such declaration and its consequences and (ii) on behalf of the holders of all the Notes, waive any existing Event of Default and its consequences, except a continuing Event of Default specified in clause (2) above, if:

                  (1) Abraxas or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all outstanding Notes, (c) the unpaid principal of (and premium, if any, on) any outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and
         (d) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clause (b) or (c));

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by Abraxas; and

                  (3) all Defaults and Events of Default, other than the nonpayment of principal of (or premium, if any, on) or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless (i) such holder has notified the Trustee in writing of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to institute such proceeding or pursue such remedy, and offered reasonable indemnity, satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request, (iii) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and (iv) the Trustee, within such 60-day period, has not received directions inconsistent, in the opinion of the Trustee, with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of (or premium, if any, on) or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee. Subject to certain provisions concerning the rights of the Trustee and to the terms and provisions of the Intercreditor Agreement and other Collateral Documents, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture. See "Intercreditor Agreement."

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee by virtue of having received written notice thereof, the Trustee is required to mail to each holder of Notes notice of the Default or Event of Default within 60 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (or premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of Notes if the board of directors of the Trustee, a committee of its board of directors or a committee of its Trust officers determines in good faith that withholding the notice is in the interest of such holders.

     Abraxas is required to deliver to the Trustee annual and quarterly statements regarding compliance with the Indenture, and Abraxas is also be required, upon becoming aware of any Default or Event of Default, to deliver to


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the Trustee,  promptly after becoming aware of such Default or Event of Default, a statement specifying such Default or Event of Default.

Legal Defeasance and Covenant Defeasance

     Abraxas may, at its option and at any time after (1) the penultimate Interest Reset Date preceding the final Stated Maturity of the Notes or (2) if applicable, the penultimate Interest Reset Date preceding the redemption date upon which all of the outstanding Notes have been called for redemption in accordance with the terms of the Indenture, elect to have all of the obligations of Abraxas and the Subsidiary Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that Abraxas and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have been discharged from all their other obligations with respect to such Notes and the Subsidiary Guarantees, except for (a) the rights of holders of outstanding Notes to receive payment from the trust referred to below in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due,
(b) obligations of Abraxas to issue or replace any temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (c) the rights, powers, trusts, duties and immunities of the Trustee and (d) the Legal Defeasance provisions of the Indenture. In addition, Abraxas may, at its option and at any time after (1) the penultimate Interest Reset Date preceding the final Stated Maturity of the Notes or (2) if applicable, the penultimate Interest Reset Date preceding the redemption date upon which all of the outstanding Notes have been called for redemption in accordance with the terms of the Indenture, elect to have the obligations of Abraxas and each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture, some of which are described under "--Certain Covenants," and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("Covenant Defeasance"). In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, insolvency and reorganization events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) Abraxas must specify whether the Notes are being defeased to their final Stated Maturity or to a particular redemption date;

                  (2) Abraxas or any Subsidiary Guarantor must irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. governmental obligations, or a combination thereof, in such aggregate amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes on their final Stated Maturity or on an applicable redemption date for which a notice of redemption has previously been mailed, as applicable; provided, that, if the day on which such deposit is made is not after the Interest Reset Date immediately preceding such final Stated Maturity or redemption date, as the case may be, then the interest rate from and after such Interest Reset Date used to calculate such amount to be so deposited will be the interest rate on the Notes on the day immediately preceding such Interest Reset Date plus the greater of (a) 2.00% and
         (b) such other percent as may be requested by the Trustee in order to provide reasonable assurance in the judgment of the Trustee that the amount being so deposited will be sufficient to pay the principal of, and premium, if any, and interest on, the outstanding Notes on such final Stated Maturity or redemption date, as the case may be;

                  (3) Abraxas shall have delivered to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred (in the case of Legal Defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable United States Federal income tax laws);

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                  (4) no Event of Default  shall have occurred and be continuing on the date of such deposit or insofar as clauses (10) and (11) under the first paragraph under "Events of Default and Remedies" are concerned, at any time during the period ending on the 91st day after the date of deposit;

                  (5) Abraxas must deliver to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (6) Abraxas must deliver to the Trustee an Officers' Certificate stating that such deposit was not made by Abraxas with the intent of hindering, delaying or defrauding, or making preferential payments to the holders of Notes in lieu of payments to, creditors of Abraxas or its Subsidiaries;

                  (7) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of Abraxas or any Subsidiary Guarantor;

                  (8) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Abraxas or any Subsidiary Guarantor is a party or by which it is bound; and

                  (9) Abraxas shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent under the Indenture to either Legal Defeasance or Covenant Defeasance, as the case may be, have been satisfied.

     Following the date upon which the entire principal of, and all premium, if any, and interest on, all of the outstanding Notes is then due and payable, the Trustee will unless there is then an Event of Default, upon request made to it by Abraxas, be required to pay to Abraxas the difference, if any, of (x) the aggregate amount of any money or U.S. governmental obligations deposited with the Trustee in accordance with clause (2) of the immediately preceding paragraph and (y) the aggregate amount of any principal of, and all premium, if any, and interest on, the Notes which is then due and payable.

Satisfaction and Discharge

     Upon a request by Abraxas, the Indenture, the Notes and the Subsidiary Guarantees will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and the rights of the holders of the Notes to receive payment with respect to Indebtedness under the Notes from the funds deposited with the Trustee described below and as otherwise expressly provided for in the Indenture) as to all outstanding Notes when:

                  (1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by Abraxas and thereafter repaid to Abraxas or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (I) have become due and payable, (II) will become due and payable at their final Stated Maturity within a period of time that does not have more than one Interest Reset Date or (III) have been or are to be called for redemption, within a period of time that does not have more than one Interest Reset Date, under the terms of the Indenture for the serving of notice of redemption by the Trustee in the name, and at the expense, of Abraxas, and (in the case of clause
         (b)) Abraxas has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or to such final Stated Maturity or redemption date, as the case may be, provided, that, if the day on


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         which  such  deposit  is made is not  after  the  Interest  Reset  Date immediately preceding such final Stated Maturity or redemption date, as the case may be, the interest rate from and after such Interest Reset Date used to calculate such amount to be so deposited will be the interest rate on the Notes on the day immediately preceding such Interest Reset Date plus the greater of (a) 2.00% and (b) such other percent as may be requested by the Trustee in order to provide reasonable assurance in the judgment of the Trustee that the amount being so deposited will be sufficient to pay and discharge the principal of, and premium, if any, and interest on, the outstanding Notes on such final Stated Maturity or redemption date, as the case may be, together with instructions from Abraxas irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) Abraxas has paid all other sums then due and payable under the Indenture by Abraxas; and

                  (3) Abraxas has delivered to the Trustee an Officers' Certificate and an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

     Following the date upon which the entire principal of, and all premium, if any, and interest on, all of the outstanding Notes is then due and payable, the Trustee will unless there is then an Event of Default, upon request made to it by Abraxas, be required to pay to Abraxas the difference, if any, of (x) the aggregate amount deposited with the Trustee in accordance with clause (1) of the immediately preceding paragraph and (y) the aggregate amount of any principal of, and all premium, if any, and interest on, the Notes which is then due and payable.

Amendment; Supplement and Waiver

     Except as provided in the next two succeeding paragraphs and as otherwise limited by the Intercreditor Agreement or any other Collateral Document (see "Intercreditor Agreement"), the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Intercreditor Agreement and other Collateral Documents may be amended or supplemented with our consent and the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default, or compliance by us with any provision of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Intercreditor Agreement or other Collateral Documents, may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not:

                  (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the final Stated Maturity of any Note or reduce the premium payable upon the redemption or repurchase of any Note or change the time stated in any Note or the Indenture at which any Note may be redeemed or alter any other provisions with respect to redemption of the Notes (other than provisions relating to the covenants described under "Repurchase at the Option of Holders Upon a Change of Control");

                  (3) reduce the rate of interest on any Note, or change the time stated in any Note or the Indenture for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of (or the premium on) or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

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                  (5) make any Note  payable in money  other than that stated in the Notes;

                  (6) make any change in the provisions of the Indenture relating to waivers of Defaults or Events of Default or protecting the rights of holders of Notes to be paid the principal of, or premium, if any, or interest on, the Notes or to bring suit to enforce such payment;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by a covenant described above under the caption "Repurchase at the Option of Holders Upon a Change of Control");

                  (8) modify any Subsidiary Guarantee in any manner that, except in accordance with the terms of the Indenture and the Intercreditor Agreement and other Collateral Documents, releases or otherwise impairs or limits the unconditional obligation of the respective Subsidiary Guarantor (or any other Person that has Guaranteed the Notes) to fully and promptly perform Abraxas' obligations under the Indenture and the Notes, including, without limitation, the payment of principal of, and premium and interest on, the Notes, when due;

                  (9) make any change to any Note or Subsidiary Guarantee (or any other Guarantee of the Notes) in a manner that causes such Note or Subsidiary Guarantee (or other Guarantee) not to be senior indebtedness that is at least pari passu (subject to the terms of the Intercreditor Agreement) with all unsubordinated and unsecured Indebtedness of Abraxas or the respective Subsidiary Guarantor (or other Person providing such a Guarantee of the Notes), as the case may be;

                  (10) release any Collateral from the obligations created by the Collateral Documents except as provided in the Indenture and the Intercreditor Agreement and other Collateral Documents; or

                  (11) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Notes, we (together with the Trustee) may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Intercreditor Agreement and the other Collateral Documents to:

     o cure any ambiguity, defect or inconsistency; provided, that, such actions do not adversely affect the interests of holders of the Notes in any material respect;

     o   provide  for  uncertificated  Notes  in  addition  to  or in  place  of certificated Notes, provided such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

     o provide for the assumption of obligations of Abraxas to holders of Notes in the case of a merger or consolidation or sale in accordance with the terms of the Indenture;

     o add or release any Subsidiary Guarantor in accordance with the terms of the Indenture and the Intercreditor Agreement;

     o make, complete or confirm any grant of a Lien on Collateral permitted or required by the Collateral Documents or the Indenture or any release of a Lien on Collateral that becomes effective in compliance with terms and provisions of the Indenture and the Intercreditor Agreement and other Collateral Documents;

     o make any change that would provide any additional rights or benefits to the holders of Notes and does not adversely affect the interests of any such holder in any material respect;

     o comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

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

     o conform the text of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Intercreditor Agreement or other Collateral Documents to any provision of this Prospectus (including this "Description of the Exchange Notes") to the extent that such provision in this Prospectus (including this "Description of the Exchange Notes") was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes, the Subsidiary Guarantees or the Intercreditor Agreement or other Collateral Documents; or

     o   to add additional Events of Default;

     o to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee or the acceptance of appointment under a Collateral Document by a successor Collateral Agent; or

     o   to secure the Notes.

     In addition to the terms and provisions contained in the Indenture relating to amendments, supplements and waivers (and described above in this "--Amendment; Supplement and Waiver"), the Intercreditor Agreement and other Collateral Documents contain additional terms and provisions (including limitations) requiring the consent of other parties in interest (which may include the Revolving Credit Facility Administrative Agent and/or the Bridge Loan Administrative Agent) to amend or supplement the Intercreditor Agreement and other Collateral Documents that secure or otherwise affect the Revolving Credit Facility Obligations or the Bridge Loan Obligations. See "Intercreditor Agreement."

Concerning the Trustee

     U.S. Bank National Association is the current Trustee under the Indenture. The Trustee maintains normal banking relationships with Abraxas and its Subsidiaries and may perform certain services for and transact other business with Abraxas or its Subsidiaries from time to time in the ordinary course of business.

     The Indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of Abraxas or its Subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture permits the Trustee to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), the Trustee must eliminate such conflict or resign.

Governing Law

     The Indenture, the Notes, the Registration Rights Agreement, the Subsidiary Guarantees and the Intercreditor Agreement and other Collateral Documents are governed by the laws of the State of New York.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an acquisition of properties or assets from such Person, which assumption and acquisition shall not be in violation of the provisions of the Indenture, or (b) outstanding at the time such Person becomes a Subsidiary of any other Person (in either case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of properties or assets from any Person or the date the acquired Person becomes a Subsidiary.

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     "Adjusted  Net  Assets" of a  Subsidiary  Guarantor  means,  on any date of determination, the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor.

     "Affiliate" of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (1). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "After-Acquired Property" means any and all assets or property acquired by Abraxas or a Restricted Subsidiary after the Closing Date.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by Abraxas or any Restricted Subsidiary (including, without limitation, by way of merger or consolidation and by way of a sale and leaseback) (collectively, for purposes of this definition, a "transfer") to any Person other than Abraxas or any Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (1) any Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary held by Abraxas or any Restricted Subsidiary, (2) all or substantially all of the properties and assets of Abraxas or any Restricted Subsidiary or (3) any other properties or assets of Abraxas or any Restricted Subsidiary (including Production Payments and Reserve Sales), other than:

                  (a) a disposition for value of hydrocarbons or other mineral products (other than Production Payments and Reserve Sales), inventory, accounts receivable, cash, Cash Equivalents, Oil and Gas Hedging Contracts, Currency Exchange Contracts or Interest Rate Protection Obligations in the ordinary course of business;

                  (b) any lease, abandonment, disposition or relinquishment of any undeveloped oil and gas property in the ordinary course of business or any other oil and gas property that is not capable of production in economic quantities;

                  (c) any Farmout of oil and gas property consummated in the ordinary course of business pursuant to a Permitted Farmout Agreement, including the transfer to the respective farmee(s) of an interest in Farmout Property pursuant to the terms of such Permitted Farmout Agreement;

                  (d) the liquidation of property or assets received in settlement of debts owing to Abraxas or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debt were owing to Abraxas or any Restricted Subsidiary in the ordinary course of business of Abraxas or such Restricted Subsidiary;

                  (e) any transfer of properties or assets that is governed by, and made in accordance with, the provisions described under "--Merger, Consolidation or Sale of Assets;"

                  (f) any transfer of  properties  or assets if permitted  under
         the  covenant  described  under  "--Certain   Covenants--Limitation  on
         Restricted Payments;"

                  (g) any Production Payment and Reserve Sales created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after, the acquisition of the property that is subject thereto, where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, such property in a reasonably prudent manner or other customary standard or subject to the obligation


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         of the grantor or transferor to indemnify for  environmental,  title or other matters customary in the Oil and Gas Business;

                  (h) any transfer of properties or assets to Abraxas or one or more Wholly-owned Restricted Subsidiaries;

                  (i) any disposal in the ordinary course of business of operating assets and equipment that has become worn out, defective or obsolete or not used or useful in the business of Abraxas or any Restricted Subsidiary and which is, to the extent required by the Intercreditor Agreement or other Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Lien of any of the Collateral Documents;

                  (j) any payment of money in satisfaction of Indebtedness (including the Notes) Incurred in compliance with the terms of the Indenture;

                  (k) an Event of Loss if the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Loss Proceeds received by Abraxas or the Restricted Subsidiary, as the case may be, as additional Collateral under the Collateral Documents to secure the Secured Obligations, and such Net Loss Proceeds are deposited into an Asset Sale Proceeds Account, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions), and the Intercreditor Agreement and other Collateral Documents include release provisions requiring the Collateral Agent to release such deposit as necessary to permit Abraxas or its Restricted Subsidiaries to apply such Net Loss Proceeds in the manner described under "--Certain Covenants--Limitation on Asset Sales," unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing; and

                  (l) any transfer, in one or a series of related transactions, of properties or assets in the ordinary course of business; provided that all properties and assets transferred pursuant to this clause (l) shall have an aggregate fair market value of less than $1.0 million, as determined in good faith by the chief executive officer of Abraxas, in any fiscal year.

     "Asset Sale Proceeds Account" means a segregated account under the sole control of the Collateral Agent that includes only proceeds from the Sale of Collateral, Net Loss Proceeds and interest and investment income earned thereon.

     "Attributable Indebtedness" in respect of a Sale-Leaseback Transaction means, at the time of determination, the present value of such obligations implicit in such transaction, determined in accordance with GAAP.

     "Average Life" means, with respect to any Indebtedness or Preferred Stock, as at any date of determination, the quotient obtained by dividing (1) the sum of the products of (a) the number of years (and any portion thereof rounded up to the nearest month) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by
(b) the amount of each such payment by (2) the sum of all such payments.

     "Board of Directors" means the Board of Directors of Abraxas and any committee of such Board of Directors duly authorized to act hereunder; provided that as the term "Board of Directors" is used in the definition of "Continuing Directors" it shall refer only to the Board of Directors of Abraxas and not to any committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Abraxas to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and, with respect to a Subsidiary, a copy of a


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resolution  certified  by  the  Secretary  or an  Assistant  Secretary  of  such
Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Bridge Loan" means that certain second lien increasing rate bridge loan agreement, to be dated as of the Closing Date, with an initial aggregate commitment of $25.0 million among Abraxas, certain Subsidiaries of Abraxas, the Bridge Loan Administrative Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related successor or replacement notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, replaced, renewed or refinanced (up to an aggregate commitment of $25.0 million) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

     "Bridge Loan Administrative Agent" means Guggenheim Corporate Funding, LLC, as administrative agent under the Bridge Loan, together with its successors in such capacity.

     "Bridge Loan Asset Sale Proceeds Account" means an Asset Sale Proceeds Account that includes only proceeds from the Sale of Collateral pursuant to an Asset Sale consummated under the Bridge Loan in accordance with the provisions described under "--Repurchase at the Option of the Holders Upon the Occurrence of Certain Asset Sales," and interest and investment income earned on such proceeds.

     "Bridge Loan Obligations" means all Obligations under the Bridge Loan.

     "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

     "Calculation Agent" means initially U.S. Bank National Association and any duly appointed successor, appointed by Abraxas, as its agent, pursuant to a calculation agent agreement to determine the Six-Month LIBOR rate on each Interest Determination Date in accordance with the terms of the Indenture.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means, with respect to any Person, any obligation that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of any amount due under such obligation prior to the first date upon which such obligation may be terminated by the obligee without payment of penalty.

     "Cash Equivalents" means:

                  (1) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

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

                  (3) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Abraxas and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

                  (5) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (2) above;

                  (6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above but which is organized under the laws of any country in which Abraxas or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business, (b) such deposits do not at any one time exceed $2.5 million in the aggregate and (c) no funds so deposited remain on deposit in such bank for more than 30 days;

                  (7) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above but which is a lending bank under any credit facility of Abraxas or any Restricted Subsidiary, provided that all such deposits do not exceed $2.5 million in the aggregate at any one time; and

                  (8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5).

     "Cash Pay Preferred Stock" means any Capital Stock that, by its terms, by the terms of any security into which it is convertible or exchangeable, by contract or otherwise, requires, or upon the happening of an event or passage of time would require, the payment of dividends (other than dividends paid (1) in Qualified Capital Stock and/or (2) from a segregated reserve account funded solely out of amounts paid by the purchaser or purchasers of such Capital Stock in connection with the issuance of such Capital Stock) prior to the date that is 91 days after the final Stated Maturity of the Notes.

     "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 35% of the total voting power of our then outstanding Voting Stock other than by means of a Qualified Equity Offering;

                  (2) Abraxas is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 65% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of Abraxas immediately prior to such merger or consolidation and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the surviving or resulting Person;

                  (3) Abraxas, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or one or more Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the properties and assets of Abraxas and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any "person" or "group" (as


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

         such terms are used in  Section  13(d) and 14(d) of the  Exchange  Act)
         (other   than   Abraxas   or  one  or  more   Wholly-owned   Restricted
         Subsidiaries);

                  (4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Abraxas (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Abraxas was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Abraxas then in office; or

                  (5) the liquidation or dissolution of Abraxas.

     "Change of Control Offer" means an offer to purchase upon the request of any holder all or any part of the Notes of such holder at the Change of Control Purchase Price on the Change of Control Payment Date within 30 days following any Change of Control.

     "Closing Date" means the date on which Notes are originally issued under the Indenture.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Collateral Documents, including the Liens, if any, required to be granted pursuant to the Indenture.

     "Collateral   Account"  means  each  collateral  account   established  and
maintained by the Collateral Agent pursuant to the Intercreditor Agreement for the receipt of Trust Monies, including an Asset Sale Proceeds Account.

     "Collateral Agent" means U.S. Bank National Association, in its capacity as collateral agent under the collateral agency agreement, together with its successors in such capacity.

     "Collateral Agent's Liens" means a Lien granted to the Collateral Agent as security for Secured Obligations.

     "Collateral Documents" means, collectively, the Intercreditor Agreement and the security agreements, mortgages, deeds of trust, account control agreements and other security documents applicable to the Collateral and given to secure the Secured Obligations, each as may be amended, modified, supplemented, restated or replaced from time to time in accordance with its terms.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (1) the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-Cash Charges to the extent deducted in computing Consolidated Net Income, in each case, for such period, of Abraxas and its Restricted Subsidiaries on a consolidated basis decreased (to the extent included in determining Consolidated Net Income for such period) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded for such period in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated
Production Payments, to (2) the Consolidated Fixed Charges for such period; provided, however, that:

                  (a) the Consolidated Fixed Charge Coverage Ratio shall be calculated on the assumption that (1) any Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" through and including the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, but excluding the Incurrence or repayment


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         of Indebtedness in the ordinary  business for working capital  purposes pursuant to working capital facilities, had been incurred on the first day of such period and, in the case of Acquired Indebtedness or Indebtedness to be Incurred in connection with an acquisition or other transaction, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (2) any acquisition or disposition by Abraxas or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of Abraxas or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period through and including the date of determination, had been consummated on such first day of such period;

                  (b) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of Abraxas, a fixed or floating rate of interest, shall be computed by applying, at the option of Abraxas, either the fixed or floating rate;

                  (c) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under "Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility;

                  (d) notwithstanding clauses (b) and (c) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements;

                  (e) in making such calculation, Consolidated Fixed Charges shall exclude interest attributable to Dollar-Denominated Production Payments; and

                  (f) if after the first day of the period referred to in clause
         (1) of this definition Abraxas has retired any Indebtedness out of the net cash proceeds of the issue and sale of shares of Qualified Capital Stock of Abraxas within 30 days of such issuance and sale, Consolidated Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     "Consolidated  Fixed Charges" means, for any period,  without  duplication,
(1) the sum of

     (a) the interest expense of Abraxas and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,

                  (i) any amortization of original issue discount;

                  (ii) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);

                  (iii) the interest portion of any deferred payment obligation constituting Indebtedness;

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                  (iv) all  commissions,  discounts  and other fees and  charges owed with respect to letters of credit and bankers' acceptance financing; and

                  (v)  all  accrued  interest,   in  each  case  to  the  extent
         attributable to such period;

         (b) to the extent any Indebtedness of any Person (other than Abraxas or a Restricted Subsidiary) is guaranteed by Abraxas or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period;

         (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued and/or scheduled to be paid or accrued by Abraxas and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

         (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of Abraxas and its Restricted Subsidiaries, to the extent such Disqualified Capital Stock is owned by Persons other than Abraxas or its Restricted Subsidiaries, and to the extent such dividends are not paid in Qualified Capital Stock;

less (2) to the extent included in (1) above, (A) amortization of capitalized debt issuance costs of Abraxas and its Restricted Subsidiaries during such period and (B) amounts paid, accrued and/or scheduled to be paid or accrued to Abraxas or any of its Restricted Subsidiaries.

     "Consolidated Income Tax Expense" means, for any period, the provision for Federal, state, local and foreign income taxes (including any state franchise taxes accounted for as income taxes in accordance with GAAP) of Abraxas and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated   Indebtedness"   means,   at  any  date,  the   consolidated
Indebtedness of Abraxas and its Restricted Subsidiaries on such date.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Abraxas and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss) by excluding, without duplication:

                  (1) net after-tax extraordinary or non-recurring gains or losses to the extent classified as such in accordance with GAAP;

                  (2) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales (or abandoned reserves related thereto);

                  (3) the net income (or net loss) of any Person (other than Abraxas or any of its Restricted Subsidiaries), in which Abraxas or any of its Restricted Subsidiaries has an ownership interest, except that the net income of such Person shall be included in Consolidated Net Income to the extent of the amount of dividends or other distributions or interest on indebtedness actually paid to Abraxas or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period);

                  (4) the net income of any Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

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                  (5) the net income (or net loss)  attributable to discontinued
         operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (6) in the case of a successor to Abraxas by consolidation or merger or as transferee of Abraxas' assets, the net income of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of Abraxas and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

     "Control Party" has the meaning given to such term in the Intercreditor Agreement and as described under "Intercreditor Agreement."

     "Currency Exchange Contract" means, with respect to Abraxas or its Restricted Subsidiaries, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement that is entered into in the ordinary course of business for the purpose of protecting itself against fluctuations in currency values and not for the purpose of speculation.

     "Default" means any event, act or condition which with the passage of time or the giving of notice pursuant to the Indenture, or both, would be an Event of Default as described under "--Events of Default and Remedies."

     "Designated LIBOR Page" means the display on the Moneyline service (or such other service or services as may be nominated by the British Bankers' Association) for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits. If no such rate appears on an Interest Determination Date, the Six-Month LIBOR rate on such Interest Determination Date will be determined as described in clause (2) of the definition of "Six-Month LIBOR."

     "Disqualified Stock" means Capital Stock that is either Cash Pay Preferred Stock or Redeemable Capital Stock.

     "Dollar-Denominated   Production   Payments"   means   production   payment
obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Event of Default" has the meaning set forth above under the caption "Events of Default and Remedies."

     "Event of Loss" means, with respect to any Collateral, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral, by any governmental or quasi-governmental entity or (3) settlement in lieu of clause (2) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Senior Debt Facility" means the Loan and Security Agreement, dated as of January 22, 2003, among Abraxas, as borrower, each of its Subsidiaries, as a guarantor, the lenders named therein, Wells Fargo Foothill, Inc., as the arranger and administrative agent, and Guggenheim Corporate Funding, LLC, as the specified appointee, as previously amended and in existence on the Closing Date.

     "Farmout" means an arrangement whereby the owner(s) of one or more oil, gas and/or mineral lease or other oil and natural gas working interest with respect to Farmout Property (referred to as the "farmor") agrees to transfer or assign an interest in such Farmout Property to one or more other Persons (referred to as the "farmee") in exchange for the farmee (1) drilling, or participating in the cost of the drilling of, one or more oil and/or natural gas wells, or undertaking other exploration or development activity or participating in the cost of such other activity, to attempt to obtain production of hydrocarbons


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from such Farmout  Property,  (2)  agreeing to so drill or undertake  such other activity, or agreeing to participate in the cost of such drilling or such other activity, with respect to such Farmout Property, or (3) obtaining production of hydrocarbons from such Farmout Property, or participating in the costs of obtaining such production.

     "Farmout Agreement" means, with respect to a Farmout, the agreement or agreements governing such Farmout.

     "Farmout Property" means, with respect to a Farmout, the property from which production of hydrocarbons is sought to be obtained through such Farmout. The Farmout Property with respect to a Farmout may consist of only certain specified depths, strata, zones or geological formations under one or more tracts of land, but shall not include any depths, strata, zones or geological formations under such tract(s) of land (i) that, at the time of such Farmout, are being produced or developed by the farmor or any of its Affiliates in the same field or area or (ii) that have been subject to production or development activity by the farmor or any of its Affiliates in the same field or area and such activity was discontinued with the desire or expectation of entering into a Farmout.

     "Farmout Property Value" means, with respect to a Farmout, the value of the Farmout Property of Abraxas or its Restricted Subsidiaries at the time the relevant Farmout Agreement is entered into determined as follows:

     o with respect to Farmout Property with a value not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee;

     o with respect to Farmout Property with a value exceeding $1.0 million but not exceeding $5.0 million, as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee; and

     o with respect to Farmout Property with a value exceeding $5.0 million, as reflected in an opinion or appraisal issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or by a reputable independent appraisal or petroleum engineering firm, as appropriate under the circumstances, delivered to the Trustee.

     "Foreign Unrestricted Subsidiary" means any Unrestricted Subsidiary that is a controlled foreign corporation (within the meaning of section 957(a) of the Internal Revenue Code of 1986, as amended).

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were effective as of the Closing Date.

     "Grey Wolf Loan Administrative Agent" means Guggenheim Corporate Funding, LLC, as administrative agent under the Grey Wolf Term Loan Agreement, together with its successors in such capacity.

     "Grey  Wolf  Term  Loan"  means  that  certain  senior  secured  term  loan agreement, to be dated as of the Closing Date, with an initial aggregate commitment of $35.0 million among Grey Wolf, the Grey Wolf Loan Administrative Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related successor or replacement notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders, or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, replaced, renewed or refinanced (up to an aggregate commitment of $35.0 million) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

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         "Guarantee" means any obligation, contingent or otherwise, of any
Person guaranteeing Indebtedness of another Person (including, without limitation, obligations, agreements to purchase assets, securities or services, to take-or-pay such Indebtedness of another Person or to maintain financial statement conditions, or similar arrangements or agreements, in each case entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit, or to protect such obligee against loss in respect thereof, in whole or in part), but excluding (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, and (ii) contingent obligations in connection with the sale or discount of accounts receivable and similar paper; provided, however, that a Guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person and provided, further, that such Investment is otherwise permitted by the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Incur" means to, create, incur, assume, Guarantee or otherwise become directly or indirectly liable for the payment of any Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication:

                  (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

                  (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

                  (3) all indebtedness of such Person created or arising under any conditional sale, title retention or similar agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

                  (4) all Capitalized Lease Obligations of such Person;

                  (5) all obligations of such Person under or in respect of Currency Exchange Contracts, Oil and Gas Hedging Contracts and Interest Rate Protection Obligations;

                  (6) all indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (7) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                  (8) all Guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment and Reserve Sales, any warranties or Guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sales, but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sales); and

                  (9) all obligations of such Person under any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person or any warrants, rights or options to acquire such Capital Stock outstanding on the date of the Indenture or thereafter if, and to the extent, such obligations would have caused


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         such  Capital  Stock  to have  been  Redeemable  Capital  Stock if such obligations had been included in the terms of such Capital Stock.

     For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (8) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Indenture" means that certain indenture entered into on October 28, 2004 among Abraxas, the initial Subsidiary Guarantors and the Trustee pursuant to which the outstanding Notes were issued and the exchange notes will be issued, as the same may be amended (including any amendment and restatement thereof), modified or supplemented from time to time in accordance with its terms.

     "Intercreditor Agreement" means that certain intercreditor agreement to be entered into on the Closing Date among Abraxas, the initial Restricted Subsidiaries, the Trustee, the Revolving Credit Facility Administrative Agent, the Bridge Loan Administrative Agent and the Collateral Agent, as the same may be amended (including any amendment and restatement thereof), modified or supplemented from time to time in accordance with its terms.

     "Interest   Determination  Date"  means  the  second  London  Business  Day preceding each Interest Reset Date.

     "Interest Payment Date" means the first day of June and December, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Interest Reset Date" means the first day of June and December, commencing on June 1, 2005.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, Guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition:

     o the fair market value as determined by the Board of Directors of Abraxas in good faith of the net assets of any Restricted Subsidiary (prorated for Abraxas' direct and indirect interest in the Capital Stock of such Restricted Subsidiary if such Restricted Subsidiary is not a Wholly-owned Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by Abraxas in such Unrestricted Subsidiary at such time; and

     o the fair market value as determined by the Board of Directors of Abraxas in good faith of Capital Stock retained by Abraxas or a Restricted Subsidiary in connection with the sale or issuance of


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         Capital  Stock  of a  Restricted  Subsidiary  in  accordance  with  the covenant described under "--Certain Covenants--Limitation on Issuance, Sale and Ownership of Capital Stock of Restricted Subsidiaries" that, as a result of such transaction, is no longer a Restricted Subsidiary (prorated for Abraxas' direct and indirect interest in such Capital Stock if such Restricted Subsidiary is not a Wholly-owned Restricted Subsidiary immediately prior to such sale or issuance) shall be deemed to be an "Investment" made at the time of such transaction.

     "Investments" shall exclude:

     o extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business;

     o Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

     o bonds, notes, debentures or other securities received in compliance with the covenant described under "--Certain Covenants--Limitation on Asset Sales;" and

     o endorsements of negotiable instruments and documents for collection in the ordinary course of business.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever serving to provide security for an obligation, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any agreement to give or grant a lien or any lease, conditional sale, title retention or similar agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "London Business Day" means any day on which dealings in U.S. dollars generally are transacted in the London interbank market.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "NetCash Proceeds" means, with respect to any Asset Sale, sale, transfer or other disposition by any Person, the aggregate proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Abraxas or any Restricted Subsidiary), pursuant to, or monetization of, a note or installment receivable or otherwise, net of

     o brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, petroleum engineering firms and investment banks) incurred by such Person related to such Asset Sale, sale, transfer or other disposition;

     o the amount of any Indebtedness (including Redeemable Capital Stock or Preferred Stock of a Subsidiary) that is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, sale, transfer or other disposition;

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     o   provisions for all taxes,  including income taxes,  payable as a result of such Asset Sale, sale, transfer or other disposition or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, sale, transfer or other disposition;

     o amounts required to be paid to any Person or its Affiliates (other than Abraxas or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, sale, transfer or other disposition or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale, sale, transfer or other disposition; and

     o appropriate amounts to be provided by Abraxas or any Restricted Subsidiary, as the case may be, as a reserve in accordance with GAAP applied against post closing adjustments or any liabilities associated with such Asset Sale, sale, transfer or other disposition and retained by Abraxas or any Restricted Subsidiary, as the case may be, after such Asset Sale, sale, transfer or other disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, sale, transfer or other disposition, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of cash or Cash Equivalents received by Abraxas or any of its Restricted Subsidiaries from such Event of Loss net of:

     o reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, fees and expenses of legal counsel, accountants, petroleum engineering firms and investment banks);

     o provisions for all taxes, including income taxes, payable as a result of such Event of Loss after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

     o repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss.

     "Note Documents" means the Indenture, the Notes (including all additional notes and all exchange notes therefor), the Subsidiary Guarantees and the Collateral Documents to the extent the Collateral Documents secure obligations under the Indenture, the Notes or the Subsidiary Guarantees.

     "Note Obligations" means all Obligations under the Note Documents.

     "Note Register" means the register maintained by or for Abraxas in which Abraxas shall provide for the registration of the Notes and of transfer of the Notes.

     "Notes" means the Floating Rate Senior Secured Notes due 2009, Series A of Abraxas and the Floating Rate Senior Secured Notes due 2009, Series B offered by Abraxas in exchange for the Series A outstanding notes pursuant to the Series A/B exchange offer described in this prospectus.

     "Obligations" means any principal, premium (if any), interest (including additional or special interest), if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Abraxas or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including additional or special interest), Guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Officers' Certificate" means a certificate signed by two Authorized Officers of Abraxas.

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     "Oil and Gas Business" means:

                  (1) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

                  (2) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties;

                  (3) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas, hydrocarbons and other minerals and products produced in association therewith;

                  (4) any business relating to oil field sales and service; and

                  (5) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

     "Oil and Gas Hedging Contracts" means, with respect to Abraxas or its Restricted Subsidiaries, any agreement or arrangement, or any combination thereof, relating to hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into in the ordinary course of business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors and not for the purpose of speculation.

     "Permitted Farmout Agreement" means any Farmout Agreement entered into by Abraxas and/or any Restricted Subsidiary, as the farmor, in the ordinary course of business, (a) covering Farmout Property of Abraxas and/or one or more Restricted Subsidiaries that does not include proved oil or natural gas properties (other than those (i) proved by the efforts to obtain production taken pursuant to such Farmout Agreement or (ii) that are not then otherwise included in our PV-10 or as a proved reserve in any reserve or other report prepared by or on behalf of us in amount which exceeds either $150,000 with respect to any individual property subject to such Farmout Agreement or $500,000 when aggregated with any other proved oil or natural gas property then subject to such Farmout Agreement or any other Farmout Agreement) and (b) that, as determined in good faith by the Board of Directors of Abraxas and evidenced by a Board Resolution delivered to the Trustee (or, solely with respect to any Farmout with a Farmout Property Value not exceeding $1.0 million, as determined in good faith by the chief executive officer of Abraxas and evidenced by an Officers' Certificate delivered to the Trustee), is in the best interests of the holders of the Notes and does not adversely affect the ability of Abraxas, the Restricted Subsidiaries and the Subsidiary Guarantors to perform their respective obligations under the Notes, the Indenture and the Subsidiary Guarantees, as applicable.

     "Permitted Indebtedness" means any of the following:

         (1) Indebtedness under the Revolving Credit Facility (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause (9) of this definition) in an aggregate principal amount at any one time outstanding not to exceed $15.0 million (less the aggregate amount of permanent reductions of the lenders'
     commitment under the Revolving Credit Facility made pursuant to the covenants described under the "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" and "--Certain Covenants--Limitation on Asset Sales"), any Guarantee of any such Indebtedness (including by any Subsidiary of Abraxas) and any interest, fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, including, without limitation, Related Revolving Indebtedness; provided, that, the aggregate amount of all permanent reductions of the lenders' commitment under the Revolving Credit Facility made pursuant to the covenants described under "--Repurchase at the Option of Holders Upon the Occurrence of Certain Asset Sales" and "--Certain Covenants--Limitation on Asset Sales" can be established by Abraxas at any time by providing the Trustee with an Officers' Certificate stating such amount;

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

         (2) Indebtedness under the Notes (including any Notes issued pursuant to an exchange offer made in accordance with the Registration Rights Agreement), the Subsidiary Guarantees (including any Subsidiary Guarantees issued pursuant to an exchange offer made in accordance with the Registration Rights Agreement) and the Collateral Documents to the extent they secure the Notes or the Subsidiary Guarantees;

         (3) Indebtedness under the Bridge Loan (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause (10) of this definition) in an aggregate principal amount at any one time outstanding not to exceed $25.0 million, any Guarantee of any such Indebtedness (including by any Subsidiary of Abraxas) and any interest, fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness;

         (4) (a) Indebtedness outstanding on the date of the Indenture and not repaid or defeased with the proceeds of the Notes, the Bridge Loan or the Grey Wolf Term Loan (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause
     (10) of this definition), (b) the 2003 Notes and (c) the Existing Senior Debt Facility; provided that the 2003 Notes and the Existing Senior Debt Facility are repaid and defeased, respectively, with the proceeds of the Notes, the Bridge Loan and/or the Grey Wolf Term Loan on the Closing Date and that the 2003 Notes are redeemed on or prior to the date that is 90 days after the Closing Date;

         (5) Indebtedness of Abraxas or a Restricted Subsidiary pursuant to (i) Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations, (ii) Currency Exchange Contracts and (iii) obligations under Oil and Gas Hedging Contracts, in each case, entered into in the ordinary course of business and not for speculative purposes;

         (6) Indebtedness of Abraxas owed to a Wholly-owned Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to Abraxas or a Wholly-owned Restricted Subsidiary; provided, however, that such Indebtedness is owned beneficially by Abraxas or such Restricted Subsidiary and constitutes Subordinated Indebtedness; provided further, that the incurrence of such Indebtedness does not violate the covenant described under "--Certain Covenants--Limitation on Restricted Payments;" and provided further, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-owned Restricted Subsidiary ceasing to be a Wholly-owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Abraxas or a Wholly-owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the covenants described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "--Limitation on Restricted Payments" covenant at the time the Wholly-owned Restricted Subsidiary in question ceased to be a Wholly-owned Restricted Subsidiary;

         (7) Indebtedness in respect of bid, performance or surety bonds issued for the account of Abraxas or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

         (8) any Guarantee of Indebtedness incurred in compliance with the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, by a Restricted Subsidiary or Abraxas;

         (9) Indebtedness under any renewal, substitution, refinancing or replacement (each, for purposes of this clause, a "refinancing") by Abraxas or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
     (1) of this  definition  (or any  refinancing  thereof under this paragraph
     (9)), including any successive refinancings by Abraxas or such Restricted Subsidiary not incurred in violation of the Indenture, so long as (a) any such refinancing shall be in a principal amount that does not exceed the aggregate amount of Indebtedness then permitted to be Incurred under clause
     (1) of this definition,  (b) in the case such Indebtedness being refinanced


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

     is secured, the Liens securing such new Indebtedness (i) are not materially less favorable to the holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (ii) are limited to all or part of the same property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness; provided, that, if the terms of the Intercreditor Agreement apply to the Liens securing such new Indebtedness, then such Liens will be considered to have satisfied the conditions of this clause (b), (c) such new Indebtedness has a final Stated Maturity not earlier than the final Stated Maturity of the Indebtedness being refinanced and (d) such new Indebtedness is incurred by either Abraxas or a Restricted Subsidiary who is the obligor of the Indebtedness being refinanced;

         (10) Indebtedness under any renewal, substitution, refinancing or replacement (each, for purposes of this clause, a "refinancing") by Abraxas or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
     (3) or (4) of this definition (or any refinancing thereof under this paragraph (10)) or Indebtedness (excluding Permitted Indebtedness) incurred after the Closing Date in compliance with the covenant described under "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," including any successive refinancings by Abraxas or such Restricted Subsidiary not incurred in violation of the Indenture, so long as (a) any such refinancing shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of accrued interest thereon plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Abraxas or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of Abraxas or such Restricted Subsidiary incurred in connection with such refinancing (all of which amounts are included as Permitted Indebtedness under this clause (10)), (b) in the case of any refinancing of Indebtedness of Abraxas that is Subordinated Indebtedness, such new
     Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being refinanced, (c) in the case of any refinancing of Indebtedness that is secured, the Liens securing such new Indebtedness (i) are not materially less favorable to the holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (ii) are limited to all or part of the same property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness, (d) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being refinanced and a final Stated Maturity not earlier than the final Stated Maturity of the Indebtedness being refinanced and (e) such new Indebtedness is incurred by either Abraxas or a Restricted Subsidiary who is the obligor of the Indebtedness being refinanced;

         (11) any Indebtedness incurred to finance unpaid insurance premiums, provided, however, that recourse with respect to such Indebtedness is limited to the insurance policies with respect to which premiums have been financed;

         (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

         (13) Indebtedness of Abraxas or any of its Restricted Subsidiaries represented by letters of credit for the account of Abraxas or any of its Restricted Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; and

         (14) additional Indebtedness of Abraxas or any of its Restricted Subsidiaries, other than Indebtedness Incurred under the Revolving Credit Facility, in an aggregate principal amount at any time outstanding not to exceed $500,000 under this clause (14).

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

     "Permitted Investments" means any of the following:

                  (1) Investments in Cash Equivalents;

                  (2)   Investments   in  Abraxas  or  any  of  its   Restricted
         Subsidiaries;

                  (3) Investments by Abraxas or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, Abraxas or a Restricted Subsidiary;

                  (4) Investments and  expenditures  made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and
         (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, Farmout Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries);

                  (5) Investments arising in connection with Oil and Gas Hedging Contracts entered into in the ordinary course of business solely for the purpose of protecting the production of Abraxas or any Restricted Subsidiary against fluctuations in oil or natural gas prices;

                  (6) Investments arising in connection with Interest Rate Protection Obligations or Currency Exchange Contracts, in each case Incurred in the ordinary course of business and not for speculative purposes;

                  (7) Investments in stock, obligations or securities received in settlement of debts owing to Abraxas or a Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of Abraxas or a Restricted Subsidiary, in each case as to debt owing to Abraxas or a Restricted Subsidiary that arose in the ordinary course of business of Abraxas or any such Restricted Subsidiary;

                  (8) any Investment received in settlement of debts, claims or disputes owed to Abraxas or any Restricted Subsidiary that arose out of transactions in the ordinary course of business;

                  (9) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary permitted under the covenant described under "--Certain Covenants--Limitations on the Incurrence of Indebtedness and Issuance of Disqualified Stock;"

                  (10) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "Certain Covenants--Limitation on Asset Sales;"

                  (11) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (12) Investments in the form of, or pursuant to, working interests, royalty interests, mineral leases, Farmout Agreements or contracts for the sale of oil and natural gas, in each case, made or entered into the ordinary course of the business, excluding, however, investments in other Persons;

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

                  (13) so long as Grey Wolf is a Subsidiary of Abraxas, up to an aggregate principal amount of $1.0 million of intercompany loans made to Grey Wolf for use by Grey Wolf solely for its working capital purposes in a manner consistent with its operations on the Closing Date; and

                  (14) other Investments by Abraxas or any Restricted Subsidiary in any Person having an aggregate fair market value (determined in good faith by the chief executive officer of Abraxas and measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of $500,000.



     "Permitted Liens" means any and all of the following:

                  (1) Liens existing as of the Closing Date;

                  (2) Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under the Indenture;

                  (3) Liens securing the Revolving Credit Facility Obligations;

                  (4) Liens securing the Bridge Loan Obligations;

                  (5) any Liens existing on any property of a Person at the time such Person is merged or consolidated with or into Abraxas or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other property of Abraxas or the Subsidiary Guarantors;

                  (6) any Lien existing on any property or assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other property or assets of Abraxas or the Subsidiary Guarantors;

                  (7) Liens on cash and Cash Equivalents securing the performance of Oil and Gas Hedging Contracts, Currency Exchange Contracts and Interest Rate Protection Obligations permitted by the terms of the Indenture;

                  (8) Liens with respect to amounts payable as reimbursement of premiums in favor of Persons financing unpaid insurance premiums, provided, however, such Liens are limited to insurance policies with respect to which premiums are financed;

                  (9) Liens securing any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (1), (2), (4),
         (5) and (6) above and this clause (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness, and (b) the Indebtedness secured by such Lien at the time of such extension, renewal, refinancing, refunding or exchange (and such successive extension, renewal, refinancing, refunding or exchange) is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and accrued interest thereon and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                  (10) Liens securing Indebtedness Incurred under clause (9) of the definition of Permitted Indebtedness;

                  (11) Liens in favor of Abraxas or a Subsidiary Guarantor;

                  (12) Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent or (b) contested in good faith by appropriate proceedings and as to which Abraxas or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (13) statutory and contractual Liens of (a) landlords arising in the ordinary course of business to secure rent not yet delinquent, but only to the extent such Liens relate only to the tangible property of the lessee which is located on such property and (b) carriers, warehousemen, mechanics, builders, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, in each case, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (14) Liens incurred on deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (b) to secure performance bonds, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (15) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property that, individually or in the aggregate, are not interfering in any material respect with the ordinary conduct of the business of Abraxas or any Restricted Subsidiary;

                  (16) any interest or title of a lessor under any Capitalized Lease Obligation permitted by the terms of the Indenture; provided that such Liens do not extend to any property which is not the leased property subject to such Capitalized Lease Obligation;

                  (17) Liens securing reimbursement obligations, not to exceed $100,000 in the aggregate at any time outstanding, with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (18) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Abraxas or any Restricted Subsidiary, including rights of offset and setoff;

                  (19) statutory Liens on pipeline or pipeline facilities, hydrocarbons or properties and assets of Abraxas or any Restricted Subsidiary which arise out of operation of law and are not voluntarily granted;

                  (20) royalties, overriding royalties, net profit interests, reversionary interests, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to properties of Abraxas and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business and all as relate to mineral leases and mineral interests of Abraxas and its Restricted Subsidiaries;

                  (21) Liens pursuant to documents governing Permitted Farmout Agreements;

                  (22) any (a) interest or title of a lessor or sublessor under any mineral lease or operating lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' Liens, builders' Liens, tax Liens, and easements) that, individually or in the aggregate, are not interfering in any material respect with the ordinary course of the business of Abraxas or any Restricted Subsidiary or (c) subordination


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         of the  interest  of the  lessee or  sublessee  under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

                  (23) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback, subject to an account control agreement constituting a Collateral Document, with respect to money or instruments of Abraxas or any Restricted Subsidiary on deposit with or in possession of such bank;

                  (24) judgment and attachment Liens not giving rise to an Event of Default;

                  (25) Liens incurred in the ordinary course of business of Abraxas or any Restricted Subsidiary securing Indebtedness of Abraxas or such Restricted Subsidiary permitted by the terms of the Indenture in an aggregate principal amount at any time outstanding not exceeding the sum of $250,000 in the aggregate; and

                  (26) Liens pursuant to the documents governing Production Payments and Reserved Sales on the property to which such Production Payments and Reserved Sales relate and with respect to which the Liens of the Collateral Documents have been released in compliance with the terms of the Indenture or the Intercreditor Agreement.

     "Permitted  Prior Lien" means (a) Liens described in clauses (1), (3), (5),
(6), (7) (to the extent securing obligations of not more than $250,000 in the aggregate), (8) (to the extent securing obligations of not more than $200,000 in the aggregate), (9), (10), (14) (to the extent securing obligations of not more than $250,000 in the aggregate), (16), (18) (to the extent securing obligations of not more than $50,000 in the aggregate), (23) and (25) of the definition of Permitted Liens and (b) Liens which arise by operation of law and are not consensually granted, to the extent entitled by law to priority over the security interests created by the Collateral Documents.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Production Payments and Reserve Sales" means the grant and transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other similar interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

     "PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

     "Qualified Equity Offering" means a public or private sale for cash by us of Qualified Capital Stock of Abraxas other than public offerings with respect to our common stock, options, warrants or rights registered on Form S-4 or S-8.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (other than for shares of Qualified


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Capital Stock) prior to the date that is 91 days after the final Stated Maturity of the Notes or is redeemable (other than for shares of Qualified Capital Stock) at the option of the holder thereof, in whole or in part, at any time prior to such date, or at any time prior to such date is convertible into or exchangeable for anything other than Qualified Capital Stock or securities or instruments evidencing Indebtedness that is permitted to be Incurred by the terms of the Indenture.

     "Refinancing   Indebtedness"   means   Indebtedness   under  any  renewals,
substitutions,  refinancings or replacements  Incurred in compliance with clause
(9) or (10) of the definition of Permitted Indebtedness.


     "Related Revolving Indebtedness" means (i) Indebtedness related to any fees and expenses incurred by Abraxas or any of its Subsidiaries (including, but not limited to, those owed to any Person not an Affiliate of Abraxas or any of its Subsidiaries) in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement, substitution, renewal or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacing, substituting, renewing or other restructuring of all or any portion of the Indebtedness under the Revolving Credit Facility or any successor or replacement agreements (and related instruments and documents) and (ii) any capitalized interest, fees, or other expenses incurred by Abraxas or any of its Subsidiaries whether or not charged to a loan account or any similar account created under the Revolving Credit Facility.

     "Restricted Subsidiary" means any Subsidiary of Abraxas, whether existing on or after the date of the Indenture, unless such Subsidiary of Abraxas is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture.

     "Revolving Credit Facility" means that certain senior secured revolving credit facility, to be dated as of the Closing Date, with an initial aggregate commitment of $15.0 million among Abraxas, certain Subsidiaries of Abraxas, the Revolving Credit Facility Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, substituted, replaced, renewed or refinanced (up to an aggregate amount of Indebtedness then permitted to be Incurred under clause (1) of the definition of Permitted Indebtedness) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

     "Revolving  Credit  Facility   Administrative   Agent"  means  Wells  Fargo
Foothill, Inc., as administrative agent under the Revolving Credit Facility, together with its successors in such capacity.

     "Revolving Credit Facility Obligations" means all Obligations, including, without limitation, Related Revolving Indebtedness, under the Revolving Credit Facility.

     "S&P" means Standard and Poor's Ratings Service, a division of McGraw-Hill, Inc., and its successors.

     "Sale-Leaseback Transaction" means any transaction or series of related transactions whereby Abraxas or a Restricted Subsidiary sells or transfers any of its assets or properties (the "Sold Assets") and, as part of such transaction or series of related transactions, either (1) leases (as lessee or sublessee) back such assets or properties (or any part thereof) or (2) leases (as lessee or sublessee) any other assets or properties (or any part thereof) (the "Leased Assets") from the same Person (or group of Persons) or from an Affiliate of the same Person (or group of Persons) to whom the Sold Assets are sold and which Leased Assets are intended to be used by Abraxas and the Restricted Subsidiaries for substantially the same purpose or purposes as the Sold Assets were used by Abraxas and the Restricted Subsidiaries (and in the case of mineral leases, such mineral leases constituting Leased Assets are in substantially the same geographic location as the mineral leases constituting Sold Assets).

     "Sale of Collateral" means any Asset Sale to the extent involving assets, rights or other property that constitutes Collateral under the Collateral Documents.

     "Secured Obligations" means, collectively, the Revolving Credit Facility Obligations, the Note Obligations and the Bridge Loan Obligations.

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         "Six-Month LIBOR" means the rate determined in accordance with the following provisions:

                  (1) On each Interest Determination Date, the Calculation Agent will determine the Six-Month LIBOR rate, which shall be the rate for deposits in the London interbank market in U.S. dollars having a six-month maturity commencing on the succeeding Interest Reset Date immediately following such Interest Determination Date which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Floating Determination Date.

                  (2) With respect to an Interest Determination Date for which no such rate appears, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with Abraxas), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a six-month maturity commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1.0 million that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, the Six-Month LIBOR rate on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Six-Month LIBOR rate determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest
         Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with Abraxas) for loans in U.S. dollars to leading European banks, having a six-month maturity and in a principal amount not less than $1.0 million that is representative for a single transaction in U.S. dollars in such market at such time. However, if the banks so selected by the Calculation Agent are not quoting as mentioned above, the Six-Month LIBOR rate with respect to such Interest Determination Date will be the Six-Month LIBOR rate in effect immediately prior to such Interest Determination Date.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of Abraxas or a Restricted Subsidiary which is expressly subordinated in right of payment or security to the Notes or a Subsidiary Guarantee.

     "Subsidiary" means, with respect to any Person, (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation) including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

     "Subsidiary  Guarantee"  means any Guarantee of the Notes by any Subsidiary
Guarantor  in  accordance  with  the  provisions  set  forth  in   "--Subsidiary
Guarantees of Notes."

     "Subsidiary Guarantor" means (1) initially the several Restricted Subsidiaries named in the Indenture as a party thereto, (2) each of the other Restricted Subsidiaries, if any, executing a supplemental indenture to the Indenture in compliance with the provisions described under "--Subsidiary Guarantees of Notes" and (3) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under "--Subsidiary Guarantees of Notes."

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

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

     "Trust Monies" means, subject to the Intercreditor Agreement, all cash and Cash Equivalents received by the Collateral Agent:

                  (1) upon the release of Collateral from the Collateral Agent's Liens;

                  (2) pursuant to the Collateral Documents;

                  (3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Collateral Documents or otherwise; or

                  (4) for application as provided in the relevant provisions of the Indenture or any Collateral Document for which disposition is not otherwise specifically provided for in the Indenture or in the Intercreditor Agreement or any other Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, Legal Defeasance or Covenant Defeasance of the Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

     "Unrestricted Subsidiary" means:

     o Grey Wolf Exploration Inc., an Alberta corporation, and each of its Subsidiaries (whether or not existing on the Closing Date) unless otherwise designated as a Restricted Subsidiary in compliance with the provisions of this definition;

     o any Subsidiary of Abraxas that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of Abraxas as provided below; and

     o   any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of Abraxas may designate any Subsidiary of Abraxas as an Unrestricted Subsidiary so long as:

                  (a) neither Abraxas nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary;

                  (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of Abraxas or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

                  (c) neither Abraxas nor any Restricted Subsidiary has made an Investment in such Subsidiary (other than Investments made in such Subsidiary by Abraxas and any Restricted Subsidiary (i) in an aggregate amount that would be permitted to be made on the date of such designation pursuant to, and in accordance with, the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or (ii) in the ordinary course of the Oil and Gas Business as described in clause (4) of the definition of Permitted Investments); and

                  (d) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of Abraxas or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which is in compliance with the covenant described under "Limitation on Liens");

         provided, however, that with respect to clause (a), Abraxas or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or


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         a  Restricted   Payment  permitted  by  the  covenant  described  under
         "--Certain Covenants--Limitation on Restricted Payments," in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of Abraxas shall be evidenced to the Trustee by delivery of a Board Resolution to the Trustee giving effect to such designation.

         The Board of Directors of Abraxas may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (1) no Default or Event of Default shall have occurred and be continuing, (2) Abraxas could Incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in compliance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock", (3) if any of the properties or assets of Abraxas or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the covenant described under "--Certain Covenants--Limitation on Liens," (4) it takes such actions described under "--Subsidiary Guarantees of Notes" in respect of an Unrestricted Subsidiary becoming a Restricted Subsidiary and (5) such Restricted Subsidiary takes such actions described under "--Security--Collateral; After-Acquired Property; Permitted Liens," if applicable, as are necessary to cause a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in the Collateral owned by such Restricted Subsidiary to be created in favor of the Collateral Agent as security for the Note Obligations. Without limiting the foregoing sentence, Grey Wolf is not permitted to become a Restricted Subsidiary until 91 days after all of the Bridge Loan Obligations are repaid in full and the Bridge Loan is terminated.

         "Unsubordinated Indebtedness" means any Indebtedness of Abraxas or a Restricted Subsidiary which is not Subordinated Indebtedness.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (1) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by Abraxas or (2) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable law and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that Abraxas, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly-owned Subsidiary.



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

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

     Abraxas, the initial subsidiary guarantors and the initial purchaser entered into an exchange and registration rights agreement, referred to as the registration rights agreement, concurrently with the issuance of the outstanding notes. Under that agreement, Abraxas and such subsidiary guarantors have agreed to:

         o file with the SEC no later than December 27, 2004, a registration statement on an appropriate form under the Securities Act, referred to as the Series A/B exchange offer registration statement, relating to a registered offer, referred to as the Series A/B exchange offer, to exchange the outstanding notes and guarantees thereof for the exchange notes and guarantees thereof;

         o    use reasonable best efforts to cause the Series A/B exchange offer
              registration   statement  to  be  declared   effective  under  the
              Securities Act no later than April 26, 2005;

         o as soon as practicable after the effectiveness of the Series A/B exchange offer registration statement, offer to holders of transfer restricted securities, as defined below, who are not prohibited by any law or policy of the SEC from participating in the Series A/B exchange offer, the opportunity to exchange their transfer restricted securities for the exchange notes; and

         o use reasonable best efforts to complete the Series A/B exchange offer by June 6, 2005 and to keep the Series A/B exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the Series A/B exchange offer is mailed to the holders of the notes.

         If:

         o Abraxas is not permitted to effect the Series A/B exchange offer as contemplated by this prospectus because of any change in law or applicable interpretations of the law by the staff of the SEC;

         o for any other reason the Series A/B exchange offer is not consummated by June 6, 2005;

         o the initial purchaser so requests with respect to notes held by the initial purchaser that are not eligible to be exchanged for exchange notes in the Series A/B exchange offer;

         o any applicable law or interpretation does not permit any holder of notes to participate in the Series A/B exchange offer; or

         o any holder of notes that participates in the Series A/B exchange offer does not receive freely transferable exchange notes in exchange for tendered notes,

then Abraxas will file with the SEC as promptly as practicable, but in no event more than the later of 60 days after so required or requested no later than April 26, 2005, which is referred to as the shelf filing date, a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.

         For purposes of the above, "transfer restricted securities" means each note, until the earliest to occur of:

         o the date on which that note has been exchanged for a freely transferable exchange note in the Series A/B exchange offer;

         o the date on which the resale of that note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

         o the date on which that note is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold under Rule 144(k) under the Securities Act.

     Abraxas will use its reasonable best efforts to have the Series A/B exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the SEC as promptly as practicable after it is filed. Unless the Series A/B exchange offer would not be permitted by policy of the SEC, Abraxas will use its reasonable best efforts to commence the Series A/B exchange offer and will consummate the Series A/B exchange offer as promptly as


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practicable, and in any event no later than June 6, 2005. If applicable, Abraxas will use its reasonable efforts to keep the shelf registration statement effective for a period ending on the earlier of two years after the date of issuance of the notes or the date all transfer restricted securities become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

     If any of the following events occur, each of which is referred to as a registration default:

     o the Series A/B exchange offer registration statement is not filed with the SEC by December 27, 2004 or the shelf registration statement is not filed with the SEC on or before the shelf filing date;

     o the Series A/B exchange offer registration statement is not declared effective by April 26, 2005 or the shelf registration statement is not declared effective within 60 days after the shelf filing date; or

     o   the Series A/B exchange offer is not consummated by June 6, 2005,

then the interest rate borne by the notes that are affected by the registration default will be increased by an additional 0.5% per annum upon the occurrence and during the continuation of such registration default. The amount of additional interest will increase by an additional 0.5% per annum following each 90-day period, during which a registration default is continuing, until all registration defaults have been cured; provided, that the maximum aggregate increase in the interest rate pursuant to this paragraph will in no event exceed 1.5% per annum.

     Upon

     o the filing of the Series A/B exchange offer registration statement after December 27, 2004;

     o the effectiveness of the Series A/B exchange offer registration statement after April 26, 2005;

     o   the consummation of the Series A/B exchange offer after June 6, 2005;

     o   the effectiveness of the shelf registration statement; or

     o the date on which all exchange notes are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision,

the interest rate on the notes will be reduced to the interest rate that would then be in effect if a registration default had not occurred. If after any such reduction in interest rate, a different event specified above occurs, the interest rate will again be increased pursuant to the foregoing provisions.

     If the shelf registration statement is unusable by the holders for any reason for more than 30 days, then the interest rate borne by the notes will be increased by 0.5% per annum for the first 90-day period (or portion thereof) beginning on the 31st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.5% per annum at the beginning of each subsequent 90-day period; provided that the maximum aggregate increase in the interest rate pursuant to this paragraph will in no event exceed 1.5% per annum. Any amount payable under this paragraph will also be deemed "additional interest" for purposes of the registration rights agreement. Upon the shelf registration statement once again becoming usable and Abraxas and the subsidiary guarantors otherwise being in compliance with the terms of the registration rights agreement, the interest rate borne by the notes will be reduced to the interest rate that would then be in effect if the shelf registration statement had not become unusable.

     Additional interest will be computed based on the actual number of days elapsed in each 90-day period in which a registration default exists or the shelf registration statement is unusable, as the case may be.

     The exchange and registration rights agreement also provides that Abraxas:

     o make available, for a period of 180 days after the] consummation of the Series A/B exchange offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes; and

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     o   pay all expenses  incident to the Series A/B exchange offer,  including the expense of one counsel to the holders of the notes, and will indemnify certain holders of the notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act.

     A broker-dealer that delivers a prospectus to purchasers in connection with resales of the exchange notes will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including indemnification rights and obligations.

     Each holder of notes who wishes to exchange its notes for exchange notes in the Series A/B exchange offer is required to make representations, including representations that:

     o any exchange note to be received by it will be acquired in the ordinary course of its business;

     o it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

     o it is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it is required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it is required to acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes.

     Holders of the notes are required to make representations to Abraxas, as described above, to participate in the Series A/B exchange offer. They are also required to deliver information to be used in connection with the shelf registration statement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including rights and indemnification obligations.

     For so long as the notes are outstanding, Abraxas and the subsidiary guarantors are required to continue to provide to holders of the notes and to prospective purchasers of the notes the information required by Rule 144A(d)(4) under the Securities Act.

     The above description of the registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the registration rights agreement.




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                          BOOK-ENTRY; DELIVERY AND FORM

     Holders of certificated outstanding notes participating in the Series A/B Exchange Offer will be issued exchange notes in fully registered and certificated form, to be delivered to each tendering noteholder and registered in the name of such noteholder in accordance with such noteholder's written instructions in the letter of transmittal. Principal and cash interest payments made on certificated exchange notes and any additional notes issued in lieu of cash interest payments will be made by Abraxas or through a paying agent directly to the registered holders of such notes. Under the terms of the indenture for the notes, Abraxas and the trustee will treat the persons in whose names the notes and any additional notes issued in lieu of cash interest payments are registered as the owners of such notes for the purpose of receiving payments of principal and interest and any additional notes issued in lieu of cash interest on such notes and for all other purposes whatsoever.

     The exchange notes issued to tendering noteholders who held their outstanding notes in book-entry form through DTC will be issued only in the form of a global certificate deposited with, or on behalf of, the depositary, and registered in the name of Cede & Co., as the depositary's nominee.

     Except as set forth below, the global certificate may be transferred, in whole and not in part, only by the depositary to its nominee to such depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of such successor.

     Book-Entry Procedures for the Global Notes

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we nor the initial purchaser take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York;

     o   a "banking  organization"  within the  meaning of the New York  Banking
         Law;

     o   a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

     Abraxas expects that pursuant to procedures established by DTC:

     o upon deposit of a global note, DTC will credit the accounts of participants in DTC designated by the initial purchaser with an interest in the global note; and

     o ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records


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

         of  participants  and  indirect  participants,   with  respect  to  the
         interests of persons other than participants in DTC.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     o will not be entitled to have notes represented by the global note registered in their names;

     o will not receive or be entitled to receive physical delivery of certificated notes; and

     o will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. Abraxas understands that under existing industry practice, if Abraxas requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action, or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the indenture. Under the terms of the indenture, Abraxas and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to


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

continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

         If:

         o DTC notifies us that DTC is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

         o Abraxas, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture; or

         o upon the occurrence of some other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

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

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion generally describes the material U.S. federal income tax consequences of the Series A/B Exchange Offer of the outstanding notes for the exchange notes, but of which are referred to collectively as the notes. This discussion is based on the Internal Revenue Code of 1986 ("Code"), as amended, applicable Treasury regulations, administrative interpretations and court decisions as of the date of this prospectus all of which might change, possibly with retroactive effect.

     This discussion addresses only persons who hold their notes as capital assets within the meaning of Section 1221 of the Code. It does not address all relevant aspects of the U.S. federal income taxation in light of a holder's particular circumstance or to a holder of notes subject to special rules, such as:

     o   Financial Institutions or Insurance Companies;

     o   Tax-exempt Organizations;

     o   Dealers or Brokers in securities or currencies;

     o   Individual Retirement or other Tax-Deferred Accounts;

     o   A note  holder  that  holds its  notes as part of a hedge,  appreciated
         financial   position,    straddle,    constructive   sale,   conversion
         transaction, or integrated transaction;

     o   A note holder who acquired notes as compensation;

     o   Persons liable for alternative minimum tax;

     o United States Holders (as defined below) whose "functional currency" is not the U.S. dollar; and

     o Traders in securities that elect to use a mark-to-market method of accounting for their securities holdings.

Importantly, the following summary does not address state, local or non-United States tax consequences or United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax.

     Furthermore, the following discussion is a summary of certain U.S. federal income tax consequences of the purchase of the notes that may be relevant to a U.S. Holder. It does not consider all of the possible U.S. federal income tax consequences. For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a note that is:

                  (i) a citizen or resident of the United States for U.S. federal income tax purposes,

                  (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia,

                  (iii) an estate, the income of which is subject to U.S. federal income tax without regard to its source or

                  (iv)     a trust,  if (a) a court within the United  States is
                           able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a U.S. person.

A "Non-U.S. Holder" is any beneficial owner of a note that it not a U.S. Holder.

     We have not sought nor will we seek any ruling from the Internal Revenue Service (the "IRS") with respect to statements or conclusions made in this discussion. Although the following represents our best judgment, it does not in any way bind the IRS or the courts or in any way constitute an assurance that the U.S. federal income tax consequences will be accepted by the IRS or any court.

     ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH REGARD TO THE PROSPECTUS AND THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTIONS, TO ITS PARTICULAR SITUATION.

Federal Income Tax Consequences to U.S. Holders

     Tax Consequences of the Series A/B Exchange Offer. In general, the Series A/B exchange offer will not constitute an exchange for U.S. federal income tax purposes because the outstanding notes do not differ materially in kind or extent from the exchange notes. Instead, the exchange notes will be treated as a continuation of the outstanding notes.

         As a result:

                  (1) the beneficial owner would not recognize taxable lien or ____ of the Series A/B exchange offer,

                  (2) the holding period of the exchange notes will include the holding period of the outstanding notes exchanged for the exchange notes, and

                  (3) the adjusted tax bases of the exchange notes will be the same as the adjusted tax bases it wielded before the Series A/B exchange offer, of the outstanding notes exchanged for the exchange notes.

     EACH EXCHANGING HOLDER SHOULD CONSULT WITH HIS OR HER INDIVIDUAL TAX ADVISOR CONCERNING ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE SERIES A/B EXCHANGE OFFER AS WELL AS TO THE EFFECT OF HIS OR HER PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED HEREIN.

     Payment of Interest. Interest on a note generally will be includable in your income as ordinary income at the time the interest is received or accrued, in accordance with your regular method of accounting for United States federal income tax purposes.

     We are obligated to pay additional interest on the notes under certain circumstances described in "Exchange and Registration Rights Agreement." Although the matter is not free from doubt, the additional interest should be taxable as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes. It is possible, however, that the IRS might take a different position from that described above, in which case the timing and amount of income inclusion may be different from that described above. You should consult your own tax advisor about payments of additional interest.

     Disposition of the Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize capital gain or loss equal to the difference between:

                  (1) the sum of the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or retirement (except to the extent this amount is attributable to accrued interest income, which is taxable as ordinary income); and

                  (2) your adjusted tax basis in the note.

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

     Your adjusted tax basis in a note generally will equal the amount you paid for the note, less any principal payments received by you. The gain or loss will be long-term capital gain or loss if you held the note for more than one year. Long-term capital gains of individuals, estates, and trusts are generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to certain limitations.

     Backup Withholding and Information Reporting. A U.S. Holder may be subject to backup withholding at the rate of 28% with respect to "reportable payments," which include payments in respect of interest or accrued original issue discount, and the proceeds of a sale, exchange or redemption of the notes. Abraxas will be required to deduct and withhold the prescribed amount if:

                  (a)      the  U.S.   Holder   fails  to   furnish  a  taxpayer
                           identification number ("TIN") to Abraxas in the manner required,

                  (b) the IRS notifies Abraxas that the TIN furnished by the U.S. Holder is incorrect,

                  (c) there has been a failure of the U.S. Holder to certify under penalty of perjury that the U.S. Holder is not subject to withholding under Section 3406(a)(1)(C) of the Code, or

                  (d) the U.S. Holder is notified by the IRS that he or she failed to report properly payments of interest and dividends and the IRS has notified Abraxas that he or she is subject to backup withholding.

     Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's U.S. federal income tax liabilities, so long as the required information is provided to the IRS. Abraxas will report to U.S. Holders and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on such notes to any noncorporate U.S. Holder other than an "exempt recipient."

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Federal Income Tax Consequences to Non-U.S. Holders

     Non-U.S. Holders. As used in this tax discussion, a Non-U.S. Holder means any beneficial owner of a note that is not a U.S. Holder. The rules governing the United States federal income taxation of a Non-U.S. Holder are complex, and no attempt will be made herein to provide more than a general summary of those rules. Special rules may apply to a Non-U.S. Holder that is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code.

     NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

     Payment of Interest. Generally, subject to the following discussion in this prospectus under "--Information Reporting and Backup Withholding Tax," payments of interest on a note will qualify for the "portfolio interest" exemption and, therefore, will not be subject to United States federal income tax or withholding tax, provided that this interest income is not effectively connected with a United States trade or business conducted by you and provided that:


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         o    you do not  actually  or  constructively  own  10% or  more of the combined voting power of all classes of our stock entitled to vote;

         o    you are not, for United  States  federal  income tax  purposes,  a
              controlled  foreign   corporation  related  to  us  through  stock
              ownership;

         o you are not a bank receiving interest on a loan entered into in the ordinary course of your business within the meaning of Section 881(c)(3)(A) of the Code; and

         o    you appropriately certify as to your foreign status.

     You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a United States trade or business (or in the case of an applicable treaty, a permanent establishment) of the Non-U.S. Holder. Effectively connected interest received by a corporate non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though this effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax (unless derived through certain partnerships) if the non-United States Holder delivers IRS Form W-8ECI (or successor form) to us or our agent.

     Interest income of a Non-U.S. Holder that is not effectively connected with a United States trade or business (or in the case of an applicable treaty, a permanent establishment) and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 28% rate (or, if applicable, a lower treaty rate).

         Disposition of the Notes. You will generally not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note unless:

         o the gain is effectively connected with your conduct of a United States trade or business or in the case of an applicable tax treaty, attributable to your permanent establishment in the United States;

         o you are an individual who has been present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

         o you are subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

     Information Reporting and Backup Withholding Tax. Payments of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. United States backup withholding tax generally will not apply to payments of interest and principal on a note to a Non-U.S. Holder if the statement described in "--Payment of Interest" is duly provided by the holder (e.g., the Non-U.S. Holder provides an IRS Form W-8BEN) or the holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a United States person or does not qualify for the portfolio interest exemption.

     Information reporting requirements and backup withholding tax generally will not apply to the payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding, unless we have actual knowledge that you are a United States person) will apply to the payment of the proceeds of a sale of a note effected outside the United States by a foreign office of a broker, if the broker:

         o    is a United States person,

         o derives 50% or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

         o is a controlled foreign corporation for United States federal income tax purposes, or

         o is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests or is a foreign partnership that is engaged in a trade or business in the United States, unless in any such case the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     Payment of the proceeds of a sale of a note by a United States office of a broker will be subject to both information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "--Payment of Interest" (e.g., on an IRS Form W-8BEN) and the broker does not have actual knowledge or reason to know that the payee is a United States person, or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's United States federal income tax liability and any excess may be refundable, provided that the required information is provided to the IRS.

THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the exchange notes issued in the Series A/B Exchange Offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holders' business and the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes. This position does not apply to any holder that is (1) an "affiliate" of Abraxas within the meaning of Rule 405 under the Securities Act, (2) a broker-dealer who acquired exchange notes directly from Abraxas or (3) broker-dealers who acquired exchange notes as a result of market-making or other trading activities. Any broker-dealers or participating broker-dealers receiving exchange notes in the Series A/B Exchange Offer are subject to a prospectus delivery requirement with respect to resales of the exchange notes. To date, the SEC has taken the position that participating broker-dealers may, for a limited period, fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange notes pursuant to the Series A/B Exchange Offer with this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to the Series A/B exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Abraxas has agreed that, for a period of 180 days after the expiration of the Series A/B exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Abraxas will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Series A/B exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the Series A/B exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


For a period of 180 days after the expiration of the Series A/B exchange offer, Abraxas will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Abraxas has agreed to pay all expenses incident to the Series A/B exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS


     Certain legal matters related to the exchange notes will be passed upon for Abraxas by Cox Smith Matthews Incorporated, San Antonio, Texas.

                                     EXPERTS

     The consolidated financial statements of Abraxas as of December 31, 2003 and for the year ended December 31, 2003, included in this prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes a paragraph referring to a change in accounting method), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Abraxas as of December 31, 2002, and for each of the two years in the period ended December 31, 2002, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report dated March 10, 2003, July 18, 2003 as to Note 19 and the first paragraph of "New Accounting Pronouncements" in Note 1, appearing herein (which report expresses an unqualified opinion and includes two explanatory paragraphs referring to subsequent events described in Note 2 and the restatement described in Note 19), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The historical reserve information prepared by DeGolyer and MacNaughton and McDaniel and Associates Consultants Ltd. included in this prospectus has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     Abraxas and the guarantors of the notes have filed the registration statement regarding the exchange notes with the SEC. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any other document is not necessarily complete. If we have filed any other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter. Each statement regarding any other document does not necessarily contain all of the information important to you.

     Abraxas files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Abraxas files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

                                GLOSSARY OF TERMS

         Unless otherwise indicated in this prospectus, natural gas volumes are stated at the legal pressure base of the State or area in which the reserves are located at 60 degrees Fahrenheit. Natural gas equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or NGLs.

     The following definitions shall apply to the technical terms used in this prospectus.

Terms used to describe quantities of natural gas and crude oil

                  "Bbl" -- barrel or barrels.

                  "Bcf" -- billion cubic feet.

                  "Bcfe" -- billion cubic feet equivalent.

                  "BoE" -- barrels of

                  "MBbl" -- thousand barrels.

                  "Mcf" -- thousand cubic feet.

                  "Mcfe" -- thousand cubic feet equivalent.

                  "MMBbls" -- million barrels.

                  "MMBTU" -- million British Thermal Units.

                  "MMcf" -- million cubic feet.

                  "MMcfe" -- million cubic feet equivalent.

                  "MMcfpd" -- million cubic feet per day.

Terms used to describe our interests in wells and acreage

                  "Developed acreage" means acreage which consists of acres spaced or assignable to productive wells.

                  "Gross" natural gas and crude oil wells or "gross" wells or acres is the number of wells or acres in which we have an interest.

                  "Net" natural gas and crude oil wells or "net" acres are determined by multiplying "gross" wells or acres by our working interest in such wells or acres.

                  "Productive" well means an exploratory or a development well that is not a dry hole.

                  "Undeveloped acreage" means leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and crude oil, regardless whether or not such acreage contains proved reserves.

Terms used to assign a present value to or to classify our reserves

                  "PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

                  "Proved reserves" or "reserves" means natural gas and crude oil, condensate and NGLs on a net revenue interest basis, found to be commercially recoverable.

                  "Proved undeveloped reserves" includes those proved reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Terms used to describe costs

                  "DD&A" means depletion, depreciation and amortization.

                  "LOE" means lease operating expenses and production taxes.

Terms used to describe types of wells

                  "Development well" means a well drilled within the proved area of a natural gas or crude oil reservoir to the depth of stratigraphic horizon (rock layer or formation) known to be productive for the purpose of extraction of proved natural gas or crude oil reserves.

                  "Dry hole" means an exploratory or development well found to be incapable of producing either crude oil or gas in sufficient quantities to justify completion as a natural gas or crude oil well.

                  "Exploratory well" means a well drilled to find and produce natural gas or crude oil in an unproved area, to find a new reservoir in a field previously found to be producing natural gas or crude oil in another reservoir, or to extend a known reservoir.

                  "Productive wells" mean producing wells and wells capable of production.

                  "Service Well" is a well used for water injection in secondary recovery projects or for the disposal of produced water.

Other terms

                  "Charge" means an encumbrance, lien, claim or other interest in property securing payment or performance of an obligation.

                  "EBITDA" means earnings from before income taxes, interest expense, DD&A and other non-cash charges.

                  "NGL" means natural gas liquid.

                  "NYMEX" means the New York Mercantile Exchange.


                                                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      Page

Report of BDO Seidman, LLP, Independent Registered Public Accounting Firm..............................F-2

Report of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.........................F-3

Consolidated Balance Sheets,
         December 31, 2002 and 2003....................................................................F-4

Consolidated Statements of Operations,
         Years Ended December 31, 2001, 2002 and 2003..................................................F-6

Consolidated Statements of Stockholders' Deficit,
         Years Ended December 31, 2001, 2002 and 2003 .................................................F-7

Consolidated Statements of Cash Flows,
         Years Ended December 31, 2001, 2002 and 2003..................................................F-9

Consolidated Statements of Other Comprehensive Income (loss),
         Years Ended December 31, 2001, 2002 and 2003.................................................F-11

Notes to Consolidated Financial Statements............................................................F-12

Condensed Consolidated Balance Sheets,
         September 30, 2004 and December 31, 2003.....................................................F-50

Condensed Consolidated Statements of Operations,
         Three and Nine Months Ended September 30, 2004 and 2003......................................F-52

Condensed Consolidated Statements of Cash Flows,
         Nine Months Ended September 30, 2004 and 2003................................................F-53

Notes to Condensed Consolidated Financial Statements..................................................F-54


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Abraxas Petroleum Corporation

We have audited the accompanying consolidated balance sheet of Abraxas Petroleum Corporation (the "Company") as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows and other comprehensive income for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Abraxas Petroleum Corporation at December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, as of January 1, 2003, the Company changed its method of accounting for asset retirement obligations.


/s/BDO Seidman, LLP
Dallas, Texas
February 13, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Abraxas Petroleum Corporation


We have audited the accompanying consolidated balance sheet of Abraxas Petroleum Corporation and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows and other comprehensive income for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, on January 23, 2003, the Company sold all of the outstanding common stock of two wholly-owned subsidiaries, Canadian Abraxas Petroleum Limited and Grey Wolf Exploration, Inc., repaid certain debt, and also entered into an agreement to exchange cash, new debt and common stock of the Company for certain other debt.

As discussed in Note 19 to the financial statements, the accompanying 2001 and 2002 financial statements have been restated.




/s/DELOITTE & TOUCHE LLP
San Antonio, Texas
March 10, 2003 (July 18, 2003, as to Note 19 and the first paragraph of "New Accounting Pronouncements" in Note 1)


                          ABRAXAS PETROLEUM CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                December 31
                                                                   --------------------------------------
                                                                         2002                2003
                                                                   ------------------ -------------------
                                                                          (Dollars in thousands)

Current assets:
   Cash ...................................................           $       4,882      $         493
   Accounts receivable:
       Joint owners .......................................                   2,215              1,360
       Oil and gas production sales .......................                   7,466              5,873
       Other ..............................................                     364              1,090
                                                                   ------------------ -------------------
                                                                             10,045              8,323
   Equipment inventory ....................................                   1,014                782
   Other current assets ...................................                   1,240                572
                                                                   ------------------ -------------------
     Total current assets..................................                  17,181             10,170

Property and equipment:
     Oil and gas properties, full cost method of accounting:
       Proved .............................................                 521,995            325,222
       Unproved, not subject to amortization ..............                   7,052              4,304
     Other property and equipment .........................                  44,189              4,540
                                                                   ------------------ -------------------
           Total ..........................................                 573,236            334,066
      Less accumulated depreciation, depletion, and
       amortization .......................................                 422,842            222,503
                                                                   ------------------ -------------------
       Total property and equipment - net .................                 150,394            111,563

Deferred financing fees net ...............................                   5,671              4,410
Deferred income taxes......................................                   7,820                  -
Other assets ..............................................                     359                294
                                                                   ------------------ -------------------
   Total assets ...........................................           $     181,425      $     126,437
                                                                   ================== ===================




           See accompanying notes to consolidated financial statements


                          ABRAXAS PETROLEUM CORPORATION

                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                                                December 31
                                                                   --------------------------------------
                                                                         2002                2003
                                                                   ------------------ -------------------
                                                                          (Dollars in thousands)

Current liabilities:
   Accounts payable ..........................................        $       9,687      $       6,756
   Joint interest oil and gas production payable .............                2,432              2,290
   Accrued interest ..........................................                6,009              2,340
   Other accrued expenses ....................................                1,162              1,228
   Current maturities of long-term debt ......................               63,500                  -
                                                                   ------------------ -------------------
     Total current liabilities................................               82,790             12,614

Long-term debt ...............................................              236,943            184,649

Future site restoration  .....................................                3,946              1,377

Stockholders' equity (deficit):
   Common stock, par value $.01 per share - authorized
     200,000,000 shares; issued 30,145,280 and 36,024,308
     at December 31, 2002 and 2003 respectively............                     301                360
   Additional paid-in capital ................................              136,830            141,835
   Receivables from stock sale................................                  (97)               (97)
   Accumulated deficit ......................................              (269,621)          (213,701)
   Treasury stock, at cost, 165,883 shares....................                 (964)              (964)
   Accumulated other comprehensive income (loss)..............               (8,703)               364
                                                                   ------------------ -------------------
Total stockholders' deficit...................................             (142,254)           (72,203)
                                                                   ------------------ -------------------
   Total liabilities and stockholders' deficit................        $     181,425      $     126,437
                                                                   ================== ===================



           See accompanying notes to consolidated financial statements



                          ABRAXAS PETROLEUM CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             Year Ended December 31
                                                            ----------------------------------------------------------
                                                                     2001              2002               2003
                                                            ----------------------------------------------------------
                                                                       (In thousands except per share data)
Revenues:
   Oil and gas production revenues .........................     $      73,201      $      50,862     $      38,105
   Gas processing revenues..................................             2,438              2,420               133
   Rig revenues ............................................               756                635               663
   Other  ..................................................               848                403               118
                                                              --------------------------------------------------------
                                                                          77,243             54,320            39,019
Operating costs and expenses:
   Lease operating and production taxes ....................            18,616             15,240             9,599
   Depreciation, depletion, and amortization ...............            32,484             26,539            10,803
   Proved property impairment ..............................             2,638            115,993                 -
   Rig operations ..........................................               702                567               609
   General and administrative ..............................             6,445              6,884             5,360
   Stock-based compensation.................................            (2,767)                 -             1,106
                                                              --------------------------------------------------------
                                                                        58,118            165,223            27,477
                                                              --------------------------------------------------------
Operating income (loss).....................................            19,125           (110,903)           11,542

Other (income) expense:
   Interest income .........................................               (78)               (92)              (30)
   Amortization of deferred financing fees .................             2,268              2,095             1,678
   Interest expense ........................................            31,523             34,150            16,955
   Financing costs..........................................                 -                967             4,406
   Loss on sale of equity investment .......................               845                  -                 -
   Gain on sale of foreign subsidiaries.....................                 -                  -           (68,933)
   Other ...................................................               207                201               774
                                                              --------------------------------------------------------
                                                                        34,765             37,321           (45,150)
                                                              --------------------------------------------------------
Income (loss) before cumulative effect of accounting change
   and taxes................................................           (15,640)          (148,224)           56,692

Income tax expense (benefit):
   Current .................................................               505                  -                 -
   Deferred ................................................             1,897            (29,697)              377
Minority interest in income of foreign subsidiary (2001
   prior to purchase).......................................             1,676                  -                 -
Cumulative effect of accounting change......................                 -                  -               395
                                                              --------------------------------------------------------
Net income (loss)........................................        $     (19,718)     $    (118,527)    $      55,920
                                                              ========================================================

Basic earnings (loss)per common share:
   Net earnings (loss)...................................        $      (0.76)      $       (3.95)    $        1.59
   Cumulative effect of accounting change................                    -                  -             (0.01)
                                                              --------------------------------------------------------
Net income (loss) per common share - basic ..............        $      (0.76)      $       (3.95)    $        1.58
                                                              ========================================================

Diluted earnings (loss) per common share:
   Net earnings (loss)...................................        $      (0.76)      $       (3.95)    $        1.56
   Cumulative effect of accounting change................                    -                  -             (0.01)
                                                              --------------------------------------------------------
Net income (loss) per common share  - diluted............        $      (0.76)      $      (3.95)     $        1.55
                                                              ========================================================

           See accompanying notes to consolidated financial statements


                          ABRAXAS PETROLEUM CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                       (In thousands except share amounts)




                                    Common Stock         Treasury Stock        Additional
                                --------------------------------------------   Paid-In
                                  Shares     Amount    Shares     Amount        Capital
                                ----------- -------------------------------------------------
Balance at December 31, 2000 .   22,759,852  $   227    165,883   $  (964)     $   130,409
   Comprehensive income (loss)
   Net loss ....................        --        --        --        --               --
     Other comprehensive
       income:
       Hedge loss ..............        --        --        --        --               --
       Foreign currency
         translation adjustment.        --        --        --        --               --
         adjustment

   Comprehensive income
     (loss)....................
   Stock-based compensation
     expense ..................         --        --        --        --           (2,767)
   Issuance of common stock
     for contingent value
     rights ...................    3,383,488      34        --        --              (34)
   Issuance of common stock
     and stock options for
     acquisition of
     minority interest in ....
     Old Grey Wolf
     Exploration, Inc. .......     3,990,565      40        --        --            9,206
   Stock options exercised ...         8,375      --        --        --               16
                                  ---------- --------- ---------  -----------   ------------
Balance at December 31, 2001 .    30,145,280 $   301   165,883    $ (964)     $   136,830
   Comprehensive income
     (loss):
   Net loss ..................          --        --      --          --               --
     Other comprehensive
       income:
       Hedge income ..........          --        --      --          --               --
       Foreign currency
         translation .........          --        --      --          --               --
         adjustment
   Comprehensive income (loss)
                                  ----------   ------- ---------  -----------   ------------
Balance at December 31, 2002..    30,145,280 $   301   165,883   $   (964)    $   136,830



                                                  Accumulated
                                                     Other          Recivables
                                   Accumuated    Comprehensive         From
                                    Deficit       Income (loss)     Stock Sale      Total
                                  -------------  --------------   -------------  ----------
Balance at December 31, 2000 .    $  (131,376)   $     (4,799)     $     (97)     $(6,600)
   Comprehensive income (loss):
   Net loss ....................      (19,718)             --             --      (19,718)
     Other comprehensive
       income:
       Hedge loss ..............           --            (566)            --         (566)
       Foreign currency
         translation adjustment.           --          (8,196)            --       (8,196)
         adjustment
                                                                                  ---------
   Comprehensive income (loss)..                                                  (24,480)
   Stock-based compensation
     expense .................             --              --             --       (2,767)
   Issuance of common stock
     for contingent value
     rights ..................             --              --             --           --
   Issuance of common stock
     and stock options for
     acquisition of
     minority interest in
     Old Grey Wolf
     Exploration, Inc. ........            --              --             --        9,246
   Stock options exercised ...             --              --             --           16

                                   -------------  --------------   -------------  ----------
Balance at December 31, 2001 .      $(151,094)    $   (13,561)      $    (97)   $ (28,585)
   Comprehensive income
     (loss):
   Net loss ................. .      (118,527)             --             --     (118,527)
     Other comprehensive
       income:
       Hedge income ..........             --             566             --          566
       Foreign currency
         translation .........
         adjustment                     --              4,292             --        4,292
                                                                                 -----------
   Comprehensive income (loss)                                                   (113,669)
                                   -------------  --------------   -------------  ----------
Balance at December 31, 2002. .    $(269,621)     $    (8,703)      $    (97)   $(142,254)

                        ABRAXAS PETROLEUM CORPORATIONRIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (continued)
                       (In thousands except share amounts)



                                      Common Stock         Treasury Stock        Additional
                                --------------------------------------------   Paid-In
                                  Shares     Amount    Shares     Amount        Capital
                                ----------- --------- ---------- ----------- -----------------
Balance at December 31, 2002..   30,145,280   $  301    165,883  $  (964)       $136,830
   Comprehensive income
     (loss):
   Net  income .............             --       --         --       --              --
     Other comprehensive
       income (loss):
       Foreign currency
         translation
         adjustment ........             --       --         --       --              --


   Comprehensive income ....
   Stock-based compensation
     expense ...............             --       --         --       --           1,106

   Stock options exercised .        129,352        1         --       --              84
   Stock issued for
     acquisition of Wind ...
     River Resources
   Stock issued in                  106,977        1         --       --              91
     connection with
     exchange offer               5,642,699       57         --       --           3,724

                                 ----------- --------- ---------- ----------- -----------------
Balance at December 31, 2003.   $36,024,308   $  360    165,883  $  (964)      $ 141,835
                                 =========== ========= ========== =========== =================


                                                  Accumulated
                                                     Other          Recivables
                                   Accumuated    Comprehensive         From
                                    Deficit       Income (loss)     Stock Sale      Total
                                  -------------  --------------   -------------  ----------
Balance at December 31, 2002.     $ (269,621)     $  (8,703)         $ (97)     $ (142,254)
   Comprehensive income
     (loss):
   Net  income ..........             55,920             --             --          55,920
     Other comprehensive
       income (loss):
       Foreign currency
         translation
         adjustment ........              --          9,067             --           9,067
                                                                                 ----------
   Comprehensive income ....                                                        64,987
   Stock-based compensation
     expense ...............              --             --             --           1,106
   Stock options exercised .              --             --             --              85
   Stock issued for
     acquisition of Wind ...
     River Resources                      --             --             --              92
   Stock issued in
     connection with
     exchange offer.........              --             --             --           3,781
                                  -------------  --------------   -------------  ----------
Balance at December 31, 2003      $ (213,701)     $     364           $(97)     $  (72,203)
                                  =============  ==============   =============  ==========


          See accompanying notes to consolidated financial statements.



                          Abraxas Petroleum Corporation

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Years Ended December 31
                                                                 ----------------------------------------------------------------
                                                                           2001                 2002                  2003
                                                                 ----------------------------------------------------------------
                                                                                           (In thousands)
       Operating Activities
       Net income (loss) ...................................           $     (19,718)       $    (118,527)        $      55,920
       Adjustments to reconcile net income (loss) to net cash
          provided by (used in) operating activities:
            Minority interest in income of foreign subsidiary                  1,676                    -                     -
            Loss on sale of equity investment................                    845                    -                     -
            (Gain) on sale of foreign subsidiaries...........                      -                    -               (68,933)
            Depreciation, depletion, and
               amortization ................................                  32,484               26,539                10,803
            Non-cash interest and financing cost............                       -                    -                16,422
            Proved property impairment .....................                   2,638              115,993                     -
            Deferred income tax expense (benefit)...........                   1,897              (29,697)                  377
            Amortization of deferred financing fees.........                   2,268                2,095                 1,678
            Stock-based compensation .......................                  (2,767)                   -                 1,106
            Changes in operating assets and liabilities:
               Accounts receivable .........................                  12,693               (2,247)               (1,446)
               Equipment inventory .........................                     (76)                 201                    78
               Other  ......................................                    (106)                 126                   295
               Accounts payable ............................                 (14,848)              (2,775)                3,417
               Accrued expenses ............................                    (723)                 (44)                4,133
                                                                    ------------------   ------------------    ------------------
       Net cash provided by (used) in operations............                  16,263               (8,336)               23,850

       Investing Activities
       Capital expenditures, including purchases
          and development of properties ....................                 (57,056)             (38,912)              (18,349)
       Proceeds from sale of oil and gas
          properties........................................                  28,938               33,876                     -
       Acquisition of minority interest.....................                  (2,679)                   -                     -
       Proceeds from sale of  foreign subsidiaries..........                       -                    -                85,810
                                                                    ------------------   ------------------    ------------------
       Net cash provided by (used ) in investing activities.                 (30,797)              (5,036)               67,461




                          ABRAXAS PETROLEUM CORPORATION

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


                                                                                     Years Ended December 31
                                                                 ----------------------------------------------------------------
                                                                          2001                 2002                  2003
                                                                 ----------------------------------------------------------------
                                                                                           (In thousands)
       Financing Activities
       Proceeds from issuance of common stock...............                      16                    -                   177
       Proceeds from long-term borrowings ..................                  29,995               20,551                43,342
       Payments on long-term borrowings ....................                  (9,326)              (8,176)             (138,544)
       Deferred financing fees .............................                       -               (1,539)                 (597)
                                                                    ------------------   ------------------    ------------------
       Net cash (used in) provided by financing activities..                  20,685               10,836               (95,622)
                                                                    ------------------   ------------------    ------------------
       Increase (decrease) in cash .........................                   6,151               (2,536)               (4,311)
       Effect of exchange rate changes on cash..............                    (550)                (187)                  (78)
                                                                   ------------------   ------------------    ------------------

       Increase (decrease) in cash .........................                   5,601               (2,723)               (4,389)
       Cash at beginning of year ...........................                   2,004                7,605                 4,882
                                                                    ------------------   ------------------    ------------------
       Cash at end of year..................................           $       7,605        $       4,882         $         493
                                                                    ==================   ==================    ==================

       Supplemental Disclosures
       Supplemental disclosures of cash flow information:
            Interest paid ..........................                   $      31,752        $      34,154         $       4,279
                                                                    ==================   ==================    ==================
            Taxes paid..............................                   $         505        $           -         $           -
                                                                    ==================   ==================    ==================

       Supplemental schedule of non-cash investing and financing activities:

       In May 2001 the Company issued 3,386,488 shares of common stock upon the expiration of the CVRs issued in connection with the December 1999 exchange.

       In September 2001 the Company issued 3,990,565
       shares of common stock and options and paid
       $2,679,000 million in cash in connection with the
       acquisition of the minority interest in Old Grey
       Wolf. (See Note 4.)
       Decrease in oil and gas properties and other assets..           $      (2,925)
       Decrease in deferred income tax liability............           $       1,091
                                                                    ==================
       Increase in stockholders equity......................           $      (9,246)
                                                                   ==================
       Decrease in minority interest in foreign subsidiary..           $      13,759
                                                                    ==================



                                     See accompanying notes to consolidated financial statements.




                          ABRAXAS PETROLEUM CORPORATION

          CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)


                                                                                        Years Ended December 31,
                                                                               2001               2002               2003
                                                                       ---------------------------------------------------------
                                                                                             (In thousands)
   Net  income (loss)............................................        $       (19,718)   $       (118,527)    $        55,920
   Other Comprehensive income (loss):
   Hedging derivatives (net of tax) - See Note 16                                   (566)                  -                   -
     Reclassification adjustment for settled hedge contracts,
     net of taxes................................................                      -               2,556                   -
     Change in fair market value of outstanding hedge positions
     net of taxes ...............................................                      -              (1,990)                  -
                                                                        ------------------- ------------------ ------------------
                                                                                    (566)                566                   -
   Foreign currency translation adjustment
     Reclassification of foreign currency translation adjustment
       relating to the sale of foreign subsidiaries..............                 (8,196)              4,292               4,632
     Effect of change in exchange rate...........................                      -                   -               4,435
                                                                        ------------------- ------------------ ------------------
Other comprehensive income (loss)................................                 (8,762)              4,858               9,067
                                                                        ------------------- ------------------ ------------------
Comprehensive income (loss)......................................       $         (28,480) $        (113,669)   $         64,987
                                                                        =================== ================== ==================






                                     See accompanying notes to consolidated financial statements.


                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Organization and Significant Accounting Policies

     Nature of Operations

     Abraxas Petroleum Corporation (the "Company" or "Abraxas") is an independent energy company engaged in the exploration for and the acquisition, development, and production of crude oil and natural gas primarily along the Texas Gulf Coast, in the Permian Basin of western Texas and in western Canada. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

     The consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiary, Grey Wolf Exploration Inc. ("New Grey
Wolf"). In January 2003, the Company sold all of the common stock of its wholly-owned foreign subsidiaries, Canadian Abraxas Petroleum Limited ("Canadian Abraxas") and Grey Wolf Exploration Inc. ("Old Grey Wolf"). Certain oil and gas properties were retained and transferred into New Grey Wolf which was incorporated in January 2003. The operations of Canadian Abraxas and Old Grey Wolf are included in the consolidated financial statements through January 23, 2003.

     New Grey Wolf's assets and liabilities are translated to U.S. dollars at period-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the period. Translation adjustments are accumulated as a separate component of shareholders' equity.


     Use of Estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that it is reasonably possible that estimates of proved crude oil and natural gas revenues could significantly change in the future.

     Concentration of Credit Risk

     Financial instruments, which potentially expose the Company to credit risk consist principally of trade receivables and crude oil and natural gas price swap agreements. Accounts receivable are generally from companies with significant oil and gas marketing activities. The Company performs ongoing credit evaluations and, generally, requires no collateral from its customers.

     Cash and Equivalents

     Cash and cash equivalents includes cash on hand, demand deposits and short-term investments with original maturities of three months or less.

     Accounts Receivable

     Accounts receivable are reported net of an allowance for doubtful accounts of approximately $77,000 and $11,000 at December 31, 2002 and 2003, respectively. The allowance for doubtful accounts is determined based on the Company's historical losses, as well as a review of certain accounts. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible.

     Equipment Inventory

     Equipment inventory principally consists of casing, tubing, and compression equipment and is carried at cost.

     Oil and Gas Properties

     The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful exploration and development activities are capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves. Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, less related deferred taxes, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

     Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities. These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased. The Company believes that the unproved properties will be substantially evaluated in six to thirty-six months and it will begin to amortize these costs at such time. During 2001, 2002 and 2003 the Company capitalized $164,000, $152,000 and $49,000 of interest expense respectively, based on the cost of major development projects in progress.

     Other Property and Equipment

     Other property and equipment are recorded on the basis of cost. Depreciation of other property and equipment is provided over the estimated useful lives using the straight-line method. Major renewals and betterments are recorded as additions to the property and equipment accounts. Repairs that do not improve or extend the useful lives of assets are expensed.

     Hedging

     The Company periodically enters into agreements to hedge the risk of future crude oil and natural gas price fluctuations. Such agreements are primarily in the form of price floors and collars, which limit the impact of price fluctuations with respect to the Company's sale of crude oil and natural gas. The Company does not enter into speculative hedges. Gains and losses on such hedging activities are recognized in oil and gas production revenues when hedged production is sold. The net cash flows related to any recognized gains or losses associated with these hedges are reported as cash flows from operations. If the hedge is terminated prior to expected maturity, gains or losses are deferred and included in income in the same period as the physical production required by the contract is delivered.

     Statement of Financial Accounting Standards, ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," was effective for the Company on January 1, 2001. SFAS 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated a fair-value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated a cash-flow hedge, changes in the fair value of the derivative will be recorded in other comprehensive income (OCI) and will be recognized in the income statement when the hedged item affects earnings. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings.

     Stock-Based Compensation

     The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Effective July 1, 2000, the Financial Accounting Standards Board ("FASB") issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. Under the interpretation, certain modifications to fixed stock option awards which were made subsequent to December 15, 1998, and were not exercised prior to July 1, 2000, require that the awards be accounted for as variable until they are exercised, forfeited, or expired. In March 1999, the Company amended the exercise price to $2.06 on all options with an existing exercise price greater than $2.06. The Company recognized a credit of $2.8 million during 2001 as stock-based compensation. The credit for the year ended December 31, 2001 was due to a decline in the Company's common stock price. There was no stock based compensation for the year ended December 31, 2002. In January 2003, in connection with the restructuring (see note 2), the Company amended the exercise price to $0.66 on certain options with an existing exercise price greater than $0.66. The Company recognized stock-based compensation expense of approximately $1.1 million during 2003.

     Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS 123, "Accounting for Stock-Based Compensation, (SFAS
123)" which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1995 under the fair value method prescribed by SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2001, 2002 and 2003, risk-free interest rates of 3.5%, 1.50% and 1.5%, respectively; dividend yields of -0-%; volatility factors of the expected market price of the Company's common stock of .35, and a weighted-average expected life of the option of ten years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                    Year Ended December 31
                                                                 ----------------------------------------------------------------
                                                                         2001                   2002                  2003
                                                                  -------------------     -----------------     -----------------
Net income (loss) as reported                                 $          (19,718)     $       (118,527)     $         55,920
Add: Stock-based  employee  compensation expense included in
   reported net income, net of related tax effects                        (2,767)                    -                 1,106
Deduct:  Total  stock-based  employee  compensation  expense determined  under fair value based method for all awards,
   net of related tax effects                                             (1,284)                 (670)                 (228)
                                                                  -------------------     -----------------     -----------------
Pro forma net income (loss)                                   $          (23,769)      $      (119,197)     $         56,798
                                                                  ===================     =================     =================

                                      F-14

Earnings (loss) per share:
   Basic - as reported                                        $            (0.76)      $         (3.95)     $           1.58
                                                                  ===================     =================     =================
   Basic - pro forma                                          $            (0.92)      $         (3.98)     $           1.61
                                                                  ===================     =================     =================

Diluted - as reported                                         $            (0.76)      $         (3.95)     $           1.55
                                                                  ===================     =================     =================
Diluted - pro forma                                           $           (0.92)      $          (3.98)     $           1.57
                                                                  ===================     =================     =================

     Foreign Currency Translation

     The functional currency for Canadian Abraxas and Grey Wolf (Old and New) is the Canadian dollar ($CDN). The Company translates the functional currency into U.S. dollars ($US) based on the current exchange rate at the end of the period for the balance sheet and a weighted average rate for the period on the statement of operations. Translation adjustments are reflected as accumulated other comprehensive income (loss) in the consolidated financial statement of stockholders' deficit.

     Fair Value of Financial Instruments

     The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments is materially different from the book value. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

     Restoration, Removal and Environmental Liabilities

     The Company is subject to extensive Federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

     Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component are fixed or reliably determinable.

     Revenue Recognition

     The Company recognizes crude oil and natural gas revenue from its interest in producing wells as crude oil and natural gas is sold from those wells, net of royalties. Revenue from the processing of natural gas is recognized in the period the service is performed. The Company utilizes the sales method to account for gas production volume imbalances. Under this method, income is recorded based on the Company's net revenue interest in production taken for delivery. The Company had no material gas imbalances at December 31, 2003.

     Deferred Financing Fees

     Deferred financing fees are being amortized on a level yield basis over the term of the related debt arrangements.

     Income Taxes

     The Company records deferred income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     New Accounting Pronouncements

     A reporting issue has arisen regarding the application of certain provisions of SFAS No. 141 and SFAS No. 142 to companies in the extractive industries, including oil and gas companies. The issue is whether SFAS No. 142 requires registrants to classify the costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as intangible assets in the balance sheet, apart from other capitalized oil and gas property costs, and provide specific footnote disclosures. Historically, the Company has included the costs of such mineral rights associated with extracting oil and gas as a component of oil and gas properties. If it is ultimately determined that SFAS No. 142 requires oil and gas companies to classify costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as a separate intangible assets line item on the balance sheet, the Company would be required to reclassify approximately $3.1 million and $4.2 million at December 31, 2002 and December 31, 2003, respectively, out of oil and gas properties and into a separate intangible assets line item. The Company's cash flows and results of operations would not be affected since such intangible assets would continue to be depleted and assessed for impairment in accordance with full-cost accounting rules.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 is effective for us January 1, 2003. SFAS 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense in the accompanying consolidated financial statements.

    The Company adopted SFAS 143 effective January 1, 2003. For the year ended December 31, 2003 the Company recorded a charge of $395,341 for the cumulative effect of the change in accounting principle and a liability of $1.3 million. During 2003, the Company charged approximately $379,000 to expense related to the accretion of the liability. The impact on each of the prior periods was not material.

    The following table summarizes the Company's asset retirement obligation transactions during the following years:

                                                                   2003                     2002                    2001
                                                          -----------------------    -------------------    ---------------------
Beginning asset retirement obligation................         $          3,946           $     4,056            $         4,305
Additions related to new properties..................                      973                   196                          -
Deletions related to property disposals..............                   (3,921)                 (306)                      (249)
Accretion expense....................................                      379                     -                          -
                                                          -----------------------    -------------------    ---------------------
Ending asset retirement obligation...................         $          1,377           $     3,946            $         4,056
                                                          =======================    ===================    =====================

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). Effective January 1, 2002, the Company adopted SFAS 144. SFAS 144 retains the requirement to recognize an impairment loss only where the carrying value of a long-lived asset is not recoverable from its undiscounted cash flows and to measure such loss as the difference between the carrying amount and fair value of the asset. SFAS 144, among other things, changes the criteria that have to be met to classify an asset as held-for-sale and requires that operating losses from discontinued operations be recognized in the period that the losses are incurred rather than as of the measurement date. This new standard had no impact on the Company's consolidated financial statements for the year ended December 31, 2003.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires costs associated with exit of disposal activities to be recognized when they are incurred rather than at the date of commitment to an exit or disposal plan. The Company is currently evaluating the impact the standard will have on its results of operations and financial condition. The effective date of this standard has not been determined by the FASB.


     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149, among other things, clarifies the circumstances under which a contract with an initial net investment meets the characteristic of a derivative and amends the definition of an "underlying" to conform it to language used in FIN 45. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The Company adopted this statement effective July 1, 2003. Implementation of this new standard did not have an
effect  on  the  Company's   consolidated   financial  position  or  results  of
operations.

     In November 2002 the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued, including loan guarantees such as standby letters of credit. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations it has undertaken in issuing the guarantee. The Interpretation does not specify the subsequent measurement of the guarantor's recognized liability over the term of the related guarantee. The guidance in FIN 45 does not apply to certain guarantee contracts, such as those issued by insurance companies or for a lessee's residual value guarantee embedded in a capital lease. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations would not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. FIN 45 specifies additional disclosures effective for financial statements of interim or annual periods ending after December 15, 2002. This new standard did not have an effect on the Company's consolidated financial position or results of operations.

     In January 2003 the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable-Interest Entities (VIEs".) FIN 46 establishes the definition of VIEs to encompass a broader group of entities than those previously considered special-purpose entities (SPEs). FIN 46 specifies the criteria under which it is appropriate for an investor to consolidate VIEs; in order for an investor to consolidate a VIE, the entity must fall within the definition of VIE and the investor must fall within the definition of primary beneficiary, both newly defined terms under this interpretation. The revised effective date of FIN 46 for public companies with VIEs meeting certain conditions will be the end of the first interim or annual period ending after December 15, 2003. In December 2003 the FASB issued FASB Interpretation no. 46(R), which expanded and clarified the guidelines of FIN 46. This new standard did not have an effect on the Company's consolidated financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, entitled "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS
150). This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company has no financial instruments affected by SFAS 150, therefore adoption by the Company as of July 1, 2003 will not impact the Company's financial statements.

2. Restructuring transactions

    In January 2003, the Company completed the following restructuring transactions:

        o The closing of the sale of the capital stock of Canadian Abraxas Petroleum and Old Grey Wolf, to a Canadian royalty trust for approximately $138 million.

        o The closing of a new senior credit agreement consisting of a term loan facility of $4.2 million and a revolving credit facility of up to $50 million with an initial borrowing base of $49.9 million, of which $42.5 million was used to fund the Series A/B exchange offer described below and the remaining availability will be used to fund the continued development of our existing crude oil and natural gas properties.

        o The closing of an exchange offer, pursuant to which Abraxas paid $264 in cash and issued $610 principal amount of new 11 1/2 % Secured Notes due 2007, Series A, referred to herein as New Notes, and 31.36 shares of Abraxas common stock for each $1,000 in principal amount of the outstanding 11 1/2 % Senior Secured Notes due 2004, Series A, and 11 1/2 % Senior Notes due 2004, Series D, issued by Abraxas and Canadian Abraxas, which were tendered and accepted in the Series A/B exchange offer. An aggregate of approximately $179.9 million in principal amount of the notes were tendered in the exchange offer and the remaining $11.1 million of notes not tendered were redeemed.

        o The repayment of Abraxas' 12 7/8 % Senior Secured Notes due 2003, principal amount of $63.5 million, plus accrued interest.

        o The repayment of Old Grey Wolf's senior secured credit facility with Mirant Canada Energy Capital Ltd. (Mirant Canada Facility) in the amount of approximately $46.3 million.

     On February 23, 2004, the Company entered into an amendment to our existing senior credit agreement providing for two revolving credit facilities and a new non-revolving credit facility as described below. Subject to earlier termination on the occurrence of events of default or other events, the stated maturity date for these credit facilities is February 1, 2007. In the event of an early termination, we will be required to pay a prepayment premium, except in the limited circumstances described in the amended senior credit agreement.

     First Revolving Credit Facility

     Lenders under the amended senior credit agreement have provided Abraxas a revolving credit facility with a maximum borrowing base of up to $20 million. The Company's current borrowing base under this revolving credit facility is the full $20.0 million, subject to adjustments based on periodic calculations and mandatory prepayments under the senior credit agreement. The Company has borrowed $6.6 million under this revolving credit facility, which was used to refinance principal and interest on advances under it's preexisting revolving credit facility under the senior credit agreement, and to pay certain fees and expenses relating to the transaction. Outstanding amounts under this revolving credit facility bear interest at the prime rate announced by Wells Fargo Bank, N.A. plus 1.125%.

     Second Revolving  Credit Facility

     Lenders under the amended senior credit agreement have provided a second revolving credit facility, with a maximum borrowing of up to $30 million. This revolving credit facility is not subject to a borrowing base. The Company has borrowed $30.0 million under this revolving credit facility, which was used to refinance principal and interest on advances under our preexisting revolving credit facility, and to pay certain transaction fees and expenses. Outstanding amounts under this revolving credit facility bear interest at the prime rate announced by Wells Fargo Bank, N.A. plus 3.00%.

     Non-Revolving  Credit  Facility

     The Company has borrowed $15.0 million pursuant to a non-revolving credit facility, which was used to repay the preexisting term loan under it's senior credit agreement, to refinance principal and interest on advances under the preexisting revolving credit facility, and to pay certain transaction fees and expenses. This non-revolving credit facility is not subject to a borrowing base. Outstanding amounts under this credit facility bear interest at the prime rate announced by Wells Fargo Bank, N.A. plus 8.00%.

     Covenants

     Under the amended senior credit agreement, we are subject to customary covenants and reporting requirements. Certain financial covenants require us to maintain minimum ratios of consolidated EBITDA (as defined in the amended senior credit agreement) to adjusted fixed charges (which includes certain capital expenditures), minimum ratios of consolidated EBITDA to cash interest expense, a minimum level of unrestricted cash and revolving credit availability, minimum hydrocarbon production volumes and minimum proved developed hydrocarbon reserves. In addition, if on the day before the end of each fiscal quarter the aggregate amount of our cash and cash equivalents exceeds $2.0 million, we are required to repay the loans under the amended senior credit agreement in an amount equal to such excess. The amended senior credit agreement also requires us to enter into hedging agreements on not less than 40% or more than 75% of our projected oil and gas production. We are also required to establish deposit accounts at financial institutions acceptable to the lenders and we are required to direct our customers to make all payments into these accounts. The amounts in these accounts will be transferred to the lenders upon the occurrence and during the continuance of an event of default under the amended senior credit agreement.

     In addition to the foregoing and other customary covenants, the amended senior credit agreement contains a number of covenants that, among other things, restrict our ability to:

        o   incur additional indebtedness;

        o   create or permit to be created liens on any of our properties;

        o   enter into change of control transactions;

        o   dispose of our assets;

        o   change our name or the nature of our business;

        o   make guarantees with respect to the obligations of third parties;

        o   enter into forward sales contracts;

        o   make  payments  in  connection  with  distributions,   dividends  or
            redemptions relating to our outstanding securities, or

        o   make investments or incur liabilities.

     Security

     The obligations of Abraxas under the amended senior credit agreement continue to be secured by a first lien security interest in substantially all of Abraxas' assets, including all atural gas and crude oil properties.

     Guarantees

     The obligations of Abraxas under the amended senior credit agreement continue to be guaranteed by Abraxas' subsidiaries, Sandia Oil & Gas, Sandia Operating, Wamsutter, Grey Wolf, Western Associated Energy and Eastside Coal. The guarantees under the amended senior credit agreement continue to be secured by a first lien security interest in substantially all of the guarantors' assets, including all natural gas and crude oil properties.

     Events of Default

     The amended senior credit agreement contains customary events of default, including nonpayment of principal or interest, violations of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, material judgments and liabilities, change of control and any material adverse change in our financial condition.

     The following presents the summarized results of operations for the years ended December 31, 2001, 2002, and for the period ended January 23, 2003, for the Canadian properties which were not retained after the transaction in January 2003.

                                                       Year ended December 31,
                                                    2001        2002        2003
                                                  --------    --------    --------
Total revenue .................................    $ 41,468    $ 32,013    $  3,275
                                                   ========    ========    ========
 Income (loss) from operations before income tax       (102)    (87,378)      1,250
 Income tax expense (benefit) ..................      1,897     (29,697)        377
 Minority interest in income ...................     (1,676)         --          --
                                                   --------    --------    --------
Income (loss) from operations .................    $ (3,675)   $(57,681)   $    873
                                                   ========    ========    ========

         Assets and liabilities related to the Canadian properties which were not retained after the January 2003 transaction:
                                                             December 31,
                                                                2002
                                                              --------
         Assets:
           Cash............................................     $  4,325
           Accounts receivable.............................        4,016
           Net property and equipment......................       54,468
           Other...........................................       11,438
                                                              --------
                                                              $ 74,247
                                                              --------
         Liabilities:
           Accounts payable and accrued liabilities........     $  7,320
           Long-tern debt..................................       45,964
           Other...........................................        3,413
                                                              --------
                                                              $ 56,697
                                                              --------

     Included in the loss from operations shown above is interest expense of $7.6 million and $9.5 million, and general and administrative expense of $1.5 million and $1.7 million for the years ended December 31, 2001 and 2002, respectively. The interest expense represents the amounts relating to an Old Grey Wolf senior credit facility which was repaid in conjunction with the transactions described above and the amounts related to the balance of certain notes (approximately $52.6 million) which had historically been reflected by Canadian Abraxas.

3. Long-Term Debt

     As described in Note 2, the First Lien Notes were redeemed in January 2003. The Old Notes and the Second Lien Notes were either redeemed or exchanged for cash, common stock and New Notes in January 2003. Additionally, the 9.5% Mirant Canada Energy Capital, Ltd. credit facility, with a balance outstanding at December 31, 2002 of $45.9 million, was repaid in connection with the sale of the common stock of Old Grey Wolf in January 2003.

The following is a brief description of the Company's debt as of December 31, 2002 and 2003, respectively:

                                                                                December 31
                                                                      --------------------------------
                                                                            2002            2003
                                                                      --------------------------------
                                                                              (in thousands)
  11.5% Senior Notes due 2004 ("Old Notes") .........................    $       801     $        -
  12.875% Senior Secured Notes due 2003 ("First Lien Notes") ........         63,500              -
  11.5% Second Lien Notes due 2004 ("Second Lien Notes").............        190,178              -
  9.5% Senior Credit Facility ("Grey Wolf Facility") providing for borrowings up to approximately US $96 million (CDN $150
       million).  Secured by the assets of Old Grey Wolf and
       non-recourse to Abraxas.......................................         45,964              -
  11.5% Secured Notes due 2007 ("New Notes").........................              -        137,258 (a)
  Senior Credit Agreement ...........................................              -         47,391
                                                                      ---------------------------------
                                                                             300,443        184,649
  Less current maturities ...........................................         63,500              -
                                                                      ---------------------------------
                                                                         $   236,943      $ 184,649
                                                                      =================================

(a) After the transactions described in Note 2, for financial reporting purposes, the New Notes were reflected at the carrying value of the Second Lien Notes and Old Notes prior to the exchange of $191.0 million, net of the cash offered in the exchange of $47.5 million and net of the fair market value related to equity of $3.8 million offered in the exchange transaction. The face amount of the New Notes is $120.5 million at December 31, 2003 including $10.8 million in new notes issued for interest.

     Old Notes

     Interest on the Old Notes was payable semi-annually in arrears on May 1 and November 1 of each year at the rate of 11.5% per annum. The Old Notes were redeemable, in whole or in part, at the option of the Company.

     First  Lien   Notes

     Interest on the First Lien Notes was payable semi-annually in arrears on March 15 and September 15 of each year at the rate of 12.875% per annum.

     Second  Lien  Notes

     Interest on the Second Lien Notes was payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2000 at the rate of 11.5% per annum.

     New Notes - 11 1/2% Secured Notes.

     The New Notes accrue interest from the date of issuance, at a fixed annual rate of 11 1/2%, payable in cash semi-annually on each May 1 and November 1, commencing May 1, 2003, provided that, if we fail, or are not permitted pursuant to our new senior secured credit agreement or the intercreditor agreement between the trustee under the indenture for the New Notes and the lenders under the new senior secured credit agreement, to make such cash interest payments in full, we will pay such unpaid interest in kind by the issuance of additional New Notes with a principal amount equal to the amount of accrued and unpaid cash interest on the New Notes plus an additional 1% accrued interest for the applicable period. Upon an event of default, the New Notes accrue interest at an annual rate of 16.5%.

     The New Notes are secured by a second lien or charge on all of our current and future assets, including, but not limited to, all of our crude oil and natural gas properties. All of Abraxas' current subsidiaries, Sandia Oil & Gas, Sandia Operating (a wholly-owned subsidiary of Sandia Oil & Gas), Wamsutter, New Grey Wolf, Western Associated Energy and Eastside Coal, are guarantors of the New Notes, and all of Abraxas' future subsidiaries will guarantee the New Notes.

If Abraxas cannot make payments on the New Notes when they are due, the guarantors must make them instead.

         The New Notes and related guarantees

            o are subordinated to the indebtedness under the senior credit agreement;

            o rank equally with all of Abraxas' current and future senior indebtedness; and

            o rank senior to all of Abraxas' current and future subordinated indebtedness, in each case, if any.

     The New Notes are subordinated to amounts outstanding under the new senior secured credit agreement both in right of payment and with respect to lien priority and are subject to an intercreditor agreement.

     Abraxas may redeem the New Notes, at its option, in whole at any time or in part from time to time, at redemption prices expressed as percentages of the principal amount set forth below. If Abraxas redeems all or any New Notes, it must also pay all interest accrued and unpaid to the applicable redemption date. The redemption prices for the New Notes during the indicated time periods are as follows:

Period                                                             Percentage

From January 24, 2004 to June 23, 2004................................97.1674%
From June 24, 2004 to January 23, 2005................................98.5837%
Thereafter...........................................................100.0000%


     Under the indenture, we are subject to customary covenants which, among other things, restrict our ability to:

        o   borrow money or issue preferred stock;

        o   pay dividends on stock or purchase stock;

        o   make other asset transfers;

        o   transact business with affiliates;

        o   sell stock of subsidiaries;

        o   engage in any new line of business;

        o   impair the security interest in any collateral for the notes;

        o   use assets as security in other transactions; and

        o   sell certain assets or merge with or into other companies.

     In addition, we are subject to certain financial covenants including covenants limiting our selling, general and administrative expenses and capital expenditures, a covenant requiring Abraxas to maintain a specified ratio of consolidated EBITDA, as defined in the agreements, to cash interest and a covenant requiring Abraxas to permanently, to the extent permitted, pay down debt under the new senior secured credit agreement and, to the extent permitted by the new senior secured credit agreement, the New Notes or, if not permitted, paying indebtedness under the new senior secured credit agreement.

     The indenture contains customary events of default, including nonpayment of principal or interest, violations of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, material judgments and liabilities, change of control and any material adverse change in our financial condition.

     Senior Credit Agreement

     In connection with the financial restructuring, Abraxas entered into a new senior credit agreement providing a term loan facility and a revolving credit facility which was amended in February 2004. A summary description of the senior credit agreement as amended, is set forth in Note 2.

4. Acquisitions and Divestitures

     Acquisition of Minority Interest in Old Grey Wolf

     In September 2001, the Company completed a tender offer for the minority interest in Old Grey Wolf, acquiring the approximately 52% of capital stock that was not previously owned by the Company. The Company issued 3,990,565 common shares and 588,916 stock options, valued together at approximately $9.2 million. Additionally, the Company incurred direct costs of approximately $2.7 million related to the acquisition. The elimination of the minority interest through an acquisition at a purchase price less than Old Grey Wolf's book value in the Company's consolidated financial statements had the effect of reducing the property and other assets balances by $2.9 million and deferred income taxes by $1.1 million.

5. Property and Equipment

     The major components of property and equipment, at cost, are as follows:

                                                         Estimated                 December 31
                                                                        ----------------------------------
                                                        Useful Life          2002              2003
                                                      ----------------- ---------------- -----------------
                                                           Years                 (In thousands)
    Land, buildings, and improvements ..............         15            $       331      $       331
    Crude oil and natural gas properties ...........          -                529,047          329,526
    Natural Gas Processing..........................         18                 38,735                -
    Equipment and other ............................          7                  5,123            4,209
                                                                        ---------------- -----------------
                                                                           $   573,236      $   334,066
                                                                        ================ =================

6.  Stockholders' Equity

     Common Stock

     In 1994, the Board of Directors adopted a Stockholders' Rights Plan and declared a dividend of one Common Stock Purchase Right ("Rights") for each share of common stock. The Rights are not initially exercisable. Subject to the Board of Directors' option to extend the period, the Rights will become exercisable and will detach from the common stock ten days after any person has become a beneficial owner of 20% or more of the common stock of the Company or has made a tender offer or Exchange Offer (other than certain qualifying offers) for 20% or more of the common stock of the Company.

     Once the Rights become exercisable, each Right entitles the holder, other than the acquiring person, to purchase for $40 a number of shares of the Company's common stock having a market value of two times the purchase price. The Company may redeem the Rights at any time for $.01 per Right prior to a specified period of time after a tender or Exchange Offer. The Rights will expire in November 2004, unless earlier exchanged or redeemed.

     Treasury Stock

     In March 1996, the Board of Directors authorized the purchase in the open market of up to 500,000 shares of the Company's outstanding common stock, the aggregate purchase price not to exceed $3,500,000. During the year ended December 31, 2000, 38,800 shares with an aggregate cost of $78,000 were purchased. During the years ended December 31, 2001, 2002 and 2003, the Company did not purchase any shares of its common stock for treasury stock.

7.  Stock Option Plans and Warrants

     Stock Options

     The Company grants options to its officers, directors, and other employees under various stock option and incentive plans.

     During 2001, the Company's stockholders approved an amendment to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan to increase the number of shares of Abraxas common stock reserved for issuance under the plan to 5,000,000 shares. The additional shares were necessary to accommodate the grant of Abraxas options to Old Grey Wolf option holders in connection with the acquisition  of the minority  interest in Old Grey Wolf in  September  2001 (see
Note 4), and for the re-issuance of outstanding options granted under the Abraxas Petroleum Corporation 2000 Long Term Incentive Plan, which was terminated in 2001. The options were re-issued at the same exercise price and term as the original issuances.

     The Company's various stock option plans have authorized the grant of options to management, employees and directors for up to approximately 5.7 million shares of the Company's common stock. All options granted have ten year terms and vest and become fully exercisable over three to four years of continued service at 25% to 33% on each anniversary date. At December 31, 2003 approximately 2.3 million options remain available for grant.

         A summary of the Company's stock option activity, and related information for the three years ended December 31, follows:

                                       2001                           2002                           2003
                           -----------------------------  -----------------------------  -----------------------------
                                      Weighted-Average               Weighted-Average               Weighted-Average
                            Options    Exercise Price      Options    Exercise Price     Options     Exercise Price
                            (000s)                         (000s)           (1)           (000s)
                           ---------- ------------------  ---------- ------------------  ---------  ------------------

Outstanding-beginning of
   year ...................   4,042       $    3.37          4,942       $    3.28          3,305     $      1.85
Granted ...................     918            2.81            521            0.68            360            0.68
Exercised .................      (8)           1.95              -              -            (129)           0.66
Forfeited/Expired .........     (10)           1.79         (2,158)           4.84           (172)           1.61
                           ----------                     ----------                     ---------

Outstanding-end of year ...   4,942       $    3.28          3,305       $    1.85          3,364     $      0.90
                           ==========                     ==========                     =========

Exercisable at end of year    2,259       $    2.65          2,136       $    1.91          2,331     $      0.95
                           ==========                     ==========                     =========

Weighted-average fair
   value of options
   granted during the year                  $  1.19                      $    0.63                    $      0.38

------------------

(1) In September 2001, the Abraxas Petroleum Corporation 2000 Long Term Incentive Plan was terminated, and options granted under the plan were reissued under the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan at the same option price and term.

     The following table represents the range of option prices and the weighted average remaining life of outstanding options as of December 31, 2003:

                                             Options outstanding                                 Exercisable
                                -----------------------------------------------     --------------------------------------
                                     Weighted Weighted
                                                      average        average
                                     Number          remaining      exercise            Number         Weighted average
             Exercise price        outstanding          life          price           exercisable       exercise price
           --------------------- ------------------ --------------- ------------     ---------------- ---------------------
              $0.50 - 0.97            2,761,160         6.0        $     0.71           1,886,043    $         0.69
              $1.01 - 1.63              259,900         7.8              1.22             123,050              1.40
              $2.06 - 2.21              311,958         2.1              2.07             305,979              2.06
              $3.39 - 4.83               31,407         6.9              4.77              16,406              4.71


     In January 2003, in connection with the financial restructuring discussed in Note 2, approximately 1.9 million options with a strike price greater that $0.66 were re-priced to $0.66.

     Stock Awards

     In addition to stock options granted under the plans described above, the 1994 Long-Term Incentive Plan also provides for the right to receive compensation in cash, awards of common stock, or a combination thereof. There were no awards in 2001, 2002 or 2003.

     The Company also has adopted the Restricted Share Plan for Directors which provides for awards of common stock to non-employee directors of the Company who did not, within the year immediately preceding the determination of the director's eligibility, receive any award under any other plan of the Company. There were no direct awards of common stock in 2001, 2002 or 2003.

     Stock Warrants

     In 2000, the Company issued 950,000 warrants in conjunction with a consulting agreement. Each is exercisable for one share of common stock at an exercise price of $3.50 per share. These warrants have a four-year term beginning July 1, 2000. The Company paid cash compensation of $191,000 during 2001 under the consulting agreement.

     At December 31, 2003, the Company has approximately 3.3 million shares reserved for future issuance for conversion of its stock options, warrants, and incentive plans for the Company's directors, employees and consultants.

8.  Income Taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                       December 31
                                                                                ---------------------------
                                                                                    2002          2003
                                                                                ------------- -------------
                                                                                      (In thousands)
     Deferred tax liabilities:
       U.S. full cost pool .....................................................  $      -      $  4,835
                                                                                ------------- -------------
     Total deferred tax liabilities ............................................         -         4,835
     Deferred tax assets:
       U.S. full cost pool......................................................     2,168             -
       Capital loss carryforward................................................         -        12,895
       Original issue discount on certain debt obligations......................         -        22,453
       Canadian full cost pool..................................................     9,787         2,971

                                      F-25

       Depletion ...............................................................     2,778         4,856
       Net operating losses  ("NOL")............................................    58,811        35,218
       Investment in foreign subsidiaries.......................................    32,038             -
       Other ...................................................................     1,364         2,575
                                                                                ------------- -------------
     Total deferred tax assets .................................................   106,946        80,968
     Valuation allowance for deferred tax assets ...............................   (99,126)      (76,133)
                                                                                ------------- -------------
     Net deferred tax assets ...................................................     7,820         4,835
                                                                                ------------- -------------
     Net deferred tax liabilities (assets) .....................................  $ (7,820)     $      -
                                                                                ============= =============

         Significant components of the provision (benefit) for income taxes are as follows:

                                                                            2001          2002         2003
                                                                        -----------------------------------------
     Current:
       Federal..........................................................  $    505      $      -     $      -
       Foreign .........................................................         -             -            -
                                                                         ----------------------------------------
                                                                          $    505      $      -     $      -
                                                                        =========================================

     Deferred:
       Federal .........................................................  $     -        $      -     $     -
       Foreign .........................................................     1,897         26,697         377
                                                                        -----------------------------------------
                                                                          $   1,97       $ 26,697     $   377
                                                                        =========================================

     At December 31, 2003 the Company had, subject to the limitation discussed below, $100.6 million of net operating loss carryforwards for U.S. tax purposes. These loss carryforwards will expire from 2003 through 2022 if not utilized. In connection with the January 2003 transactions described in Note 2, certain of the loss carryforward may be utilized.

     At December 31, 2002, the Company was no longer permanently reinvested with respect to its foreign subsidiaries, see Note 2. As a result, the Company recorded net deferred tax assets of $32.0 million related to its investment in foreign subsidiaries, offset by an equivalent valuation allowance due to uncertainties as to the future utilization of these amounts.

     In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FASB Statement No. 109. Therefore, the Company has established a valuation allowance of $99.1 million and $71.3 million for deferred tax assets at December 31, 2002 and 2003, respectively.

     The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                                           December 31
                                               ---------------------------------------------------------------------
                                                        2001                  2002                   2003
                                               -------------------------------------------- ------------------------
                                                                          (In thousands)
     Tax (expense) benefit at U.S.
       statutory rates (35%) ..............        $       5,318          $      51,878         $     (19,842)
     (Increase) decrease in deferred tax
       asset valuation allowance ..........               (4,907)               (59,456)               22,993
     Write-down of non-tax basis assets....               (2,194)                (7,009)                    -
     Higher effective rate of foreign
       operations..........................                 (136)                 7,349                (2,835)
     Percentage depletion .................                  596                    683                     -
      Investment in foreign subsidiaries ..                    -                 35,604                     -
     Other ................................               (1,079)                   648                  (693)
                                               -------------------------------------------- ------------------------
                                                   $      (2,402)         $      29,697         $        (377)
                                               ============================================ ========================

                                      F-26

9. Related Party Transactions

     Accounts receivable - Other includes approximately $51,211 and $35,558 as of December 31, 2002 and 2003, respectively, representing amounts due from officers relating to advances made to employees.

     On July 29, 2003 the Company acquired all of the shares of the capital stock of Wind River Resources Corporation which owned an airplane. The sole shareholder of Wind River was the Company's President. The consideration for the purchase was 106,977 shares of Abraxas common stock and $35,000 in cash. Simultaneously with this transaction, the airplane was sold. The airplane had previously been made available to Abraxas' employees for business use.

     The Company paid Wind River a total of $314,000, $345,000 and $132,000 in 2001, 2002 and 2003, through July 29, respectively, for Wind River's operating cost associated with the Company's use of the plane.

10.  Commitments and Contingencies

Operating Leases

     During the years ended December 31, 2001, 2002 and 2003 the Company incurred rent expense related to leasing office facilities of approximately $519,000, $236,000 and $464,000 respectively. Future minimum rental payments are as follows at December 31, 2003.

     2004.............................................   $    416,000
     2005.............................................        412,000
     2006.............................................        223,000
     2007.............................................        161,000
     Thereafter.......................................        161,000
                                                       ------------------
                                                         $  1,373,000
                                                       ==================

Litigation and Contingencies

     In 2001, the Company and a limited partnership, of which Wamsutter Holdings, Inc. is the general partner (the "Partnership"), were named in a lawsuit filed in U.S. District Court in the District of Wyoming. The claim asserts breach of contract, fraud and negligent misrepresentation by the Company and the Partnership related to the responsibility for year 2000 ad valorem taxes on crude oil and natural gas properties sold by the Company and the Partnership. In February 2002, a summary judgment was granted to the plaintiff in this matter and a final judgment in the amount of $1.3 million was entered. The Company and the Partnership appealed the District Court's judgment and on November 3, 2004, the U.S. Court of Appeals for the 10th Circuit affirmed the District Court's decision. On November 16, 2004, Abraxas filed a motion for rehearing and a motion for rehearing en banc with the U.S. Court of Appeals for the 10th Circuit. The Company has established a reserve in the amount of $845,000, which represents the Company's share of the judgment. The Company continues to believe that these charges are without merit.

     Additionally, from time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. At December 31, 2003, the Company was not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

11. Earnings per Share

     Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share are computed similar to basic, however diluted earnings per share reflects the assumed conversion of all potentially dilutive securities.

    The following table sets forth the computation of basic and diluted earnings per share:

                                                              2001               2002              2003
                                                       --------------------------------------------------------
Numerator:
     Net income (loss) before effect of accounting
       change ......................................... $  (19,718,000)    $ (118,527,000)     $ 56,315,000
     Cumulative  effect of accounting change...........              -                  -          (395,000)
                                                       --------------------------------------------------------
                                                        $  (19,718,000)    $ (118,527,000)       55,920,000
Denominator:
     Denominator for basic earnings per share -
       weighted-average shares ........................     25,788,571         29,979,397        35,364,363
     Effect of dilutive securities:
       Stock options and  warrants.....................              -                  -           711,928
                                                       --------------------------------------------------------

     Dilutive potential common shares
       Denominator for diluted earnings per share
       - adjusted weighted-average shares and assumed
       conversions.....................................     25,788,571         29,979,397        36,076,291
                                                       ========================================================

   Basic earnings (loss) per share:
     Net income (loss) before cumulative effect of
     accounting change...............................   $        (0.76)    $        (3.95)      $      1.59
     Cumulative effect of accounting change..........                -                  -             (0.01)
                                                       --------------------------------------------------------
   Net income (loss) per common share................   $        (0.76)    $        (3.95)      $      1.58
                                                       ========================================================
   Diluted earnings (loss) per share:
     Net income (loss) before cumulative effect of
     accounting change................................  $        (0.76)    $        (3.95)      $      1.56
     Cumulative effect of accounting change..........               -                   -             (0.01)
                                                       --------------------------------------------------------
          Net income (loss) per common share - diluted. $        (0.76)    $        (3.95)      $      1.55
                                                       ========================================================

     For the year ended December 31, 2001 and 2002, 4.3 million shares and 5.9 million shares respectively, were excluded from the calculation of diluted earnings per share since their inclusion would have been anti-dilutive.

12.  Quarterly Results of Operations (Unaudited)

     Selected results of operations for each of the fiscal quarters during the years ended December 31, 2002 and 2003 are as follows:

                                                  1st              2nd               3rd              4th
                                                Quarter          Quarter           Quarter          Quarter
                                            ---------------- ----------------   --------------- ----------------
                                                           (In thousands, except per share data)
Year Ended December 31, 2002
   Net revenue...........................      $   11,807       $   14,235        $    11,061      $   17,217
   Operating income (loss)...............            (735)        (115,879)               490           5,221
   Net income (loss).....................          (8,699)         (95,690)            (8,438)         (5,700)
   Net income (loss) per common share -
     basic and diluted...................      $    (0.29)      $    (3.19)       $     (0.28)     $    (0.19)
Year Ended December 31, 2003
   Net revenue...........................      $   13,111       $    8,430        $     8,430      $    9,048
   Operating income (loss)...............           5,646            1,927              2,694           1,275
   Net income (loss).....................          62,702           (2,346)            (2,702)         (1,734)
   Net income (loss) per common share -
     basic...............................      $     1.83       $    (0.07)       $     (0.08)     $    (0.05)
   Net income (loss) per common share -
     diluted.............................      $     1.82       $    (0.07)       $     (0.08)     $    (0.05)

     During the second quarter of 2002, the Company incurred a ceiling limitation write-down of approximately $116.0 million.

13.  Benefit Plans

     The Company has a defined contribution plan (401(k)) covering all eligible employees of the Company. The Company did not contribute to the plan in 2002 or 2003. The employee contribution limitations are determined by formulas, which limit the upper one-third of the plan members from contributing amounts that would cause the plan to be top-heavy. The employee contribution is limited to the lesser of 20% of the employee's annual compensation or $11,000 in 2002 and $12,000 in 2003.

14.  Guarantor Condensed Consolidation Financial Statements

     The following table presents condensed consolidating balance sheets of Abraxas, as a parent company, and its significant subsidiaries, Canadian Abraxas and Old Grey Wolf, as of December 31, 2002 and 2003 and the related consolidating statements of operations and cash flows for the years ended December 31, 2001, 2002 and 2003. Canadian Abraxas was a guarantor of the First Lien Notes ($63.5 million) and jointly and severally liable with Abraxas for the Second Lien Notes ($190.2 million) and the Old Notes ($801,000). Old Grey Wolf was a non-guarantor with respect to the First Lien Notes and the Old Notes.

     The First Lien Notes and the Second Lien Notes were retired in connection with the financial restructuring transactions which occurred in January 2003. New Grey Wolf is a guarantor of the New Notes, there are no non-guarantor subsidiaries, accordingly, condensed consolidating balance sheets of Abraxas, as parent and its subsidiary New Grey Wolf are presented as of December 31, 2003 and the related consolidating statements of operations and cash flows for the year ended December 31, 2003.

               Condensed Consolidating Parent Company and Subsidiaries Balance Sheet
                                                December 31, 2003
                                                  (In thousands)


                                                      Abraxas                                        Abraxas
                                                     Petroleum                   Reclassifi-        Petroleum
                                                    Corporation     Subsidiary     cations         Corporation
                                                    Inc. Parent     (New Grey        and               and
                                                     Company(1)       Wolf)      eliminations      Subsidiaries
                                                   ----------------------------------------------------------------
Assets:
   Cash ....................................          $      -     $       493    $          -       $         493
   Accounts receivable, less allowance for
     doubtful accounts......................            14,101             903          (6,681)              8,323
   Equipment inventory .....................               782               -               -                 782
   Other current assets ....................               418             154               -                 572
                                                   -----------------------------------------------------------------
          Total current assets..............            15,301           1,550          (6,681)             10,170
Property and equipment - net................            76,021          35,542               -             111,563
Deferred financing fees, net  ..............             4,410               -               -               4,410
Deferred income taxes and other assets .....            27,551               -         (27,257)                294
                                                   -----------------------------------------------------------------
   Total assets ............................       $   123,283     $    37,092    $    (33,938)     $      126,437
                                                   =================================================================
Liabilities and Stockholders' deficit:
Current liabilities:
   Accounts payable .............................  $     7,075     $     8,652    $     (6,681)     $        9,046
   Accrued interest .............................        2,340               -              -                2,340
   Other accrued expenses .......................        1,228               -              -                1,228
                                                   -----------------------------------------------------------------
     Total current liabilities...................       10,643           8,652          (6,681)             12,614
Long-term debt ..................................      184,649               -              -              184,649
Future site restoration  ........................          776             601              -                1,377
                                                   -----------------------------------------------------------------
                                                       196,068           9,253          (6,681)            198,640
Stockholders' equity (deficit)...................      (72,785)         27,839         (27,257)            (72,203)
                                                    -----------------------------------------------------------------
Total liabilities and stockholders' equity
(deficit)........................................  $   123,283     $    37,092    $    (33,938)     $      126,437
                                                   =================================================================

         (1) Includes amounts for insignificant U.S. subsidiaries, Sandia Oil and Gas, Sandia Operating, Western Energy Associates, East Side Coal and Wamsutter, which are guarantors of the New Notes.


                Condensed Consolidating Parent Company, Restricted Subsidiaries and Non-Guarantor Balance Sheet
                                                       December 31, 2002
                                                        (In thousands)

                                                      Abraxas                        Non-                           Abraxas
                                                     Petroleum      Restricted    Guarantor     Reclassifi-        Petroleum
                                                     Corporation    Subsidiary    Subsidiary     cations           Corporation
                                                     Inc. Parent   (Canadian      (Old Grey        and                and
                                                      Company(2)    Abraxas)        Wolf)       eliminations      Subsidiaries
                                                   -----------------------------------------------------------------------------
Assets:
Current assets:
   Cash ....................................          $    557     $     2,188       $   2,137  $         -          $   4,882
   Accounts receivable, less allowance for
     doubtful accounts......................             4,482           4,782          11,938      (11,157)            10,045
   Equipment inventory .....................               860             142              12             -             1,014
   Other current assets ....................               316             682             242             -             1,240
                                                   -----------------------------------------------------------------------------
          Total current assets..............             6,215           7,794          14,329      (11,157)            17,181

Property and equipment - net................            74,435          38,858          37,101             -           150,394
Deferred financing fees, net  ..............             2,970             688           2,013             -             5,671
Deferred income taxes and other assets .....           108,558               -           7,820     (108,199)             8,179
                                                   -----------------------------------------------------------------------------
   Total assets ............................       $   192,178         $47,340       $  61,263  $  (119,356)         $ 181,425
                                                   =============================================================================
Liabilities and Stockholders' deficit:
Current liabilities:
   Accounts payable .............................  $    15,928     $       766       $   6,398  $   (10,973)         $  12,119
   Accrued interest .............................        5,000           1,009               -            -              6,009
   Other accrued expenses .......................        1,162               -               -            -              1,162
   Current maturities of long-term debt .........       63,500               -               -            -             63,500
                                                   -----------------------------------------------------------------------------
     Total current liabilities...................       85,590           1,775           6,398      (10,973)            82,790
Long-term debt ..................................      138,350          52,629          45,964            -            236,943
Future site restoration  ........................            -           3,171             775            -              3,946
                                                   -----------------------------------------------------------------------------
                                                       223,940          57,575          53,137      (10,973)           323,679
Stockholders' equity (deficit)...................      (31,762)        (10,235)          8,126     (108,383)          (142,254)
                                                   -----------------------------------------------------------------------------
Total liabilities and stockholders' equity
(deficit)........................................  $   192,178     $    47,340       $  61,263  $  (119,356)         $ 181,425
                                                   =============================================================================

(2) Includes amounts for insignificant U.S. subsidiaries, Sandia Oil and Gas, Sandia Operating, Western Energy Associates, East Side Coal and Wamsutter, which are guarantors of the First and Second Lien Notes. Sandia is also a guarantor of the Old Notes. Additionally, these subsidiaries are designated as Restricted Subsidiaries along with Canadian Abraxas.


                 Condensed Consolidating Parent Company and Subsidiary Statement of Operations
                                     For the year ended December 31, 2003
                                                (In thousands)

                                                      Abraxas                                        Abraxas
                                                     Petroleum                    Reclassifi-        Petroleum
                                                    Corporation     Subsidiary      cation           Corporation
                                                    Inc. Parent     (New Grey        and                and
                                                     Company(1)       Wolf)        eliminations    Subsidiaries
                                                   ------------------------------ ------------------------------
Revenues:
   Oil and gas production revenues ...............    $    29,710    $     8,395    $         -     $    38,105
   Gas processing revenues........................              -            133              -             133
   Rig revenues ..................................            663              -              -             663
   Other  ........................................              7            111              -             118
                                                   ------------------------------ ------------------------------
                                                           30,380          8,639              -          39,019
Operating costs and expenses:
   Lease operating and production taxes ..........          8,342          1,257              -           9,599
   Depreciation, depletion, and amortization .....          7,608          3,195              -          10,803
   Rig operations ................................            609              -              -             609
   General and administrative ....................          3,995          1,365              -           5,360
   Stock-based compensation.......................          1,106             -               -           1,106
                                                   ------------------------------ -------- ----------------------
                                                           21,660          5,817              -          27,477
                                                   ------------------------------ ------------------------------
Operating income (loss)...........................          8,720          2,822              -          11,542

Other (income) expense:
   Interest income ...............................            (30)            -               -             (30)
   Amortization of deferred financing fees........          1,630             48              -           1,678
   Interest expense...............................         16,323            632              -          16,955
   Financing costs................................          4,406              -              -           4,406
   Gain on sale of foreign subsidiaries...........        (68,933)             -              -         (68,933)
   Other .........................................            100           674               -             774
                                                   ------------------------------ -----------------------------
                                                          (46,504)         1,354              -         (45,150)
                                                   ------------------------------ ------------------------------
Income (loss) before income tax and cumulative                                                -
   effect of accounting change....................         55,224          1,468                         56,692
Income tax expense (benefit)......................              -            377              -             377
Cumulative effect of accounting change............            395              -              -             395
                                                   ------------------------------ ------------------------------
Net  income (loss)................................    $    54,829    $     1,091    $         -     $    55,920
                                                   ============================== ==============================

           Condensed Consolidating Parent Company, Restricted Subsidiary and Non-Guarantor Statement of Operations
                                            For the year ended December 31, 2002
                                                       (In thousands)

                                                      Abraxas                        Non-                           Abraxas
                                                     Petroleum      Restricted    Guarantor     Reclassifi-        Petroleum
                                                     Corporation    Subsidiary    Subsidiary     cations           Corporation
                                                     Inc. Parent   (Canadian      (Old Grey        and                and
                                                      Company(2)    Abraxas)        Wolf)       eliminations      Subsidiaries
                                                   -----------------------------------------------------------------------------
Revenues:
   Oil and gas production revenues ...............     $ 20,835      $  14,726      $ 15,301   $        -       $   50,862
   Gas processing revenues........................            -          1,955           465                         2,420
   Rig revenues ..................................          635              -             -            -              635
   Other  ........................................           71            152           180            -              403
                                                     ---------------------------------------------------------------------------
                                                         21,541         16,833        15,946            -           54,320
Operating costs and expenses:
   Lease operating and production taxes ..........        7,639          3,751         3,850            -           15,240
   Depreciation, depletion, and amortization .....        9,194         10,633         6,712            -           26,539
   Proved property impairment ....................       28,178         60,501        27,314            -          115,993
   Rig operations ................................          567              -             -            -              567
   General and administrative ...................         4,045          1,312         1,527            -            6,884
                                                   ---------------------------------------------------------------------------
                                                         49,623         76,197        39,403            -          165,223
                                                   ---------------------------------------------------------------------------
Operating income (loss)...........................      (28,082)       (59,364)      (23,457)           -         (110,903)

Other (income) expense:
   Interest income ...............................          (92)            -             -             -              (92)
   Amortization of deferred financing fees........        1,325            366          404             -            2,095
   Interest expense...............................       24,689          6,665        2,796             -           34,150
   Other .........................................        1,168             -             -             -            1,168
                                                   ---------------------------------------------------------------------------
                                                         27,090          7,031        3,200             -           37,321
                                                   ---------------------------------------------------------------------------
Income (loss) before income tax ..................      (55,172)       (66,395)     (26,657)            -         (148,224)
Income tax expense (benefit)......................            -        (18,522)     (11,175)            -          (29,697)
                                                   ------------------------------ --------------------------------------------
Net  income (loss)................................   $  (55,172)  $    (47,873    $ (15,482)   $        -       $ (118,527)
                                                   ===========================================================================


           Condensed Consolidating Parent Company, Restricted Subsidiary and Non-Guarantor Statement of Operations
                                            For the year ended December 31, 2001
                                                       (In thousands)

                                                      Abraxas                        Non-                           Abraxas
                                                     Petroleum      Restricted    Guarantor     Reclassifi-        Petroleum
                                                     Corporation    Subsidiary    Subsidiary     cations           Corporation
                                                     Inc. Parent   (Canadian      (Old Grey        and                and
                                                      Company(2)    Abraxas)        Wolf)       eliminations      Subsidiaries
                                                   -----------------------------------------------------------------------------
Revenues:
   Oil and gas production revenues ...............    $  34,934   $     24,308    $   13,959     $      -          $ 73,201
   Gas processing revenues .......................            -          2,008           430            -             2,438
   Rig revenues ..................................          756              -             -            -               756
   Other  ........................................           85            471           292            -               848
                                                   ---------------------------------------------------------------------------
                                                         35,775         26,787        14,681            -            77,243
Operating costs and expenses:
   Lease operating and production taxes ..........        9,302          6,836         2,478            -            18,616
   Depreciation, depletion, and amortization .....       12,336         14,707         5,441            -            32,484
   Proved property impairment.....................            -          2,638             -            -             2,638
   Rig operations ................................          702              -             -            -               702
   General and administrative ....................        3,742          1,720           983            -             6,445
   General and administrative (Stock-based
     Compensation)................................       (2,767)             -             -            -            (2,767)
                                                   ---------------------------------------------------------------------------
                                                         23,315         25,901         8,902            -            58,118
                                                   ---------------------------------------------------------------------------
Operating income (loss)...........................       12,460            886         5,779            -            19,125

Other (income) expense:
   Interest income ...............................       (1,242)            -             -         1,164               (78)
   Amortization of deferred financing fees........        1,907            361            -             -             2,268
   Interest expense...............................       25,086          7,117          484        (1,164)           31,523
   Other .........................................        1,052            -             -              -             1,052
                                                   ---------------------------------------------------------------------------
                                                         26,803          7,478          484             -            34,765
                                                   ------------------------------ --------------------------------------------
Income (loss) before income tax ..................      (14,343)        (6,592)       5,295             -           (15,640)
Income tax expense (benefit)......................          505            (80)       1,977             -             2,402
Minority interest in income of consolidated
   foreign subsidiary.............................            -             -         1,676             -             1,676
                                                   ------------------------------ --------------------------------------------
Net  income (loss)................................   $  (14,848)  $     (6,512)   $   1,642      $      -          $(19,718)
                                                   ============================== ============================================

                       Condensed Consolidating Parent and Subsidiary Statement of Cash Flow
                                       For the year ended December 31, 2003
                                                  (In thousands)

                                                      Abraxas
                                                     Petroleum                      Reclassifi          Abraxas
                                                    Corporation     Subsidiary      -cations           Petroleum
                                                    Inc. Parent     (New Grey          and           Corporation and
                                                     Company(1)       Wolf)        eliminations       Subsidiaries
                                                   ----------------------------------------------------------------
Operating Activities
Net income (loss) ...........................        $    54,829    $     1,091     $       -      $      55,920
Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
     Gain on sale of foreign subsidiaries....            (68,933)             -             -            (68,933)
     Depreciation, depletion, and
       amortization .........................              7,608          3,195             -             10,803
     Non-cash interest and financing costs...             16,422              -             -             16,422
     Deferred income tax (benefit) expense...                  -            377             -                377
     Amortization of deferred financing fees.              1,630             48             -              1,678
     Stock-based compensation................              1,106              -             -              1,106
     Changes in operating assets and
       liabilities:
         Accounts receivable ................             (7,850)           394         6,010             (1,446)
         Equipment inventory ................                 78              -             -                 78
         Other  .............................                295              -             -                295
         Accounts payables and accrued
           expenses .........................              6,294          7,266        (6,010)             7,550
                                                   -----------------------------------------------------------------
Net cash provided by (used in)operations.....             11,479         12,371             -             23,850

Investing Activities
Capital expenditures, including purchases
   and development of properties ............             (9,194)        (9,155)            -            (18,349)
Proceeds from sale of foreign subsidiaries...             85,810              -             -             85,810
                                                   -----------------------------------------------------------------
Net cash provided (used) by investing
   activities................................             76,616         (9,155)            -             67,461

Financing Activities
Proceeds from issuance of common stock.......                177              -             -                177
Proceeds from long-term borrowings...........             43,051            291             -             43,342
Payments on long-term borrowings ............           (131,283)        (7,261)            -           (138,544)
Deferred financing fees......................               (597)             -             -               (597)
                                                   -----------------------------------------------------------------
Net cash provided  (used) by financing
   activities................................            (88,652)        (6,970)            -            (95,622)
Effect of exchange rate changes on cash .....                  -            (78)            -                (78)
                                                   -----------------------------------------------------------------
Increase (decrease) in cash .................               (557)        (3,832)            -             (4,389)
Cash at beginning of year ...................                557          4,325             -              4,882
                                                   ----------------------------------------------------------------
Cash at end of year..........................         $        -    $       493     $       -      $         493
                                                   ============================== ==================================

                 Condensed Consolidating Parent, Restricted Subsidiary and Non-Guarantor Statement of Cash Flow
                                              For the year ended December 31, 2002
                                                         (In thousands)

                                                      Abraxas                        Non-                           Abraxas
                                                     Petroleum      Restricted    Guarantor     Reclassifi-        Petroleum
                                                     Corporation    Subsidiary    Subsidiary     cations           Corporation
                                                     Inc. Parent   (Canadian      (Old Grey        and                and
                                                      Company(2)    Abraxas)        Wolf)       eliminations      Subsidiaries
                                                   -----------------------------------------------------------------------------
Operating Activities
Net income (loss) ...........................        $   (55,172)   $  (47,873)     $ (15,482)  $        -     $     (118,527)
Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
     Depreciation, depletion, and
       amortization .........................              9,194         10,633         6,712            -             26,539
     Proved property impairment .............             28,178         60,501        27,314            -            115,993
     Deferred income tax (benefit) expense...                  -        (18,522)      (11,175)           -            (29,697)
     Amortization of deferred financing fees.              1,325            366           404            -              2,095
     Changes in operating assets and
       liabilities:
         Accounts receivable ................             18,088         (3,187)        1,114      (18,262)            (2,247)
         Equipment inventory ................                201              -             -            -                201
         Other  .............................                381           (177)          (78)           -                126
         Accounts payables and accrued
           expenses .........................                (47)           479        (3,251)           -             (2,819)
                                                   ------------------------------------------------------------------------------
Net cash provided by (used in)operations.....              2,148          2,220         5,555      (18,262)            (8,336)

Investing Activities
Capital expenditures, including purchases
   and development of properties ............             (5,070)        (4,926)      (28,916)           -            (38,912)
Proceeds from sale of oil and gas
   properties................................              9,725         21,789         2,362            -             33,876
                                                   ------------------------------------------------------------------------------
Net cash provided (used) by investing
   activities................................              4,655         16,863       (26,554)           -             (5,036)
Financing Activities
Proceeds from long-term borrowings...........                  -              -        20,551            -             20,551
Payments on long-term borrowings ............             (8,176)       (18,262)            -       18,262             (8,176)
Deferred financing fees......................             (1,663)           146           (22)           -             (1,539)
                                                   ------------------------------------------------------------------------------
Net cash provided  (used) by financing
   activities................................             (9,839)       (18,116)       20,529       18,262             10,836
                                                   ------------------------------------------------------------------------------
Effect of exchange rate changes on cash .....                  -            (24)         (163)           -               (187)
                                                   ------------------------------------------------------------------------------
Increase (decrease) in cash .................             (3,036)           943          (630)           -             (2,723)
Cash at beginning of year ...................              3,593          1,245         2,767            -              7,605
                                                   ------------------------------------------------------------------------------
Cash at end of year..........................       $        557    $     2,188     $   2,137   $        -     $         4,882
                                                   ==============================================================================

                 Condensed Consolidating Parent, Restricted Subsidiary and Non-Guarantor Statement of Cash Flow
                                              For the year ended December 31, 2001
                                                         (In thousands)

                                                      Abraxas                        Non-                           Abraxas
                                                     Petroleum      Restricted    Guarantor     Reclassifi-        Petroleum
                                                     Corporation    Subsidiary    Subsidiary     cations           Corporation
                                                     Inc. Parent   (Canadian      (Old Grey        and                and
                                                      Company(2)    Abraxas)        Wolf)       eliminations      Subsidiaries
                                                   -----------------------------------------------------------------------------
Operating Activities
Net income (loss) ...........................        $   (14,848)   $    (6,512)    $   1,642    $       -      $     (19,718)
Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
     Minority interest in income of foreign
       subsidiary............................                  -              -         1,676            -              1,676
     Loss on sale of equity investment.......                845              -             -            -                845
     Depreciation, depletion, and
       amortization .........................             12,336         14,707         5,441            -             32,484
     Proved property impairment..............                  -          2,638             -                           2,638
     Deferred income tax (benefit) expense...                  -            (80)        1,977            -              1,897
     Amortization of deferred financing fees.              1,907            361             -            -              2,268
     Stock-based compensation ...............             (2,767)             -             -            -             (2,767)
     Changes in operating assets and
       liabilities:
         Accounts receivable ................             28,804         (9,721)       (6,390)           -             12,693
         Equipment inventory ................                (76)             -             -            -                (76)
         Other  .............................               (281)             -           175            -               (106)
         Accounts payables and accrued
           expenses .........................            (12,915)        (2,254)         (402)           -            (15,571)
                                                   ------------------------------------------------------------------------------
Net cash provided (used) by operating
   activities ...............................             13,005           (861)        4,119            -             16,263
Investing Activities
Capital expenditures, including purchases
   and development of properties ............            (19,126)       (15,313)      (22,617)           -            (57,056)
Proceeds from sale of oil and gas
   properties................................              9,677         15,882         3,379            -             28,938
Acquisition of minority interest ............             (2,679)             -            -             -             (2,679)
                                                   ------------------------------------------------------------------------------
Net cash provided (used) by investing
   activities................................            (12,128)           569       (19,238)           -            (30,797)
                                                   ------------------------------------------------------------------------------
Financing Activities
Proceeds form issuance of common stock.......                 16              -             -            -                 16
Proceeds from long-term borrowings ..........             11,700              -        18,295            -             29,995
Payments on long-term borrowings ............             (9,326)             -             -            -             (9,326)
                                                   ------------------------------------------------------------------------------
Net cash provided (used) by financing
   activities                                              2,390              -        18,295            -             20,685
                                                   ------------------------------------------------------------------------------
                                                           3,267           (292)        3,176            -              6,151
Effect of exchange rate changes on cash .....                  -           (141)         (409)           -               (550)
                                                   ------------------------------------------------------------------------------
Increase (decrease) in cash .................              3,267           (433)        2,767            -              5,601
Cash at beginning of year ...................                326          1,678             -            -              2,004
                                                   ------------------------------------------------------------------------------
Cash at end of year..........................        $     3,593    $     1,245     $   2,767    $       -      $       7,605
                                                   ==============================================================================


15. Business Segments

     The Company conducts its operations through two geographic segments, the United States and Canada, and is engaged in the acquisition, development, and production of crude oil and natural gas in each country. The Company's significant operations are located in the Texas Gulf Coast, the Permian Basin of western Texas, and Canada. Identifiable assets are those assets used in the operations of the segment. Corporate assets consist primarily of deferred financing fees and other property and equipment. The Company's revenues are derived primarily from the sale of crude oil, condensate, natural gas liquids, and natural gas to marketers and refiners and from processing fees from the custom processing of natural gas. As a general policy, collateral is not required for receivables; however, the credit of the Company's customers is regularly assessed. The Company is not aware of any significant credit risk relating to its customers and has not experienced significant credit losses associated with such receivables.

     In 2003, three customers accounted for approximately 67% of consolidated oil and natural gas production revenue. Three customers accounted for approximately 80% of United States revenue and three customer accounted for approximately 91% of revenue in Canada. In 2002, four customers accounted for approximately 79% of consolidated oil and natural gas production revenue. Three customers accounted for approximately 77% of United States revenue and one customer accounted for approximately 80% of revenue in Canada. In 2001, three customers accounted for approximately 41% of oil and natural gas production revenues. Three customers accounted for approximately 76% of United States revenue and five customers accounted for approximately 76% of revenue in Canada.

Business segment information about the Company's 2001 operations in different geographic areas is as follows:

                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)
Revenues ...................................        $      35,775       $      41,468     $       77,243
                                                 ==================  ================== ===================
Operating profit............................        $      13,795       $       6,665     $       20,460
                                                 ==================  ==================
General corporate ...............................................................                 (1,335)
Net interest expense and amortization of
   deferred financing fees ......................................................                (33,713)
Other expense....................................................................                 (1,052)
                                                                                        -------------------
Loss before income taxes.........................................................         $      (15,640)
                                                                                        ===================

Identifiable assets at December 31, 2001 ...        $     124,993       $     174,063     $      299,056
                                                 ==================  ==================
Corporate assets ...........................                                                       4,560
                                                                                        -------------------
   Total assets ............................                                              $      303,616
                                                                                        ===================
                                      F-38


Business segment information about the Company's 2002 operations in different geographic areas is as follows:
                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)
Revenues ...................................        $      21,541       $      32,779     $       54,320
                                                 ==================  ================== ===================
Operating loss..............................        $     (23,677)      $     (82,821)    $     (106,498)
                                                 ==================  ==================
General corporate ...............................................................                 (4,405)
Net interest expense and amortization of
   deferred financing fees ......................................................                (36,153)
Other expense....................................................................                 (1,168)
                                                                                        -------------------
Loss before income taxes.........................................................         $     (148,224)
                                                                                        ===================

Identifiable assets at December 31, 2002....        $      81,025       $      94,059     $      175,084
                                                 ==================  ==================
Corporate assets ...........................                                                       6,341
                                                                                        -------------------
   Total assets ............................                                              $      181,425
                                                                                        ===================

Business segment information about the Company's 2003 operations in different geographic areas is as follows:

                                                       U.S.               Canada              Total
                                                 ------------------  ------------------ -------------------
                                                                      (In thousands)
Revenues ...................................        $      30,380       $       8,639     $       39,019
                                                 ==================  ================== ===================
Operating income............................        $      14,001       $       2,822     $       16,823
                                                 ==================  ==================
General corporate ...............................................................                 (5,281)
Net interest expense, financing cost and
   amortization of deferred financing fees ......................................                (23,009)
Gain on sale of foreign subsidiaries.............................................                 68,933
Other income (expense) - net.....................................................                   (774)
Cumulative effect of accounting change...........................................                   (395)
                                                                                        -------------------
Income before income taxes.......................................................         $       56,297
                                                                                        ===================

Identifiable assets at December 31, 2003....        $      84,228       $      37,092     $      121,320
                                                 ==================  ==================
Corporate assets ...........................                                                       5,117
                                                                                        -------------------
   Total assets ............................                                              $      126,437
                                                                                        ===================

16.  Hedging Program and Derivatives

     On January 1, 2001, the Company adopted SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" SFAS 133 as amended by SFAS 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB 133" and SFAS 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities. Gains and losses on hedging instruments related to accumulated Other Comprehensive Income (Loss) and adjustments to carrying amounts on hedged production are included in natural gas or crude oil production revenue in the period that the related production is delivered. The Company has not elected hedge accounting for the floors that are in place as of December 31, 2003, accordingly, adjustments to the carrying value of the instruments are recognized in oil and gas income in the current period.

     Under the terms of the Company's senior credit agreement, the Company is required to maintain hedging agreements with respect to not less than 25% nor more than 75% of it crude oil and natural gas production for a rolling six month period. The credit agreement was amended in February 2004, see Note 2, increasing the minimum hedged position to 40% of our estimated production. As of December 31, 2003 the Company's hedging positions were as follows:

          Time Period                   Notional Quantities         Price
--------------------------------- ---------------------------- ----------------
March  1,  2003 -  February  29,  5,000 MMBtu of natural gas   Floor of $4.50
2004                              production per day

March 1, 2004 - April 30, 2004    2,000 MMBtu of natural gas   Floor of $4.00
                                  production per day
March 1, 2004 - April 30, 2004    500 Bbl of crude oil         Floor of $22.00
                                  production per day
May 2004                          2,000 MMbtu of natural gas   Floor of $4.00
                                  production per day
May 2004                          500 Bbls of crude oil        Floor of $22.00
                                  production per day
June 2004                         800 Bbls of crude oil        Floor of $22.00
                                  production per day
July 2004                         2,000 MMbtu of natural gas   Floor of $4.00
                                  production per day
July 2004                         500 Bbl of crude oil         Floor of $22.00
                                  production per day

     All hedge transactions are subject to the Company's risk management policy, approved by the Board of Directors. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedged transaction, the nature of the risk being hedged and how the hedging instrument's effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are effective in offsetting changes in cash flows of hedged items.

     The fair value of the hedging instrument was determined based on the base price of the hedged item and NYMEX forward price quotes. As of December 31, 2003, a commodity price increase of 10% would have resulted in an unfavorable change in the fair market value of approximately $2,000 and a commodity price decrease of 10% would have resulted in a favorable change in fair market value of approximately $2,000.

17.  Proved Property Impairment

     In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the end of the year, or alternatively, if prices subsequent to that date have increased, a price near the periodic filing date of the Company's financial statements. As of December 31, 2001, the Company's net capitalized costs of oil and gas properties exceeded the present value of its estimated proved reserves by $71.3 million ($38.9 million on the U.S. properties and $32.4 million on the Canadian properties). These amounts were calculated considering 2001 year-end prices of $19.84 per barrel for oil and $2.57 per Mcf for gas as adjusted to reflect the expected realized prices for each of the full cost pools. The Company did not adjust its capitalized costs for its U.S. properties because subsequent to December 31, 2001, oil and gas prices increased such that capitalized costs for its U.S. properties did not exceed the present value of the estimated proved oil and gas reserves for its U.S. properties as determined using increased realized prices on March 22, 2002 of $24.16 per Bbl for oil and $2.89 per Mcf for gas. During the second quarter of 2002, the Company had a ceiling limitation write-down of approximately $116.0 million. At December 31, 2003, the net capitalized cost of crude oil and natural gas properties did not exceed the present value of our estimated reserves, as such, no write-down was recorded.

18.  Supplemental Oil and Gas Disclosures (Unaudited)

     The accompanying table presents information concerning the Company's crude oil and natural gas producing activities as required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." Capitalized costs relating to oil and gas producing activities are as follows:

                                                                  Years Ended December 31
                                         -----------------------------------------------------------------------------------------
                                                           2002                                         2003
                                         -----------------------------------------------------------------------------------------
                                             Total          U.S.         Canada         Total                U.S.        Canada
                                         -----------------------------------------------------------------------------------------
                                                                            (In thousands)

     Proved crude oil and natural
       gas properties ............       $    521,995  $    279,401   $    242,594   $    325,222      $    288,559    $    36,663
     Unproved properties .........              7,052            -           7,052          4,304                -           4,304
                                         ------------- ------------- --------------- --------------    -------------- -------------
       Total...........................       529,047       279,401        249,646        329,526           288,559         40,967
     Accumulated depreciation,
       depletion, and
       amortization, and
       impairment ................           (420,344)     (205,181)      (215,163)      (219,404)         (212,609)        (6,795)
                                        --------------    -------------- ------------- -------------   -------------- ------------
         Net capitalized costs ...       $    108,703  $     74,220  $      34,483   $    110,122      $     75,950    $    34,172
                                         ============= ============= =============== ==============    ============== =============

         Cost incurred in oil and gas property acquisitions, exploration and development activities are as follows:

                                                                    Years Ended December 31
                               ---------------------------------------------------------------------------------------------------
                                              2001                           2002                              2003
                                --------------------------------   --------------------------------   ----------------------------
                                  Total       U.S.     Canada       Total       U.S.      Canada (1)    Total     U.S.      Canada
                                ---------  --------   --------     --------  ---------    ---------   ---------  --------   ------
                                                                                            (In thousands)

   Property acquisition costs:
     Proved ...................  $     -   $   -      $    -       $   -     $    -       $    -      $    -     $    -       $   -
     Unproved .................        -       -           -           -          -            -           -          -           -
                                ---------  --------   --------     --------  ---------    ---------   ---------  --------   ------

                                 $     -   $   -      $    -       $   -     $    -       $    -      $    -     $    -       $   -
                                =========  ========   ========     ========  =========    =========   =========  ========   ======
   Property development and
     exploration costs ........  $ 56,694  $ 18,867   $ 37,827     $ 38,560  $  4,944     $ 33,616    $ 18,313   $ 9,158   $ 9,155
                                =========  ========   ========     ========  =========    =========   =========  ========   ======

         (1) Canadian costs in 2002 were primarily for exploratory purposes.

         The results of operations for oil and gas producing activities for the three years ending December 31, 2001, 2002 and 2003, respectively are as follows:

                                                                      Years Ended December 31
                               ---------------------------------------------------------------------------------------------------
                                              2001                           2002                              2003
                                --------------------------------   --------------------------------   ----------------------------
                                  Total       U.S.     Canada       Total       U.S.      Canada (1)    Total     U.S.      Canada
                                ---------  --------   --------     --------  ---------    ---------   ---------  --------   ------
                                                                        (In thousands)

   Revenues ...................   $ 73,201   $ 34,934   $  38,267  $   50,862   $ 20,835  $  30,027  $ 38,105  $  29,710   $ 8,395
   Production costs ...........    (18,616)    (9,302)     (9,314)    (15,240)    (7,639)    (7,601)   (9,599)    (8,342)   (1,257)
   Depreciation, depletion,
     and amortization .........    (32,124)   (11,976)    (20,148)    (26,224)    (8,879)   (17,345)   (9,410)    (7,428)   (1,982)
   Proved property impairment .     (2,638)        -       (2,638)   (115,993)   (28,178)   (87,815)        -          -         -
   General and administrative .     (1,565)    (1,073)       (492)     (1,836)    (1,011)      (825)   (1,339)      (998)     (341)
   Income taxes (expense)
     benefit...................     (2,419)        -       (2,419)          -         -           -      (377)        -       (377)
                                  ---------  --------   --------     --------  ---------    ---------   ---------  --------   ------

   Results of operations from oil
    and gas producing activities
   (excluding corporate overhead
    and interest costs) ......... $ 15,839   $ 12,583   $   3,256  $ (108,431)  $(24,872) $ (83,559) $  17,380  $  12,942   $ 4,438
                                 ==========  ========   =========  ==========  =========   =========-  ========= =========  =======
   Depletion rate per barrel
     of oil equivalent, before
     impact of impairment .....   $    8.81  $   6.96   $   10.45  $     8.52   $   7.55  $    8.94  $    7.13  $    7.24   $   6.74
                                 ==========  ========   =========  ==========  =========   =========-  ========= =========  =======


Estimated Quantities of Proved Oil and Gas Reserves

     The following table presents the Company's estimate of its net proved crude oil and natural gas reserves as of December 31, 2001, 2002, and 2003. The Company's management emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent petroleum reserve engineers.

                                                              Total                    United States                Canada
                                                     -----------------------------------------------------------------------------
                                                        Liquid      Natural         Liquid       Natural       Liquid      Natural
                                                      Hydrocarbons   Gas          Hydrocarbons     Gas       Hydrocarbons   Gas
                                                     -----------------------------------------------------------  ----------------
                                                         (Barrels)   (Mcf)        (Barrels)       (Mcf)        (Barrels)    (Mcf)
                                                                                              (In Thousands)
     Proved developed and undeveloped reserves:
       Balance at January 1, 2001...................    8,844        191,327           6,081      114,908         2,763     76,419
         Revisions of previous estimates ...........     (628)         2,944            (688)       3,318            60       (374)
         Extensions and discoveries ................    1,064         26,329             354        4,886           710     21,443
         Production ................................     (732)       (17,495)           (416)      (7,823)         (316)    (9,672)
         Sale of minerals in place .................   (1,746)       (14,348)           (924)      (6,821)         (822)    (7,527)
                                                     -----------------------------------------------------------------------------
       Balance at December 31, 2001.................    6,802        188,757           4,407      108,468         2,395     80,289
         Revisions of previous estimates ...........     (798)       (29,701)            (63)     (15,248)         (735)   (14,453)
         Extensions and discoveries ................      522         19,166               -            -           522     19,166
         Production ................................     (534)       (15,453)           (264)      (5,472)         (270)    (9,981)
         Sale of minerals in place .................   (1,387)       (23,937)           (843)      (9,553)         (544)   (14,384)
                                                     ------------------------------------------------------------------------------
       Balance at December 31, 2002 ................    4,605        138,832           3,237       78,195         1,368     60,637
         Revisions of previous estimates ...........      310          5,564             268        6,760            42     (1,196)
         Extensions and discoveries ................      654          4,474              44           28           610      4,446
         Production ................................     (288)        (6,190)           (229)      (4,781)          (59)    (1,409)
         Sale of minerals in place .................   (1,146)       (46,396)              -            -        (1,146)   (46,396)
                                                     ------------------------------------------------------------------------------
       Balance at December 31, 2003.................    4,135         96,284           3,320       80,202           815     16,082
                                                     ==============================================================================


                                                               Total                    United States                Canada
                                                     -----------------------------------------------------------------------------
                                                        Liquid      Natural         Liquid       Natural       Liquid      Natural
                                                      Hydrocarbons   Gas          Hydrocarbons     Gas       Hydrocarbons   Gas
                                                     -----------------------------------------------------------  ----------------
                                                         (Barrels)   (Mcf)        (Barrels)       (Mcf)       (Barrels)    (Mcf)
     Proved developed reserves:
       December 31, 2001 ...........................    5,047       111,243        2,892         40,514        2,155        70,729
                                                    ==============================================================================

       December 31, 2002............................    3,004        90,374        1,754         34,776        1,250        55,598
                                                    ==============================================================================

       December 31, 2003............................    2,314        52,398        1,887         39,371          427        13,027
                                                    ==============================================================================

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The following disclosures concerning the standardized measure of future cash flows from proved crude oil and natural gas are presented in accordance with SFAS No. 69. The standardized measure does not purport to represent the fair market value of the Company's proved crude oil and natural gas reserves. An estimate of fair market value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

     Under the standardized measure, future cash inflows were estimated by applying period-end prices at December 31, 2003 adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the tax basis of the properties. Operating loss carryforwards, tax credits, and permanent differences to the extent estimated to be available in the future were also considered in the future income tax calculations, thereby reducing the expected tax expense.

     Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     Set forth below is the Standardized Measure relating to proved oil and gas reserves for the three years ending December 31, 2001, 2002 and 2003.

                                                                     Years Ended December 31
                              ----------------------------------------------------------------------------------------------------
                                               2001                          2002                             2003
                              -----------------------------------------------------------------------------------------------------
                                  Total        U.S.     Canada       Total      U.S.     Canada       Total      U.S.    Canada
                              -----------------------------------------------------------------------------------------------------
                                                                                         (In thousands)

   Future cash inflows .....    $ 607,375   $ 313,640  $ 293,735  $ 686,055  $ 389,061  $296,994  $  621,290  $  512,797  $108,493
   Future production and
     development costs .....     (220,613)   (138,296)   (82,317)  (225,068)  (158,507)  (66,561)   (204,537)   (179,036)  (25,498)
   Future income tax expense            -           -         -            -          -       -            -           -         -
                              ------------------------------------------------------------------------------------------------------
   Future net cash flows ...      386,762     175,344    211,418    460,987    230,554   230,433     416,756     333,761    82,995
   Discount ................     (177,096)    (98,157)   (78,939)  (206,134)  (120,238)  (85,896)   (199,933)   (172,177)  (27,756)
                              ------------------------------------------------------------------------------------------------------
   Standardized Measure of
     discounted future net
     cash relating to proved
     reserves ..............  $  209,666    $  77,187  $ 132,479  $ 254,853  $  110,316  $144,537 $  216,823  $  161,584  $ 55,239
                              ======================================================================================================

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves.

         The following is an analysis of the changes in the Standardized
Measure:


                                                               Year Ended December 31
                                                       ------------------------------------
                                                             2001         2002         2003
                                                        ---------    ---------    ---------
                                                                     (In thousands)

Standardized Measure, beginning
  of year ............................................  $ 775,534    $ 209,666    $ 254,853
Sales and transfers of oil and gas
  produced, net of production costs ..................    (54,585)     (35,622)     (28,506)
Net changes in prices and development
  and production costs from prior year ...............   (613,325)     111,087       62,074
Extensions, discoveries, and improved
  recovery, less related costs .......................     39,982       46,803       21,819
Sales of minerals in place ...........................    (96,096)     (33,808)    (120,150)
Revision of previous quantity estimates ..............     (2,474)     (36,007)       9,061
Change in future income tax expense ..................    230,987           --           --
Other ................................................   (147,910)     (28,232)      (7,813)
Accretion of discount ................................     77,553       20,966       25,485
                                                        ---------    ---------    ---------
  Standardized Measure, end of year ..................  $ 209,666    $ 254,853    $ 216,823
                                                        =========    =========    =========

19.    Restatement

     In January 2003, the Company sold its wholly owned Canadian subsidiaries, Old Grey Wolf and Canadian Abraxas as part of a series of transactions related to a financial restructuring - see Note 2 for additional information regarding an exchange offer, redemption of certain notes and a new credit agreement. Subsequent to the issuance of its consolidated financial statements for the year ended December 31, 2002, the Company's management determined that the wholly owned Canadian subsidiaries should not have been presented as discontinued operations. As a result, the accompanying consolidated balance sheets as of December 31, 2002, and the related consolidated statements of operations, and cash flows for each of the two years in the period ended December 31, 2002 have been restated to present the assets and liabilities, results of operations, and cash flows as components of continuing operations.

A summary of the significant effects of the restatement is as follows (In thousands):

                                                            For the years ended December 31,
                                           --------------------------------------------------------------------
                                                         2001                               2002
                                           ---------------------------------- ---------------------------------
                                             As Previously     As Restated     As Previously     As Restated
                                               Reported                           Reported
                                           ------------------- -------------- ---------------- ----------------
   Revenues:
       Oil and gas production revenue       $        34,934   $       73,201  $        21,601  $        50,862
       Gas processing revenue                             -            2,438                -            2,420
       Rig revenue                                      756              756              635              635
       Other                                             85              848               71              403
                                               -------------     ------------    -------------    -------------
                                                     35,775           77,243           22,307           54,320
   Operating costs and expenses:
       Lease operating and
        production taxes                              9,302           18,616            7,910           15,240
       Depreciation, depletion and
        amortization                                 12,336           32,484            9,654           26,539
       Proved property impairment                         -            2,638           32,850          115,993
       Rig operations                                   702              702              567              567
       General and administrative                     4,937            6,445            5,082            6,884
       General and administrative
       (Stock-based compensation)                    (2,767)          (2,767)               -                -
                                               -------------     ------------    -------------    -------------
                                                     24,510           58,118           56,063          165,223
                                               -------------     ------------    -------------    -------------
   Operating income (loss)                           11,265           19,125          (33,756)        (110,903)
   Other (income) expense:
       Interest income                                  (78)             (78)             (92)             (92)
       Amortization of deferred
         financing fees                               1,907            2,268            1,325            2,095
       Interest expense                              23,922           31,523           24,689           34,150
       Financing costs                                    -                -              967              967
       (Gain) loss on sale of equity
         investment                                     845              845                -                -
       Other                                            207              207              201              201
                                               -------------     ------------    -------------    -------------
                                                     26,803           34,765           27,090           37,321
                                               -------------     ------------    -------------    -------------
   Income (loss) before income tax                  (15,538)         (15,640)          (60,846)        (148,224)
   Income tax expense (benefit):
       Current                                          505              505                -                -
       Deferred                                           -            1,897                -          (29,697)
   Minority interest in income of
   consolidated foreign
   subsidiary                                             -            1,676                -                -
   Loss from discontinued operations                (3,675)              -            (57,681)               -
                                               -------------     ------------    -------------    -------------
   Net income (loss)                        $      (19,718)   $      (19,718) $      (118,527)  $     (118,527)
                                               =============     ============    =============    =============


                                                                December 31, 2002
                                                        ----------------------------------
                                                         As Previously        As Restated
                                                            Reported
                                                        -----------------     ------------
Current Assets:
Cash                                                 $               557   $        4,882
Accounts receivable:
    Joint owners                                                     516            2,215
    Oil and gas production sales                                   5,292            7,466
    Other                                                            221              364
                                                        -----------------     ------------
                                                                   6,029           10,045
Equipment inventory                                                1,021            1,014
Other current assets                                                 316            1,240
                                                          -----------------     ------------
                                                                   7,923           17,181
Assets held for sale                                              74,247                -
                                                        -----------------     ------------
    Total current assets                                          82,170           17,181
Property and equipment:
    Oil and gas properties:
         Proved                                                  298,972          521,995
        Unproved                                                   7,052            7,052
    Other property and equipment                                   2,713           44,189
                                                        -----------------     ------------
          Total                                                  308,737          573,236
    Less accumulated depreciation, depletion
     and amortization                                            212,811          422,842
                                                        -----------------     ------------
        Total property and equipment - net                        95,926          150,394
Deferred financing fees                                            2,970            5,671
Deferred income taxes                                                  -            7,820
Other                                                                359              359
                                                        -----------------     ------------
    Total assets                                     $           181,425   $      181,425
                                                        =================     ============


Current Liabilities:
Accounts payable                                     $             4,171   $        9,687
Joint interest oil and gas production payable                      1,637            2,432
Accrued interest                                                   5,000            6,009
Other accrued expenses                                             1,162            1,162
Hedge liability                                                        -                -
Current maturities of long-term debt                              63,500           63,500
                                                        -----------------     ------------
                                                                  75,470           82,790
Liabilities related to assets held for sale                       56,697                -
                                                        -----------------     ------------
    Total current liabilities                                    132,167           82,790
Long-term debt                                                   190,979          236,943
Deferred income taxes                                                  -                -
Future site restoration                                              533            3,946
Stockholders' equity (deficit)                                  (142,254)        (142,254)
                                                        -----------------     ------------
    Total liabilities and stockholders' deficit     $            181,425  $      181,425
                                                        =================     ============

                          Abraxas Petroleum Corporation
                      Condensed Consolidated Balance Sheets

                                                              September 30,
                                                                  2004              December 31,
                                                               (Unaudited)              2003
                                                             ----------------     ----------------
                                                                         (in thousands)
Assets:
Current assets:
   Cash............................................       $           3,601  $              493
   Accounts receivable, less allowances for
     doubtful accounts:
       Joint owners................................                     463               1,360
       Oil and gas production......................                   3,951               5,873
       Other.......................................                     390               1,090
                                                             ---------------      ----------------
                                                                      4,804               8,323

   Equipment inventory                                                  694                 782
   Other current assets............................                     588                 572
                                                             ---------------      ----------------
      Total current assets.........................                   9,687              10,170

Property and equipment:
   Oil and gas properties, full cost method of accounting:
     Proved........................................                 340,793             325,222
     Unproved, not subject to amortization.........                   2,715               4,304
   Other property and equipment....................                   3,024               4,540
                                                             ---------------      ----------------
        Total......................................                 346,532             334,066
     Less accumulated depreciation, depletion, and
     amortization..................................                 232,299             222,503
                                                             ---------------      ----------------
     Total property and equipment--net.............                 114,233             111,563

Deferred financing fees, net.......................                   4,853               4,410

Other assets.......................................                     294                 294
                                                             ---------------      ----------------
     Total assets..................................       $         129,067  $          126,437
                                                             ===============      ================

         See accompanying notes to condensed consolidated financial statements


                          Abraxas Petroleum Corporation
                Condensed Consolidated Balance Sheets (continued)

                                                                      September 30,         December 31,
                                                                           2004
                                                                       (unaudited)              2003
                                                                     -----------------    -----------------
                                                                                (in thousands)
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable...........................................       $          3,557     $           6,756
Oil and gas production payable.............................                  2,263                 2,290
Accrued interest...........................................                  5,492                 2,340
Other accrued expenses.....................................                  1,862                 1,228
                                                                     -----------------    -----------------
     Total current liabilities.............................                 13,174                12,614

Long-term debt.............................................                190,516               184,649

Future site restoration....................................                  1,764                 1,377
                                                                     -----------------    -----------------
     Total liabilities.....................................                205,454               198,640
                                                                     -----------------    -----------------

Stockholders' equity (deficit):
   Common Stock, par value $.01 per share-
   Authorized 200,000,000 shares; issued, 36,378,816 and
     36,024,308 at September 30, 2004 and December 31,
     2003 respectively.....................................                    364                   360
   Additional paid-in capital..............................                143,076               141,835
   Accumulated deficit.....................................               (220,527)             (213,701)
   Receivables from stock sales............................                      -                   (97)
   Treasury stock, at cost, 105,989 and 165,883 shares at
     September 30, 2004 and December 31, 2003 respectively.
                                                                              (549)                 (964)
   Accumulated other comprehensive loss....................                  1,249                   364
                                                                     -----------------    -----------------
     Total stockholders' deficit...........................                (76,387)              (72,203)
                                                                     -----------------    -----------------
Total liabilities and stockholders' equity (deficit).......       $        129,067     $         126,437
                                                                     =================    =================

         See accompanying notes to condensed consolidated financial statements

                          Abraxas Petroleum Corporation
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                             Three Months Ended              Nine Months Ended
                                                                September 30,                  September 30,
                                                        ------------------------------ -------------------------------
                                                             2004            2003           2004            2003
                                                        ---------------  ------------- ---------------- --------------
                                                                    (in thousands, except per share data)
Revenue:
   Oil and gas production revenues.............     $        11,478   $      8,244   $     34,249     $     29,277
   Gas processing revenues.....................                   -              -              -              132
   Rig revenues................................                 214            156            518              495
   Other.......................................                  91             30            218               67
                                                        --------------- -------------- ---------------- --------------
                                                             11,783          8,430         34,985           29,971
Operating costs and expenses:
   Lease operating and production taxes........               2,646          2,372          9,318            7,164
   Depreciation, depletion, and amortization...               3,141          2,418          9,398            7,861
   Rig operations..............................                 174            129            442              443
   General and administrative..................               1,245          1,143          4,813            3,769
   Stock-based compensation....................               1,375           (326)         1,122              467
                                                        --------------- -------------- ---------------- --------------
                                                              8,581          5,736         25,093           19,704
                                                        --------------- -------------- ---------------- --------------
Operating income ..............................               3,202          2,694          9,892           10,267

Other (income) expense:
   Interest income.............................                  (4)            (5)           (12)             (22)
   Interest expense............................               4,313          3,911         13,700           12,921
   Amortization of deferred financing fees.....                 468            433          1,380            1,244
   Financing cost..............................                  68            581          1,641            4,182
   Gain on sale of foreign subsidiaries........                   -           (298)             -          (67,258)
   Other expense...............................                   -            774             11              774
                                                        --------------- -------------- ---------------- --------------
                                                              4,845          5,396         16,720          (48,159)
                                                        --------------- -------------- ---------------- --------------
Earnings (loss) before cumulative effect of
   accounting change and taxes.................              (1,643)        (2,702)        (6,828)          58,426

Cumulative effect of accounting change.........                   -              -              -             (395)
Income tax expense ............................                   -              -              -             (377)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss)............................     $        (1,643)   $     (2,702)  $     (6,828)    $    57,654
                                                        =============== ============== ================ ==============

Basic earnings (loss) per common share:
   Net earnings (loss).........................               (0.05)          (0.08)         (0.19)           1.64
   Cumulative effect of accounting change......                -                 -              -            (0.01)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss) per common share--basic.....     $        (0.05)   $      (0.08)   $     (0.19)    $      1.63
                                                        =============== ============== ================ ==============

Diluted earnings (loss) per common share:
   Net earnings (loss).........................               (0.05)          (0.08)         (0.19)           1.61
   Cumulative effect of accounting change......                -                 -               -           (0.01)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss) per common share--diluted...     $        (0.05)   $      (0.08)   $     (0.19)   $       1.60
                                                        =============== ============== ================ ==============

         See accompanying notes to condensed consolidated financial statements

                          Abraxas Petroleum Corporation
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                      Nine Months Ended September 30,
                                                                     ----------------------------------
                                                                        2004                 2003
                                                                     -------------       --------------
                                                                              (in thousands)
Operating Activities
Net income (loss).........................................       $        (6,828)     $      57,654
Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
Depreciation, depletion, and amortization.................                 9,398              7,861
Deferred income tax (benefit) expense.....................                     -                377
Accretion of future site restoration......................                   387                  -
Amortization of deferred financing fees...................                 1,380              1,244
Non-cash interest and financing cost......................                 9,114              7,989
Stock-based compensation..................................                 1,122                467
Gain on sale of foreign subsidiaries......................                     -            (67,258)
Changes in operating assets and liabilities:
     Accounts receivable..................................                 3,499                954
     Equipment inventory..................................                    88                130
     Other................................................                  (150)               681
     Accounts payable and accrued expenses................                (2,704)              (512)
                                                                     --------------      --------------
Net cash provided by operating activities.................                15,306              9,587
                                                                     --------------      --------------

Investing Activities
Capital expenditures, including purchases and development
   of properties..........................................               (10,985)           (16,327)
Proceeds from sale of foreign subsidiaries................                   -               86,851
                                                                     --------------      --------------
Net cash provided by (used in) investing activities.......               (10,985)            70,524
                                                                     --------------      --------------

Financing Activities
Proceeds from long-term borrowings........................                 6,500             52,688
Payments on long-term borrowings..........................                (6,600)          (133,344)
Proceeds from stock sale receivable.......................                    98                  -
Issuance of stock for compensation........................                   328
Deferred financing fees...................................                (1,823)            (2,458)
Exercise of stock options.................................                   209                 48
Other.....................................................                     -                 92
                                                                     --------------      --------------
Net cash used in financing activities.....................                (1,288)           (82,974)
                                                                     --------------      --------------
Effect of exchange rate changes on cash...................                    75                409
                                                                     --------------      --------------
(Decrease) increase in cash...............................                 3,108             (2,454)

Cash, at beginning of period..............................                   493              4,882
                                                                     --------------      --------------

Cash, at end of period....................................        $        3,601      $       2,428
                                                                     ==============      ==============

Supplemental disclosures of cash flow information:
Cash interest paid........................................        $        3,714      $       3,298
                                                                     ==============      ==============

Non-cash items:
Future site restoration...................................        $          244      $      (3,065)
                                                                     ==============      ==============

         See accompanying notes to condensed consolidated financial statements

                          Abraxas Petroleum Corporation
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)
              (tabular amounts in thousands, except per share data)

Note 1.  Basis of Presentation

        Theaccounting policies followed by Abraxas Petroleum Corporation and its subsidiaries (the "Company" or "Abraxas") are set forth in the notes to the Company's audited financial statements in the Annual Report on Form 10-K filed for the year ended December 31, 2003. Such policies have been continued without change. Also, refer to the notes to those financial statements for additional details of the Company's financial condition, results of operations, and cash flows. All the material items included in those notes have not changed except as a result of normal transactions in the interim, or as disclosed within this report. The accompanying interim consolidated financial statements have not been audited by independent accountants, but in the opinion of management, reflect all adjustments necessary for a fair presentation of the financial position and results of operations. Any and all adjustments are of a normal and recurring nature. The results of operations for the three and nine months ended September 30, 2004 are not necessarily indicative of results to be expected for the full year.

        The consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiary, Grey Wolf Exploration Inc. ("Grey Wolf"). In January 2003, the Company sold all of the common stock of its wholly-owned foreign subsidiaries, Canadian Abraxas Petroleum Limited ("Canadian Abraxas") and Grey Wolf Exploration Inc. ("Old Grey Wolf"). Certain oil and gas properties were retained and transferred into New Grey Wolf which was incorporated in January 2003. The operations of Canadian Abraxas and Old Grey Wolf are included in the consolidated financial statements through January 23, 2003. This restructuring is sometimes referred to herein as the January 2003 financial restructuring.

        Grey Wolf's assets and liabilities are translated to U.S. dollars at period-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the period. Translation adjustments are accumulated as a separate component of shareholders' equity.

         Stock-based Compensation:

         The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ,and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        Effective July 1, 2000, the Financial Accounting Standards Board ("FASB") issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Under the interpretation, certain modifications to fixed stock option awards which were made subsequent to December 15, 1998, and were not exercised prior to July 1, 2000, require that the awards be accounted for as variable until they are exercised, forfeited, or expired. In January 2003, the Company amended the exercise price to $0.66 on certain options with an existing exercise price greater than $0.66. The Company recognized expense of approximately $326,000 and a credit of approximately $467,000 during the quarter and nine months ended September 30, 2003, respectively, as stock-based compensation expense in the accompanying consolidated financial statements. For the quarter and nine months ended September 30, 2004 the Company recognized Stock-based compensation expense of approximately $1.4 million and $1.1 million, respectively, due to an increase in the price of its common stock during the period.

        Pro forma information regarding net income (loss) and earnings (loss) per share is required by SFAS 123, "Accounting for Stock-Based Compensation" (SFAS 123), which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to

December 31, 1995 under the fair value method prescribed by SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the quarter and nine months ended September 30, 2004 and 2003, risk-free interest rates of 1.5%; dividend yields of -0-%; volatility factor of the expected market price of the Company's common stock of 0.35; and a weighted-average expected life of the option of ten years.

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

        In October 2002, the FASB issued Statement No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure", (SFAS No. 148), providing alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure requirement of SFAS No. 123, "Accounting for Stock-Based Compensation" to include prominent disclosures in annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company adopted the disclosure provisions of SFAS No. 148 on December 31, 2002.

        Had the Company determined stock-based compensation costs based on the estimated fair value at the grant date for its stock options, the Company's net income (loss) per share for the three and nine months ended September 30, 2004 and 2003 would have been:

                                                Three Months Ended               Nine Months Ended
                                                   September 30,                   September 30,
                                              ------------------------      ----------------------------
                                                2004           2003           2004              2003
                                              ---------      ---------      ----------       -----------
Net income (loss) as reported              $    (1,643)   $   (2,702)    $    (6,828)     $     57,654
Add: Stock-based employee compensation
   expense included in reported net
   income, net of related tax effects            1,375          (326)          1,122               467
Deduct: Total stock-based employee
   compensation expense determined under
   fair value based method for all
   awards, net of related tax effects              (30)          (68)           (101)            (206)
                                              ---------      ---------      ----------       -----------
Pro forma net income (loss)                $      (298)   $   (3,096)    $    (5,807)     $     57,915
                                              =========      =========      ==========       ===========

Earnings (loss) per share:
   Basic--as reported                      $     (0.05)   $    (0.08)    $     (0.19)     $       1.64
                                              =========      =========      ==========       ===========
   Basic--pro forma                        $     (0.01)   $    (0.09)    $     (0.16)     $       1.65
                                              =========      =========      ==========       ===========
   Diluted--as reported                    $     (0.05)   $    (0.08)    $     (0.19)     $       1.61
                                              =========      =========      ==========       ===========
   Diluted--pro forma                      $     (0.01)   $    (0.09)    $     (0.16)     $       1.62
                                              =========      =========      ==========       ===========

         Certain prior year balances have been reclassified for comparative purposes.

Note 2.  Income Taxes

        The Company records income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax base of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        For the period ended September 30, 2004, there is no current or deferred income tax expense or benefit due to losses or loss carryforwards and valuation allowance which has been recorded against such benefits.

Note 3.  Recent Events

        On October 21, 2004, the Company, its subsidiaries Eastside Coal Company, Inc., Sandia Oil & Gas Corporation, Sandia Operating Corp., Wamsutter Holdings, Inc. and Western Associated Energy Corporation (collectively, the "Subsidiary Guarantors") and Guggenheim Capital Markets, LLC (the "Initial Purchaser"), entered into a Purchase Agreement to issue and sell in a private placement, for resale under Rule 144A, Rule 501(a) and Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), $125 million aggregate principal amount of floating rate senior secured notes due 2009 of the Company (the "New Notes"). Consummation of the transactions contemplated under the Purchase Agreement occurred on October 28, 2004.

        The New Notes. The New Notes will mature on December 1, 2009 and began accruing interest from the date of issuance, October 28, 2004 at a per annum floating rate of 6-month LIBOR plus 7.50%. The initial interest rate on the New Notes is 9.72% per annum. The interest will be reset semi-annually on each June 1 and December 1, commencing on June 1, 2005. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2005.

        The New Notes rank equally among themselves and with all of the Company's unsubordinated and unsecured indebtedness, including the New Credit Facility (as defined below) and senior in right of payment to the Company's existing and future subordinated indebtedness, including the Bridge Loan (as defined below).

        Each of the Subsidiary Guarantors has unconditionally guaranteed, jointly and severally, the payment of the principal, premium and interest (including any additional interest) on, the New Notes on a senior secured basis. In addition, any other subsidiary or affiliate of the Company, including the Company's wholly-owned Canadian subsidiary, Grey Wolf Exploration Inc., that in the future guarantees any other indebtedness with the Company, or its restricted subsidiaries, will also be required to guarantee the New Notes. Except under limited circumstances, the New Notes are not guaranteed by Grey Wolf, and are structurally subordinated in right to payment to all of its obligations, including Grey Wolf's new $35 million senior secured term loan and trade payables and other debt of Grey Wolf.

        The New Notes and the Subsidiary Guarantors' guarantees thereof, together with the New Credit Facility and the Subsidiary Guarantors' guarantees thereof, are secured by shared first priority perfected security interests, subject to certain permitted encumbrances, in all of the Company's and each of its restricted subsidiaries' material property and assets, including substantially all of their natural gas and crude oil properties and all of the capital stock (or in the case of an unrestricted subsidiary that is a controlled foreign corporation, up to 65% of the outstanding capital stock) of any entity, other than Grey Wolf, owned by the Company and its restricted subsidiaries (collectively, the "Collateral"). The New Notes are not secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary). The shares of capital stock of Grey Wolf owned by the Company do not constitute a part of the Collateral.

        After April 28, 2007, the Company may redeem all or a portion of the New Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption. Prior to that date, the Company may redeem up to 35% of the aggregate original principal amount of the New Notes using the net proceeds of one or more equity offerings, in each case at the redemption price equal to the product of (i) the principal amount of the New Notes being so redeemed and (ii) a redemption price factor of 1.00 plus the per annum interest rate on the New Notes (expressed as a decimal) on the applicable redemption date plus accrued and unpaid interest to the applicable redemption date, provided certain conditions are also met.

        If the Company experiences specific kinds of change of control events, each holder of New Notes may require the Company to repurchase all or any portion of such holder's New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest to the date of repurchase.

        The Indenture governing the New Notes contains covenants that, among other things, limit the Company's ability to:

            o incur or guarantee additional indebtedness and issue certain types of preferred stock or redeemable stock;

            o  transfer or sell assets;

            o  create liens on assets;

            o pay dividends or make other distributions on capital stock or make other restricted payments, including repurchasing, redeeming or retiring capital stock or subordinated debt or making certain investments or acquisitions;

            o  engage in transactions with affiliates;

            o  guarantee other indebtedness;

            o permit restrictions on the ability of its subsidiaries to distribute or lend money to the Company;

            o cause a restricted subsidiary to issue or sell its capital stock; and

            o  consolidate,  merge or transfer all or  substantially  all of the
               consolidated   assets   of  the   Company   and  its   restricted
               subsidiaries.

         The Indenture also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, including the New Credit Facility (as defined below) and Bridge Loan (as defined below), bankruptcy, and material judgments and liabilities.

         New  Credit  Facility.  On  October  28,  2004,  the  Company  and  the
Subsidiary Guarantors entered into a new senior secured revolving credit facility with Wells Fargo Foothill, Inc., as arranger and administrative agent and the lenders signatory thereto (the "New Credit Facility").

         The New Credit Facility has a maximum commitment of $15 million, which includes an available $2.5 million subfacility for letters of credit. Availability under the New Credit Facility is subject to a borrowing base consistent with normal and customary natural gas and crude oil lending transactions. Outstanding amounts under the New Credit Facility bear interest at the prime rate announced by Wells Fargo Bank, National Association plus 1.00%. Subject to earlier termination rights and events of default, the New Credit Facility's stated maturity date is October 28, 2008. The Company is permitted to terminate the New Credit Facility, and under certain circumstances, may be required, from time to time, to permanently reduce the lenders' aggregate commitment under the New Credit Facility. Such termination and each such reduction is subject to a premium equal to the percentage listed below multiplied by the lenders' aggregate commitment under the New Credit Facility, or, in the case of a partial reduction, the amount of such reduction.


                                     Year           % Premium
                                 ------------      -------------------
                                       1                  1.5
                                       2                  1.0
                                       3                  0.5
                                       4                  0.0

         Each of the Subsidiary Guarantors has guaranteed, and each of the Company's future restricted subsidiaries will guarantee, the Company's obligations under the New Credit Facility on a senior secured basis. In addition, any other subsidiary or affiliate of the Company, including Grey Wolf, that in the future guarantees any other indebtedness of the Company or of its restricted subsidiaries will be required to guarantee the Company's obligations under the New Credit Facility. Obligations under the New Credit Facility are secured, together with the New Notes, by a shared first priority perfected security interest, subject to certain permitted encumbrances, in all of the Company's and each of its restricted subsidiaries' material property and assets, including the Collateral.

         Under the New Credit Facility, the Company is subject to customary covenants, including certain financial covenants and reporting requirements. The New Credit Facility requires the Company to maintain a minimum net cash interest coverage ratio and also requires the Company to enter into hedging agreements of not less than 25% or more than 75% of the Company's projected natural gas and crude oil production.

         In addition to the foregoing and other customary covenants, the New Credit Facility contains a number of covenants that, among other things, restrict the Company's ability to:

            o incur or guarantee additional indebtedness and issue certain types of preferred stock or redeemable stock;

            o  transfer or sell assets;

            o  create liens on assets;

            o pay dividends or make other distributions on capital stock or make other restricted payments, including repurchasing, redeeming or retiring capital stock or subordinated debt or making certain investments or acquisitions;

            o  engage in transactions with affiliates;

            o  guarantee other indebtedness;

            o  make any change in the principal nature of its business;

            o prepay, redeem, purchase or otherwise acquire any of its or its restricted subsidiaries' indebtedness;

            o  permit a change of control;

            o  directly or indirectly make or acquire any investment;

            o cause a restricted subsidiary to issue or sell its capital stock; and

            o  consolidate,  merge or transfer all or  substantially  all of the
               consolidated   assets   of  the   Company   and  its   restricted
               subsidiaries.

         The New Credit Facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments and liabilities, and is subject to an Intercreditor, Security and Collateral Agency Agreement (the "Intercreditor Agreement") which specifies the rights of the parties thereto to proceeds from the Collateral.

         Bridge Loan. On October 28, 2004, the Company borrowed $25 million under a $25 million second lien increasing rate bridge loan with Guggenheim Corporate Funding, LLC, as arranger and administrative agent and the lenders signatory thereto (the "Bridge Loan"). Interest on the Bridge Loan currently accrues at a rate of 12% per annum until October 28, 2005, and is payable monthly in cash. Interest on the Bridge Loan will thereafter accrue at a rate of 15% per annum, and will be payable in-kind. Subject to earlier termination rights and events of default, the Bridge Loan's stated maturity date is October 28, 2010. The Company's obligations under the Bridge Loan are guaranteed by the Subsidiary Guarantors and each of the Company's future restricted subsidiaries. Obligations under the Bridge Loan are secured by a second priority perfected security interest, subject to certain permitted encumbrances, and all of the Company's and each of its restricted subsidiaries' material property assets, including the Collateral.

         The Bridge Loan is also secured by a first priority perfected security interest in all of the stock of Grey Wolf owned by the Company and its restricted subsidiaries. The Bridge Loan provides for the release of such security interest in connection with a sale of such stock by the Company as permitted by the terms of the Bridge Loan, but not a distribution thereof to the Company's shareholders. Except under limited circumstances, the Bridge Loan is not directly secured by any of the property or assets of Grey Wolf (unless it becomes a restricted subsidiary).

         Any prepayment of principal on the Bridge Loan will be repaid with an additional amount equal to the principal amount being so paid multiplied by a repayment factor. The repayment factor is currently equal to 1.025 and, following July 28, 2005, will increase monthly by 0.03.

         If the Bridge Loan is not fully repaid by January 28, 2006, so long as an event of default does not exist thereunder or under the New Credit Facility or the New Notes, the Bridge Loan lenders will have the right to require the Company and its restricted subsidiaries to consummate one or more asset sales. Each such asset sold will be required to be at a fair market value and to generate at least 80% of the proceeds in cash or cash equivalence. Net cash proceeds from each such asset sale (other than with respect to any stock of Grey Wolf, which will be exclusively applied to repay the Bridge Loan) will be applied by the Company and its restricted subsidiaries in the following order, to the extent available to:

         first, pay any interest then due and payable under the New Credit Facility;

         second, pay any interest then due and payable on the New Notes;

         third, pay any accrued and unpaid interest on the New Credit Facility that was not paid under clause "first" of this paragraph;

         fourth, to pay any outstanding principal of the New Credit Facility;

         fifth, if the remaining aggregate amount of such net cash proceeds, together with any net cash proceeds in the Bridge Loan asset sale proceeds account from a previous asset sale consummated in accordance with the provisions described in the Indenture exceeds $5.0 million, the entire amount in the Bridge Loan asset sale proceeds account is to be used to make a net proceeds offer to purchase New Notes from all holders of the New Notes as if such net cash proceeds remaining after any payment made pursuant to clause "first," "second," "third" or "fourth" above, and any other net cash proceeds in the Bridge Loan asset sale proceeds account, are excess proceeds; and

         sixth, after the payment of all amounts required by a net proceeds offer made in accordance with clause "fifth" above to repay all amounts outstanding under the Bridge Loan.

         Under the Bridge Loan, the Company is subject to substantially the same covenants and reporting requirements, and substantially the same events of default, as are set forth in the New Credit Facility.

         Intercreditor Agreement. The holders of the New Notes, together with the lenders under the Company's New Credit Facility and Bridge Loan, are subject to the Intercreditor Agreement. The Intercreditor Agreement, among other things,
(i) creates security interests in the Collateral in favor of a collateral agent for the benefit of the holders of the New Notes, the New Credit Facility lenders and the Bridge Loan lenders and (ii) governs the priority of payments among such parties upon notice of an event of default under the Indenture, the New Credit Facility or the Bridge Loan.

         So long as no such event of default exists, the collateral agent will not collect payments under the New Credit Facility documents, the indenture governing the New Notes (the "Indenture") and other New Note documents or the Bridge Loan documents (collectively, the "Secured Documents"), and all payments will be made directly to the respective creditor under the applicable Secured Document. Upon notice of such an event of default and for so long as an event of default exists, payments to each New Credit Facility lender, holder of the New Notes and Bridge Loan lender from the Company and the Subsidiary Guarantors, and proceeds from any disposition of any collateral, will, subject to limited exceptions, be collected by the collateral agent for deposit into a collateral account and then distributed as provided in the following paragraph, provided, that, any payment made with proceeds from the sale or other disposition of Grey Wolf stock will be applied exclusively to pay amounts with respect to the Bridge Loan, and no such proceeds will be deposited into the collateral account or will be subject to the payment priority described in the following paragraph.

         Upon notice of any such event of default and so long as an event of default exists, funds in the collateral account will be distributed by the collateral agent generally in the following order of priority:

         first, to reimburse the collateral agent for expenses incurred in protecting and realizing upon the value of the Collateral;

         second, to reimburse the New Credit Facility administrative agent, the trustee and the Bridge Loan administrative agent, on a pro rata basis, for expenses incurred in protecting and realizing upon the value of the Collateral while any of these parties was acting on behalf of the Control Party (as defined below);

         third, to reimburse the New Credit Facility administrative agent, the trustee and the Bridge Loan administrative agent, on a pro rata basis, for expenses incurred in protecting and realizing upon the value of the Collateral while any of these parties was not acting on behalf of the Control Party;

         fourth, to pay all accrued and unpaid interest (and then any unpaid commitment fees) under the New Credit Facility;

         fifth, if, the collateral coverage value of three times the outstanding obligations under the New Credit Facility would be met after giving effect to any payment under this clause "fifth," to pay all accrued and unpaid interest on the New Notes;

         sixth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any fees, expenses, premiums and reimbursement obligations) the New Credit Facility;

         seventh, to pay all accrued and unpaid interest on the New Notes (if not paid under clause "fifth");

         eighth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any premium with respect to) the New Notes;

         ninth, to pay the Bridge Loan lenders all accrued and unpaid interest under the Bridge Loan;

         tenth, to pay all outstanding principal of (and then any other unpaid amounts, including, without limitation, any premium with respect to) the Bridge Loan; and
         eleventh,  to pay each New Credit  Facility  lender,  holder of the New
                    Notes, Bridge Loan lender and other secured party, on a pro rata basis, all other amounts outstanding under the New Credit Facility, the New Notes and the Bridge Loan.

         To the extent there exists any excess monies or property in the collateral account after all obligations of the Company and the Subsidiary
Guarantors under the New Credit Facility, the Indenture and the New Notes and the Bridge Loan are paid in full, the collateral agent will be required to return such excess to the Company.

         The collateral agent will act in accordance with the Intercreditor Agreement and as directed by the "Control Party". Prior to the occurrence of any such event of default, the "Control Party" will be the holders of the New Notes and the New Credit Facility lenders, acting as a single class, by vote of the holders of a majority of the aggregate principal amount of outstanding obligations under the New Notes and the New Credit Facility. Upon notice of any such event of default, the Bridge Loan lenders will be the Control Party for 240 days following such notice. If a stay under the Bankruptcy Code occurs during such 240-day period, that period will be extended by the number of days during which that stay was effective. If the New Credit Facility lenders and holders of the New Notes have not been paid in full by the end of such specified period, they will become the Control Party, acting as a single class, by vote of the holders of a majority of the aggregate principal amount of outstanding obligations under the New Notes and the New Credit Facility.

         The Intercreditor Agreement provides that the lien on the assets constituting part of the Collateral that is sold or otherwise disposed of in accordance with the terms of each Secured Document may be released if (i) no default or event of default exists under any of the Secured Documents, (ii) the Company has delivered an officers' certificate to each of the collateral agent, the trustee, the New Credit Facility administrative agent and the Bridge Loan administrative agent, certifying that the proposed sale or other disposition of assets is either permitted or required by, and is in accordance with the provisions of, the applicable Secured Documents and (iii) the collateral agent has acknowledged such certificate.

         The Intercreditor Agreement provides for the termination of security interests on the date that all obligations under the Secured Documents are paid in full.

         Grey Wolf Loan. On October 28, 2004, Grey Wolf entered into an agreement with Guggenheim Corporate Funding, LLC for a $35 million senior secured term loan. Interest on the Grey Wolf term loan currently accrues at the prime rate announced by the administrative agent plus 6.25% and will increase by 0.75% at the end of each six-month period during which the Grey Wolf term loan is outstanding. Such interest is payable quarterly in cash with the first interest payment to be made on January 1, 2005. If the Grey Wolf term loan is still outstanding at the end of the first year, an amortization schedule will require Grey Wolf to repay at least 5% of the initial principal amount of the loan at the end of each of the first three years and 10% of the initial principal amount of the loan at the end of the fourth year, with the balance of the loan due at maturity. Subject to early termination rights and events of default, the Grey Wolf term loan will mature on October 29, 2009.

         Grey Wolf's obligations under its term loan will be guaranteed by each of Grey Wolf's future subsidiaries. Obligations under the Grey Wolf term loan are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in all of Grey Wolf's and each of its subsidiaries' material property and assets, including substantially all of their natural gas and crude oil properties and all the capital stock in any entity owned by Grey Wolf and its subsidiaries.

         The Grey Wolf term loan is pre-payable, in whole or in part, on not less than 10 days' written notice, at Grey Wolf's option at any time at a price of 100% of the principal amount of the loan being prepaid, plus accrued and unpaid interest to the date of prepayment.

         Under the Grey Wolf term loan, Grey Wolf is subject to substantially the same covenants and reporting requirements, and substantially the same events of default, as are set forth in the Bridge Loan.

Note 4.  Long-Term Debt

         In October 2004, Abraxas refinanced its long-term debt by redeeming its 11 1/2% secured notes due 2007 and terminating its previous senior credit facility with proceeds from:

            o the issuance of $125.0 million aggregate principal amount of the notes being offered hereby;

            o    the proceeds of its new $25.0 million bridge loan; and

            o the payment to Abraxas by Grey Wolf of $35.0 million from the proceeds of Grey Wolf's new $35.0 million term loan.

         This refinancing is described in Note 3, above.

         Prior to the October 2004 refinancing, long-term debt as of September 30, 2004 consisted of the following:

                                               September 30,       December 31,
                                                    2004              2003
                                            ------------------- ----------------
11 1/2% Secured  Notes due 2007.............     $   143,154      $   137,258
Senior Credit Agreement.....................          47,362           47,391
                                            ------------------- ----------------
                                                     190,516          184,649
Less current maturities.....................               -                -
                                            ------------------- ----------------
                                                 $   190,516      $   184,649
                                            =================== ================

         11 1/2% Notes due 2007. In connection with the financial restructuring completed in January 2003, Abraxas issued $109.7 million in principal amount of it's 11 1/2% Secured Notes due 2007, Series A, or 11 1/2% notes due 2007, in exchange for our 11 1/2% Senior Notes due 2004 tendered in the exchange offer. The 11 1/2% notes due 2007 were issued under an indenture with U.S. Bank, N. A. In accordance with SFAS 15, the basis of the 11 1/2% notes due 2007 at issue date exceeded the face amount of the 11 1/2% notes due 2007 by approximately $19.0 million. Were it not for the refinancing described in Note 3, such amount would have been amortized over the term of the 11 1/2% notes due 2007 as an adjustment to the yield of the 11 1/2% notes due 2007.

         The 11 1/2% notes due 2007 accrued interest from the date of issuance, at a fixed annual rate of 11 1/2%, payable in cash semi-annually on each May 1 and November 1, commencing May 1, 2003, provided that, if we failed, or were not permitted pursuant to our then current senior credit agreement or the intercreditor agreement between the trustee under the indenture for the 11 1/2% notes due 2007 and the lenders under the then current senior credit agreement, to make such cash interest payments in full, we paid interest in kind by the issuance of additional 11 1/2% notes with a principal amount equal to the amount of accrued and unpaid cash interest on the 11 1/2% notes due 2007 plus an additional 1% accrued interest for the applicable period.

         On October 28, 2004, Abraxas gave notice to the trustee that it was redeeming all of the 11 1/2% notes due 2007 at a redemption price of 98.5837% plus interest accrued and unpaid to the applicable redemption date. The redemption will take place on November 27, 2004.

         Senior Credit Agreement. In connection with the January 2003 financial restructuring, Abraxas entered into a new senior credit agreement providing a term loan facility and a revolving credit facility. On February 23, 2004, the Company entered into an amendment to that agreement providing for two revolving credit facilities and a non-revolving credit facility as described below. Subject to earlier termination on the occurrence of events of default or other events, the stated maturity date for these credit facilities was February 1,

2007. As described in Note 3 above, amounts outstanding under these three credit facilities were repaid and the credit facilities were terminated as of October 28, 2004.

Note 5.  Earnings Per Share

         The following table sets forth the computation of basic and diluted earnings per share:

                                                             Three Months Ended                  Nine Months Ended
                                                               September 30,                       September 30,
                                                       -------------------------------    -------------------------------
                                                            2004             2003             2004             2003
                                                        -------------    -------------    -------------    --------------
Numerator:
Net income (loss) before cumulative effect
     of accounting change                           $        (1,643)   $     (2,702)    $        (6,828)  $      58,049
Cumulative effect of accounting change (1)                        -               -                  -             (395)
                                                    $        (1,643)   $     (2,702)    $        (6,828)  $      57,654
Denominator:
Denominator for basic earnings per share -
Weighted-average shares                                  36,251,323      35,781,625          36,164,268      35,205,111

Effect of dilutive securities:
Stock options, warrants and CVR's                                 -               -                   -         653,053

Dilutive potential common shares
Denominator for diluted earnings per
      share -
adjusted weighted-average shares and assumed
Conversions                                              36,251,323      35,781,625          36,164,268      35,858,164

Basic earnings (loss) per share:
   Net income (loss before cumulative
       effect of accounting change                  $         (0.05)   $      (0.08)    $         (0.19)  $        1.64
   Cumulative effect of accounting change                         -               -                   -           (0.01)
                                                        -------------    -------------     -------------    --------------
  Net earnings (loss) per common share - basic      $         (0.05)   $      (0.08)    $         (0.19)  $        1.63
                                                        =============    =============     =============    ==============

Diluted earnings (loss) per share:                  $         (0.05)          (0.08)    $         (0.19)           1.61
    Cumulative effect of accounting change                        -               -                 -             (0.01)
                                                        -------------    -------------     -------------    --------------
  Net earnings (loss) per common share--diluted      $        (0.05)   $      (0.08)    $         (0.19)  $        1.60
                                                        =============    =============     =============    ==============

(1) The Company adopted SFAS 143, "Accounting for Asset Retirement Obligations" effective January 1, 2003. For the nine months period ended September 30, 2003 the Company recorded a charge of $395,341 for the cumulative effect of the change in accounting principle.

         For the three months ended September 30, 2003, and for the three and nine months ended September 30, 2004 none of the shares issuable in connection with stock options or warrants are included in diluted shares. Inclusion of these shares would be antidilutive due to losses incurred in the period. Had there not been losses in these periods, dilutive shares would have been 834,354 shares, 1,420,879 shares and 1,689,884 shares for the three months ended
September 30, 2003 and the three and nine months ended September 30, 2004, respectively.

Note 6.  Hedging Program and Derivatives

         On January 1, 2001, the Company adopted SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" SFAS 133 as amended by SFAS 137 "Accounting for Derivative Instruments and Hedging Activities--Deferral of the

Effective  Date of FASB 133" and SFAS 138  "Accounting  for  Certain  Derivative
Instruments and Certain Hedging Activities. Gains and losses on hedging instruments related to accumulated Other Comprehensive Income (Loss) and adjustments to carrying amounts on hedged production are included in natural gas or crude oil production revenue in the period that the related production is delivered.

         Under the terms of our previous senior credit agreement we were required to maintain hedging agreements with respect to not less than 40% nor more than 75% of it crude oil and natural gas production for a rolling six month period. Under the terms of our new revolving credit facility we are required to maintain hedging agreements with respect to not less than 25% nor more than 75% of it crude oil and natural gas production for a rolling six month period.

         The following table sets forth the Company's current hedge position:

 Time Period                           Notional Quantities                      Price
---------------------------------------------------------------------------------------
November 2004                 7,100 MMbtu of production per day          Floor of $4.25
                              400 Bbl of crude oil production per day    Floor of $24.00
December 2004                 7,100 MMbtu of production per day          Floor of $4.50
                              400 Bbl of crude oil production per day    Floor of $25.00
January 2005                  7,100 MMbtu of production per day          Floor of $4.50
                              400 Bbl of crude oil production per day    Floor of $25.00
February 2005                 7,100 MMbtu of production per day          Floor of $4.50
                              400 Bbl of crude oil production per day    Floor of $25.00
March 2005                    7,100 MMbtu of production per day          Floor of $4.50
                              400 Bbl of crude oil production per day    Floor of $25.00
April 2005                    7,100 MMbtu of production per day          Floor of $4.50
                              400 Bbl of crude oil production per day    Floor of $25.00
May - December 2005           9,500 MMbtu of production per day          Floor of $5.00


Note 7.  Contingencies - Litigation

         In 2001, the Company and a limited partnership, of which Wamsutter Holdings, Inc. is the general partner (the "Partnership"), were named in a lawsuit filed in U.S. District Court in the District of Wyoming. The claim asserts breach of contract, fraud and negligent misrepresentation by the Company and the Partnership related to the responsibility for year 2000 ad valorem taxes on crude oil and natural gas properties sold by the Company and the Partnership. In February 2002, a summary judgment was granted to the plaintiff in this matter and a final judgment in the amount of $1.3 million was entered. The Company and the Partnership appealed the District Court's judgment and on November 3, 2004, the U.S. Court of Appeals for the 10th Circuit affirmed the District Court's decision. On November 16, 2004, Abraxas filed a motion for rehearing and a motion for rehearing en banc with the U.S. Court of Appeals for the 10th Circuit. The Company has established a reserve in the amount of $845,000, which represents the Company's share of the judgment. The Company continues to believe that these charges are without merit.

         Additionally, from time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. At September 30, 2004, the Company was not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

Note 8.  Comprehensive Income

         Comprehensive income includes net income, losses and certain items recorded directly to Stockholder's Equity and classified as Other Comprehensive Income.

         The following table illustrates the calculation of comprehensive income
(loss) for the three and nine months ended September 30, 2004 and 2003:

                                                               Three Months Ended        Nine Months Ended September
                                                                 September 30,                       30,
                                                          ------------------------------ -----------------------------
                                                              2004          2003             2004            2003
                                                          -----------    -----------     -------------    ------------
Net income (loss)..................................       $  (1,643)     $   (2,702)     $  (6,828)       $  57,654
Other Comprehensive loss:
Change in fair market value of outstanding hedge
positions..........................................               -             34               -              (15)
  Foreign currency translation adjustment..........           2,236            (50)            885            7,763
                                                          -----------    -----------     -------------    ------------
Other comprehensive income (loss)..................       $     593      $  (2,718)      $  (5,943)       $  65,402
                                                          ===========    ===========     =============    ============

Note 9.  Business Segments

         Business segment information for the three months and nine months ended September 30, 2004 and 2003 in different geographic areas is as follows:

                                                         Three Months Ended September 30, 2004
                                             --------------------------------------------------------------
                                                    U.S.                  Canada              Total
                                             -------------------     -----------------  -------------------
Revenues................................         $   8,237              $    3,546          $   11,783
                                             ===================     ================   ===================
Operating income........................         $   4,210              $    1,365          $    5,575
                                             ===================     ================
General Corporate..................................................................             (2,373)
Interest expense and amortization of
   deferred financing fees.........................................................             (4,845)
Other income (expense)-net.........................................................                  -
                                                                                        -------------------
Loss before income taxes...........................................................         $   (1,643)
                                                                                        ===================


                                                         Three Months Ended September 30, 2003
                                             --------------------------------------------------------------
                                                    U.S.                  Canada              Total
                                             -------------------     -----------------  -------------------
Revenues................................         $   7,176              $    1,254          $    8,430
                                             ===================     ================   ===================
Operating income........................         $   2,973              $      279          $    3,252
                                             ===================     ================
General Corporate..................................................................               (558)
Interest expense and amortization of
   deferred financing fees.........................................................             (4,920)
Gain on sale of foreign subsidiaries...............................................                298
Other income (expense)-net.........................................................               (774)
                                                                                        -------------------
Loss before income taxes...........................................................       $     (2,702)
                                                                                        ===================

                                      F-65


                                                         Nine Months Ended September 30, 2004
                                             --------------------------------------------------------------
                                                    U.S.                  Canada              Total
                                             -------------------     -----------------  -------------------
Revenues................................         $  24,701              $   10,284          $   34,985
                                             ===================     =================  ===================
Operating income........................         $  12,165              $    2,632          $   14,797
                                             ===================     =================
General Corporate                                                                               (4,905)
Interest expense, financing cost and amortization of
   deferred financing fees............................................................         (16,709)
Other income (expense)-net............................................................             (11)
                                                                                        -------------------
Income before income taxes.........................................................       $     (6,828)
                                                                                        ===================

                                                         Nine Months Ended September 30, 2003
                                              --------------------------------------------------------------
                                                    U.S.                  Canada              Total
                                             -------------------     -----------------  -------------------
Revenues................................         $  23,193              $    6,778          $   29,971
                                             ===================     =================  ===================
Operating income........................         $  11,044              $    2,810          $   13,854
                                             ===================     =================
General Corporate..................................................................             (3,587)
Interest expense, financing cost and amortization of
deferred financing fees............................................................            (18,325)
Gain on sale of foreign subsidiaries...............................................             67,258
Other income (expense)-net.........................................................               (774)
Cumulative effect of accounting change.............................................               (395)
                                                                                        -------------------
Income before income taxes.........................................................         $   58,031
                                                                                        ===================

                                                                 At September 30, 2004
                                             --------------------------------------------------------------
                                                    U.S.                  Canada              Total
                                             -------------------     -----------------  -------------------
Identifiable assets.....................         $  83,028              $   40,521          $  123,549
                                             ===================     =================
Corporate assets...................................................................              5,518
                                                                                        -------------------
Total assets.......................................................................         $  129,067
                                                                                        ===================

Note 10.  New Accounting Standards

         In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus that mineral rights, as defined in EITF Issue No. 04-2, "Whether Mineral Rights Are Tangible or Intangible Assets," are tangible assets and that they should be removed as examples of intangible assets in SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The FASB has recently ratified this consensus and directed the FASB staff to amend SFAS Nos. 141 and 142 through the issuance of FASB Staff Position FAS Nos. 141-1 and 142-1. Historically, the Company has included the costs of such mineral rights as tangible assets, which is consistent with the EITF's consensus. As such, EITF 04-02 has not affected the Company's consolidated financial statements.

         In March 2004, the FASB issued an exposure draft entitled "Share-Based Payment, an Amendment of FASB Statements No. 123 and 95." This proposed statement addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for: (1) equity instruments of the enterprise or (2) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees" and generally would require instead that such transactions be accounted for using a fair value-based method. As proposed, this statement would be effective for the Company on January 1, 2005.

The Company is currently unable to determine what effect this statement will have on the Company's financial position or results of operations."

Note 11.  Accounting Change

         The Company adopted SFAS 143, "Accounting for Asset Retirement Obligations", effective January 1, 2003. For the nine months ended September 30, 2003 the Company recorded a charge of approximately $395,000 for the cumulative effect of the change in accounting principle and an additional liability of approximately $712,000. During the period ended September 30, 2004 the Company recorded an additional liability of approximately $387,000.

                          ABRAXAS PETROLEUM CORPORATION
                             Offer to Exchange up to

   $125,000,000 Principal Amount floating rate senior Secured Notes due 2009,
                         Series B and guarantees thereof

                           For Any And All Outstanding

   $125,000,000 Principal Amount floating rate senior Secured Notes due 2009,
                         Series A and guarantees thereof

   THE SERIES A/B EXCHANGE OFFER WILL EXPIRE AT midnight, NEW YORK CITY TIME,
                      ON __________, 2005, UNLESS EXTENDED.


     Each broker-dealer that receives exchange notes for its own account pursuant to the Series A/B exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Abraxas' Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors and officers to Abraxas and its stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada General Corporation Law (the "Nevada Statute"). If a director or officer of Abraxas were to breach his fiduciary duties, neither Abraxas nor its stockholders could recover monetary damages, and the only course of action available to Abraxas' stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of Abraxas' Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Director's action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that the stockholders and Abraxas would have no effective remedy against the directors or officers.

     Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 78.300 of the Nevada Statute. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

     The Nevada Statute permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys' fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of his duty. The Bylaws of Abraxas provide indemnification to the same extent allowed pursuant to the foregoing provisions of the Nevada Statute.

     Nevada corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Alberta Business Corporation Act corporations are permitted to obtain such insurance also, except for liability relating to the failure to act honestly and in good faith with a view to the best interests of the corporation. Abraxas currently has a directors' and officers' liability insurance policy in effect providing $5.0 million in coverage and an additional $1.0 million in coverage for certain employment related claims.

     Abraxas has entered into indemnity agreements with each of its directors and officers. These agreements provide for indemnification to the extent permitted by the Nevada Statute.

Item 21.  Exhibits and Financial Statement Schedules

(a)      Exhibits

         The following Exhibits have previously been filed by the Registrant or are included following the Index to Exhibits:

Exhibit  Description
Number

3.1 Articles of Incorporation of Abraxas. (Filed as Exhibit 3.1 to Abraxas' Registration Statement on Form S-4, No. 33-36565 (the "S-4 Registration Statement")).

3.2 Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990. (Filed as Exhibit 3.3 to the S-4 Registration Statement).

3.3 Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).

3.4 Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995. (Filed as Exhibit 3.4 to Abraxas' Registration Statement on Form S-3, No. 333-00398 (the "S-3 Registration Statement")).

3.5 Articles of Amendment to the Articles of Incorporation of Abraxas dated as of August 12, 2000 (Filed as Exhibit 3.5 to Abraxas' Annual Report of Form 10-K filed April 2, 2001).

3.6 Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.6 to Abraxas' Annual Report on Form 10-K filed April 5, 2002).

4.1 Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).

4.2 Specimen Preferred Stock Certificate of Abraxas. (Filed as Exhibit 4.2 to Abraxas' Annual Report on Form 10-K filed on March 31, 1995).

4.3 Indenture dated October 28, 2004, by and among Abraxas, as Issuer; the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee, relating to Abraxas' Floating Rate Senior Secured Notes Due 2009. (filed as Exhibit 4.1 to Abraxas' Current Report on Form 8-K filed on November 3, 2004).

4.4 Form of Rule 144A Global Note for Floating Rate Senior Secured Notes due 2009. (Filed as Exhibit A-1 to Exhibit 4.1 to Abraxas' Current Report on Form 8-K filed on November 3, 2004).

4.5 Form of Regulation S Global Note for Floating Rate Senior Secured Notes due 2009. (Filed as Exhibit A-2 to Exhibit 4.1 to Abraxas' Current Report on Form 8-K filed on November 3, 2004).

4.6 Form of Accredited Investor Certificated Note for Floating Rate Senior Secured Notes due 2009. (Filed as Exhibit A-3 to Exhibit 4.1 to Abraxas' Current Report on Form 8-K filed on November 3, 2004).

4.7      Form of Letter of Transmittal. (Filed herewith).

4.8      Form of Notice of Guaranteed Delivery. (Filed herewith).

5.1      Opinion of Cox Smith Matthews Incorporated. (Filed herewith).

*10.1    Abraxas  Petroleum  Corporation  401(k) Profit Sharing Plan.  (Filed as
         Exhibit 10.4 to Abraxas' Registration Statement on Form S-4, No. 333-18673, (the "1996 Exchange Offer Registration Statement")).

*10.2    Abraxas  Petroleum  Corporation  Director Stock Option Plan.  (Filed as
         Exhibit 10.5 to the 1996 Exchange Offer Registration Statement).

*10.3 Abraxas Petroleum Corporation Restricted Share Plan for Directors. (Filed as Exhibit 10.20 to Abraxas' Annual Report on Form 10-K filed on April 12, 1994).

10.4 Abraxas Petroleum Corporation Amended and Restated 1994 Long Term Incentive Plan. (Filed herewith).

*10.5 Abraxas Petroleum Corporation Incentive Performance Bonus Plan. (Filed as Exhibit 10.24 to Abraxas' Annual Report on Form 10-K filed on April 12, 1994).

*10.6 Form of Indemnity Agreement between Abraxas and each of its directors and officers. (Filed as Exhibit 10.30 to the 1993 S-1).

10.7 Farmout Agreement between Grey Wolf Exploration Limited and PrimeWest Energy, Inc. (Filed as Exhibit 10.2 to Abraxas' Current Report on Form 8-K/A filed on December 9, 2002).

10.8 Purchase Agreement dated as of October 21, 2004 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors signatory thereto and Guggenheim Capital Markets, LLC. (Filed as Exhibit 10.1 to Abraxas' Current Report on Form 8-K filed November 3, 2004).

10.9 Loan Agreement dated as of October 28, 2004 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors party thereto, Wells Fargo Foothill, Inc., as Arranger and Administrative Agent and the Lenders signatory thereto. (Filed as Exhibit 10.2 to Abraxas' Current Report on Form 8-K filed November 3, 2004).

10.10 Loan Agreement dated as of October 28, 2004 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors party thereto, Guggenheim Corporate Funding, LLC, as Arranger and Administrative Agent and the Lenders signatory thereto. (Filed as Exhibit 10.3 to Abraxas' Current Report on Form 8-K filed November 3, 2004).

10.11 Loan Agreement dated October 28, 2004 by and among Grey Wolf Exploration Inc., Guggenheim Corporate Funding, LLC as Arranger and Administrative Agent and the Lenders signatory thereto. (Filed as Exhibit 10.4 to Abraxas' Current Report on Form 8-K filed November 3,
         2004).

10.12 Intercreditor, Security and Collateral Agency Agreement dated as of October 28, 2004 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors party thereto, Wells Fargo Foothill, Inc., Guggenheim Corporate Funding, LLC and U.S. Bank National Association. (Filed as Exhibit 10.5 to Abraxas' Current Report on Form 8-K filed November 3, 2004).

10.13 Warrant issued to Guggenheim Corporate Funding, LLC dated October 28, 2004. (Filed as Exhibit 10.6 to Abraxas' Current Report on Form 8-K filed November 3, 2004).

10.14 Exchange and Registration Rights Agreement dated October 28, 2004, by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors signatory thereto, and Guggenheim Capital Markets, LLC. (Filed as
         Exhibit 10.1 to Abraxas' Quarterly Report on Form 10-Q filed November 12, 2004).

16.1 Letter addressing change in certifying accountant (Filed on Abraxas' Form 8-K filed on August 22, 2001).

21.1 Subsidiaries of Abraxas. (Filed as Exhibit 21.1 to Abraxas, Grey Wolf Exploration Inc., Sandia Oil & Gas Corporation, Sandia Operating Corp., Wamsutter Holdings, Inc., Western Associated Energy Corporation and Eastside Coal Company, Inc.'s Registration Statement on Form S-1, No. 333-103027).

23.1     Consent of BDO Seidman, LLP. (Filed herewith).

23.2     Consent of Deloitte & Touche LLP. (Filed herewith).

23.3     Consent of DeGolyer and MacNaughton. (Filed herewith).

23.4     Consent of McDaniel & Associates Consultants, Ltd. (Filed herewith).

24.1     Power of Attorney of Craig S. Bartlett, Jr. (Filed herewith).

24.2     Power of Attorney of Franklin A. Burke. (Filed herewith).

24.3     Power of Attorney of Harold D. Carter. (Filed herewith).

24.4     Power of Attorney of Ralph F. Cox. (Filed herewith).

24.5     Power of Attorney of Barry J. Galt. (Filed herewith).

24.6     Power of Attorney of Dennis E. Logue. (Filed herewith).

24.7     Power of Attorney of James C. Phelps. (Filed herewith).

24.8     Power of Attorney of Joseph A. Wagda. (Filed herewith).

25.1     Statement  of  Eligibility   of  Trustee  for  the  Indenture.   (Filed
         herewith).

*      Management Compensatory Plan or Agreement.

Item 22.  Undertakings

         The undersigned registrants hereby undertake:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  i.       To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by either of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                          ABRAXAS PETROLEUM CORPORATION


                          By:   /s/ Robert L.G. Watson
                                --------------------------------------
                                Chairman of the Board, Chief Executive
                                Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                        Name and Title                                       Date
/s/ Robert L.G. Watson           Chairman of the Board, President, Chief Executive    December 3, 2004
---------------------------
Robert L.G. Watson               Officer (Principal Executive Officer) and Director
                                 of Abraxas

/s/ Chris E. Williford           Executive Vice President, Treasurer, and Chief       December 3, 2004
---------------------------
Chris E. Williford               Financial Officer (Principal Financial and
                                 Accounting Officer) of Abraxas

/s/ Robert W. Carington, Jr.     Executive Vice President of Abraxas                  December 3, 2004
----------------------------
Robert W. Carington, Jr.

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Craig S. Bartlett, Jr.

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Franklin A. Burke

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Harold D. Carter

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Ralph F. Cox

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Barry J. Galt

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Dennis E. Logue

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
James C. Phelps

              *                  Director of Abraxas                                  December 3, 2004
---------------------------
Joseph A. Wagda




*By:   /s/ Chris E. Williford
    -------------------------
     Chris E. Williford
     Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                          SANDIA OIL & GAS CORPORATION


                          By:  /s/ Robert L.G. Watson
                               -----------------------------------
                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                        Name and Title                                       Date
---------                        --------------                                       ----
/s/ Robert L.G. Watson           President (Principal Executive Officer) and          December 3, 2004
---------------------------
Robert L.G. Watson               Director of Sandia Oil & Gas Corporation

/s/ Chris E. Williford           Vice President  (Principal Financial and             December 3, 2004
---------------------------
Chris E. Williford               Accounting Officer) and Director of Sandia Oil &
                                 Gas Corporation

/s/ Robert W. Carington, Jr.     Vice President and Director of Sandia Oil & Gas      December 3, 2004
----------------------------
Robert W. Carington, Jr.         Corporation



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                                  SANDIA OPERATING CORP.


                                  By:  /s/ Robert L.G. Watson
                                       ---------------------------------------
                                       President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature_________             Name and Title                      Date
---------                      --------------                      ----

/s/ Robert L.G. Watson         President (Principal
----------------------------   Executive Officer)
Robert L.G. Watson             and Director of                December 3, 2004
                               Sandia Operating Corp.

/s/ Chris E. Williford         Vice President (Principal      December 3, 2004
----------------------------   Financial and Accounting
Chris E. Williford             Officer) and Director of
                               Sandia Operating Corp.



/s/ Robert W. Carington, Jr.   Vice President and Director    December 3, 2004
----------------------------   of Sandia Operating Corp.
Robert W. Carington, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                            WAMSUTTER HOLDINGS, INC.


                            By:  /s/ Robert L.G. Watson
                                 ---------------------------------------
                                 President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                          Name and Title                      Date
---------                          --------------                      ----

/s/ Robert L.G. Watson        President (Principal Executive
----------------------------- Officer) and Director of
Robert L.G. Watson             Wamsutter                       December 3, 2004


/s/ Chris E. Williford        Vice President (Principal        December 3, 2004
----------------------------- Financial and Accounting
Chris E. Williford            Officer) and Director
                              of Wamsutter


/s/ Robert W. Carington, Jr.  Vice President and Director      December 3, 2004
----------------------------- of Wamsutter
Robert W. Carington, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                                WESTERN ASSOCIATED ENERGY CORPORATION


                                By:  /s/ Robert L.G. Watson
                                     ---------------------------------------
                                     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                          Name and Title                      Date
---------                          --------------                      ----

/s/ Robert L.G. Watson        President (Principal Executive   December 3, 2004
----------------------------  Officer) and Director of
Robert L.G. Watson            Western Associated Energy
                              Corporation



/s/ Chris E. Williford       Vice President (Principal         December 3, 2004
---------------------------- Accounting Officer) and
Chris E. Williford           Director of Western Associated
                             Energy Corporation


/s/ Robert W. Carington, Jr. Vice President and                December 3, 2004
---------------------------- Director of Western
Robert W. Carington, Jr.     Associated Energy Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 3, 2004.




                           EASTSIDE COAL COMPANY, INC.


                           By:  /s/ Robert L.G. Watson
                                ---------------------------------------
                                President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                         Name and Title                      Date
---------                         --------------                      ----

/s/ Robert L.G. Watson        President (Principal Executive   December 3, 2004
----------------------------  Officer) and Director of
Robert L.G. Watson            Eastside Coal Company, Inc.


/s/ Chris E. Williford        Vice President (Principal        December 3, 2004
----------------------------  Accounting Officer) and
Chris E. Williford            Director of Eastside Coal
                              Company, Inc.


/s/ Robert W. Carington, Jr.  Vice President and               December 3, 2004
----------------------------  Director of Eastside Coal
Robert W. Carington, Jr.      Company, Inc.

                                  EXHIBIT INDEX


Exhibit Number:

4.7      Form of Letter of Transmittal

4.8      Form of Notice of Guaranteed Delivery

5.1      Opinion of Cox Smith Matthews Incorporated

10.4 Abraxas Petroleum Corporation Amended and Restated 1994 Long Term Incentive Plan

23.1     Consent of BDO Seidman, LLP

23.2     Consent of Deloitte & Touche LLP

23.3     Consent of DeGolyer and MacNaughton

23.4     Consent of McDaniel & Associates Consultants, Ltd.

24.1     Power of Attorney of Craig S. Bartlett, Jr.

24.2     Power of Attorney of Franklin A. Burke

24.3     Power of Attorney of Harold D. Carter

24.4     Power of Attorney of Ralph F. Cox

24.5     Power of Attorney of Barry J. Galt

24.6     Power of Attorney of Dennis E. Logue

24.7     Power of Attorney of James C. Phelps

24.8     Power of Attorney of Joseph A. Wagda

25.1     Statement of Eligibility of Trustee for the Indenture